   As filed with the Securities and Exchange Commission on November 7, 1996.



                                                      REGISTRATION NO. 333-14991

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------

                                AMENDMENT NO. 1


                                       TO

                                    FORM S-3
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                             ---------------------

CONSECO, INC.                           INDIANA         35-1468632
CONSECO FINANCING TRUST I              DELAWARE         APPLIED FOR
CONSECO FINANCING TRUST II             DELAWARE         APPLIED FOR
CONSECO FINANCING TRUST III            DELAWARE         APPLIED FOR
(Exact name of the                  (State or other     (I.R.S. Employer
  Registrants                        jurisdiction       Identification No.)
as specified in their             of incorporation or
respective charters)                 organization)

                           11825 N. Pennsylvania St.
                             Carmel, Indiana 46032
                                 (317) 817-6100
         (Address, including zip code, and telephone number, including area code, of each Registrant's principal executive offices)
                             ---------------------

                            Lawrence W. Inlow, Esq.
                                 Conseco, Inc.
                           11825 N. Pennsylvania St.
                             Carmel, Indiana 46032
                                 (317) 817-6163
           (Name, address, including zip code, and telephone number,
         including area code, of agent for service for each Registrant)
                             ---------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the Registration Statement becomes effective, as determined by market conditions.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following
box.     [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest
reinvestment plans, check the following box.     [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier
effective registration statement for the same offering.     [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.     [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434,
please check the following box.     [ ]
                             ---------------------

    THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

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--------------------------------------------------------------------------------

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED WITHOUT THE DELIVERY OF A FINAL PROSPECTUS SUPPLEMENT AND PROSPECTUS. THIS PROSPECTUS SUPPLEMENT AND PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF SUCH STATE.


                 SUBJECT TO COMPLETION, DATED NOVEMBER 7, 1996

PROSPECTUS SUPPLEMENT

(TO PROSPECTUS DATED NOVEMBER   , 1996)


                         8,000,000 PREFERRED SECURITIES

                           CONSECO FINANCING TRUST I
                % TRUST ORIGINATED PREFERRED SECURITIESSM ("TOPRSSM")
                (LIQUIDATION AMOUNT $25 PER PREFERRED SECURITY)
                    FULLY AND UNCONDITIONALLY GUARANTEED BY
                                  CONSECO LOGO
                            ------------------------


    The     % Trust Originated Preferred Securities (the "Preferred Securities")
offered hereby represent preferred undivided beneficial interests in the assets of Conseco Financing Trust I, a statutory business trust formed under the laws of the State of Delaware (the "Trust"). Conseco, Inc., an Indiana corporation ("Conseco" or the "Company"), will directly or indirectly own all the common securities (the "Common Securities" and, together with the Preferred Securities, the "Trust Securities") representing common undivided beneficial interests in the assets of the Trust. The Trust exists for the sole purpose of issuing the Preferred Securities and Common

                                                        (continued on next page)

    SEE "RISK FACTORS" BEGINNING ON PAGE S-4 FOR CERTAIN INFORMATION RELEVANT TO AN INVESTMENT IN THE PREFERRED SECURITIES, INCLUDING THE PERIOD AND CIRCUMSTANCES DURING AND UNDER WHICH PAYMENTS OF DISTRIBUTIONS ON THE PREFERRED SECURITIES MAY BE DEFERRED AND THE RELATED UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF SUCH DEFERRAL.
                            ------------------------


    The Preferred Securities have been approved for listing, subject to official notice of issuance, on the New York Stock Exchange, Inc. (the "New York Stock Exchange"). Trading of the Preferred Securities on the New York Stock Exchange is expected to commence within a 30-day period after the initial delivery of the Preferred Securities. See "Underwriting."


THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
  EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE
    SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
      PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT
       OR THE PROSPECTUS TO WHICH IT RELATES. ANY REPRESENTATION TO THE
         CONTRARY IS A CRIMINAL OFFENSE.


-----------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------
                                          INITIAL PUBLIC          UNDERWRITING          PROCEEDS TO THE
                                         OFFERING PRICE(1)        COMMISSION(2)           TRUST(3)(4)
-----------------------------------------------------------------------------------------------------------
Per Preferred Security...............         $25.00                   (3)                  $25.00
-----------------------------------------------------------------------------------------------------------
Total................................      $200,000,000                (3)               $200,000,000
-----------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------


(1) Plus accrued distributions, if any, from          , 1996.

(2) The Trust and the Company have each agreed to indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "Underwriting."

(3) In view of the fact that the proceeds of the sale of the Preferred Securities will be invested in Subordinated Debentures, the Company has agreed to pay to the Underwriters as compensation ("Underwriters' Compensation") for their arranging the investment therein of such proceeds
    $      per Preferred Security (or $      in the aggregate); provided that
    such compensation for sales of 10,000 or more Preferred Securities to a
    single purchaser will be $      per Preferred Security. Therefore, to the
    extent of such sales, the actual amount of Underwriters Compensation will be less than the aggregate amount specified in the preceding sentence. See "Underwriting."


(4) Expenses of the offering, which are payable by the Company, are estimated to be $800,000.

                            ------------------------


     The Preferred Securities offered hereby are offered severally by the Underwriters, as specified herein, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. It is expected that delivery of the Preferred Securities will be made only in book-entry form
through the facilities of The Depository Trust Company, on or about November   ,
1996.

                            ------------------------
MERRILL LYNCH & CO.
          DEAN WITTER REYNOLDS INC.

                     DONALDSON, LUFKIN & JENRETTE


                         SECURITIES CORPORATION

                                PAINEWEBBER INCORPORATED

                                         PRUDENTIAL SECURITIES INCORPORATED


                                                 SANDS BROTHERS & CO., LTD.

                            ------------------------


          The date of this Prospectus Supplement is November   , 1996.


(SM) "Trust Originated Preferred Securities" and "TOPrS" are service marks of Merrill Lynch & Co., Inc.

(continued from previous page)

Securities and investing the proceeds thereof in an equivalent amount of   %
Subordinated Deferrable Interest Debentures due           , 2026 (the
"Subordinated Debentures") of the Company. Upon a Declaration Event of Default (as defined herein), the holders of the Preferred Securities will have a preference over the holders of the Common Securities with respect to payments in respect of distributions and payments upon redemption, liquidation and otherwise.


     Holders of the Preferred Securities are entitled to receive cumulative cash
distributions at an annual rate of   % of the liquidation amount of $25 per
Preferred Security, accruing from the date of original issuance and payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year, commencing December 31, 1996 ("distributions"). The distribution rate and the distribution and other payment dates for the Preferred Securities will correspond to the interest rate and interest and other payment dates on the Subordinated Debentures, which will be the sole assets of the Trust. As a result, if principal or interest is not paid on the Subordinated Debentures, no amounts will be paid on the Preferred Securities. The payment of distributions out of moneys held by the Trust and payments on liquidation of the Trust or the redemption of Preferred Securities, as set forth below, are guaranteed by the Company (the "Trust Guarantee") if and to the extent the Trust has funds available therefor. The Company's obligations under the Trust Guarantee, taken together with its back-up undertakings, consisting of obligations of the Company as set forth in the Declaration of Trust of the Trust (including the obligation to pay expenses of the Trust), the Indenture (as defined in "Description of the Subordinated Debentures" herein) and any applicable supplemental indentures thereto, and the Subordinated Debentures issued to the Trust, provide a full and unconditional guarantee by the Company of payments due on the Preferred Securities. See "Effect of Obligations Under the Subordinated Debentures and the Trust Guarantee" herein and "Description of Trust Guarantee" in the accompanying prospectus (the "Prospectus"). If the Company does not make principal or interest payments on the Subordinated Debentures, including as a result of the Company's election to extend the interest payment period on the Subordinated Debentures as described below, the Trust will not have sufficient funds to make distributions on the Preferred Securities, in which event, the Trust Guarantee will not apply to such distributions until the Company has made such principal or interest payments. The obligations of the Company under the Subordinated Debentures are unsecured and will be subordinate and junior in right of payment, to the extent set forth herein, to all existing and future Senior Indebtedness (as defined herein) of the Company and will be effectively subordinated to all existing and future liabilities and obligations of the Company's subsidiaries. At June 30, 1996, the aggregate amount of Senior Indebtedness and liabilities and obligations of the Company's subsidiaries that would have effectively ranked senior to the Subordinated Debentures was approximately $16 billion. As of June 30, 1996, after giving effect to the Offering and the application of the proceeds thereof, the ATC Merger, the BLH Transaction, the CAF Merger, the LPG Merger and the THI Merger (each of which transactions is defined herein) the aggregate amount of Senior Indebtedness and liabilities and obligations of the Company's subsidiaries that would have effectively ranked senior to the Subordinated Debentures would have been approximately $22 billion.

     The Company has the right to defer payments of interest on the Subordinated Debentures by extending the interest payment period on the Subordinated Debentures at any time for up to 20 consecutive quarters (each, an "Extension Period") provided that no Extension Period may extend beyond the Maturity Date (as defined herein). If interest payments are so deferred, distributions on the Preferred Securities will also be deferred. During such Extension Period, distributions will continue to accrue with interest thereon (to the extent
permitted by applicable law) at an annual rate of   % per annum compounded
quarterly, and during any Extension Period, holders of Preferred Securities will be required to include deferred interest income in their gross income for United States federal income tax purposes in advance of receipt of the cash distributions with respect to such deferred interest payments. There could be multiple Extension Periods of varying lengths throughout the term of the Subordinated Debentures. See "Risk Factors -- Option to Extend Interest Payment Period or Change Maturity Date," "Risk Factors -- Tax Consequences of Extension of Interest Payment Period," "Description of the Subordinated Debentures -- Option to Extend Interest Payment Period," and "United States Federal Income Taxation -- Original Issue Discount."


     The Subordinated Debentures are redeemable prior to maturity at the option of the Company, subject to the receipt of any consent required by the terms of any indebtedness of the Company which may be outstanding from time to time, including under the Credit Agreement or the Bridge Facility (as those terms are defined herein), (i) in whole or in part,
from time to time, on or after           , 2001, or (ii) at any time in whole
(but not in part) upon the occurrence and continuation of a Special Event (as defined herein). If the Company redeems Subordinated Debentures, the Trust must redeem Trust Securities having an aggregate liquidation amount equal to the aggregate principal amount of the Subordinated Debentures so redeemed at $25 per Trust Security plus accrued and unpaid distributions thereon to the date fixed for redemption (the "Redemption Price"). See "Description of the Preferred Securities -- Mandatory Redemption." The outstanding Preferred Securities will be redeemed upon maturity of the Subordinated Debentures. The Subordinated
Debentures mature on           , 2026, which date may be extended at any time at
the election of the Company for one or more periods, but in no event to a date
later than the earlier of (i)           , 2045 or (ii) the Interest Deduction
Date (as defined herein), provided certain financial conditions are met, and may
be shortened to a date not earlier than           , 2001 if the Company
exercises its right to liquidate the Trust and distribute the Subordinated Debentures, subject to the receipt of any consent required by the terms of any indebtedness of the Company which may be outstanding from time to time, including under the Credit Agreement or the Bridge Facility. See "Description of the Subordinated Debentures -- Option to Change Scheduled Maturity Date" and "The Company -- Senior Credit Facilities."



     At any time, the Company will have the right, subject to the receipt of any consent required by the terms of any indebtedness of the Company which may be outstanding from time to time, including under the Credit Agreement or the Bridge Facility, to liquidate the Trust and cause the Subordinated Debentures to be distributed to the holders of the Trust Securities in liquidation of the Trust. If the Company elects to liquidate the Trust and thereby causes the Subordinated Debentures to be distributed to holders of the Trust Securities in liquidation of the Trust, the Company shall have the right, subject to the receipt of any consent required by the terms of any indebtedness of the Company which may be outstanding from time to time, including under the Credit Agreement or the Bridge Facility, to shorten the maturity of such Subordinated Debentures,
to a date not earlier than           , 2001, or extend the maturity of such
Subordinated Debentures to a date not later than the earlier of (i)           ,
2045 or (ii) the Interest Deduction Date, provided that it can extend the maturity only if certain conditions are met. If the Subordinated Debentures are distributed to the holders of the Preferred Securities, the Company will use its best efforts to have the Subordinated Debentures listed on the New York Stock Exchange or on such other exchange as the Preferred Securities are then listed. See "Description of the Preferred Securities -- Distribution of the Subordinated Debentures" and "The Company -- Senior Credit Facilities."


     In the event of the involuntary or voluntary liquidation, dissolution, winding up or termination of the Trust, the holders of the Preferred Securities will be entitled to receive for each Preferred Security a liquidation amount of $25 plus accrued and unpaid distributions thereon (including interest thereon) to the date of payment, unless, in connection with such dissolution, the Subordinated Debentures are distributed to the holders of the Preferred Securities. See "Description of the Preferred Securities -- Liquidation Distribution Upon Dissolution."
                            ------------------------

     FOR NORTH CAROLINA RESIDENTS: THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE COMMISSIONER OF INSURANCE FOR THE STATE OF NORTH CAROLINA (THE "NORTH CAROLINA INSURANCE COMMISSIONER") NOR HAS THE NORTH CAROLINA INSURANCE COMMISSIONER RULED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS.

     IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS THAT STABILIZE OR MAINTAIN THE MARKET PRICE OF THE SECURITIES OFFERED HEREBY AT LEVELS ABOVE THOSE THAT MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED ON THE NEW YORK STOCK EXCHANGE, IN THE OVER-THE-COUNTER MARKET OR OTHERWISE. SUCH STABILIZING TRANSACTIONS, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

     The following information concerning the Company, the Trust, the Preferred Securities, the Trust Guarantee and the Subordinated Debentures supplements, and should be read in conjunction with, the information contained in the accompanying Prospectus. Capitalized terms used in this Prospectus Supplement have the same meaning as in the accompanying Prospectus.

                                  RISK FACTORS

     Prospective purchasers of Preferred Securities should carefully review the information contained in other sections of this Prospectus Supplement and in the accompanying Prospectus and should in particular consider the following matters.

RANKING OF SUBORDINATE OBLIGATIONS UNDER THE TRUST GUARANTEE AND SUBORDINATED DEBENTURES


     The Company's obligations under the Trust Guarantee are unsecured and will rank (i) subordinate and junior in right of payment to all other liabilities of the Company except those made pari passu or subordinate by their terms, (ii) pari passu with the most senior preferred or preference stock now or hereafter issued by the Company, and with any guarantee now or hereafter issued by the Company in respect of any preferred stock or preference stock of any affiliate of the Company, and (iii) senior to the common stock of the Company, no par value (the "Company Common Stock"). The obligations of the Company under the Subordinated Debentures are unsecured and will rank subordinate and junior in right of payment, to the extent set forth herein, to all present and future Senior Indebtedness of the Company and will be effectively subordinated to all existing and future liabilities and obligations of the Company's subsidiaries. At June 30, 1996, the aggregate amount of Senior Indebtedness and liabilities and obligations of the Company's subsidiaries that would have effectively ranked senior to the Subordinated Debentures was approximately $16 billion. As of June 30, 1996, after giving effect to the Offering and the application of the proceeds thereof, the ATC Merger, the BLH Transaction, the CAF Merger, the LPG Merger and the THI Merger the aggregate amount of Senior Indebtedness and liabilities and obligations of the Company's subsidiaries that would have effectively ranked senior to the Subordinated Debentures would have been approximately $22 billion. There are no terms in the Preferred Securities, the Subordinated Debentures or the Trust Guarantee that limit the ability of the Company or any of its subsidiaries to incur additional indebtedness, liabilities or obligations, including indebtedness, liabilities or obligations that rank senior to the Subordinated Debentures and the Trust Guarantee. See "Description of Trust Guarantee -- Status of the Trust Guarantee" in the accompanying Prospectus, and "Description of the Subordinated Debentures -- Subordination" herein.


RIGHTS UNDER THE TRUST GUARANTEE

     The Trust Guarantee will be qualified as an indenture under the Trust Indenture Act. The Property Trustee (as defined herein) will act as indenture trustee under the Trust Guarantee for the purposes of compliance with the provisions of the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The Preferred Securities Guarantee Trustee (as defined herein) will hold the Trust Guarantee on behalf of the Trust for the benefit of the holders of the Preferred Securities.

     The Trust Guarantee guarantees to the holders of the Preferred Securities the payment of (i) any accrued and unpaid distributions that are required to be paid on the Preferred Securities, to the extent the Trust has funds available therefor, (ii) the Redemption Price, including all accrued and unpaid distributions with respect to Preferred Securities called for redemption by the Trust, to the extent the Trust has funds available therefor, and (iii) upon a voluntary or involuntary dissolution, winding-up or termination of the Trust (other than in connection with the distribution of Subordinated Debentures to the holders of Preferred Securities or a redemption of all the Preferred Securities), the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid distributions on the Preferred Securities to the date of the payment to the extent the Trust has funds available therefor, or (b) the amount of assets of the Trust remaining available for distribution to holders of the Preferred Securities in liquidation of the Trust. The holders of a majority in liquidation amount of the Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Preferred Securities Guarantee Trustee or to direct the exercise of any trust or power conferred upon the Preferred Securities Guarantee Trustee under the Trust

Guarantee. If the Preferred Securities Guarantee Trustee fails to enforce the Trust Guarantee, any record holder of Preferred Securities may institute a legal proceeding directly against the Company to enforce the Preferred Securities Guarantee Trustee's rights under the Trust Guarantee without first instituting a legal proceeding against the Trust, the Preferred Securities Guarantee Trustee or any other person or entity. Notwithstanding the foregoing, if the Company has failed to make a payment under the Trust Guarantee, a record holder of Preferred Securities may directly institute a proceeding against the Company for enforcement of the Trust Guarantee with respect to payment to the record holder of the Preferred Securities of the principal of or interest on the Subordinated Debentures held by the Trust on or after the respective due dates specified in the Subordinated Debentures, and the amount of the payment will be based on the holder's pro rata share of the amount due and owing on all of the Preferred Securities. The Company has waived any right or remedy to require that any such action be brought first against the Trust or any other person or entity before proceeding directly against the Company. The record holder in the case of the issuance of one or more global Preferred Securities certificates will be The Depository Trust Company acting at the direction of the beneficial owners of the Preferred Securities. If the Company were to default on its obligation to pay amounts payable on the Subordinated Debentures, the Trust would lack available funds for the payment of distributions or amounts payable on redemption of the Preferred Securities or otherwise, and, in such event, holders of the Preferred Securities would not be able to rely upon the Trust Guarantee for payment of such amounts. Instead, holders of the Preferred Securities would rely on the enforcement (i) by the Property Trustee of its rights as registered holder of the Subordinated Debentures against the Company pursuant to the terms of the Subordinated Debentures or (ii) by such holder of the holder's rights against the Company to enforce payments on the Subordinated Debentures. See "Description of the Subordinated Debentures -- Indenture Events of Default" and "Effect of Obligations Under the Subordinated Debentures and the Trust Guarantee" in this Prospectus Supplement and "Description of Trust Guarantees" in the accompanying Prospectus. The Declaration (as defined herein) provides that each holder of Preferred Securities, by acceptance thereof, agrees to the provisions of the Trust Guarantee and the Indenture.


ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF THE PREFERRED SECURITIES


     If a Declaration Event of Default (as defined herein) occurs and is continuing, then the holders of Preferred Securities would rely on the enforcement by the Property Trustee of its rights as a holder of the Subordinated Debentures against the Company. In addition, the holders of a majority in liquidation amount of the Preferred Securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Property Trustee or to direct the exercise of any trust or power conferred upon the Property Trustee under the Declaration, including the right to direct the Property Trustee to exercise the remedies available to it as a holder of the Subordinated Debentures. If the Property Trustee fails to enforce its rights with respect to the Subordinated Debentures held by the Trust, any record holder of Preferred Securities may institute legal proceedings directly against the Company to enforce the Property Trustee's rights under such Subordinated Debentures without first instituting any legal proceedings against such Property Trustee or any other person or entity. Notwithstanding the foregoing, if an Event of Default under the Declaration has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal on the Subordinated Debentures issued to the Trust on the date such interest or principal is otherwise payable, then a record holder of Preferred Securities may institute a proceeding directly against the Company for enforcement of payment to the record holder of the Preferred Securities of the principal of or interest on the Subordinated Debentures on or after the respective due dates specified in the Subordinated Debentures, and the amount of the payment will be based on the holder's pro rata share of the amount due and owing on all of the Preferred Securities. The record holder in the case of the issuance of one or more global Preferred Securities certificates will be The Depository Trust Company acting at the direction of the beneficial owners of the Preferred Securities. The holders of Preferred Securities will not be able to exercise directly any other remedy available to the holders of the Subordinated Debentures unless the Property Trustee fails to do so. See "Description of the Preferred Securities -- Declaration Events of Default" and "Description of the Subordinated Debentures -- Indenture Events of Default."

THE TRUST DISTRIBUTIONS DEPENDENT ON THE COMPANY'S PAYMENTS ON SUBORDINATED DEBENTURES

     The Trust's ability to make distributions and other payments on the Preferred Securities is solely dependent upon the Company making interest and other payments on the Subordinated Debentures. If the Company were not to make payments on the Subordinated Debentures for any reason, including as a result of the Company's election to defer the payment of interest on the Subordinated Debentures by extending the interest payment period on the Subordinated Debentures or as a result of the Company's election to extend the maturity of the Subordinated Debentures, the Trust will not make payments on the Trust Securities. In such an event, holders of the Preferred Securities would not be able to rely on the Trust Guarantee since distributions and other payments on the Preferred Securities are subject to such Trust Guarantee only if and to the extent that the Trust has funds available therefor. Holders of the Preferred Securities have the right to proceed first and directly against the Company to enforce the Company's obligations to make payments under the Trust Guarantee. However, if the Trust's failure to make distributions on the Preferred Securities is a consequence of the Company's exercise of its right to extend the interest payment period for the Subordinated Debentures, the Trust Guarantee does not provide that any payment shall be made on the Preferred Securities. See "Description of Trust Guarantees -- General" in the accompanying Prospectus.

OPTION TO EXTEND INTEREST PAYMENT PERIOD OR CHANGE MATURITY DATE

     The Company has the right under the Indenture to (a) defer payments of interest on the Subordinated Debentures by extending the interest payment period at any time, and from time to time, on the Subordinated Debentures or (b) to extend the maturity date of the Subordinated Debentures. See "Description of the Subordinated Debentures -- Option to Change Scheduled Maturity Date" and "Description of the Subordinated Debentures -- Option to Extend Interest Payment Period." As a consequence of an extension of the interest payment period, quarterly distributions on the Preferred Securities would be deferred (but despite such deferral, to the extent permitted by law, would continue to accrue with interest thereon compounded quarterly) by the Trust during any such Extension Period. Such right to extend the interest payment period for the Subordinated Debentures is limited at any time to a period not exceeding 20 consecutive quarters, provided that no Extension Period may extend beyond the Maturity Date (as defined herein) of the Subordinated Debentures. In the event that the Company exercises this right to defer interest payments, then, prior to the payment of all accrued interest on outstanding Subordinated Debentures, (a) the Company shall not declare or pay dividends on, or make a distribution with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital stock, (b) the Company shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by the Company that rank pari passu with or junior to the Subordinated Debentures and (c) the Company shall not make guarantee payments with respect to the foregoing (other than pursuant to the Trust Guarantee); provided, however, that the restriction in clause (a) above does not apply to
(i) any stock dividends paid by the Company where the dividend stock is the same stock as that on which the dividend is being paid or (ii) purchases or acquisitions of shares of Company Common Stock in connection with the satisfaction by the Company of its obligations under any employee benefit plans. Prior to the termination of any such Extension Period, the Company may further extend the interest payment period; provided that such Extension Period, together with all such previous and further extensions thereof, may not exceed 20 consecutive quarters or extend beyond the Maturity Date of the Subordinated Debentures. Upon the termination of any Extension Period and the payment of all amounts then due, the Company may commence a new Extension Period, subject to the above requirements. Consequently, there could be multiple Extension Periods of varying lengths prior to the Maturity Date of the Subordinated Debentures. See "Description of the Preferred Securities -- Distributions" and "Description of the Subordinated Debentures -- Option to Extend Interest Payment Period."

TAX CONSEQUENCES OF EXTENSION OF INTEREST PAYMENT PERIOD

     Should the Company exercise its right to defer payments of interest by extending the interest payment period, each holder of Preferred Securities will accrue income (as original issue discount ("OID")) in respect of the deferred interest allocable to its Preferred Securities for United States federal income tax purposes. Such income will be allocated but not distributed to holders of the Preferred Securities. As a result, each such holder of the Preferred Securities will recognize income for United States federal income tax purposes in advance of the receipt of cash and will not receive the cash from the Trust related to such income if such holder disposes of its Preferred Securities prior to the record date for the date on which distributions of such amounts are made. The Company has no current intention of exercising its right to defer payments of interest by extending the interest payment period on the Subordinated Debentures. However, should the Company determine to exercise such right in the future, the market price of the Preferred Securities is likely to be adversely affected. A holder that disposes of its Preferred Securities during an Extension Period, therefore, might not receive the same return on its investment as a holder that continues to hold its Preferred Securities. In addition, as a result of the existence of the Company's right to defer interest payments, the market price of the Preferred Securities (which represent an undivided beneficial interest in the Subordinated Debentures) may be more volatile than other securities on which OID accrues that do not have such rights. See "United States Federal Income Taxation -- Original Issue Discount."

SPECIAL EVENT REDEMPTION


     Upon the occurrence of a Special Event (as defined herein), the Company shall have the right, subject to the receipt of any consent required by the terms of any indebtedness of the Company which may be outstanding from time to time, including under the Credit Agreement or the Bridge Facility, to redeem the Subordinated Debentures, in whole (but not in part), in which event the Trust will redeem the Trust Securities on a pro rata basis to the same extent as the Subordinated Debentures are redeemed by the Company. See "Description of the Preferred Securities -- Special Event Redemption" and "The Company -- Senior Credit Facilities."


DISTRIBUTION OF THE SUBORDINATED DEBENTURES


     At any time, subject to the receipt of any consent required by the terms of any indebtedness of the Company which may be outstanding from time to time, including under the Credit Agreement or the Bridge Facility, the Company will have the right to terminate the Trust and, after satisfaction of the liabilities of creditors of the Trust as provided by applicable law, cause the Subordinated Debentures to be distributed to the holders of the Preferred Securities in liquidation of the Trust. Under current United States federal income tax law and interpretation and assuming, as expected, the Trust is treated as a grantor trust, a distribution of the Subordinated Debentures should not be a taxable event to holders of the Preferred Securities. Should there be a change in law, a change in legal interpretation, a Special Event or other circumstances, however, the distribution could be a taxable event to the holders of the Preferred Securities. In addition, a dissolution of the Trust in which holders of the Preferred Securities receive cash would be a taxable event to such holders. See "United States Federal Income Taxation -- Receipt of Subordinated Debentures or Cash Upon Liquidation of the Trust."



     If the Company elects to liquidate the Trust and thereby causes the Subordinated Debentures to be distributed to holders of the Preferred Securities in liquidation of the Trust, the Company shall have the right to shorten the
maturity of such Subordinated Debentures to a date not earlier than           ,
2001, subject to the receipt of any consent required by the terms of any indebtedness of the Company which may be outstanding from time to time, including under the Credit Agreement or the Bridge Facility, or extend the maturity of such Subordinated Debentures to a date which is not later than the
earlier of (i)           , 2045 or (ii) the Interest Deduction Date, provided
that it can extend the maturity only if certain conditions are met. See "Description of the Subordinated Debentures -- Option to Change Scheduled Maturity Date" and "The Company -- Senior Credit Facilities."


     There can be no assurance as to the market prices for the Preferred Securities or the Subordinated Debentures that may be distributed in exchange for Preferred Securities if a dissolution or liquidation of the Trust were to occur. Accordingly, the Preferred Securities that an investor may purchase, whether pursuant to the offer made hereby or in the secondary market, or the Subordinated Debentures that a holder of Preferred Securities may receive on dissolution and liquidation of the Trust, may trade at a discount to the price that the investor paid to purchase the Preferred Securities offered hereby. In addition, because the Company has the right to shorten or extend the maturity of the Subordinated Debentures upon the termination of the Trust and the distribution of the Subordinated Debentures to the holders of the Preferred Securities, there can be no assurance that the Company will not exercise its option to change the maturity of the Subordinated Debentures upon such an event, subject to the receipt of any consent required by the terms of any indebtedness of the Company which may be outstanding from time to time, including under the Credit Agreement or the Bridge Facility. Because holders of Preferred Securities may receive Subordinated Debentures upon any election by the Company to liquidate the Trust and cause the Subordinated Debentures to be distributed to the holders of the Preferred Securities, prospective purchasers of Preferred Securities are also making an investment decision with regard to the Subordinated Debentures and should review carefully all the information regarding the Subordinated Debentures and the Company contained herein and in the accompanying Prospectus. See "Description of the Preferred Securities -- Distribution of the Subordinated Debentures" and "Description of the Subordinated Debentures" and "The Company -- Senior Credit Facilities."


PROPOSED TAX LAW CHANGES


     On March 19, 1996, the Revenue Reconciliation Bill of 1996 (the "Bill"), the revenue portion of President Clinton's budget proposal, was released. The Bill would, among other things, generally deny interest deductions for interest on an instrument, issued by a corporation, that has a maximum weighted average maturity of more than 40 years. The Bill would also generally deny interest deductions for interest on an instrument, issued by a corporation, that has a maximum term of more than 20 years and that is not shown as indebtedness on the separate balance sheet of the issuer or, where the instrument is issued to a related party (other than a corporation), where the holder or some other related party issues a related instrument that is not shown as indebtedness on the issuer's consolidated balance sheet. For purposes of determining the weighted average maturity or the term of an instrument, any right to extend would be treated as exercised. The above-described provisions of the Bill were proposed to be effective generally for instruments issued on or after December 7, 1995. However, on March 29, 1996, the Chairmen of the Senate Finance and House Ways and Means Committees issued a joint statement to the effect that it was their intention that the effective date of the President's legislative proposals, if adopted, will be no earlier than the date of appropriate Congressional action. In addition, subsequent to the publication of the joint statement, Senator Daniel Patrick Moynihan and Representatives Sam M. Gibbons and Charles B. Rangel wrote letters to Treasury Department officials concurring with the views expressed in the joint statement. Under current law, the Company will be able to deduct interest on the Subordinated Debentures. The terms of the Subordinated Debentures limit the right to extend the maturity of the Subordinated Debentures to a date which is six months shorter than any legislative limit on the length of debt securities for which interest is deductible. The Company believes this will allow it an interest deduction if the 40-year weighted average maturity component of the Bill is enacted. However, if the provision of the Bill regarding a 20-year term is enacted with retroactive effect with regard to the Subordinated Debentures, the Company will not be entitled to an interest deduction with respect to the Subordinated Debentures. There can be no assurance that current or future legislative proposals or final legislation will not affect the ability of the Company to deduct interest on the Subordinated Debentures, giving rise to a Tax Event (as defined below) which would permit the Company to cause, subject to the receipt of any consent required by the terms of any indebtedness of the Company which may be outstanding from time to time, including under the Credit Agreement or the Bridge Facility, the redemption of
the Preferred Securities prior to           , 2001 (the first date on which the
Company would otherwise be able to cause a redemption of the Preferred Securities). See "Description of the Preferred Securities -- Special Event Redemption," "United States Federal Income Taxation" and "The Company -- Senior Credit Facilities."


PREPAYMENT CONSIDERATIONS; OPTION TO CHANGE SCHEDULED MATURITY DATE


     At the option of the Company, subject to the receipt of any consent required by the terms of any indebtedness of the Company which may be outstanding from time to time, including under the Credit Agreement or the Bridge Facility, the Subordinated Debentures may be redeemed, in whole or in
part, at any time on or after           , 2001, at a redemption price equal to
100% of the principal amount to be redeemed plus any accrued and unpaid interest to the redemption date. See "Description of the Subordinated Debentures -- Optional Redemption." Investors in the Preferred Securities should assume that the Company will exercise its redemption option if the Company is able to refinance at a lower interest rate or it is otherwise in the interest of the Company to redeem the Subordinated Debentures. If Subordinated Debentures are redeemed, the Trust must redeem Trust Securities having an aggregate liquidation amount equal to the aggregate principal amount of Subordinated Debentures so redeemed. See "Description of the Preferred Securities -- Mandatory Redemption" and "The Company -- Senior Credit Facilities."


     The Company also has the option to extend the maturity date of the Subordinated Debentures for one or more periods, but in no event to a date later
than the earlier of (i)           , 2045 or (ii) the Interest Deduction Date,
provided certain financial conditions are met. See "Description of the Subordinated Debentures -- Option to Change Scheduled Maturity Date." Investors in the Preferred Securities should assume that the Company will exercise its option to extend the term if the Company is unable to refinance at a lower interest rate or it is otherwise in the interest of the Company to defer the maturity of the Subordinated Debentures. The Preferred Securities will not be redeemed until the Subordinated Debentures have been repaid or redeemed. See "Description of the Preferred Securities -- Mandatory Redemption."

LIMITED VOTING RIGHTS

     Holders of Preferred Securities will have only limited voting rights primarily in connection with directing the activities of the Property Trustee as the holder of the Subordinated Debentures. Such holders will not be entitled to vote to appoint, remove or replace, or to increase or decrease the number of, Conseco Trustees (as defined herein), which voting rights are vested exclusively in the holder of the Common Securities. See "Description of Preferred Securities -- Voting Rights."

TRADING PRICE

     The Preferred Securities may trade at a price that does not fully reflect the value of accrued but unpaid interest with respect to the underlying Subordinated Debentures. If the Company exercises its option to defer payments of interest, the Subordinated Debentures will become and remain OID instruments. In that event, a holder who disposes of Preferred Securities between record dates for payments of distributions thereon will be required to include in such holders' gross income, as ordinary interest income, such holder's pro rata share of OID on the Subordinated Debentures accrued through the date of disposition, and to add such amount to the holder's adjusted tax basis in its pro rata share of the underlying Subordinated Debentures deemed disposed of. To the extent the selling price is less than the holder's adjusted tax basis (which will include, in the form of OID, all accrued but unpaid interest), a holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes. See "United States Federal Income Taxation -- Original Issue Discount" and "United States Federal Income Taxation -- Sales of Preferred Securities."

                           CONSECO FINANCING TRUST I

GENERAL

     The Trust is a statutory business trust formed under Delaware law pursuant to (i) a declaration of trust, executed by the Company, as sponsor (the "Sponsor"), and the trustees of the Trust (the "Conseco Trustees"), and (ii) the filing of a certificate of trust with the Secretary of State of the State of Delaware on October 28, 1996. Such declaration will be amended and restated in its entirety (as so amended and restated, the "Declaration") substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus Supplement and the accompanying Prospectus form a part. The Declaration will be qualified as an indenture under the Trust Indenture Act. Upon issuance of the Preferred Securities, the purchasers thereof will own all of the Preferred Securities. See "Description of the Preferred Securities -- Book-Entry Only Issuance -- The Depository Trust Company." The Company will directly or indirectly acquire Common Securities in an aggregate liquidation amount equal to at least 3% of the total capital of the Trust and will own all of the issued and outstanding Common Securities. The Trust exists for the exclusive purposes of (i) issuing the Trust Securities representing undivided beneficial interests in the assets of the Trust, (ii) investing the gross proceeds of the Trust Securities in the Subordinated Debentures and (iii) engaging in only those other activities necessary, appropriate, convenient or incidental thereto. The Trust has a term of approximately 55 years, but may be terminated earlier as provided in the Declaration.

     Pursuant to the Declaration, the number of Conseco Trustees will initially be five. Three of the Conseco Trustees (the "Regular Trustees") will be persons who are employees or officers of or who are affiliated with the Company. The fourth trustee will be a financial institution unaffiliated with the Company that will serve as property trustee under the Declaration and as indenture trustee for the purposes of the Trust Indenture Act (the "Property Trustee"). The fifth trustee will be a natural person who is a resident of the State of Delaware or a legal entity which maintains its principal place of business in the State of Delaware and meets the requirements of applicable law (the "Delaware Trustee"). Fleet National Bank will act as the Property Trustee and First Union Bank of Delaware will act as the Delaware Trustee, in each case until removed or replaced by the holder of the Common Securities. For purposes of compliance with the provisions of the Trust Indenture Act, Fleet National Bank will also act as indenture trustee under the Trust Guarantee (the "Preferred Securities Guarantee Trustee"). See "Description of Trust Guarantees" in the accompanying Prospectus.

     The Property Trustee will hold title to the Subordinated Debentures for the benefit of the Trust and the holders of the Trust Securities and, so long as the Subordinated Debentures are held by the Trust, the Property Trustee will have the power to exercise all rights, powers, and privileges of a holder of Subordinated Debentures under the Indenture. In addition, the Property Trustee will maintain exclusive control of a segregated non-interest bearing bank account (the "Property Account") to hold all payments made in respect of the Subordinated Debentures for the benefit of the holders of the Trust Securities. The Property Trustee will make payments of distributions and payments on liquidation, redemption and otherwise to the holders of the Trust Securities out of funds from the Property Account. The Preferred Securities Guarantee Trustee will hold the Trust Guarantee for the benefit of the holders of the Preferred Securities. The Company, as the direct or indirect holder of all the Common Securities, will have the right to appoint, remove or replace any Conseco Trustee (subject to the limitations set forth in the Declaration) and to increase or decrease the number of Conseco Trustees. The Company will pay all fees, expenses, debts and obligations (other than with respect to the Trust Securities) related to the Trust and the offering of the Trust Securities. See "Description of the Preferred Securities."

     The rights of the holders of the Preferred Securities, including economic rights, rights to information and voting rights, are set forth in the Declaration, the Delaware Business Trust Act, as amended (the "Trust Act"), the Indenture and the Trust Indenture Act. See "Description of the Preferred Securities."

ACCOUNTING TREATMENT

     The financial statements of the Trust will be reflected in the Company's consolidated financial statements, with the Preferred Securities shown as Company-obligated mandatorily redeemable preferred securities of a subsidiary trust under minority interest in consolidated subsidiaries. In a footnote to the Company's audited financial statements there will be included a statement that the Trust is wholly-owned by the Company and that the sole asset of the Trust is the Subordinated Debentures (indicating the principal amount, interest rate and maturity date thereof). See "Capitalization" and "Unaudited Pro Forma Consolidated Financial Statements of the Company."

                                 CAPITALIZATION

     The following table sets forth the June 30, 1996 unaudited capitalization of the Company as reported, pro forma before the offering of the Preferred Securities and the application of the net proceeds therefrom (the "Offering"), pro forma for the Offering and pro forma for the Offering and other planned transactions. See "Use of Proceeds." The unaudited capitalization of the Company at June 30, 1996 in the column headed "Pro forma before the Offering" reflects the application of certain pro forma adjustments for the following transactions, all of which have already occurred: (1) the merger (the "LPG Merger") of a subsidiary of the Company with and into Life Partners Group, Inc. ("LPG") completed on August 2, 1996; (2) the call for redemption of the Series D Convertible Preferred Stock of the Company (the "Series D Call") completed on September 26, 1996; and (3) the acquisition of all of the outstanding common stock of American Life Holdings, Inc. ("ALH"), not previously owned by the Company or its affiliates, and related transactions (the "ALH Transaction") completed on September 30, 1996. The unaudited capitalization of the Company at June 30, 1996 in the column headed "Pro forma for the Offering" reflects further adjustments as if the Offering had occurred on June 30, 1996. The unaudited capitalization of the Company at June 30, 1996 in the column headed "Pro forma for the Offering and other planned transactions" reflects further adjustments as if the following additional planned transactions had occurred on June 30, 1996:
(1) the issuance of an additional $150.0 million aggregate liquidation amount of Preferred Securities (the "Additional Offering"); (2) the merger (the "ATC Merger") of American Travellers Corporation ("ATC") with and into the Company;
(3) the acquisition of all of the outstanding common stock of Bankers Life Holding Corporation ("BLH") not previously owned by the Company and related transactions (the "BLH Transaction"); (4) the merger (the "CAF Merger") of a subsidiary of the Company with and into Capitol American Financial Corporation ("CAF"); and (5) the merger (the "THI Merger") of Transport Holdings Inc. ("THI") with and into the Company. This table should be read in conjunction with
(i) the Company's consolidated financial statements and the notes thereto incorporated by reference herein and (ii) the unaudited pro forma consolidated balance sheet of the Company for the six months ended June 30, 1996 included herein. See "Incorporation of Certain Documents by Reference" herein and in the accompanying Prospectus and "Unaudited Pro Forma Consolidated Financial Statements of the Company."

                                                                              JUNE 30, 1996
                                                          ------------------------------------------------------
                                                                                                     PRO FORMA
                                                                       PRO FORMA                      FOR THE
                                                                        BEFORE       PRO FORMA     OFFERING AND
                                                             AS           THE         FOR THE      OTHER PLANNED
                                                          REPORTED     OFFERING      OFFERING      TRANSACTIONS
                                                          --------     ---------     ---------     -------------
                                                                          (DOLLARS IN MILLIONS)
LONG-TERM DEBT:
Notes payable of Conseco...............................   $  670.0     $1,198.5      $1,009.2        $ 2,183.6
Notes payable of Partnership II entities, not direct
  obligations of Conseco...............................      281.6           --            --               --
Notes payable of Bankers Life Holding Corporation, not
  direct obligations of Conseco........................      297.9        437.9         437.9               --
                                                          --------     --------      --------        ---------
  Total long-term debt.................................    1,249.5      1,636.4       1,447.1          2,183.6
Minority interest in consolidated subsidiaries:
  Company-obligated mandatorily redeemable preferred
    securities of subsidiary trusts (1)................         --           --         200.0            350.0
  Preferred stock......................................      111.4         93.2          93.2             93.2
  Common stock.........................................      180.9         57.5          57.5               --
                                                          --------     --------      --------        ---------
SHAREHOLDERS' EQUITY:
7% PRIDES, convertible preferred stock, no par value;
  4,370,000 shares authorized; 4,369,700 shares
  outstanding..........................................      267.1        267.1         267.1            267.1
Series D Cumulative Convertible Preferred Stock, no par
  value; 20,000,000 shares authorized, shares
  outstanding: 5,387,795 as reported...................      269.4           --            --               --
Common stock and additional paid-in capital, no par
  value, 500,000,000 shares authorized, shares
  outstanding: 41,866,624 as reported; 66,934,458 pro
  forma before the Offering and for the Offering;
  89,744,875 pro forma for the Offering and other
  planned transactions.................................      183.4      1,040.9       1,030.2          2,117.0
Unrealized depreciation of securities, net of deferred
  income taxes.........................................      (55.7)       (56.1)        (56.1 )          (56.1)
Retained earnings......................................      612.7        640.0         640.0            640.0
                                                          --------     --------      --------        ---------
  Total shareholders' equity...........................    1,276.9      1,891.9       1,881.2          2,968.0
                                                          --------     --------      --------        ---------
    Total capitalization...............................   $2,818.7     $3,679.0      $3,679.0        $ 5,594.8
                                                          ========     ========      ========        =========

---------------
(1) Subsequent to the completion of the Offering, the assets of the Trust will
    consist solely of approximately $    million in principal amount of the
    Subordinated Debentures of the Company with an interest rate of   % and a
    maturity date of                    , 2026.

            RATIO OF EARNINGS TO FIXED CHARGES AND EARNINGS TO FIXED
                     CHARGES AND PREFERRED STOCK DIVIDENDS

     The following table sets forth the Company's ratios of earnings to fixed charges and earnings to fixed charges and preferred stock dividends for each of the five years ended December 31, 1995, and for the six-month periods ended June 30, 1995 and 1996:

                                                                                     SIX MONTHS
                                                                                       ENDED
                                              YEAR ENDED DECEMBER 31,                 JUNE 30,
                                     -----------------------------------------     --------------
                                     1991     1992     1993     1994     1995      1995     1996
                                     -----    -----    -----    -----    -----     -----    -----
Ratio of earnings to fixed charges
  (1).............................   1.32X    1.54X    2.19X    2.26X    1.57X     1.57X    1.62X
Ratio of earnings to fixed
  charges, excluding interest on
  annuities and financial products
  (1) (2).........................   3.41X    6.24X    8.85X    4.55X    3.80X     3.90X    4.31X
Ratio of earnings to fixed charges
  and preferred stock dividends...   1.30X    1.50X    2.04X    1.95X    1.50X     1.51X    1.47X
Ratio of earnings to fixed charges
  and preferred stock dividends,
  excluding interest on annuities
  and financial products (2)......   2.99X    5.09X    6.00X    3.14X    3.06X     3.20X    2.80X

---------------

(1) Excludes preferred stock dividends.

(2) Excludes interest credited to annuity and financial products of $576.7 million, $506.8 million, $408.5 million, $134.7 million and $585.4 million for the years ended December 31, 1991, 1992, 1993, 1994 and 1995, respectively, and $282.5 million and $289.7 million for the six months ended June 30, 1995 and 1996, respectively.

                                USE OF PROCEEDS


     The proceeds from the sale of the Preferred Securities will be invested by the Trust in Subordinated Debentures of the Company issued pursuant to the Indenture described herein. The Company intends to use substantially all of the net proceeds from the Subordinated Debentures to reduce its indebtedness under Tranche B of the Company's $500 million credit facility (the "Credit Agreement"). Tranche B permits maximum principal borrowings of $250 million, all of which is outstanding. As of the date of this Prospectus Supplement, the weighted average interest rate of borrowings under Tranche B was 6.17 percent. The principal amount outstanding under Tranche B is due in 2001. Any net proceeds not used by the Company to reduce bank indebtedness will be used for general corporate purposes. For additional information concerning the Company's credit facilities, see "The Company -- Senior Credit Facilities."

                                  THE COMPANY

BACKGROUND

     The Company is a financial services holding company engaged primarily in the development, marketing and administration of annuity, individual health insurance and individual life insurance products. The Company's earnings result primarily from operating life insurance companies and providing investment management, administrative and other fee-based services to affiliated businesses as well as non-affiliates. The Company's operating strategy is to consolidate and streamline management and administrative functions, to realize superior investment returns through active asset management and to focus resources on the development and expansion of profitable products and strong distribution channels.

     On August 2, 1996, the Company completed the LPG Merger and LPG became a wholly-owned subsidiary of Conseco. A total of 16.3 million shares of Company Common Stock were issued in connection with the LPG Merger, and the Company assumed notes payable of LPG of $249.5 million. The subsidiaries of LPG sell a diverse portfolio of universal life insurance and, to a lesser extent, annuity products to individuals.

     On September 30, 1996, the Company completed the acquisition of the common shares of ALH not already owned by the Company or its affiliates for approximately $165 million in cash. ALH is a provider of retirement savings annuities. ALH has been included in the Company's consolidated financial statements since September 1994, when it was acquired by Conseco Capital Partners II, L.P. The Company now holds 59.2 percent of the outstanding common shares of ALH and BLH holds the remaining 40.8 percent of such shares.


     The Company currently holds ownership interests in the following life insurance businesses: (1) BLH, a New York Stock Exchange listed company in which Conseco currently holds a 90.5 percent ownership interest (and which is the parent company of Bankers Life and Casualty Company); (2) ALH, formerly The Statesman Group, Inc.; (3) Great American Reserve Insurance Company ("Great American Reserve") and Beneficial Standard Life Insurance Company ("Beneficial Standard"), in which the Company has had an ownership interest since their acquisition by Conseco Capital Partners, L.P. ("Partnership I") in 1990 and 1991, respectively, and which became wholly-owned subsidiaries of the Company in August 1995; (4) the subsidiaries of LPG, which are now wholly-owned subsidiaries of the Company, including Philadelphia Life Insurance Company ("Philadelphia Life"), Massachusetts General Life Insurance Company ("Massachusetts General Life") and Lamar Life Insurance Company ("Lamar Life"); and (5) Bankers National Life Insurance Company ("Bankers National"), National Fidelity Life Insurance Company ("National Fidelity") and Lincoln American Life Insurance Company ("Lincoln American"), all of which are wholly-owned by the Company and which have profitable blocks of in-force business, although new product sales are currently not being pursued. BLH and its subsidiaries are collectively referred to hereinafter as BLH.



     The Company has entered into (1) an Agreement and Plan of Merger with ATC (the "ATC Merger Agreement") pursuant to which ATC will be merged with and into the Company, with each share of ATC Common Stock converted into the right to receive a fraction of a share of Company Common Stock having a value between $32.00 and $35.03 per share, (2) an Agreement and Plan of Merger with CAF (the "CAF Merger Agreement") pursuant to which CAF will become a wholly-owned subsidiary of the Company, with each share of CAF Common Stock converted into the right to receive $30.00 in cash and a fraction of a share of Company Common Stock having a value of $6.50 and (3) an Agreement and Plan of Merger with THI (the "THI Merger Agreement") pursuant to which THI will be merged with and into the Company, with each share of THI Common Stock converted into the right to receive between 1.40 and 1.83 shares of Company Common Stock. The Company has also announced that it intends to acquire the shares of common stock ("BLH Common Stock") of BLH which the Company does not own in a merger in which each share of BLH Common Stock would be converted into the right to receive a fraction of a share of Company Common Stock having a value of $25.00 per share. Although no assurances can be given, the Company expects that these transactions will be consummated in the fourth quarter of 1996. None of the pending acquisitions is conditioned upon consummation by the Company of any of the other pending acquisitions. See "-- Pending Acquisitions by the Company" and "Pending Acquisitions by the Company."



     The Company's executive offices are located at 11825 North Pennsylvania Street, Carmel, Indiana 46032 and the telephone number is (317) 817-6100. For additional information concerning the Company, see the

Company's Annual Report on Form 10-K for the year ended December 31, 1995 (the "Company's Annual Report") and other documents filed with the Commission and listed under "Incorporation of Certain Documents by Reference" in the accompanying Prospectus and "-- Selected Historical Financial Information of the Company."


INSURANCE OPERATIONS

     The Company's insurance operations are conducted through three segments:
(1) senior market operations, consisting of the activities of BLH; (2) annuity operations, consisting of the activities of Great American Reserve, Beneficial Standard and ALH; and (3) life insurance operations, consisting of the activities of Philadelphia Life, Massachusetts General Life and Lamar Life, as well as National Fidelity, Bankers National and Lincoln American.


     Senior Market Operations. BLH, with total assets of approximately $4.9 billion at June 30, 1996, markets health and life insurance and annuity products primarily to senior citizens through approximately 200 branch offices and approximately 3,200 career agents. Most of BLH's agents sell only BLH policies. Approximately 56 percent of the $1,513.8 million of total premiums and annuity deposits collected by BLH in 1995 (and approximately 59 percent of the $757.9 million of total premiums and annuity deposits collected in the first six months of 1996) was from the sale of individual health insurance products, principally Medicare supplement and long-term care policies. BLH believes that its success in the individual health insurance market is attributable in large part to its career agency force, which permits one-on-one contacts with potential policyholders and builds loyalty to BLH among existing policyholders. Its efficient and highly automated claims processing system is designed to complement its personalized marketing strategy by stressing prompt payment of claims and rapid response to policyholder inquiries. For additional information concerning BLH, see the Company's Annual Report and other documents filed with the Commission and listed under "Incorporation of Certain Documents by Reference" in the accompanying Prospectus and "-- Selected Historical Financial Information of the Company."



     Annuity Operations. The annuity companies (Great American Reserve and Beneficial Standard), with total assets of approximately $5.5 billion at June 30, 1996, market, issue and administer annuity, life and employee benefit-related insurance products through two cost-effective distribution channels: (1) approximately 3,000 educator market specialists, who sell tax-qualified annuities and certain employee benefit-related insurance products primarily to school teachers and administrators; and (2) 9,000 professional independent producers, who sell various annuity and life insurance products aimed primarily at the retirement market. Approximately 87 percent of the $709.8 million of total premiums and annuity deposits collected by the annuity companies in 1995 (and approximately 88 percent of the $347.5 million of total premiums and annuity deposits collected in the first six months of 1996) was from the sale of annuity products. This segment will include ALH beginning with its acquisition in the third quarter of 1996. ALH, with total assets of approximately $6.1 billion at June 30, 1996, is engaged primarily in the development, marketing, underwriting, issuance and administration of annuity and life insurance products. ALH markets these products through a general agency and insurance brokerage system comprised of approximately 25,000 independent licensed agents. Approximately 91 percent of the $825.6 million of total premiums and annuity deposits collected by ALH in 1995 (and approximately 91 percent of the $358.7 million of total premiums and annuity deposits collected in the first six months of 1996) was from the sale of deferred annuities. For additional information concerning ALH, see the Company's Annual Report and other documents filed with the Commission and listed under "Incorporation of Certain Documents by Reference" in the accompanying Prospectus and "-- Selected Historical Financial Information of the Company."



     Life Insurance Operations. Life insurance operations include the activities of Philadelphia Life, Massachusetts General Life and Lamar Life, wholly-owned subsidiaries of LPG, beginning with the acquisition of LPG in the third quarter of 1996. These companies distribute universal life insurance products using two primary marketing systems, the client company system and the regional director system, comprising a total of approximately 25,000 professional independent producers. Approximately 74 percent of the $497.3 million of total insurance premiums and annuity deposits collected by LPG in 1995 (and approximately 72 percent of the $280.1 million of total insurance premiums and annuity deposits collected in the first six months of 1996) was from the sale of life insurance products, primarily universal life insurance. Segment activities also include the Company's other wholly owned life insurance subsidiaries--Bankers National Life,

National Fidelity Life and Lincoln American Life--which have profitable in-force blocks of annuity and life products, but do not currently market their products to new customers. For additional information concerning LPG, see LPG's Annual Report on Form 10-K for the year ended December 31, 1995 ("LPG's Annual Report") and other documents filed with the Commission and listed herein under "Incorporation of Certain Documents by Reference" and "-- Selected Historical Financial Information of LPG."


FEE-BASED OPERATIONS

     The Company's subsidiaries provide various services to affiliated and unaffiliated clients. Conseco Capital Management, Inc. managed approximately $28 billion of invested assets at June 30, 1996 including $17.2 billion of assets of affiliated companies. Marketing Distribution Systems Consulting Group, Inc. provides marketing services to financial institutions related to the distribution of insurance and investment products. Conseco Risk Management, Inc. distributes property and casualty insurance products as an independent agency. Conseco Mortgage Capital, Inc. originates and services mortgages. Total fees from affiliates and nonaffiliated clients were $69.2 million and $54.3 million for 1995 and the first six months of 1996, respectively. To the extent that these services are provided to entities that are included in the financial statements on a consolidated basis, the intercompany fees are eliminated in consolidation. Earnings in this segment increase when the Company adds new clients (either affiliated or unaffiliated) and when the Company increases the fee-producing activities conducted for clients. Effective January 1, 1996, the Company's subsidiaries entered into new service agreements with the Company's service subsidiaries. Such new agreements had the effect of increasing revenues from fee-based operations by $21.9 million in the first six months of 1996, but had no effect on consolidated net income.

     In addition to the Company's fee-based operations, Conseco Private Capital Group, Inc. makes direct strategic investments in growing companies, providing these firms with the capital or financing they need to continue their growth, make acquisitions or realize the potential of their businesses.

PENDING ACQUISITIONS BY THE COMPANY

     American Travellers Corporation. On August 25, 1996, the Company and ATC entered into the ATC Merger Agreement providing for the ATC Merger. Under the ATC Merger Agreement, each of the approximately 18.0 million issued and outstanding shares of ATC Common Stock would be converted into the right to receive a fraction of a share of Company Common Stock having a value between $32.00 and $35.03, calculated as follows: (1) if the Company Share Price (as defined herein) is greater than or equal to $42.25 per share and less than or equal to $46.25 per share, .7574 of a share of Company Common Stock, (2) if the Company Share Price is less than $42.25 per share, the fraction (rounded to the nearest ten-thousandth) of a share of Company Common Stock determined by dividing $32.00 by the Company Share Price or (3) if the Company Share Price is greater than $46.25 per share, the fraction (rounded to the nearest ten-thousandth) of a share of Company Common Stock determined by dividing $35.03 by the Company Share Price. The "Company Share Price" shall be equal to the average of the closing prices of the Company Common Stock on the New York Stock Exchange Composite Transactions Reporting System for the ten trading days immediately preceding the second trading day prior to the date of the ATC Merger. Consummation of the ATC Merger is conditioned upon, among other things, approval by the shareholders of ATC and the Company, insurance regulatory approvals and the expiration (or earlier termination) of the required waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"). Consummation of the ATC Merger is not conditioned upon consummation by the Company of the CAF Merger, the THI Merger or the BLH Transaction. For additional information concerning ATC, see ATC's Annual Report on Form 10-K for the year ended December 31, 1995 ("ATC's Annual Report") and other documents filed with the Securities and Exchange Commission (the "Commission") and listed herein under "Incorporation of Certain Documents by Reference" and "Pending Acquisitions by the Company -- American Travellers Corporation."

     Capitol American Financial Corporation. On August 25, 1996, the Company and CAF entered into the CAF Merger Agreement providing for the CAF Merger. Under the CAF Merger Agreement, each of the approximately 17.8 million issued and outstanding shares of common stock of CAF would be converted into the right to receive (1) $30.00 in cash plus the Time Factor (as defined herein), if any, and
(2) the fraction (rounded to the nearest ten-thousandth) of a share of Company Common Stock determined by dividing $6.50 by the Trading Value (as defined herein). The "Trading Value" shall be equal to the average of the closing prices of the Company Common Stock on the New York Stock Exchange Composite Transactions Reporting System for the 20 consecutive trading days immediately preceding the second trading day prior to the date of the CAF Merger. The "Time Factor" will be equal to $0.25 if the CAF Merger does not occur by December 10, 1996, which amount will increase by an additional $0.25 on the tenth day of each month thereafter until the CAF Merger is consummated. Consummation of the CAF Merger is conditioned upon, among other things, approval by the shareholders of CAF, insurance regulatory approvals and the expiration (or earlier termination) of the required waiting period under the HSR Act. Consummation of the CAF Merger is not conditioned upon consummation by the Company of the ATC Merger, the THI Merger or the BLH Transaction. For additional information concerning CAF, see CAF's Annual Report on Form 10-K for the year ended December 31, 1995 ("CAF's Annual Report") and other documents filed with the Commission and listed herein under "Incorporation of Certain Documents by Reference" and "Pending Acquisitions by the Company -- Capitol American Financial Corporation."


     Transport Holdings Inc. On September 25, 1996, the Company and THI entered into the THI Merger Agreement providing for the THI Merger. Under the THI Merger Agreement, each of the outstanding shares of common stock of THI would be converted into the right to receive the whole number and fraction (rounded to the nearest ten-thousandth) of a share of Company Common Stock determined by dividing $70.00 by the Company/THI Share Price (as defined herein). The "Company/THI Share Price" shall be equal to the Trading Average (as defined herein); provided, however, that if the Trading Average is less than $38.25, then the Company/THI Share Price shall be $38.25, and if the Trading Average is greater than $50.00, then the Company/THI Share price shall be $50.00. The "Trading Average" shall be equal to the average of the closing prices of the Company Common Stock on the New York Stock Exchange Composite Transactions Reporting System for the ten consecutive trading days immediately preceding the second trading day prior to the date of the THI Merger. Consummation of the THI Merger is conditioned upon, among other things, approval by the shareholders of THI, insurance regulatory approvals and the expiration (or earlier termination) of the required waiting period under the HSR Act. Consummation of the THI Merger is not conditioned upon consummation by the Company of the ATC Merger, the CAF Merger or the BLH Transaction. For additional information concerning THI, see THI's Annual Report on Form 10-K for the year ended December 31, 1995 ("THI's Annual Report") and other documents filed with the Commission and listed herein under "Incorporation of Certain Documents by Reference" and "Pending Acquisitions by the Company -- Transport Holdings Inc."


     BLH. The Company announced on August 26, 1996 that it intends to merge with BLH in a transaction in which each of the 4.7 million shares of BLH Common Stock not already owned by Conseco would be converted into the right to receive $25.00 in Company Common Stock.

INVESTMENTS

     Conseco Capital Management, Inc. ("CCM"), a registered investment adviser wholly owned by the Company, manages the investment portfolios of the Company's subsidiaries and other, nonaffiliated clients. CCM had approximately $28 billion of assets (at fair value) under management at June 30, 1996, of which $17.2 billion were assets of affiliated companies. The Company's investment philosophy is to maintain a largely investment grade fixed-income portfolio, provide adequate liquidity for expected liability durations and other requirements and maximize total return through active investment management.

     Investment activities are an integral part of the Company's business; investment income is a significant component of the Company's total revenues. Profitability is significantly affected by spreads between interest yields on investments and rates credited on insurance liabilities. Although substantially all credited rates on single premium deferred annuities and flexible premium deferred annuities may be changed annually, changes in crediting rates may not be sufficient to maintain targeted investment spreads in all economic and market environments. In addition, competition and other factors, including the impact of the level of surrenders and withdrawals, may limit the Company's ability to adjust or to maintain crediting rates at levels necessary to avoid narrowing of spreads under certain market conditions. As of June 30, 1996, the average yield, computed on the cost basis of the Company's investment portfolio, was 7.93 percent and the average interest rate credited on the Company's liability portfolio was 5.5 percent.

     The Company seeks to balance the duration of its invested assets with the expected duration of benefit payments arising from insurance liabilities. At June 30, 1996, the adjusted modified duration of fixed maturities, trading securities and short-term investments was 6.1 years. At June 30, 1996, the duration of the Company's insurance liabilities was 6.4 years.

     The carrying values of the Company's investments at June 30, 1996 were as follows:

                                                                                          PERCENT OF
                                                                        CARRYING        TOTAL INVESTED
                                                                        VALUE(1)            ASSETS
                                                                      -------------     --------------
                                                                      (IN MILLIONS)
Fixed maturities at fair value:
  U.S. government securities........................................    $   199.9               1%
  Obligations of states and political subdivisions and
     foreign government obligations.................................        137.9               1
  Public utility securities.........................................      1,919.7              14
  Other corporate securities........................................      6,391.3              46
  Mortgage-backed securities........................................      3,852.0              27
                                                                      -------------           ---
       Total fixed maturities.......................................     12,500.8              89
Equity securities...................................................         82.3               1
Mortgage loans......................................................        311.0               2
Credit-tenant loans.................................................        309.7               2
Policy loans........................................................        301.2               2
Short-term investments..............................................        146.7               1
Other invested assets...............................................        113.5               1
Assets held in separate accounts....................................        271.6               2
                                                                      -------------           ---
       Total investments............................................    $14,036.8             100%
                                                                        =========       =========

---------------

(1) Carrying value represents the value for each investment category that is reflected in the Company's consolidated financial statements (see note 1 to the Notes to the Consolidated Financial Statements included in the Company's Annual Report, which is incorporated by reference herein).

     The following table sets forth fixed maturity investments at June 30, 1996, classified by rating categories. The category assigned is the highest rating by a nationally recognized statistical rating organization, or as to $190.5 million carrying value of fixed maturities not rated by such firms, the rating assigned by the National Association of Insurance Commissioners ("NAIC"). For purposes of the table, NAIC Class 1 is included in the "A" rating; Class 2, "BBB"; Class 3, "BB" and Classes 4 to 6, "B and below."

                                                                     PERCENT OF
                                                             --------------------------
                                                               FIXED           TOTAL
                           INVESTMENT RATING                 MATURITIES     INVESTMENTS
            -----------------------------------------------  ----------     -----------
            AAA............................................       36%            32%
            AA.............................................       10              9
            A..............................................       23             20
            BBB............................................       26             23
                                                                  --             --
              Investment grade.............................       95             84
                                                                  --             --
            BB.............................................        4              4
            B and below....................................        1              1
                                                                  --             --
              Below investment grade.......................        5              5
                                                                  --             --
              Total fixed maturities.......................      100%            89%
                                                               =====          =====

     Fixed maturities which were below investment grade had an amortized cost of $690.2 million and an estimated fair value of $667.6 million at June 30, 1996. At such date, less than .1 percent of the aggregate carrying value of all fixed maturities held by the Company had defaulted as to principal or interest.

     At June 30, 1996, fixed maturity investments included $3.9 billion of mortgage-backed securities (31 percent of the carrying value of the fixed maturity investment portfolio), of which $2.0 billion were collateralized mortgage obligations ("CMOs") and $1.9 billion were pass-through securities. CMOs are securities backed by pools of pass-through securities and/or mortgages that are segregated into sections or "tranches." These securities provide for sequential retirement of principal, rather than the retirement of principal on a pro rata basis, such as occurs on pass-through securities through regular monthly principal payments.

     The yield characteristics of mortgage-backed securities differ from those of traditional fixed income securities. Interest and principal payments occur more frequently, often monthly, and mortgage-backed securities are subject to risks associated with variable prepayments. Prepayment rates are influenced by a number of factors which cannot be predicted with certainty, including the relative sensitivity of the mortgages backing the assets to changes in interest rates, a variety of economic, geographic and other factors and the repayment priority of the securities in the overall securitization structures.

     In general, prepayments on the underlying mortgage loans, and on the securities backed by these loans, increase when prevailing interest rates decline significantly below the interest rates on such loans. Mortgage-backed securities purchased at a discount to par will experience an increase in yield when the underlying mortgages prepay faster than expected. Mortgage-backed securities purchased at a premium to par that prepay faster than expected will incur a reduction in yield. When interest rates decline, the proceeds from prepayments are likely to be reinvested at lower rates than the Company was earning on the prepaid securities. As interest rates rise, prepayments decrease (because fewer underlying mortgages are refinanced). When this occurs, the average maturity and duration of the mortgage-backed securities increase. This lowers the yield on mortgage-backed securities purchased at a discount, since the discount is realized as income at a slower rate, and increases the yield on those purchased at a premium, as a result of a decrease in annual amortization of the premium.

     At June 30, 1996, the Company held mortgage loan investments with a carrying value of $311.0 million (or 2.2 percent of total invested assets). Approximately 97 percent of the carrying value of mortgage loan investments was attributable to commercial loans. Non-current mortgage loans were not significant at June 30, 1996. The Company had a loan loss reserve of $4.3 million at June 30, 1996.

     Credit-tenant loans are loans on commercial properties where the lease of the principal tenant is assigned to the lender and the principal tenant, or any guarantor of such tenant's obligations, has a credit rating at the time of origination of the loan of at least BBB-or its equivalent. The Company's underwriting guidelines consider such factors as: (i) the lease term of the property; (ii) the mortgagor's management ability, including business experience, property management capabilities and financial soundness; and (iii) such economic, demographic or other factors that may affect the income generated by the property, or its value. The underwriting guidelines also generally require a loan-to-value ratio of 75 percent or less. Credit-tenant loans are carried at amortized cost and had a carrying value of $309.7 million at June 30, 1996, or 2.2 percent of total invested assets. There were no significant non-current credit-tenant loans at June 30, 1996.

     Short-term investments totaled $146.7 million, or 1.0 percent of invested assets at June 30, 1996, and consisted primarily of commercial paper and repurchase agreements relating to government securities.

SENIOR CREDIT FACILITIES

  Current Senior Credit Facilities


     Currently, the Company has in place the Credit Agreement which is divided between two tranches. Tranche A permits maximum principal borrowings of $250 million and Tranche B permits maximum principal borrowings of $250 million. The principal amounts outstanding under Tranche A and Tranche B as of the date of this Prospectus Supplement were $210 million and $250 million, respectively. The weighted average interest rate on Tranche A and Tranche B borrowings as of such date was 6.01 percent and 6.17 percent, respectively. Subject to certain prepayment obligations, the principal amount outstanding under each of Tranche A and Tranche B is due in 2001. In addition, the Company also has in place a $100 million bridge facility (the "Bridge Facility") all of which is outstanding. The interest rate on the Bridge Facility is 5.865 percent. The principal amount outstanding under the Bridge Facility is due on December 31, 1996.



     The Credit Agreement and the Bridge Facility restrict the ability of the Company to acquire the Common Securities and issue the Subordinated Debentures and the Trust Guarantees. Accordingly, the

Company has requested a waiver (the "Waiver") from the lenders under the Credit Agreement and the Bridge Facility for any default resulting from (i) subject to certain conditions, the issuance of the Subordinated Debentures to the Conseco Trusts (as defined in the accompanying Prospectus), (ii) subject to certain conditions, the Company's provision of the Preferred Securities Guarantee and the Common Securities Guarantee, (iii) subject to certain conditions, the failure of any of the Conseco Trusts to make a mandatory prepayment of the loans (the "Loans") under the Credit Agreement and the Bridge Facility from the net proceeds received by any of the Conseco Trusts in connection with the issuance of the Preferred Securities, (iv) subject to certain conditions, the Company's failure to make a mandatory prepayment of the Loans from the net proceeds received by the Company in connection with the issuance of the Subordinated Debentures, (v) the Company's failure to meet the .35:1 Debt to Total Capitalization ratio (as such terms are defined in the Credit Agreement) in connection with the acquisition of the Common Securities of the Conseco Trusts,
(vi) the Company's failure to pledge the Common Securities to the Administrative Agent under the Credit Agreement, for the benefit of the lenders under the Credit Agreement and the Bridge Facility, in connection with the acquisition of the Conseco Trusts, and (vii) the Company's investment in the Common Securities.



     In addition, the Company has also requested that the Waiver provide that for purposes of determining the Company's compliance with certain financial covenants of the Credit Agreement and the Bridge Facility, the indebtedness evidenced by the Subordinated Debentures will be deemed to constitute equity of the Company so long as such indebtedness is held by the Conseco Trusts for the benefit of the holders of the Trust Securities, the Trust Securities remain outstanding and the Conseco Trusts remain in effect in accordance with the terms of the Declaration.



     The Waiver further provides that, in consideration of the waivers and agreements of the lenders under the Credit Agreement and the Bridge Facility, the Company will not, and will not permit any of its Subsidiaries (as defined in the Credit Agreement) to: (i) make any payment (whether of principal, interest or otherwise) on any Subordinated Debentures on any day other than the stated scheduled date for such payment set forth in any indenture supplemental to the Indenture; (ii) prepay, redeem, purchase, defease or transfer its obligations under any Subordinated Debentures, or make any deposit for any of the foregoing; or (iii) amend or modify the Declaration, any indenture supplemental to the Indenture, the terms of the Trust Securities, the Preferred Securities Guarantee or the Common Securities Guarantee if such amendment or modification could have an adverse effect on the lenders or violate any material provision of the Credit Agreement, the Bridge Facility or other documents entered into in connection therewith. In addition, the Waiver prevents the Company from liquidating, dissolving or otherwise terminating any of the Conseco Trusts without the prior consent of the lenders, which consent may not be unreasonably withheld.



     The foregoing summary of the terms of the Waiver is qualified in its entirety by reference to the Waiver which is filed as an exhibit to the Registration Statement to which this Prospectus Supplement relates. While the Company expects that the Waiver will be granted by the lenders under the Credit Agreement and the Bridge Facility, no assurances can be given that the Waiver will be granted. In addition, although no assurances can be given, the Company expects that the Company's Senior Credit Facilities (as defined below) will contain provisions similar to those contained in the Waiver.



  Proposed New Senior Credit Facilities



     The Company has entered into a commitment letter for a new senior credit facility (the "Senior Credit Facilities"), the terms of which are described below. It is the Company's intention that substantially all of the proceeds from the Offering will be used to pay principal and accrued interest on amounts outstanding under the Credit Agreement. Borrowings under the Senior Credit Facilities will be used to repay in full the remaining principal amount of the Company's outstanding indebtedness under the Credit Agreement and the Bridge Facility.



     General. The Company, NationsBank, N.A. ("NationsBank"), as agent on behalf of a syndicate of banks to be formed and NationsBanc Capital Markets, Inc. ("NCMI"), as Arranger, Administrative Agent, and Syndication Agent, have entered into a commitment letter dated September 13, 1996 (the "Commitment Letter") pursuant to which NationsBank has committed to lend $200.0 million, upon the terms and subject to the conditions set forth in the Commitment Letter, and to arrange an additional $1.6 billion on a "best-efforts" basis. NCMI has committed, under its role as Syndication Agent, to form a syndicate of financial institutions

(the "Lenders") reasonably acceptable to the Company, to lend an additional $1.6 billion, upon the terms and subject to the conditions set forth in the Commitment Letter.


     Each of Bank of America National Trust and Savings Association and First Union National Bank of North Carolina have committed to lend $150.0 million and will act as syndication agent and documentation agent, respectively. In addition, 14 other banks have committed to lend an aggregate of $1.425 billion. The Commitment Letter provides for senior unsecured credit facilities by members of the syndicate in an aggregate principal amount of $1.8 billion allocated between two tranches. Tranche A will be a $1.4 billion Five Year Revolving Credit Facility ("Tranche A") due on the fifth anniversary of the closing (the "Closing") of the Senior Credit Facilities and Tranche B will be a $400 million 364-day Revolving Credit Facility ("Tranche B") due on the 364th day following the Closing. In addition, the Company will have the ability to borrow, on a direct basis from NationsBank, up to $50.0 million under a Swing Line Facility (the "Swing Line Facility") for a period of up to seven days provided that the outstanding borrowings under Tranche A and the Swing Line Facility do not exceed $1.4 billion. Under certain circumstances, each Lender may be required to purchase a pro rata participation in the Swing Line Facility.


     The proceeds of the Senior Credit Facilities will be used for the ATC Merger, the CAF Merger, the THI Merger, the BLH Transaction (collectively, the "Acquisitions"), general corporate purposes, commercial paper support, stock repurchases and repayment of existing indebtedness.


     Interest on loans under the Senior Credit Facilities will accrue, at the Company's option (in the absence of any Event of Default), at a rate equal to either (i) the average London Interbank Offered Rate for one, two, three or six month dollar deposits as quoted by NationsBank, N.A. (South), rounded upwards to the nearest 0.01% and adjusted for maximum cost of reserves ("LIBOR"), plus 0.225% to 0.75% (based on the Company's senior unsecured debt rating) or (ii) the higher of (A) the rate of interest publicly announced from time to time by NationsBank, N.A. (South) as its reference rate, or (B) the effective federal funds rate plus 0.50% (the "Base Rate"). Interest will be payable at the earlier of the end of each interest period or quarterly. The Company may also request the Agent to solicit competitive bids from the Lenders through an auction for short term borrowings priced either (i) at a margin above or below LIBOR or (ii) at an absolute interest rate ("Absolute Rate"). LIBOR bids may be requested for one, two or three month periods and Absolute Rate bids may be requested for periods not less than 14 days up to and including 90 days. Interest on LIBOR and Absolute Rate bids will be paid at the end of each interest period or quarterly, whichever is earlier.



     The Company will pay a commitment fee of 0.08% to 0.25% (based on the Company's senior unsecured debt rating) for Tranche A and 0.06% to 0.225% (based on the Company's senior unsecured debt rating) for Tranche B, in each case, based on the average unused amount of the Senior Credit Facilities, quarterly in arrears. The Company will also pay certain up-front, closing, arrangement and agent's fees. The Commitment Letter will terminate on December 31, 1996, unless the closing of the Senior Credit Facilities occurs by such date.


     The commitments of NationsBank and NCMI under the Commitment Letter are conditioned on, among other things, (i) the absence of the occurrence and continuation of a material adverse change in the market for syndicated bank credit facilities or a material disruption of, or material adverse change in, financial, banking, or capital market conditions, and (ii) the absence of any material adverse change in the business, assets, liabilities (actual or contingent), operations, condition (financial or otherwise) or prospects of the Company and its subsidiaries taken as a whole, including conditions, events or additional developments which NationsBank and NCMI believe could have such effect.

     Unsecured Interest. The Company's obligations under the Senior Credit Facilities will be unsecured. The Lenders will receive a negative pledge on all present and future assets, excluding a certain amount of the Company's assets which may be pledged to secure other indebtedness of the Company.


     Mandatory Prepayments. Mandatory prepayments under the Senior Credit Facilities will be required upon (i) a sale or disposition of substantial assets of any significant subsidiary of the Company, other than in the ordinary course of business, subject to certain negotiated exceptions and (ii) other events as agreed by the Company and the Agent.


     Conditions to Funding. The initial funding of the Senior Credit Facilities will be conditioned on, among other things, (i) satisfactory completion of all due diligence with respect to the Company and ATC, CAF and

THI (the "Acquired Companies") and their respective subsidiaries, (ii) satisfactory review of the ATC Merger Agreement, the CAF Merger Agreement and the THI Merger Agreement (including all schedules and exhibits thereto and related documentation) which shall provide for an aggregate cash purchase price not in excess of $1.8 billion, including retirement of preferred stock, repayment of indebtedness and payment of transaction expenses, (iii) satisfactory review of the corporate capital and ownership structure, shareholders agreements and management of the Company and its subsidiaries (after giving effect to the Acquisitions), (iv) receipt and approval of the consolidated financial statements of the Acquired Companies for the fiscal years ended 1994 and 1995 and a pro forma balance sheet of the Company and its subsidiaries as of the most recent quarter-end reporting period, as filed with the Commission, giving effect to the Acquisitions, (v) the absence of any material adverse change since September 30, 1996 in the business, assets, liabilities (actual or contingent), operations, condition (financial or otherwise) or prospects of the Company and its subsidiaries or the Acquired Companies or in the facts and information regarding such entities as represented, (vi) satisfactory completion of all due diligence relating to litigation, tax, accounting, labor, insurance, contingent liabilities and other legal and business matters of the Acquired Companies and the Company, (vii) the absence of any actions, suit, investigation or proceeding in any court or before any arbitrator or governmental authority that purports to affect any transaction contemplated by the Commitment Letter, or that could have a material adverse effect on the Company or the Acquired Companies, and (viii) the receipt of documentation with respect to the Senior Credit Facilities satisfactory to NCMI, NationsBank and the Lenders.


     In addition, the funding of any acquisition of an Acquired Company or BLH is further subject to (i) satisfactory receipt of all governmental, shareholder and third party consents and approvals necessary in connection with the purchase of any Acquired Company or BLH, and (ii) the absence of action being taken by any authority that could restrain, prevent or impose any material adverse conditions on the Company or such Acquired Company, or BLH, or that could seek to threaten any of the foregoing, and no law or regulation shall be applicable which in the judgment of the Agent could have such effect.


     Covenants. The Senior Credit Facilities will contain covenants that, among other things, will restrict the ability of the Company and its subsidiaries to:
(i) incur or permit to exist additional debt, (ii) create or assume any lien on its property, (iii) make loans and investments, (iv) enter into transactions with affiliates, (v) engage in mergers or other business combination transactions, (vi) engage in sales of its assets, and (vii) change its business. The Senior Credit Facilities will not contain any limitations on acquisitions provided that the Company remains in compliance with the existing covenants of the Facilities immediately following the acquisition on a proforma basis.



     The Senior Credit Facilities also will contain certain financial covenants, which, among other things, will require the Company to maintain the following:
(i) a ratio of Maximum Debt to Total Capitalization of 45%, (ii) an interest coverage ratio substantially as defined in the Credit Agreement, and (iii) a minimum of Total Shareholders' Equity (excluding the effect of FASB 115) of $1.75 billion through December 31, 1996, $2.4 billion through December 31, 1998 and $3.5 billion after December 31, 1998.



     Events of Default. The Senior Credit Facilities will provide that upon certain "Events of Default," all amounts outstanding thereunder will become immediately due and payable. The following events, among others, will constitute Events of Default: (i) a failure to make any payments when due under the Senior Credit Facilities, (ii) a failure to comply with any covenant or agreement under the Senior Credit Facilities, or other material agreements or indebtedness of the Company, (iii) a representation or warranty contained in the Senior Credit Facilities is breached, (iv) the Company becomes bankrupt or insolvent, and (v) the Company is the subject of a change of control or, a judgment or attachment or incurs a liability under the Employee Retirement Income Security Act of 1974, as amended in excess of specified amounts. The Event of Default provisions of the Senior Credit Facilities will include customary notice, cure and grace provisions, as appropriate. Immediately following and during any continuation of the occurrence of an Event of Default in respect of the nonpayment of principal, interest or fees, or upon notice by the Lenders in respect of the occurrence of any other Event of Default, interest will accrue on the outstanding Facility amounts at the Base Rate plus 2.00%.



     The foregoing summary of the terms of the Commitment Letter is qualified in its entirety by reference to the Commitment Letter which is filed as an exhibit to the Registration Statement to which this Prospectus Supplement relates. While the Company believes that it will enter into the Senior Credit Facilities on substantially the same terms and conditions as those contemplated by the Commitment Letter, no assurances can be given that the Senior Credit Facilities will be consummated or, if consummated, the terms of the Senior Credit Facilities will be substantially similar to those contemplated by the Commitment Letter. In the event that the Company does not enter into the Senior Credit Facilities, the Company anticipates that it will be required to arrange alternative sources of financing for the Acquisitions, repayment of existing indebtedness and other corporate purposes. Such alternative sources of financing may include issuance of equity and debt securities, the borrowing of funds from banking or other financial institutions or the sale of certain of the Company's assets. There can be no assurances that such alternative sources of financing can be arranged on terms as favorable to the Company as those contemplated by the Commitment Letter. Accordingly, the failure to enter into the Senior Credit Facilities on terms and conditions substantially similar to those contemplated by the Commitment Letter could adversely affect the Company's results of operations and financial condition.


RECENT REGULATORY DEVELOPMENTS

     On August 21, 1996, President Clinton signed into law the Health Insurance Portability and Accountability Act. This federal legislation makes various changes in the laws affecting the health insurance and related products of the Company and the Acquired Companies, including the pricing and underwriting practices with respect to such products. However, in light of the fact that the legislation has only recently been enacted, and that many of the provisions are subject to further interpretation through regulations that have not yet been issued by the Department of Health and Human Services, the Company cannot predict at this time what effect, if any, the new law will have on its business activities.


RECENT DEVELOPMENT



     On November 5, 1996, the Company reported net income for the quarter ended September 30, 1996 of $78.1 million, up 80 percent compared with net income of $43.5 million for the same period in the prior year. For the nine months ended September 30, 1996, the Company reported net income of $174.5 million, up 4.0 percent compared with net income of $167.8 million for the same period in the prior year. Total revenues for the nine month period ended September 30, 1996 were $2,198.6 million (including realized gains of $16.3 million), up 6.4 percent compared with revenues of $2,066.1 million (including realized gains of $77.8 million) for the same period in the prior year.


SELECTED HISTORICAL FINANCIAL INFORMATION OF THE COMPANY


     The selected historical financial information set forth below was derived from the consolidated financial statements of the Company. The Company's consolidated balance sheets at December 31, 1994 and 1995, and the consolidated statements of operations, shareholders' equity and cash flows for the years ended December 31, 1993, 1994 and 1995 and notes thereto were audited by Coopers & Lybrand L.L.P., independent accountants, and are included in the Company's Annual Report which is incorporated by reference herein. The selected historical financial information is qualified in its entirety by, and should be read in conjunction with, the Company's Annual Report. The selected historical financial information set forth below for the six months ended June 30, 1995 and 1996, is unaudited; however, in the opinion of the Company's management, such financial information contains all adjustments, consisting only of normal recurring items, necessary to present fairly the financial information for such periods. The results of operations for the six months ended June 30, 1996 may not be indicative of the results of operations to be expected for a full year.


     The comparison of consolidated financial information set forth below is significantly affected by the acquisitions consummated by Partnership I and Conseco Capital Partners II, L.P. ("Partnership II"), the sale of Western National Corporation ("WNC") and the transactions affecting the Company's ownership interest in BLH and CCP Insurance, Inc. ("CCP"), which prior to its merger with and into the Company owned Great American Reserve and Beneficial Standard. For periods beginning with the date of their acquisitions by Partnership I and ending June 30, 1992, Partnership I and its subsidiaries were consolidated with the financial statements of the Company. Following the completion of the initial public offering by CCP in July 1992, the Company did not have unilateral control to direct all of CCP's activities and, therefore, did not consolidate the financial statements of CCP with the financial statements of the Company. As a result of the purchase by the Company of all the shares of common stock of CCP it did not already own on August 31, 1995 (the "CCP Merger"), the financial statements of CCP's subsidiaries are consolidated with the financial statements of the

Company, effective January 1, 1995. The Company has included BLH in its financial statements since November 1, 1992. Through December 31, 1993, the financial statements of WNC were consolidated with the financial statements of the Company. Following the completion of the initial public offering of WNC (and subsequent disposition of the Company's remaining equity interest in WNC), the financial statements of WNC were no longer consolidated with the financial statements of the Company. As of September 29, 1994, the Company began to include in its financial statements the newly acquired Partnership II subsidiary, ALH. A description of such business combination is contained in the notes to the consolidated financial statements included in the Company's Annual Report, incorporated by reference herein.


                                                                                             SIX MONTHS
                                                                                                ENDED
                                                YEARS ENDED DECEMBER 31,                      JUNE 30,
                                  ----------------------------------------------------   -------------------
                                    1991       1992       1993       1994       1995       1995       1996
                                  --------   --------   --------   --------   --------   --------   --------
                                  (AMOUNTS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
STATEMENT OF OPERATIONS DATA
Insurance policy income.......... $  280.8   $  378.7   $1,293.8   $1,285.6   $1,465.0   $  730.2   $  741.4
Investment activity:
  Net investment income..........    921.4      888.6      896.2      385.7    1,142.6      556.9      561.9
  Net trading income (losses)....     50.7       35.9       93.1       (4.9)       2.5        6.0       (7.3)
  Net realized gains (losses)....    123.3      124.3      149.5      (25.6)     186.4       74.5       10.2
Total revenues...................  1,391.8    1,523.9    2,636.0    1,862.0    2,855.3    1,389.4    1,364.3
Interest expense on notes
  payable........................     69.9       46.2       58.0       59.3      119.4       52.4       54.2
Total benefits and expenses......  1,168.6    1,193.9    2,025.8    1,537.6    2,436.8    1,187.1    1,142.8
Income before income taxes,
  minority interest and
  extraordinary charge...........    223.2      330.0      610.2      324.4      418.5      202.3      221.5
Extraordinary charge on
  extinguishment of debt, net of
  tax............................      5.0        5.3       11.9        4.0        2.1         --       17.4
Net income.......................    116.0      169.5      297.0      150.4      220.4      124.3       96.4
Preferred dividends..............      6.8        5.5       20.6       18.6       18.4        9.2       17.2
Net income applicable to common
  stock..........................    109.2      164.0      276.4      131.8      202.0      115.1       79.2
PER SHARE DATA (A)
Net income, primary.............. $   2.05   $   2.71   $   4.73   $   2.50   $   4.69   $   2.67   $   1.71
Net income, fully diluted........     2.01       2.70       4.39       2.44       4.22       2.39       1.59
Dividends declared per common
  share..........................     .035       .043       .150       .250       .093       .073       .040
Book value per common share
  outstanding at period end......     7.73      10.93      16.89      10.45      20.44      16.33      17.68
Shares outstanding at period
  end............................     49.4       49.8       50.6       44.4       40.5       40.4       41.9
Average fully diluted shares
  outstanding....................     50.8       59.2       67.0       61.7       52.2       52.1       60.6
BALANCE SHEET DATA -- PERIOD END
Total assets..................... $11,832.4  $11,772.7  $13,749.3  $10,811.9  $17,297.5  $17,078.6  $17,426.3
Notes payable for which Conseco
  is directly liable.............    177.6      163.2      413.0      191.8      871.4      613.5      670.0
Notes payable of BLH, not direct
  obligations of Conseco.........       --      392.0      290.3      280.0      301.5      272.2      297.9
Notes payable of Partnership
  entities, not direct
  obligations of Conseco.........    319.3         --         --      331.1      283.2      308.0      281.6
Total liabilities................ 11,321.3   11,154.4   12,382.9    9,743.2   15,782.5   15,528.3   15,857.1
Minority interest................     79.5       24.0      223.8      321.7      403.3      606.9      292.3
Shareholders' equity.............    431.6      594.3    1,142.6      747.0    1,111.7      943.4    1,276.9

                                                                                             SIX MONTHS
                                                                                                ENDED
                                                YEARS ENDED DECEMBER 31,                      JUNE 30,
                                  ----------------------------------------------------   -------------------
                                    1991       1992       1993       1994       1995       1995       1996
                                  --------   --------   --------   --------   --------   --------   --------
                                  (AMOUNTS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
OTHER FINANCIAL DATA (B)
Premiums collected (c)..........  $1,648.7   $1,464.9   $2,140.1   $1,879.1   $3,106.4   $1,725.6   $1,501.6
Operating earnings (d)..........      61.5      114.8      162.0      151.7      131.3       52.2      102.2
Operating earnings per fully
  diluted common share (a),
  (d)...........................      1.05       1.80       2.39       2.46       2.52       1.00       1.69
Shareholders' equity excluding
  unrealized appreciation
  (depreciation) of fixed
  maturity securities (e).......     431.6      560.3    1,055.2      884.7      999.1      910.1    1,332.9
Book value per common share
  outstanding, excluding
  unrealized appreciation
  (depreciation) of fixed
  maturity securities (a),
  (e)...........................      7.73      10.24      15.16      13.55      17.66      15.50      19.02
Ratio of debt (including debt of
  CCP guaranteed by Conseco
  until its retirement in 1993)
  for which Conseco is directly
  liable to total capital of
  Conseco only (f):
  As reported...................      .29X       .22X       .27X       .20X       .44X       .34X       .34X
  Excluding unrealized
    appreciation (depreciation)
    (e).........................      .29X       .23X       .28X       .18X       .47X       .34X       .33X
Adjusted statutory capital (at
  period end) (g)...............  $  617.1   $  603.1   $1,135.5   $  509.0   $1,021.0   $  901.2   $1,009.3
Adjusted statutory earnings
  (h)...........................      90.0      153.4      273.8      248.6      321.7      138.9      166.4
Ratio of adjusted statutory
  earnings to cash interest
  (i)...........................     2.62X      5.75X      4.94X      5.06X      3.79X      3.97X      4.11X

------------------

(a) All share and per share amounts have been restated to reflect the April 1, 1996 two-for-one stock split.

(b) Amounts under this heading are included to assist the reader in analyzing the Company's financial position and results of operations. Such amounts are not intended to, and do not, represent insurance policy income, net income, net income per share, shareholders' equity or book value per share prepared in accordance with GAAP.

(c) Includes premiums received from annuities and universal life policies, which are not reported as revenues under GAAP.

(d) Represents income before extraordinary charge, excluding net trading income (losses) (net of income taxes), net realized gains (losses) (less that portion of change in future policy benefits, amortization of cost of policies purchased and cost of policies produced and income taxes relating to such gains (losses)) and restructuring activities (net of income taxes).

(e) Excludes the effect of reporting fixed maturities at fair value and recording the unrealized gain or loss on such securities as a component of shareholders' equity, net of tax and other adjustments, which the Company began to do in 1992. Such adjustments are in accordance with Statement of Financial Accounting Standards No. 115 "Accounting for Certain Investments in Debt and Equity Securities" ("SFAS 115"), as described in the notes to the consolidated financial statements included in the Company's Annual Report.

(f) Represents the ratio of notes payable for which Conseco is directly liable to the sum of shareholders' equity and notes payable for which Conseco is directly liable.

(g) Includes: (1) statutory capital and surplus; (2) mandatory securities valuation reserve ("MSVR") at periods ended prior to December 31, 1992; (3) asset valuation reserve ("AVR") and interest maintenance reserve ("IMR") at periods ended on or after December 31, 1992; and (4) the portion of surplus debentures carried by the life companies as a liability to the Company. Such statutory data reflect the combined data derived from the annual statements of the Company's and BLH's wholly owned life insurance companies as filed with insurance regulatory agencies and prepared in accordance with statutory accounting practices.

(h) Represents gains from operations before interest expense (except interest on annuities and financial products) and income taxes of the Company's and BLH's wholly owned life insurance companies as reported for statutory accounting purposes plus income before interest expense and income taxes of all non-life companies.

(i) Represents the ratio of adjusted statutory earnings to cash interest. Cash interest includes interest, except interest on annuities and financial products, of the Company and BLH and their wholly owned subsidiaries that is required to be paid in cash which aggregated $34.3 million, $26.7 million, $55.4 million, $49.2 million and $85.0 million for the years ended December 31, 1991, 1992, 1993, 1994 and 1995, respectively, and $35.0 million and $40.5 million for the six months ended June 30, 1995 and 1996, respectively.

SELECTED HISTORICAL FINANCIAL INFORMATION OF LPG


     On August 2, 1996, the Company completed the LPG Merger and LPG became a wholly owned subsidiary of the Company. The selected historical financial information set forth below was derived from the audited consolidated financial statements of LPG. LPG's consolidated balance sheets at December 31, 1994 and 1995, and the consolidated statements of operations, shareholders' equity and cash flows for the years ended December 31, 1993, 1994 and 1995 and notes thereto were audited by Coopers & Lybrand L.L.P., independent accountants, and are included in LPG's Annual Report on Form 10-K for the year ended December 31, 1995 ("LPG's Annual Report"), which is incorporated by reference herein. The selected historical financial information is qualified in its entirety by, and should be read in conjunction with, LPG's Annual Report. The consolidated financial information set forth below for the six months ended June 30, 1995 and 1996, is unaudited; however, in the opinion of LPG's management, such financial information contains all adjustments, consisting only of normal recurring items, necessary to present fairly the financial information for such periods. The results of operations for the six months ended June 30, 1996 may not be indicative of the results of operations to be expected for a full year.


     The comparison of consolidated financial information set forth below is significantly affected by the acquisition of Lamar Life by LPG on April 28, 1995. Such acquisition was accounted for using the purchase method, and the results of operations of Lamar Life are included in the consolidated financial data from the date of acquisition. A description of the acquisition of Lamar Life is contained in the notes to the consolidated financial statements included in LPG's Annual Report incorporated by reference herein.

                                                                                    SIX MONTHS
                                                                                       ENDED
                                          YEARS ENDED DECEMBER 31,                   JUNE 30,
                               -----------------------------------------------   -----------------
                                1991      1992      1993      1994      1995      1995      1996
                               -------   -------   -------   -------   -------   -------   -------
                                         (AMOUNTS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
STATEMENT OF OPERATIONS DATA
Insurance policy income....... $ 187.1   $ 187.3   $ 210.8   $ 217.9   $ 280.1   $ 129.4   $ 155.7
Investment activity:
  Net investment income.......   207.5     218.6     221.1     225.4     277.1     134.9     146.2
  Net realized gains
     (losses).................    18.6      23.1      18.4     (19.7)     15.8       2.4       2.3
Total revenues................   420.6     436.5     455.7     428.2     576.1     268.6     306.9
Interest expense..............    43.4      35.3      26.0      20.7      27.9      12.0      11.8
Total benefits and expenses...   376.5     374.8     373.8     369.9     592.8     251.0     279.4
Income (loss) before income
  taxes, minority interest and
  extraordinary charge........    44.1      61.7      81.9      58.5     (16.7)     17.6      27.5
Extraordinary charge, net of
  tax.........................      --       5.6       4.8       2.6        --        --        --
Net income (loss).............    22.8      32.1      47.2      34.6     (13.4)     11.3      15.9
Dividends in kind on preferred
  stock.......................    13.4      15.4       4.0        --        --        --        --
Net income (loss) applicable
  to common stock.............     9.4      16.7      43.2      34.6     (13.4)     11.3      15.9
PER SHARE DATA
Income (loss) before
  extraordinary charge,
  primary and fully diluted... $ (0.61)  $  1.08   $  2.05   $  1.43   $ (0.49)  $   .42   $   .56
Net income (loss), primary and
  fully diluted...............   (0.61)     0.62      1.85      1.33     (0.49)      .42       .56
Dividends declared per common
  share.......................      --        --    0.0375       .08       .11       .05       .06
Book value per common share
  outstanding at period end...   13.92     15.98     12.25     11.50     14.35     14.20     12.47
Shares outstanding at period
  end.........................     8.0      14.4      25.4      25.5      27.9      27.8      28.2
Average fully diluted shares
  outstanding.................     9.0      12.1      23.4      26.1      27.1      26.8      28.4

                                                                                    SIX MONTHS
                                                                                       ENDED
                                          YEARS ENDED DECEMBER 31,                   JUNE 30,
                               -----------------------------------------------   -----------------
                                1991      1992      1993      1994      1995      1995      1996
                               -------   -------   -------   -------   -------   -------   -------
                                         (AMOUNTS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
BALANCE SHEET DATA -- PERIOD
  END
Total assets.................. $2,976.9  $3,292.7  $3,589.4  $3,748.8  $4,980.9  $5,035.7  $4,974.7
Notes payable.................   335.5     314.3     210.1     210.5     246.1     239.3     238.9
Total liabilities............. 2,841.2   3,062.8   3,278.2   3,455.2   4,580.4   4,640.5   4,623.1
Minority interest.............    24.1        --        --        --        --        --        --
Shareholders' equity..........   111.6     229.9     311.2     293.6     400.5     395.2     351.6
OTHER FINANCIAL DATA (A)
Premiums collected (b)........ $ 508.2   $ 465.5   $ 470.2   $ 411.8   $ 497.3   $ 248.2   $ 280.1
Operating earnings (loss)
  (c).........................    15.5      31.9      44.1      50.0     (28.9)      9.4      20.5
Operating earnings (loss) per
  primary and fully diluted
  common share (c)............    1.72      2.63      1.88      1.91     (1.06)      .35       .72
Shareholders' equity excluding
  unrealized appreciation
  (depreciation) of fixed
  maturity securities (d).....   111.6     229.9     291.7     325.0     344.3     376.8     361.8
Book value per common share
  outstanding, excluding
  unrealized appreciation
  (depreciation) of fixed
  maturity securities (d).....   13.92     15.98     11.48     12.73     12.34     13.54     12.83
Adjusted statutory capital (at
  period end) (e).............   149.4     191.3     169.8     174.3     209.8     174.7     219.3
Adjusted statutory earnings
  (f).........................    75.7      76.4      83.4      75.8      78.1      28.9      46.4

---------------

(a) Amounts under this heading are included to assist the reader in analyzing LPG's financial position and results of operations. Such amounts are not intended to, and do not, represent insurance policy income, net income, net income per share, shareholders' equity or book value per share prepared in accordance with GAAP.

(b) Includes premiums received from annuities and universal life policies, which are not reported as revenues under GAAP.

(c) Represents income before extraordinary charge, excluding net realized gains (losses) (less that portion of amortization of cost of policies purchased and the cost of policies produced and income taxes relating to such gains (losses)).

(d) Excludes the effects of reporting available-for-sale fixed maturities at fair value and recording the unrealized gain or loss on such securities as a component of shareholders' equity, net of tax and other adjustments, which LPG began to do with respect to a portion of its portfolio effective December 31, 1993. Such adjustments are in accordance with SFAS 115, as described in the notes to the consolidated financial statements included in LPG's Annual Report, which is incorporated herein by reference.

(e) Includes: (1) statutory capital and surplus; (2) MSVR at periods ended prior to December 31, 1992; and (3) AVR and IMR at periods ended on or after December 31, 1992. Such statutory data reflect the combined data derived from the annual statements of LPG's consolidated insurance subsidiaries as filed with insurance regulatory agencies and prepared in accordance with statutory accounting practices.

(f) Represents gains from operations before interest expense (except interest on annuities and financial products) and income taxes of LPG's consolidated insurance subsidiaries as reported for statutory accounting purposes plus income before interest expense and income taxes of all non-life companies.

SUMMARY UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION


     The summary unaudited pro forma consolidated financial information set forth below was derived from the unaudited pro forma consolidated financial statements of the Company included elsewhere in this Prospectus Supplement and the historical consolidated financial statements and related notes thereto of the Company, LPG, ATC, CAF and THI incorporated by reference in this Prospectus Supplement or the accompanying Prospectus. The summary unaudited pro forma consolidated financial information set forth below is qualified in its entirety by, and should be read in conjunction with, such materials and the unaudited pro forma consolidated financial statements appearing elsewhere in this Prospectus Supplement. See "Unaudited Pro Forma Consolidated Financial Statements of the Company" and "Incorporation of Certain Documents by Reference" herein and in the accompanying Prospectus.


     The summary unaudited pro forma consolidated statement of operations information for the year ended December 31, 1995, and the six months ended June 30, 1996, in the columns headed "Pro forma Conseco before the Offering" reflects the following transactions, all of which have already occurred, as if such transactions had occurred on January 1, 1995: (1) the Series D Call; (2) the ALH Transaction; (3) the LPG Merger completed effective June 30, 1996; (4) the acquisition of all of the outstanding common stock of CCP not previously owned by the Company and related transactions (including the repayment of borrowings under the Company's existing $250.0 million revolving credit agreement); (5) the increase of the Company's ownership in BLH to 90.5 percent, as a result of purchases of common shares of BLH by the Company and BLH during 1995 and the first three months of 1996; (6) the issuance of 4.37 million shares of Conseco PRIDES in January 1996; (7) the BLH tender offer for and repurchase of its 13 percent senior subordinated notes due 2002 and related financing transactions completed in March 1996 (the "BLH Tender Offer"); and (8) the debt restructuring of ALH in the fourth quarter of 1995. The summary unaudited pro forma consolidated statement of operations information for the year ended December 31, 1995, and the six months ended June 30, 1996, in the columns headed "Pro forma for the Offering" reflects further adjustments to the consolidated operating results of the Company as if the Offering had occurred on January 1, 1995. The summary unaudited pro forma consolidated statement of operations information for the year ended December 31, 1995, and the six months ended June 30, 1996, in the columns headed "Pro forma for the Offering and other planned transactions" reflects further adjustments to the consolidated operating results of the Company as if the following additional planned transactions had occurred on January 1, 1995: (1) the Additional Offering; (2) the ATC Merger; (3) the BLH Transaction; (4) the CAF Merger; and (5) the THI Merger.

     The summary unaudited pro forma consolidated balance sheet information at June 30, 1996, in the column headed "Pro forma Conseco before the Offering" reflects the application of certain pro forma adjustments for the LPG Merger, the Series D Call and the ALH Transaction, which have already occurred. The summary unaudited pro forma consolidated balance sheet information at June 30, 1996, in the columns headed "Pro forma for the Offering" reflects further adjustments to the financial position of the Company as if the Offering had occurred on June 30, 1996. The summary unaudited pro forma consolidated balance sheet information at June 30, 1996, in the columns headed "Pro forma for the Offering and other planned transactions" reflects further adjustments to the financial position of the Company as if the following additional planned transactions had occurred on June 30, 1996: (1) the Additional Offering; (2) the ATC Merger; (3) the BLH Transaction; (4) the CAF Merger; and (5) the THI Merger.

     The summary unaudited pro forma consolidated financial information for the year ended December 31, 1995, and as of and for the six months ended June 30, 1996, is provided for informational purposes only and may not be indicative of the results of operations or financial condition that would have been achieved had the transactions set forth above actually occurred as of the dates indicated or of future results of operations or financial condition of the Company. The Company anticipates cost savings and additional benefits as a result of completing the transactions set forth above. Such benefits and any other changes that might have resulted from management of the combined companies have not been included as adjustments to the pro forma consolidated financial information. The ATC Merger, the CAF Merger and the THI Merger will be accounted for under the purchase method of accounting. The BLH Transaction will be accounted for using the step acquisition method of accounting.

                                        YEAR ENDED DECEMBER 31, 1995        SIX MONTHS ENDED JUNE 30, 1996
                                     -----------------------------------  -----------------------------------
                                     PRO FORMA             PRO FORMA FOR  PRO FORMA             PRO FORMA FOR
                                      CONSECO              THE OFFERING    CONSECO              THE OFFERING
                                      BEFORE    PRO FORMA    AND OTHER     BEFORE    PRO FORMA    AND OTHER
                                        THE      FOR THE      PLANNED        THE      FOR THE      PLANNED
                                     OFFERING   OFFERING   TRANSACTIONS   OFFERING   OFFERING   TRANSACTIONS
                                     ---------  ---------  -------------  ---------  ---------  -------------
                                                 (AMOUNTS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
STATEMENT OF OPERATIONS DATA
Insurance policy income............. $1,752.8   $1,752.8   $    2,498.7   $   897.2  $   897.2  $    1,286.3
Investment activity:
  Net investment income.............  1,461.1    1,461.1      1,574.0         719.4      719.4        783.7
  Net trading income (losses).......      2.5        2.5          2.5          (7.3)      (7.3)        (7.3)
  Net realized gains................    220.3      220.3        222.0          15.4       15.4         19.0
Total revenues......................  3,498.4    3,498.4      4,358.9       1,685.4    1,685.4      2,143.0
Interest expense on notes payable...    143.5      131.2        161.9          67.6       61.4         78.5
Total benefits and expenses.........  3,001.7    2,989.4      3,771.9       1,423.9    1,417.7      1,822.7
Income before income taxes, minority
  interest and extraordinary
  charge............................    496.7      509.0        587.0         261.5      267.7        320.3
Income before extraordinary
  charge............................    283.1      279.0        327.5         148.9      146.8        181.3
PER SHARE DATA
Income before extraordinary charge,
  primary...........................  $  3.74    $  3.69      $  3.33     $    1.93  $    1.91    $    1.82
Income before extraordinary charge,
  fully diluted.....................     3.72       3.67         3.17          1.91       1.89         1.74
Book value per common share
  outstanding at period end.........                                          24.29      24.13        30.11
Shares outstanding at period end....     65.7       65.7         88.5          66.9       66.9         89.7
Average fully diluted shares
  outstanding.......................     76.0       76.0        103.8          77.8       77.8        105.6
BALANCE SHEET DATA --
  PERIOD END
Total assets........................                                      $23,058.3  $23,058.3    $26,644.5
Notes payable for which Conseco is
  directly liable...................                                        1,198.5    1,009.2      2,183.6
Notes payable of BLH, not direct
  obligations of Conseco............                                          437.9      437.9           --
Total liabilities...................                                       21,015.7   20,826.4     23,233.3

                                        YEAR ENDED DECEMBER 31, 1995        SIX MONTHS ENDED JUNE 30, 1996
                                     -----------------------------------  -----------------------------------
                                     PRO FORMA             PRO FORMA FOR  PRO FORMA             PRO FORMA FOR
                                      CONSECO              THE OFFERING    CONSECO              THE OFFERING
                                      BEFORE    PRO FORMA    AND OTHER     BEFORE    PRO FORMA    AND OTHER
                                        THE      FOR THE      PLANNED        THE      FOR THE      PLANNED
                                     OFFERING   OFFERING   TRANSACTIONS   OFFERING   OFFERING   TRANSACTIONS
                                     ---------  ---------  -------------  ---------  ---------  -------------
                                                 (AMOUNTS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
Minority interest in consolidated
  subsidiaries:
     Company-obligated mandatorily
       redeemable preferred
       securities of subsidiary
       trusts.......................                                             --      200.0         350.0
     Preferred stock................                                           93.2       93.2          93.2
     Common stock...................                                           57.5       57.5            --
Shareholders' equity................                                        1,891.9    1,881.2       2,968.0
OTHER FINANCIAL DATA (A)
Premiums collected (b).............. $3,671.8   $3,671.8       $4,418.1   $ 1,781.7  $ 1,781.7      $2,170.8
Operating earnings (c)..............    231.0      226.9          274.1       136.0      133.9         165.3
Operating earnings per fully diluted
  common share (c)..................     3.04       2.99           2.65        1.75       1.72          1.59
Shareholders' equity excluding
  unrealized appreciation
  (depreciation) of fixed maturity
  securities (d)....................                                        1,948.3    1,937.6       3,024.4
Book value per common share
  outstanding, excluding unrealized
  appreciation (depreciation) of
  fixed maturity securities (d).....                                          25.13      24.97         30.74
Ratio of debt for which Conseco is
  directly liable to total capital
  of Conseco only (e):
     As reported....................                                           .38X       .32X          .39X
     Excluding unrealized
       appreciation (depreciation)
       (d)..........................                                           .37X       .31X          .39X
     Excluding unrealized
       appreciation (depreciation)
       and assuming conversion of
       ATC's Convertible
       Subordinated Debentures into
       Conseco Common Stock (d),
       (k)..........................                                                                    .34X
Ratio of debt for which Conseco is
  directly liable and Preferred
  Securities to total capital of
  Conseco only (f):
     As reported....................                                                      .38X          .45X
     Excluding unrealized
       appreciation (depreciation)
       (d)..........................                                                      .37X          .45X
     Excluding unrealized
       appreciation (depreciation)
       and assuming conversion of
       ATC's Convertible
       Subordinated Debentures into
       Conseco Common Stock (d),
       (k)..........................                                                                    .41X
Adjusted statutory capital
  (at period end) (g)............... $1,508.6   $1,508.6       $1,834.9   $ 1,515.6  $ 1,515.6      $1,849.5
Adjusted statutory earnings (h).....    480.7      480.7          533.8       253.4      253.4         301.2
Ratio of adjusted statutory earnings
  to cash interest (i)..............    3.36X      3.68X          3.26X       3.74X      4.11X         3.78X
Ratio of adjusted statutory earnings
  to cash interest and dividends on
  the Preferred Securities(j).......    3.36X      3.22X          2.72X       3.74X      3.58X         3.14X

                                        YEAR ENDED DECEMBER 31, 1995        SIX MONTHS ENDED JUNE 30, 1996
                                     -----------------------------------  -----------------------------------
                                     PRO FORMA             PRO FORMA FOR  PRO FORMA             PRO FORMA FOR
                                      CONSECO              THE OFFERING    CONSECO              THE OFFERING
                                      BEFORE    PRO FORMA    AND OTHER     BEFORE    PRO FORMA    AND OTHER
                                        THE      FOR THE      PLANNED        THE      FOR THE      PLANNED
                                     OFFERING   OFFERING   TRANSACTIONS   OFFERING   OFFERING   TRANSACTIONS
                                     ---------  ---------  -------------  ---------  ---------  -------------
                                                 (AMOUNTS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
Fixed charge ratios:
  Ratio of earnings to fixed
     charges........................    1.53X      1.55X          1.61X       1.57X      1.59X         1.68X
  Ratio of earnings to fixed
     charges, excluding interest on
     annuities and financial
     products(l)....................    3.74X      4.01X          3.94X       4.17X      4.51X         4.43X
  Ratio of earnings to fixed charges
     and preferred stock
     dividends......................    1.46X      1.43X          1.46X       1.50X      1.47X         1.52X
  Ratio of earnings to fixed charges
     and preferred stock dividends,
     excluding interest on annuities
     and financial products(l)......    3.00X      2.78X          2.64X       3.29X      3.03X         2.91X


---------------
(a) Amounts under this heading are included to assist the reader in analyzing the Company's pro forma financial position and pro forma results of operations. Such amounts are not intended to, and do not, represent pro forma insurance policy income, pro forma net income, pro forma net income per share, pro forma shareholders' equity or pro forma book value per share prepared in accordance with GAAP.
(b) Includes premiums received from annuities and universal life policies, which are not reported as revenues under GAAP.
(c) Represents pro forma income before extraordinary charge, excluding net trading income (net of income taxes), net realized gains (less that portion of change in future policy benefits, amortization of cost of policies purchased and cost of policies produced and income taxes relating to such gains) and restructuring activities (net of income taxes).
(d) Excludes the effect of reporting fixed maturities at fair value and recording the unrealized gain or loss on such securities as a component of shareholders' equity, net of tax and other adjustments, which the Company began to do in 1992. Such adjustments are in accordance with SFAS 115, as described in the notes to the consolidated financial statements included in the Company's Annual Report which is incorporated herein by reference.
(e) Represents the ratio of pro forma notes payable for which Conseco is directly liable to the sum of pro forma shareholders' equity, pro forma notes payable for which Conseco is directly liable, minority interest related to preferred stock issued by a subsidiary of ALH and (in the case of the columns headed "Pro forma for the Offering" and "Pro forma for the Offering and other planned transactions") the Preferred Securities.
(f) Represents the ratio of pro forma notes payable for which the Company is directly liable and the Preferred Securities to the sum of pro forma shareholders' equity, pro forma notes payable for which the Company is directly liable, minority interest related to preferred stock issued by a subsidiary of ALH and the Preferred Securities.
(g) Includes: (1) statutory capital and surplus; (2) AVR and IMR; and (3) the portion of surplus debentures carried by the life companies as a liability to the Company. Such statutory data reflect the combined data derived from the annual statements of the Company's pro forma life insurance subsidiaries as filed with insurance regulatory agencies and prepared in accordance with statutory accounting practices.
(h) Represents gains from operations before interest expense (except interest on annuities and financial products) and income taxes of the Company's pro forma life insurance subsidiaries as reported for statutory accounting purposes plus income before interest expense and income taxes of the Company's pro forma non-life subsidiaries.
(i) Represents the pro forma ratio of adjusted statutory earnings to cash interest. Cash interest includes interest, except interest on annuities and financial products, of the Company and its pro forma subsidiaries that is required to be paid in cash.
(j) Represents the pro forma ratio of adjusted statutory earnings to the sum of cash interest and dividends on the Preferred Securities. Cash interest includes interest, except interest on annuities and financial products, of the Company and its pro forma subsidiaries that is required to be paid in cash.

(k) Assumes ATC's Convertible Subordinated Debentures, which will be convertible into an assumed 5.0 million shares of Company Common Stock with a value of $240 million, are converted. ATC's Convertible Subordinated Debentures are callable on October 1, 1998.

(l) Excludes interest credited to annuity and financial products as follows (dollars in millions):



                                                                   YEAR ENDED        SIX MONTHS ENDED
                                                                DECEMBER 31, 1995     JUNE 30, 1996
                                                                -----------------    ----------------
    Pro forma Conseco before the Offering....................        $ 758.5              $378.3
    Pro forma for the Offering...............................          758.5               378.3
    Pro forma for the Offering and other planned
      transactions...........................................          758.5               378.3

                      PENDING ACQUISITIONS BY THE COMPANY

     The Company has agreed to acquire ATC, CAF and THI. Certain information relating to the business and operations of these companies is summarized below. Additional information concerning ATC, CAF and THI, is included in certain documents filed by these companies with the Commission, which documents are incorporated by reference herein. See "Incorporation of Certain Documents by Reference."

AMERICAN TRAVELLERS CORPORATION

  Background

     ATC is a leading marketer and underwriter of long term care insurance. ATC's long term care products consist of both nursing home and home health care policies which provide limited benefit payments primarily to senior citizens. ATC also markets and underwrites other supplemental accident and health insurance policies, as well as life insurance. ATC had total assets of $867.4 million at June 30, 1996.

     ATC is licensed to market its products in 46 states, the District of Columbia, and the U.S. and British Virgin Islands. Products are sold primarily through a network of over 20,000 independent agents. Operations are conducted through ATC's insurance subsidiaries, American Travellers Life Insurance Company, United General Life Insurance Company and American Travellers Insurance Company of New York, and through its insurance agency subsidiary, American Travellers Insurance Services Company, Inc. ("ATIS").

     ATC acquired the long term care business of J.C. Penney Insurance Companies and THI effective October 1, 1994 and 1995, respectively. At June 30, 1996, annualized long term care premiums in force relating to such business were $112.7 million.

  Distribution and Marketing

     Policies are marketed primarily through a network of over 20,000 independent agents. Products are also marketed, but to a lesser extent, by sponsored agents through ATIS and by sponsored agents who market products to members of the Veterans of Foreign Wars of Pennsylvania, an organization which endorses ATC's products. In most cases, independent agents do not produce business exclusively for ATC and are free to contract with other carriers, including competing carriers. These agents are responsible for generating their own leads. By contrast, sponsored agents produce business only for ATC, are provided with leads and receive lower commissions than do independent agents.

  Products

     ATC's primary focus has been, and continues to be, the sale of long term care insurance. As of December 31, 1995, 89.3 percent of ATC's $371.8 million of annualized premium in force was attributable to long term care insurance, including nursing home care and home health care policies. ATC's other lines of insurance include (i) Medicare supplement, (ii) hospital indemnity, (iii) cancer, (iv) disability income, (v) various accident and health riders, and (vi) life insurance. Coverage is generally provided on an individual rather than on a group basis.

     Most policies provide for guaranteed renewals, whereby ATC may not refuse to renew a policy or any group of policies (except for non-payment of premiums). ATC does, however, have the right to increase premium rates based on claim experience. Rate increases must apply to all policies underwritten on the same policy form in a given state, and are subject to the approval of the applicable insurance regulatory authority.

     ATC's long term care products generally fall into one of three categories;
(i) nursing home care coverage, (ii) home health care coverage, or (iii) a combination of both nursing home and home health care benefits. Nursing home care coverage primarily provides for a fixed indemnity benefit during periods of covered nursing home confinement. Home health care coverage primarily provides for benefit payments based on expenses incurred, subject to maximum hourly or daily limits. ATC's products are offered with various benefit configurations and are designed to be affordable and useful to a wide spectrum of policyholders. Some products also provide benefits for such expenses as prescription drugs that are prescribed for use while the policyholder is confined in a nursing home or is receiving home health care, ambulance service and homemaker services. In addition, some policies include a rider, known as the "Alternative Plan of Care," that provides benefits for facilities or services other than nursing home care to the extent the insured would otherwise have required nursing home confinement.

     Recent Development



     On November 6, 1996, ATC reported net income for the quarter ended September 30, 1996 of $9.2 million, up 61 percent compared with net income of $5.7 million for the same period in the prior year. For the nine months ended September 30, 1996, ATC reported net income of $26.0 million, up 58 percent compared with net income of $16.5 million for the same period in the prior year. Total revenues for the nine month period ending September 30, 1996 were $317.8 million, up 60 percent compared with total revenues of $199.1 million for the same period in the prior year.


SELECTED HISTORICAL FINANCIAL INFORMATION OF ATC


     The selected historical financial information set forth below was derived from the consolidated financial statements of ATC. The consolidated balance sheets of ATC at December 31, 1994 and 1995, and the consolidated statements of income, shareholders' equity and cash flows for the years ended December 31, 1993, 1994 and 1995 and notes thereto were audited by Arthur Andersen LLP, independent public accountants, and are included in ATC's Annual Report, which is incorporated by reference herein. The selected historical financial information is qualified in its entirety by, and should be read in conjunction with, ATC's Annual Report. The consolidated financial information set forth below for the six months ended June 30, 1995 and 1996, is unaudited; however, in the opinion of ATC's management, such financial information contains all adjustments, consisting only of normal recurring items, necessary to present fairly the financial information for such periods. The results of operations for the six months ended June 30, 1996 may not be indicative of the results of operations to be expected for a full year.


     The comparison of consolidated financial information set forth below is significantly affected by the acquisition of the long term care business of the J.C. Penney Insurance Companies in 1994 and THI in 1995. A description of the acquisition of these blocks of business is contained in the notes to the consolidated financial statements included in ATC's Annual Report incorporated by reference herein.

                                                                                        SIX MONTHS
                                                                                          ENDED
                                              YEARS ENDED DECEMBER 31,                   JUNE 30,
                                   ----------------------------------------------    ----------------
                                    1991      1992      1993      1994      1995      1995      1996
                                   ------    ------    ------    ------    ------    ------    ------
                                   (AMOUNTS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
STATEMENT OF OPERATIONS DATA
Insurance policy income.........   $117.0    $138.3    $166.4    $201.9    $274.0    $122.7    $186.9
Investment activity:
  Net investment income.........      8.1       8.7       9.4      11.0      23.2       8.1      21.3
  Net realized gains (losses)...      (.1)       .4        .2        --        .1        --       1.3
Total revenues..................    125.0     147.4     176.0     212.9     297.3     130.8     209.5
Interest expense................       .2        .2        --       1.0       3.3        .9       4.0
Total benefits and expenses.....    108.3     131.2     152.7     185.9     262.6     115.2     184.6
Income before income taxes......     16.7      16.2      23.3      27.0      34.7      15.6      24.9
Net income......................     11.0      10.7      14.6      18.4      23.7      10.7      16.8
PER SHARE DATA (a)
Net income, primary.............   $  .71    $  .68    $  .92    $ 1.14    $ 1.45    $  .66    $ 1.01
Net income, fully diluted.......      .71       .68       .92      1.14      1.36       .66       .81
Book value per common share
  outstanding at period end.....     5.95      6.66      7.51      8.65     10.77      9.32     10.50
Shares outstanding at period
  end...........................     15.2      15.2      15.5      15.8      15.9      15.9      16.3
Average fully diluted shares
  outstanding...................     15.5      15.6      15.8      16.1      18.4      16.2      23.6

                                                                                        SIX MONTHS
                                                                                          ENDED
                                              YEARS ENDED DECEMBER 31,                   JUNE 30,
                                   ----------------------------------------------    ----------------
                                    1991      1992      1993      1994      1995      1995      1996
                                   ------    ------    ------    ------    ------    ------    ------
                                            (AMOUNTS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
BALANCE SHEET DATA -- PERIOD END
Total assets....................   $219.7    $240.9    $299.0    $400.8    $836.1    $435.5    $867.4
Notes payable (including
  convertible subordinated
  debentures)...................      8.4        --      12.0      20.0     103.5      20.0     103.5
Total liabilities...............    129.3     139.7     182.8     264.5     665.3     287.8     696.4
Shareholders' equity............     90.4     101.2     116.2     136.3     170.8     147.7     171.0
OTHER FINANCIAL DATA (b)
Operating earnings (c)..........   $ 11.1    $ 10.4    $ 14.5    $ 18.4    $ 23.6    $ 10.7    $ 15.9
Operating earnings per fully
  diluted common share (a),
  (c)...........................      .71       .67       .91      1.14      1.35       .66       .77
Shareholders' equity excluding
  unrealized appreciation
  (depreciation) of fixed
  maturity securities (d).......     90.4     101.2     116.2     136.3     160.6     147.7     181.9
Book value per common share
  outstanding excluding
  unrealized appreciation of
  fixed maturity securities (a),
  (d)...........................     5.95      6.66      7.51      8.65     10.13      9.32     11.17
Adjusted statutory capital (at
  period end) (e)...............     29.9      30.5      47.0      58.0      74.3      59.0      87.7
Adjusted statutory earnings
  (loss) (f)....................     (3.3)     (1.1)      4.3      11.3     (29.6)      8.2       7.4

---------------

(a) All share and per share amounts have been restated to reflect the April 10, 1996 three-for-two stock split.

(b) Amounts under this heading are included to assist the reader in analyzing ATC's financial position and results of operations. Such amounts are not intended to, and do not, represent net income, net income per share, shareholders' equity or book value per share prepared in accordance with GAAP.

(c) Represents net income excluding net realized gains (losses), net of income taxes.

(d) Excludes the effects of reporting fixed maturities at fair value and recording the unrealized gain or loss on such securities as a component of shareholders' equity, net of tax and other adjustments, which ATC began to do effective December 31, 1995. Such adjustments are in accordance with SFAS 115, as described in the notes to the consolidated financial statements included in ATC's Annual Report, which is incorporated herein by reference.

(e) Includes: (1) statutory capital and surplus; (2) MSVR at periods ended prior to December 31, 1992; and (3) AVR and IMR at periods ended on or after December 31, 1992. Such statutory data reflect the combined data derived from the annual statements of ATC's consolidated insurance subsidiaries as filed with insurance regulatory agencies and prepared in accordance with statutory accounting practices.

(f) Represents gains from operations before interest expense and income taxes of ATC's consolidated insurance subsidiaries as reported for statutory accounting purposes plus income before interest expense and income taxes of all non-life companies.

CAPITOL AMERICAN FINANCIAL CORPORATION

  Background

     CAF, through its insurance subsidiaries, underwrites, markets and distributes individual and group supplemental health and accident insurance. CAF's principal insurance subsidiary is Capitol American Life Insurance Company ("CALI"), an Arizona domiciled insurance company, which accounted for more than 97% of CAF's earned premiums over the last five years. CALI is licensed to sell its products in 47 states, the District of Columbia, Puerto Rico and the U.S. Virgin Islands, and markets its products through a sales force consisting of independent agents, agent organizations and brokers. CAF had total assets of $980 million at June 30, 1996.


     For the past 20 years, CAF's primary product has been cancer insurance. CAF's other products are accident insurance, intensive care insurance, heart care insurance and hospital indemnity insurance. Approximately 66 percent of the $282.1 million of total premiums collected by CAF in 1995 (and approximately 65 percent of the $146.6 million of total premiums collected in the first six months of 1996) was from the sale of cancer insurance. Premiums from intensive care insurance, other supplemental health policies (including heart care insurance and hospital indemnity insurance) and accident policies accounted for approximately 11 percent, 8 percent and 15 percent, respectively, of total premiums collected in 1995 (and 11 percent, 12 percent and 12 percent, respectively, of total premiums collected in the first six months of 1996).


  Distribution and Marketing

     CAF markets its products through a sales force consisting of independent agents, agent organizations and brokers. This sales force is organized into the consumer marketing division and the business marketing division. Agents in the consumer marketing division market CAF's products directly to individuals on a door-to-door basis, and agents in the business marketing division market CAF's products through businesses and other organizations that permit CAF's products to be marketed to their employees and members, with premiums generally paid on a payroll deduction or other automated basis. Approximately 63 percent of the total premiums collected by CAF in 1995 (and approximately 62 percent of the total premiums collected in the first six months of 1996) were collected by the consumer marketing division.


     The two largest independent agent organizations in the consumer marketing division, Inter-State Service, Inc. ("ISS") and Capitol Marketing, Inc. ("CMI"), each account for 10 percent or more of CAF's sales. For 1995, ISS accounted for
31.7 percent and CMI accounted for 11.9 percent, respectively, of CAF's sales. Sales generated by ISS during 1995 and for the six month period ending June 30, 1996 declined by approximately 20 percent and 33 percent, respectively, and were adversely affected by the settlement agreement described below. The decline in ISS sales is primarily due to a 38 percent decrease in the number of producing agents in connection with the settlement agreement described below.


     On March 7, 1995, CALI and the insurance regulatory authorities of five states (North Dakota, South Dakota, Missouri, Wisconsin, and Iowa) entered into a settlement agreement resolving all issues involving the marketing and sales practices of CALI's independent agents in those states, which had been the subject of market conduct examinations. The settlement does not affect the insurance subsidiaries' authority to sell in the participating states, but it includes certain provisions CALI must fulfill.

     As part of the settlement, CAF has agreed to: establish a compliance program to ensure compliance by CAF and its independent sales agency of insurance regulations in the participating states; refile its current insurance policies with each of the participating states for approval; issue a rider to existing policyholders in those states which provides benefits for conditions which are caused or result from the specified disease or the treatment of the specified disease, and treatment of other diseases or conditions caused, complicated or aggravated by, or resulting from the treatment of the specified disease; offer current policyholders in those states the option to eliminate the Return of Premium ("ROP") rider without affecting the benefits available under the base policy; and to pay a fine of $300,000 plus costs to each of the participating states for a total of $1.6 million. The settlement also provides that CALI's certificate of authority in a participating state (or, in certain cases, all five states) may be suspended for a minimum of one year if CALI is deemed to have committed a material violation of the settlement by a court or in an administrative proceeding and that CALI is to refrain from engaging in certain specified sales practices.

  Products

     CAF's policies are designed to provide lifestyle protection through payments made directly to the policyholder following diagnosis of or treatment for a covered illness or injury. These payments are designed to be used at the policyholder's discretion for any purpose. Set forth below is a brief description of CAF's principal insurance products.

     Cancer Policies. CAF's cancer policies generally pay according to a fixed, predetermined schedule of indemnities after the insured has been diagnosed by a physician as having internal cancer. The cancer policies generally have a first occurrence benefit, which pays a specified sum to the policyholder or a beneficiary under the policy immediately upon the initial diagnosis of internal cancer. While an insured is confined to a hospital for subsequent covered cancer treatment, the benefits provided under CAF's cancer policies generally include the following: (i) a specified payment for each day of hospital confinement;
(ii) reimbursement for actual charges for inpatient drugs and diagnostic testing; (iii) a specified payment for each day an insured is visited by an attending physician or receives special private nurse care; (iv) reimbursement for actual charges incurred for ambulance service in connection with hospital confinement; (v) reimbursement for actual charges for insured and family member transportation to and from a hospital in which an insured is confined; and (vi) reimbursement for actual charges for family member lodging while accompanying an insured confined to a hospital.

     Intensive Care Policies. CAF's intensive care coverage, which is primarily sold as a rider to CAF's cancer insurance policies, generally pays a fixed, predetermined amount for each day an insured is confined to a hospital intensive care unit (regardless of the reason for confinement), subject to certain specified time limits.

     Accident Policies. CAF markets two types of accident policies. The "business marketing" accident policies provide short-term disability benefits based upon age, employment status, job classification and length of disability in addition to accidental death and medical benefits. The "consumer marketing" accident policies provide accidental death and medical benefits only and do not provide short-term disability benefits. Both types pay medical benefits after an insured has suffered a covered injury, either on or off the job, according to a fixed, predetermined schedule of indemnities, based upon the nature of the injury sustained.

     Heart/Stroke Policies. The heart/stroke policies generally pay according to a fixed, predetermined schedule of indemnities after an insured has been diagnosed by a physician as having certain heart diseases or as having had a heart attack or a stroke. They also generally have a first occurrence benefit, which pays a specified sum to the policyholder or a beneficiary under the policy immediately upon an insured being diagnosed as having had a heart attack or a stroke. Similar to CAF's cancer policies, the heart/stroke policies provide certain benefits while an insured is confined to a hospital and also provide a range of medical, medical-related and non-medical benefits, regardless of whether an insured is hospitalized.

     Hospital Indemnity Policies. CAF introduced a hospital indemnity product in 1992 through the business marketing group. The hospital indemnity policies pay a daily benefit for each day an insured is confined to a hospital and an additional benefit for each day that an insured is confined to a hospital intensive care unit.

     Group Policies. CAF's cancer, intensive care, accident, hospital indemnity and heart care products are made available to members of three associations under group policies issued to the associations or trusts on behalf of the associations. Members of the three associations pay a nominal membership fee to join an association and, as members, are entitled to purchase coverage under these policies. A member who purchases this coverage receives a certificate of coverage from CAF. Currently, coverage by CAF under group trust policies is available in eight states. The amount of premiums earned by CAF from sales to association members under group policies has historically accounted for approximately one-third of CAF's annual earned premiums.

  Recent Development



     On October 24, 1996, CAF reported net income for the quarter ended September 30, 1996 of $11.7 million, up 4.6 percent compared with net income of $11.2 million for the same period in the prior year. For the nine months ended September 30, 1996, CAF reported net income of $38.8 million, up 14 percent compared to $34.2 million for the same period in the prior year. Total revenues for the nine month period ended September 30, 1996, were $261.9 million, up 6.7 percent compared to $245.4 million for the same period in the prior year.


SELECTED HISTORICAL FINANCIAL INFORMATION OF CAF


     The selected historical financial information set forth below was derived from the consolidated financial statements of CAF. The consolidated balance sheets of CAF at December 31, 1994 and 1995, and the consolidated statements of operations, shareholders' equity and cash flows for the years ended December 31, 1993, 1994 and 1995 and notes thereto were audited by KPMG Peat Marwick LLP, independent accountants, and are included in CAF's Annual Report, which is incorporated by reference herein. The selected historical financial information is qualified in its entirety by, and should be read in conjunction with, CAF's Annual Report. The consolidated financial information set forth below for the six months ended June 30, 1995 and 1996, is unaudited; however, in the opinion of CAF's management, such financial information contains all adjustments, consisting only of normal recurring items, necessary to present fairly the financial information for such periods. The results of operations for the six months ended June 30, 1996 may not be indicative of the results of operations to be expected for a full year.


                                                                                                  SIX MONTHS
                                                            YEARS ENDED DECEMBER 31,            ENDED JUNE 30,
                                                   ------------------------------------------   ---------------
                                                    1991     1992     1993     1994     1995     1995     1996
                                                   ------   ------   ------   ------   ------   ------   ------
                                                         (AMOUNTS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
STATEMENT OF OPERATIONS DATA
Insurance policy income..........................  $188.4   $219.5   $244.8   $263.3   $282.1   $139.0   $146.6
Investment activity:
  Net investment income..........................    17.5     22.8     33.5     41.0     48.6     23.3     27.2
  Net realized gains.............................      --       --       .6       --       --       --       .1
Total revenues...................................   206.4    242.8    279.4    304.4    330.8    162.4    174.0
Interest expense.................................     1.2      1.6      1.5      2.3      2.4      1.3      1.0
Total benefits and expenses......................   162.2    189.8    210.8    235.7    259.2    126.3    132.4
Income before income taxes and cumulative effect
  of change in accounting for income taxes.......    44.2     53.0     68.6     68.7     71.6     36.1     41.6
Income from cumulative effect of change in
  accounting for income taxes....................     3.7       --       --       --       --       --       --
Net income.......................................    32.6     35.0     43.5     44.8     46.0     23.0     27.1
PER SHARE DATA
Income before cumulative effect of change in
  accounting for income taxes, primary and fully
  diluted........................................  $ 1.77   $ 2.19   $ 2.36   $ 2.50   $ 2.64   $ 1.31   $ 1.55
Net income, primary and fully diluted............    2.00     2.19     2.36     2.50     2.64     1.31     1.55
Dividends declared per common share..............    .050     .255     .280     .320     .360     .180     .200
Book value per common share outstanding at period
  end............................................    5.68     9.61    11.58    13.34    16.71    14.48    16.83
Shares outstanding at period end.................    16.0     18.5     18.2     17.5     17.5     17.5     17.5
Average fully diluted shares outstanding.........    16.3     16.0     18.5     17.9     17.5     17.5     17.5
BALANCE SHEET DATA -- PERIOD END
Total assets.....................................  $397.7   $556.8   $668.5   $793.1   $948.3   $850.6   $980.4
Notes payable....................................    21.0     20.0     22.0     24.0     24.0     28.0     29.5
Total liabilities................................   307.0    379.1    457.2    559.5    656.6    597.8    686.1
Shareholders' equity.............................    90.7    177.7    211.3    233.6    291.7    252.8    294.3
OTHER FINANCIAL DATA (A)
Operating earnings (b)...........................  $ 28.9   $ 35.0   $ 43.1   $ 44.8   $ 46.0   $ 23.0   $ 27.0
Operating earnings per primary and fully diluted
  common share (b)...............................    1.77     2.19     2.33     2.50     2.64     1.31     1.54
Shareholders' equity excluding unrealized
  appreciation of fixed maturity securities
  (c)............................................    90.7    177.7    211.3    233.6    272.9    252.8    297.1
Book value per common share outstanding,
  excluding unrealized appreciation of fixed
  maturity securities (c)........................    5.68     9.61    11.58    13.34    15.63    14.48    16.99
Adjusted statutory capital (at period end) (d)...    48.3    108.7    108.0     93.9     88.5     96.4     99.5
Adjusted statutory earnings (e)..................    20.1     25.6     33.5     29.4     30.9     15.3     21.7

---------------
                                                     Footnotes on Following Page

(a) Amounts under this heading are included to assist the reader in analyzing CAF's financial position and results of operations. Such amounts are not intended to, and do not, represent net income, net income per share, shareholders' equity or book value per share prepared in accordance with GAAP.

(b) Represents net income before cumulative effect of change in accounting for income taxes and net realized gains, net of income taxes.

(c) Excludes the effects of reporting available-for-sale fixed maturities at fair value and recording the unrealized gain or loss on such securities as a component of shareholders' equity, net of tax and other adjustments, which CAF began to do with respect to a portion of its portfolio effective December 31, 1995. Such adjustments are in accordance with SFAS 115, as described in the notes to the consolidated financial statements included in CAF's Annual Report, which is incorporated herein by reference.

(d) Includes: (1) statutory capital and surplus; (2) MSVR at periods ended prior to December 31, 1992; and (3) AVR and IMR at periods ended on or after December 31, 1992. Such statutory data reflect the combined data derived from the annual statements of CAF's consolidated insurance subsidiaries as filed with insurance regulatory agencies and prepared in accordance with statutory accounting practices.

(e) Represents gains from operations before interest expense and income taxes of CAF's consolidated insurance subsidiaries as reported for statutory accounting purposes plus income before interest expense and income taxes of all non-life companies.

TRANSPORT HOLDINGS INC.

  Background

     THI, through its life insurance subsidiaries, TLIC Life Insurance Company, Transport Life Insurance Company and Continental Life Insurance Company (all of which are domiciled in Texas), is principally engaged in the underwriting and distribution of supplemental health insurance. On September 29, 1995, Travelers Group, Inc. ("Travelers"), the former parent of THI, distributed all of THI's outstanding common stock to the stockholders of Travelers. THI is licensed to conduct insurance business in the District of Columbia and all states except New York. THI had total assets of $925 million at June 30, 1996.


     THI's supplemental health insurance products include cancer insurance and heart/stroke insurance, and generally provide fixed or limited benefits to the insureds. These supplemental health products are primarily sold by two independent general agencies and accounted for approximately 84 percent of premiums collected in the first six months of 1996. THI has several lines of business with policies in force that it no longer actively offers, including life insurance, major/catastrophic hospital insurance and credit insurance. In addition, THI provides premium processing, claims adjudication and payment, and actuarial services related to certain businesses of Travelers for which it receives monthly fee payments pursuant to contracts which expire in September 1998. In late 1995, THI sold its long term care insurance business to ATC. Such long term care business accounted for approximately $103 million of premiums collected by THI in 1995 prior to the sale.


  Distribution and Marketing

     THI primarily offers its products through two independent agencies: TLC National Marketing Company, Inc. ("TLC") and National Teachers Associates, Inc. ("NTA").

     TLC sells cancer, heart/stroke and accident insurance for THI through approximately 350 full time agents. THI believes TLC's agents sell exclusively THI products. Policies sold by TLC accounted for approximately 48 percent of THI's premium income and approximately 75 percent of THI's new annualized premium for the first six months of 1996. Policies are usually sold door-to-door primarily in Arkansas, Louisiana, New Mexico, Oklahoma, and Texas.

     NTA sells cancer and heart/stroke insurance to school employees. Policies sold by NTA and its affiliates accounted for approximately 36 percent of THI's premium income and approximately 12 percent of THI's new annualized premiums for the first six months of 1996. NTA sells policies for THI, an unaffiliated insurance company and its own life insurance subsidiary. NTA markets THI's products by seeking endorsements from state teachers associations and school districts and, where possible, meeting with school employees during regular hours at the schools. Agents also solicit school employees directly after school hours.

  Products

     THI's cancer insurance products are individual guaranteed renewable accident and health insurance policies and accounted for approximately 62 percent of premium income in the first six months of 1996. Under THI's cancer insurance policies, payments are generally made directly to, or at the direction of, the policyholder following diagnosis of, or treatment for, a covered type of cancer. The amount of benefits provided under THI's cancer insurance policies is not necessarily reflective of the actual cost incurred by the insured as a result of the illness and is not reduced by any other medical insurance payments made to or on behalf of the insured.

     THI's heart/stroke insurance products generally provide for payments directly to the policyholder for treatment of a covered heart disease, heart attack or stroke. The products are guaranteed renewable individual accident and health policies and accounted for approximately 19 percent of premium income in the first six months of 1996.

     Approximately 16 percent of THI's premiums in the first six months of 1996 were from major/catastrophic hospital insurance and life and accident and health insurance products no longer actively marketed by THI, and other accident and health insurance products. This business includes: (1) major/catastrophic hospital insurance provided to individuals and small employers through master group policies; (2) substandard life insurance, which is substantially reinsured; and (3) holiday travel products that provide travel interruption and accidental death benefits to travelers for short time periods.


     Recent Development



     On October 15, 1996, THI reported net income for the quarter ended September 30, 1996 of $5.4 million, up 32 percent compared with net income of $4.1 million for the same period in the prior year. For the nine months ended September 30, 1996, THI reported net income of $14.4 million, down 21 percent compared with net income of $18.2 million for the same period in the prior year. Total revenues for the nine month period ended September 30, 1996, were $113.7 million, down 43 percent compared to $199.7 million in the same period of the prior year.


SELECTED HISTORICAL FINANCIAL INFORMATION OF THI

     The selected historical financial information set forth below reflects a series of transactions which occurred on September 29, 1995, pursuant to which previously separate companies (all of which were wholly-owned subsidiaries of Travelers) were combined with THI and the outstanding common stock of THI was distributed to the shareholders of Travelers. The financial statements of THI for periods prior to the September 29, 1995 transactions, reflect the results of operations and the financial position of the previously separate companies as if such companies had been combined at the beginning of the periods presented using the pooling of interests method. The selected historical financial information was derived from the consolidated financial statements of THI. In conjunction with the September 29, 1995 transactions, THI issued $50 million of its subordinated notes and borrowed $62 million from a syndicate of banks. The proceeds of the borrowings were used, in part, to make a distribution of $96 million to the former parent and to pay expenses of $6.5 million associated with the September 29, 1995 transactions. During the fourth quarter of 1995, THI sold its long term care business to ATC. These transactions significantly affect the comparability of the results of operations in 1996 with prior periods. For a description of these transactions, see THI's Annual Report. See "Incorporation of Certain Documents by Reference."


     The consolidated balance sheets of THI at December 31, 1994 and 1995, and the consolidated statements of income, shareholders' equity and cash flows for the years ended December 31, 1993, 1994 and 1995 and notes thereto were audited by KPMG Peat Marwick LLP, independent public accountants, and are included in THI's Annual Report which is incorporated by reference herein. The consolidated financial information is qualified in its entirely by, and should be read in conjunction with, THI's Annual Report. The selected historical financial information set forth below as of December 31, 1992, and as of and for the year ended December 31, 1991, and the six months ended June 30, 1995 and 1996, is unaudited; however, in the opinion of THI's management, such financial information contains all adjustments, consisting only of normal recurring items, necessary to present fairly the financial information for such periods. The results of operations for the six months ended June 30, 1996, may not be indicative of the results of operations to be expected for a full year.

                                                                                                  SIX MONTHS
                                                           YEARS ENDED DECEMBER 31,             ENDED JUNE 30,
                                                  -------------------------------------------   ---------------
                                                   1991     1992     1993     1994     1995      1995     1996
                                                  ------   ------   ------   ------   -------   ------   ------
                                                         (AMOUNTS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
STATEMENT OF OPERATIONS DATA
Insurance policy income.........................  $342.7   $289.0   $256.9   $227.7   $ 190.2   $108.6   $ 55.6
Investment activity:
  Net investment income.........................    42.1     43.7     44.0     46.6      49.7     26.0     19.9
  Net realized gains (losses)...................     2.8     19.7     26.8     (3.4)      6.7       .4       .3
Total revenues..................................   399.6    368.1    331.0    270.9     246.6    135.0     76.4
Interest expense................................      --       --       --       --       2.3       --      4.5
Expenses of spin-off and related transactions...      --       --       --       --       2.2       --       --
Loss on sale of long term care business.........      --       --       --       --      68.5       --       --
Total benefits and expenses.....................   356.5    305.3    281.0    234.9     287.7    113.9     62.5
Income (loss) before income taxes and cumulative
  effect of change in accounting principle......    43.1     62.8     50.0     36.0     (41.1)    21.1     13.9
Cumulative effect of change in accounting
  principle.....................................      --       --      (.3)      --        --       --       --
Net income (loss)...............................    30.3     42.7     32.6     23.0     (26.8)    14.0      9.0
PER SHARE DATA
Net income (loss), primary (a)..................                                      $(17.75)           $ 3.85
Net income (loss), fully diluted (a)............                                       (17.75)             2.42
Book value per fully diluted common share (b)...                                        66.59             61.60
Shares outstanding at period end................                                          1.6               1.6
Average fully diluted shares outstanding........                                          2.0               3.1
BALANCE SHEET DATA -- PERIOD END
Total assets....................................  $740.0   $813.3   $890.7   $885.2   $ 950.5   $949.7   $924.5
Notes payable (including convertible
  subordinated debentures)......................      --       --       --       --     110.3       --    108.3
Total liabilities...............................   502.1    548.3    587.6    595.8     746.4    619.9    756.4
Shareholders' equity............................   237.9    265.0    303.1    289.4     204.1    329.8    168.1
OTHER FINANCIAL DATA (C)
Operating earnings (d)..........................  $ 28.5   $ 29.7   $ 15.5   $ 25.2   $  15.4   $ 13.8   $  8.8
Operating earnings per fully diluted common
  share (a), (d)................................                                         7.50              2.35
Shareholders' equity excluding unrealized
  appreciation (depreciation) of fixed maturity
  securities (e)................................   237.9    265.0    303.1    312.2     180.9    317.5    164.6
Book value per common share outstanding
  excluding unrealized appreciation of fixed
  maturity securities
  (e)...........................................                                        59.14             60.49
Adjusted statutory capital (at period end)
  (f)...........................................    96.9    122.2    132.0    130.7     163.5    129.2    146.7
Adjusted statutory earnings (g).................    28.0     39.3      8.1     24.5      51.8     10.9     19.3

---------------

(a) Per share data for the year ended December 31, 1995, is presented as if the 1,590,461 shares outstanding after the September 29, 1995 distribution were outstanding for the entire year. Operating earnings per fully diluted share data for the year ended December 31, 1995, also include the dilutive effect of the issuance of the subordinated convertible notes from the date of issuance, September 29, 1995. Such equivalent shares were anti-dilutive for purposes of computing net loss per fully diluted share for the year ended December 31, 1995.

(b) Book value per common share reflects the dilution which would occur if the subordinated convertible notes were converted to common stock and outstanding options were exercised.

(c) Amounts under this heading are included to assist the reader in analyzing THI's financial position and result of operations. Such amounts are not intended to, and do not, represent net income, net income per share, shareholders' equity or book value per share prepared in accordance with GAAP.

(d) Represents income before cumulative effect of change in accounting principle, excluding: (i) net realized gains (losses), net of income taxes;
     (ii) the loss on the sale of long term care business, net of income taxes; and (iii) expenses related to THI's September 29, 1995 spin-off and related transactions, net of income taxes.

(e) Excludes the effects of reporting fixed maturities at fair value and recording the unrealized gain or loss on such securities as a component of shareholders' equity, net of tax and other adjustments, which THI began to do effective January 1, 1994. Such adjustments are in accordance with SFAS 115, as described in the notes to the consolidated financial statements included in THI's Annual Report which is incorporated herein by reference.

(f) Includes: (1) statutory capital and surplus; (2) MSVR at periods ended prior to December 31, 1992; and (3) AVR and IMR at periods ended on or after December 31, 1992. Such statutory data reflect the combined data derived from the annual statements of THI's consolidated insurance subsidiaries as filed with insurance regulatory agencies and prepared in accordance with statutory accounting practices.

(g) Represents gains from operations before interest expense and income taxes of THI's consolidated insurance subsidiaries as reported for statutory accounting purpose plus income before interest expense, expenses related to THI's September 29, 1995 spin-off, and income taxes of all non-life companies.

     UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS OF THE COMPANY

     The unaudited pro forma consolidated statements of operations of the Company for the year ended December 31, 1995, and for the six months ended June 30, 1996, present the consolidated operating results of the Company as if the following planned transactions had occurred on January 1, 1995: (1) the Offering; (2) the Additional Offering; (3) the ATC Merger; (4) the BLH Transaction; (5) the CAF Merger; and (6) the THI Merger.

     The pro forma consolidated statement of operations data for the Company for the year ended December 31, 1995, set forth in the unaudited pro forma consolidated statement of operations under the column "Pro forma Conseco before the Offering" reflect the prior application of certain pro forma adjustments for the following transactions, all of which have already occurred, as if such transactions had occurred on January 1, 1995: (1) the Series D Call; (2) the ALH Transaction; (3) the LPG Merger; (4) the acquisition of all of the outstanding common stock of CCP not previously owned by the Company and related transactions (including the repayment of the borrowings under the Company's existing $250.0 million revolving credit agreement); (5) the increase of the Company's ownership in BLH to 90.5 percent, as a result of purchases of common shares of BLH by the Company and BLH during 1995 and the first three months of 1996; (6) the issuance of 4.37 million shares of Conseco PRIDES in January 1996; (7) the BLH Tender Offer; and (8) the debt restructuring of ALH in the fourth quarter of 1995. Such pro forma adjustments are set forth in: (1) Exhibit 99.2 included in the Company's Current Report on Form 8-K dated September 25, 1996; (2) the Company's Current Report on Form 8-K dated August 2, 1996; and (3) Exhibit 99.1 included in the Company's Current Report on Form 8-K dated April 10, 1996, each of which is incorporated herein by reference. See "Incorporation of Certain Documents by Reference" in the accompanying Prospectus.

     The pro forma consolidated statement of operations data for the Company for the six months ended June 30, 1996, set forth in the unaudited pro forma consolidated statement of operations under the column "Pro forma Conseco before the Offering" reflect the prior application of certain pro forma adjustments for the following transactions, all of which have already occurred, as if such transactions had occurred on January 1, 1995: (1) the Series D Call; (2) the ALH Transaction; (3) the LPG Merger; (4) the issuance of 4.37 million shares of Conseco PRIDES in January 1996; and (5) the BLH Tender Offer. Such pro forma adjustments are set forth in: (1) Exhibit 99.2 included in the Company's Current Report on Form 8-K dated September 25, 1996; (2) the Company's Current Report on Form 8-K dated August 2, 1996; and (3) Exhibit 99.1 included in the Company's Form 10-Q for the quarterly period ended June 30, 1996.

     The unaudited pro forma consolidated balance sheet of the Company as of June 30, 1996, gives effect to the following planned transactions as if each had occurred on June 30, 1996: (1) the Offering; (2) the Additional Offering; (3) the ATC Merger; (4) the BLH Transaction; (5) the CAF Merger; and (6) the THI Merger.

     The unaudited pro forma consolidated balance sheet data as of June 30, 1996, set forth in the unaudited pro forma consolidated balance sheet under the column "Pro forma Conseco before the Offering" reflect the prior application of certain pro forma adjustments for the following transactions, all of which have already occurred, as if such transactions had occurred on June 30, 1996: (1) the Series D Call; (2) the ALH Transaction; and (3) the LPG Merger. Such pro forma adjustments are set forth in: (1) Exhibit 99.2 included in the Company's Current Report on Form 8-K dated September 25, 1996; and (2) the Company's Current Report on Form 8-K dated August 2, 1996, each of which is incorporated herein by reference. See "Incorporation of Certain Documents by Reference" in the accompanying Prospectus.


     The pro forma consolidated financial statements are based on the historical financial statements of the Company, LPG, ATC, CAF and THI and are qualified in their entirety by and should be read in conjunction with, these financial statements and the notes thereto. The pro forma data are not necessarily indicative of the results of operations or financial condition of the Company had these transactions occurred on January 1, 1995, nor the results of future operations. The Company anticipates cost savings and additional benefits as a result of certain of the transactions contemplated in the pro forma financial statements. Such benefits and any other changes that might have resulted from management of the combined companies have not been included as adjustments to the pro forma consolidated financial statements. Certain amounts from the prior periods have been reclassified to conform to the current presentation.


     The unaudited pro forma consolidated financial statements reflect cost allocations for the LPG Merger, the ALH Transaction, the ATC Merger, the BLH Transaction, the CAF Merger and the THI Merger using estimated values of the assets and liabilities of LPG, ATC, ALH, BLH, CAF and THI as of the assumed merger dates based on appraisals and other studies, which are not yet complete. Accordingly, the final allocations will be different than the amounts included in the accompanying pro forma consolidated financial statements. Although the final allocations will differ, the pro forma consolidated financial statements reflect management's best estimate based on currently available information as if the LPG Merger, the ALH Transaction, the ATC Merger, the BLH Transaction, the CAF Merger and the THI Merger had occurred on the assumed merger dates.

                                    CONSECO
                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                     FOR THE SIX MONTHS ENDED JUNE 30, 1996
                (AMOUNTS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)

                                                                                             PRO FORMA
                                               PRO FORMA       PRO FORMA                    ADJUSTMENTS
                                                CONSECO       ADJUSTMENTS      PRO FORMA    RELATING TO   PRO FORMA
                                               BEFORE THE   RELATING TO THE     FOR THE     ADDITIONAL     CONSECO       ATC
                                                OFFERING        OFFERING        OFFERING     OFFERING     SUBTOTAL    HISTORICAL
                                               ----------   ----------------   ----------   -----------   ---------   ----------
Revenues:
 Insurance policy income.....................   $  897.2         $   --         $  897.2       $  --      $  897.2      $186.9
 Investment activity:
   Net investment income.....................      719.4                           719.4                     719.4        21.3
   Net trading losses........................       (7.3)                           (7.3)                     (7.3)
   Net realized gains........................       15.4                            15.4                      15.4         1.3
 Fee revenue.................................       20.1                            20.1                      20.1
 Restructuring income........................       30.4                            30.4                      30.4
 Other income................................       10.2                            10.2                      10.2
                                                 -------          -----          -------       -----       -------      ------
       Total revenues........................    1,685.4             --          1,685.4          --       1,685.4       209.5
                                                 -------          -----          -------       -----       -------      ------
Benefits and expenses:
 Insurance policy benefits and change in
   future policy benefits....................      626.0                           626.0                     626.0       127.3
 Interest expense on annuities and financial
   products..................................      378.3                           378.3                     378.3
 Interest expense on notes payable...........       67.6           (6.2)(1)         61.4        (4.6)(6)      56.8         4.0
 Interest expense on investment borrowings...       10.7                            10.7                      10.7
 Amortization related to operations..........      168.3                           168.3                     168.3        10.9
 Amortization related to realized gains......       15.1                            15.1                      15.1
 Other operating costs and expenses..........      157.9                           157.9                     157.9        42.4
                                                 -------          -----          -------       -----       -------      ------
       Total benefits and expenses...........    1,423.9           (6.2)         1,417.7        (4.6)      1,413.1       184.6
                                                 -------          -----          -------       -----       -------      ------
       Income (loss) before income taxes,
        minority interest and extraordinary
        charge...............................      261.5            6.2            267.7         4.6         272.3        24.9
Income tax expense (benefit).................      100.3            2.2 (2)        102.5         1.6 (7)     104.1         8.1
                                                 -------          -----          -------       -----       -------      ------
       Income (loss) before minority interest
        and extraordinary charge.............      161.2            4.0            165.2         3.0         168.2        16.8
Minority interest in consolidated
 subsidiaries:
 Dividends on Company - obligated mandatorily
   redeemable preferred securities of
   subsidiary trusts.........................         --            6.1 (3)          6.1         4.5 (8)      10.6
 Dividends on preferred stock................        4.4                             4.4                       4.4
 Equity in earnings..........................        7.9                             7.9                       7.9
                                                 -------          -----          -------       -----       -------      ------
       Income (loss) before extraordinary
        charge...............................   $  148.9         $ (2.1)        $  146.8       $(1.5)     $  145.3      $ 16.8
                                                 =======          =====          =======       =====       =======      ======
Earnings per common share and common
 equivalent share:
   Primary:
     Weighted average shares outstanding.....       77.0                            77.0                      77.0
                                                 =======                         =======                   =======
     Income before extraordinary charge......   $   1.93                        $   1.91                  $   1.89
                                                 =======                         =======                   =======
   Fully diluted:
     Weighted average shares outstanding.....       77.8                            77.8                      77.8
                                                 =======                         =======                   =======
     Income before extraordinary charge......   $   1.91                        $   1.89                  $   1.87
                                                 =======                         =======                   =======


                                                  PRO FORMA
                                                 ADJUSTMENTS      PRO FORMA
                                               RELATING TO THE     CONSECO
                                                  ATC MERGER       SUBTOTAL
                                               ----------------   ----------
Revenues:
 Insurance policy income.....................       $   --         $1,084.1
 Investment activity:
   Net investment income.....................          0.7 (11)       741.4
   Net trading losses........................                          (7.3)
   Net realized gains........................          2.3 (11)        19.0
 Fee revenue.................................                          20.1
 Restructuring income........................                          30.4
 Other income................................                          10.2
                                                    ------          -------
       Total revenues........................          3.0          1,897.9
                                                    ------          -------
Benefits and expenses:
 Insurance policy benefits and change in
   future policy benefits....................                         753.3
 Interest expense on annuities and financial
   products..................................                         378.3
 Interest expense on notes payable...........          1.0 (12)        59.3
                                                      (2.5)(13)
 Interest expense on investment borrowings...                          10.7
 Amortization related to operations..........        (10.9)(14)       188.7
                                                      13.2 (14)
                                                       7.2 (15)
 Amortization related to realized gains......                          15.1
 Other operating costs and expenses..........                         200.3
                                                    ------          -------
       Total benefits and expenses...........          8.0          1,605.7
                                                    ------          -------
       Income (loss) before income taxes,
        minority interest and extraordinary
        charge...............................         (5.0)           292.2
Income tax expense (benefit).................          0.8(16)        113.0
                                                    ------          -------
       Income (loss) before minority interest
        and extraordinary charge.............         (5.8)           179.2
Minority interest in consolidated
 subsidiaries:
 Dividends on Company - obligated mandatorily
   redeemable preferred securities of
   subsidiary trusts.........................                          10.6
 Dividends on preferred stock................                           4.4
 Equity in earnings..........................                           7.9
                                                    ------          -------
       Income (loss) before extraordinary
        charge...............................       $ (5.8)        $  156.3
                                                    ======          =======
Earnings per common share and common
 equivalent share:
   Primary:
     Weighted average shares outstanding.....         13.1(17)         90.1
                                                    ======          =======
     Income before extraordinary charge......                      $   1.73
                                                                    =======
   Fully diluted:
     Weighted average shares outstanding.....         18.1(17)         95.9
                                                    ======          =======
     Income before extraordinary charge......                      $   1.66
                                                                    =======

                                           (continued on the page which follows)

   The accompanying notes are an integral part of the pro forma consolidated financial statements.

                                    CONSECO
           PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS (CONTINUED)
                     FOR THE SIX MONTHS ENDED JUNE 30, 1996
                (AMOUNTS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)

                                              PRO FORMA                                    PRO FORMA
                                             ADJUSTMENTS       PRO FORMA                  ADJUSTMENTS       PRO FORMA
                                           RELATING TO THE      CONSECO       CAF       RELATING TO THE      CONSECO       THI
                                           BLH TRANSACTION     SUBTOTAL    HISTORICAL     CAF MERGER        SUBTOTAL    HISTORICAL
                                           ---------------     ---------   ----------   ---------------     ---------   ----------
Revenues:
 Insurance policy income.................       $  --           $1,084.1     $146.6         $    --         $1,230.7      $ 55.6
 Investment activity:
   Net investment income.................         0.1(26)         741.5        27.3            (1.7)(32)       767.1        19.9
   Net trading losses....................                          (7.3)                                        (7.3)
   Net realized gains....................                          19.0         0.1            (0.1)(32)        19.0         0.3
 Fee revenue.............................                          20.1                                         20.1
 Restructuring income....................                          30.4                                         30.4
 Other income............................                          10.2                                         10.2         0.6
                                                -----           -------      ------          ------          -------       -----
       Total revenues....................         0.1           1,898.0       174.0            (1.8)         2,070.2        76.4
                                                -----           -------      ------          ------          -------       -----
Benefits and expenses:
 Insurance policy benefits and change in
   future policy benefits................        (1.0)(26)        752.3        80.9            (1.5)(33)       831.7        37.1
 Interest expense on annuities and
   financial products....................                         378.3                                        378.3
 Interest expense on notes payable.......                          59.3         1.0            (1.0)(34)        77.9         4.5
                                                                                               18.6 (35)
 Interest expense on investment
   borrowings............................                          10.7                                         10.7
 Amortization related to operations......         0.1(26)         188.8        12.3           (12.3)(36)       207.9         4.2
                                                                                               16.2 (36)
                                                                                                2.9 (37)
 Amortization related to realized
   gains.................................         0.1(26)          15.2                                         15.2
 Other operating costs and expenses......         1.1(26)         201.4        38.2                            239.6        16.7
                                                -----           -------      ------          ------          -------       -----
       Total benefits and expenses.......         0.3           1,606.0       132.4            22.9          1,761.3        62.5
                                                -----           -------      ------          ------          -------       -----
       Income (loss) before income taxes,
        minority interest and
        extraordinary charge.............        (0.2)            292.0        41.6           (24.7)           308.9        13.9
Income tax expense (benefit).............         0.1(27)         113.1        14.5            (7.6)(38)       120.0         4.9
                                                -----           -------      ------          ------          -------       -----
       Income (loss) before minority
        interest and extraordinary
        charge...........................        (0.3)            178.9        27.1           (17.1)           188.9         9.0
Minority interest in consolidated
 subsidiaries:
 Dividends on Company - obligated
   mandatorily redeemable preferred
   securities of subsidiary trusts.......                          10.6                                         10.6
 Dividends on preferred stock............                           4.4                                          4.4
 Equity in earnings......................        (7.9)(28)           --                                           --
                                                -----           -------      ------          ------          -------       -----
       Income (loss) before extraordinary
        charge...........................       $ 7.6           $ 163.9      $ 27.1         $ (17.1)         $ 173.9      $  9.0
                                                =====           =======      ======          ======          =======       =====
Earnings per common share and common
 equivalent share:
   Primary:
     Weighted average shares
       outstanding.......................         2.6(29)          92.7                         2.4 (39)        95.1
                                                =====           =======                      ======          =======
     Income before extraordinary
       charge............................                       $  1.77                                      $  1.83
                                                                =======                                      =======
   Fully diluted:
     Weighted average shares
       outstanding.......................         2.6(29)          98.5                         2.4 (39)       100.9
                                                =====           =======                      ======          =======
     Income before extraordinary
       charge............................                       $  1.69                                      $  1.75
                                                                =======                                      =======

                                                            PRO FORMA
                                            PRO FORMA        FOR THE
                                           ADJUSTMENTS     OFFERING AND
                                           RELATING TO        OTHER
                                             THE THI         PLANNED
                                             MERGER        TRANSACTIONS
                                           -----------     ------------
Revenues:
 Insurance policy income.................     $  --          $1,286.3
 Investment activity:
   Net investment income.................      (3.3)(51)        783.7
   Net trading losses....................                        (7.3)
   Net realized gains....................      (0.3)(51)         19.0
 Fee revenue.............................                        20.1
 Restructuring income....................                        30.4
 Other income............................                        10.8
                                              -----           -------
       Total revenues....................      (3.6)          2,143.0
                                              -----           -------
Benefits and expenses:
 Insurance policy benefits and change in
   future policy benefits................                       868.8
 Interest expense on annuities and
   financial products....................                       378.3
 Interest expense on notes payable.......      (4.5)(52)         78.5
                                                0.6(52)
 Interest expense on investment
   borrowings............................                        10.7
 Amortization related to operations......      (4.2)(53)        214.9
                                                7.0(53)

 Amortization related to realized
   gains.................................                        15.2
 Other operating costs and expenses......                       256.3
                                              -----           -------
       Total benefits and expenses.......      (1.1)          1,822.7
                                              -----           -------
       Income (loss) before income taxes,
        minority interest and
        extraordinary charge.............      (2.5)            320.3
Income tax expense (benefit).............      (0.9)(54)        124.0
                                              -----           -------
       Income (loss) before minority
        interest and extraordinary
        charge...........................      (1.6)            196.3
Minority interest in consolidated
 subsidiaries:
 Dividends on Company - obligated
   mandatorily redeemable preferred
   securities of subsidiary trusts.......                        10.6
 Dividends on preferred stock............                         4.4
 Equity in earnings......................                          --
                                              -----           -------
       Income (loss) before extraordinary
        charge...........................     $(1.6)         $  181.3
                                              =====           =======
Earnings per common share and common
 equivalent share:
   Primary:
     Weighted average shares
       outstanding.......................       4.7(55)          99.8
                                              =====           =======
     Income before extraordinary
       charge............................                    $   1.82
                                                              =======
   Fully diluted:
     Weighted average shares
       outstanding.......................       4.7(55)         105.6
                                              =====           =======
     Income before extraordinary
       charge............................                    $   1.74
                                                              =======

   The accompanying notes are an integral part of the pro forma consolidated financial statements.

                                    CONSECO
                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1995
                (AMOUNTS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)

                                                                                             PRO FORMA
                                               PRO FORMA       PRO FORMA                    ADJUSTMENTS
                                                CONSECO       ADJUSTMENTS      PRO FORMA    RELATING TO   PRO FORMA
                                               BEFORE THE   RELATING TO THE     FOR THE     ADDITIONAL     CONSECO       ATC
                                                OFFERING        OFFERING        OFFERING     OFFERING     SUBTOTAL    HISTORICAL
                                               ----------   ----------------   ----------   -----------   ---------   ----------
Revenues:
 Insurance policy income.....................   $1,752.8         $   --         $1,752.8       $  --      $1,752.8      $273.9
 Investment activity:
   Net investment income.....................    1,461.1                         1,461.1                   1,461.1        23.2
   Net trading income........................        2.5                             2.5                       2.5
   Net realized gains........................      220.3                           220.3                     220.3         0.2
 Fee revenue.................................       33.9                            33.9                      33.9
 Restructuring income........................       15.2                            15.2                      15.2
 Other income................................       12.6                            12.6                      12.6
                                                 -------         ------          -------      ------       -------      ------
     Total revenues..........................    3,498.4             --          3,498.4          --       3,498.4       297.3
                                                 -------         ------          -------      ------       -------      ------
Benefits and expenses:
 Insurance policy benefits and change in
   future policy benefits....................    1,261.4                         1,261.4                   1,261.4       172.9
 Interest expense on annuities and financial
   products..................................      758.5                           758.5                     758.5
 Interest expense on notes payable...........      143.5          (12.3)(1)        131.2        (9.2)(6)     122.0         3.3
 Interest expense on investment borrowings...       30.2                            30.2                      30.2
 Amortization related to operations..........      307.3                           307.3                     307.3        22.7
 Amortization related to realized gains......      144.4                           144.4                     144.4
 Loss on sale of long-term care business.....         --                              --                        --
 Expenses of spin-off and related
   transactions..............................         --                              --                        --
 Other operating costs and expenses..........      356.4                           356.4                     356.4        63.7
                                                 -------         ------          -------      ------       -------      ------
     Total benefits and expenses.............    3,001.7          (12.3)         2,989.4        (9.2)      2,980.2       262.6
                                                 -------         ------          -------      ------       -------      ------
     Income (loss) before income taxes,
       minority interest and extraordinary
       charge................................      496.7           12.3            509.0         9.2         518.2        34.7
Income tax expense (benefit).................      192.3            4.3(2)         196.6         3.2(7)      199.8        11.0
                                                 -------         ------          -------      ------       -------      ------
     Income (loss) before minority interest
       and extraordinary charge..............      304.4            8.0            312.4         6.0         318.4        23.7
Minority interest in consolidated
 subsidiaries:
 Dividends on Company - obligated mandatorily
   redeemable preferred securities of
   subsidiary trusts.........................         --           12.1(3)          12.1         9.0(8)       21.1
 Dividends on preferred stock................        8.7                             8.7                       8.7
 Equity in earnings..........................       12.6                            12.6                      12.6
                                                 -------         ------          -------      ------       -------      ------
     Income (loss) before extraordinary
       charge................................   $  283.1         $ (4.1)        $  279.0       $(3.0)     $  276.0      $ 23.7
                                                 =======         ======          =======      ======       =======      ======
Earnings per common share and common
 equivalent share:
   Primary:
     Weighted average shares outstanding.....       75.7                            75.7                      75.7
                                                 =======                         =======                   =======
     Income before extraordinary charge......   $   3.74                        $   3.69                  $   3.65
                                                 =======                         =======                   =======
   Fully diluted:
     Weighted average shares outstanding.....       76.0                            76.0                      76.0
                                                 =======                         =======                   =======
     Income before extraordinary charge......   $   3.72                        $   3.67                  $   3.63
                                                 =======                         =======                   =======

                                                  PRO FORMA
                                                 ADJUSTMENTS      PRO FORMA
                                               RELATING TO THE     CONSECO
                                                  ATC MERGER       SUBTOTAL
                                               ----------------   ----------
Revenues:
 Insurance policy income.....................       $   --         $2,026.7
 Investment activity:
   Net investment income.....................          1.8 (11)     1,486.1
   Net trading income........................                           2.5
   Net realized gains........................          2.0 (11)       222.5
 Fee revenue.................................                          33.9
 Restructuring income........................                          15.2
 Other income................................                          12.6
                                                    ------
     Total revenues..........................          3.8          3,799.5
                                                    ------
Benefits and expenses:
 Insurance policy benefits and change in
   future policy benefits....................                       1,434.3
 Interest expense on annuities and financial
   products..................................                         758.5
 Interest expense on notes payable...........          1.9 (12)       124.0
                                                      (3.2)(13)
 Interest expense on investment borrowings...                          30.2
 Amortization related to operations..........        (22.7)(14)       345.2
                                                      23.5 (14)
                                                      14.4 (15)
 Amortization related to realized gains......                         144.4
 Loss on sale of long-term care business.....                            --
 Expenses of spin-off and related
   transactions..............................                            --
 Other operating costs and expenses..........                         420.1
                                                    ------
     Total benefits and expenses.............         13.9          3,256.7
                                                    ------
     Income (loss) before income taxes,
       minority interest and extraordinary
       charge................................        (10.1)           542.8
Income tax expense (benefit).................          1.5 (16)       212.3
                                                    ------
     Income (loss) before minority interest
       and extraordinary charge..............        (11.6)           330.5
Minority interest in consolidated
 subsidiaries:
 Dividends on Company - obligated mandatorily
   redeemable preferred securities of
   subsidiary trusts.........................                          21.1
 Dividends on preferred stock................                           8.7
 Equity in earnings..........................                          12.6
                                                    ------
     Income (loss) before extraordinary
       charge................................       $(11.6)        $  288.1
                                                    ======
Earnings per common share and common
 equivalent share:
   Primary:
     Weighted average shares outstanding.....         13.1 (17)        88.8
                                                    ======
     Income before extraordinary charge......                      $   3.24
   Fully diluted:
     Weighted average shares outstanding.....         18.1 (17)        94.1
                                                    ======
     Income before extraordinary charge......                      $   3.08


                                           (continued on the page which follows)

   The accompanying notes are an integral part of the pro forma consolidated financial statements.

                                    CONSECO
           PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS (CONTINUED)
                      FOR THE YEAR ENDED DECEMBER 31, 1995
                (AMOUNTS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)

                                              PRO FORMA                                    PRO FORMA
                                             ADJUSTMENTS       PRO FORMA                  ADJUSTMENTS       PRO FORMA
                                           RELATING TO THE      CONSECO       CAF       RELATING TO THE      CONSECO       THI
                                           BLH TRANSACTION     SUBTOTAL    HISTORICAL     CAF MERGER        SUBTOTAL    HISTORICAL
                                           ---------------     ---------   ----------   ---------------     ---------   ----------
Revenues:
 Insurance policy income..................     $  (0.3)(26)     $2,026.4     $282.1         $    --          $2,308.5     $190.2
 Investment activity:
   Net investment income..................        (0.1)(26)     1,486.0        48.6            (3.4)(32)     1,531.2        49.7
   Net trading income.....................                          2.5                                          2.5
   Net realized gains.....................        (0.4)(26)       222.1                        (0.1)(32)       222.0         6.7
 Fee revenue..............................                         33.9                                         33.9
 Restructuring income.....................                         15.2                                         15.2
 Other income.............................        (0.1)(26)        12.5         0.1                             12.6
                                                ------          -------      ------          ------          -------      ------
     Total revenues.......................        (0.9)         3,798.6       330.8            (3.5)         4,125.9       246.6
                                                ------          -------      ------          ------          -------      ------
Benefits and expenses:
 Insurance policy benefits and change in
   future policy benefits.................        (1.7)(26)     1,432.6       155.3            (3.0)(33)     1,584.9       131.9
 Interest expense on annuities and
   financial products.....................         0.3 (26)       758.8                                        758.8
 Interest expense on notes payable........        (0.4)(26)       123.6         2.4            (2.4)(34)       160.7         2.3
                                                                                               37.1 (35)
 Interest expense on investment
   borrowings.............................                         30.2                                         30.2
 Amortization related to operations.......        (2.8)(26)       342.4        21.5           (21.5)(36)       380.2        24.5
                                                                                               32.0 (36)
                                                                                                5.8 (37)
 Amortization related to realized gains...        (0.6)(26)       143.8                                        143.8
 Loss on sale of long-term care
   business...............................                           --                                           --        68.5
 Expenses of spin-off and related
   transactions...........................                           --                                           --         2.2
 Other operating costs and expenses.......         5.9 (26)       426.0        80.0                            506.0        58.3
                                                ------          -------      ------          ------          -------      ------
     Total benefits and expenses..........         0.7          3,257.4       259.2            48.0          3,564.6       287.7
                                                ------          -------      ------          ------          -------      ------
     Income (loss) before income taxes,
       minority interest and extraordinary
       charge.............................        (1.6)           541.2        71.6           (51.5)           561.3       (41.1)
Income tax expense (benefit)..............        (0.6)(27)       211.7        25.6           (16.0)(38)       221.3       (14.3)
                                                ------          -------      ------          ------          -------      ------
     Income (loss) before minority
       interest and extraordinary
       charge.............................        (1.0)           329.5        46.0           (35.5)           340.0       (26.8)
Minority interest in consolidated
 subsidiaries:
 Dividends on Company - obligated
   mandatorily redeemable preferred
   securities of subsidiary trusts........                         21.1                                         21.1
 Dividends on preferred stock.............                          8.7                                          8.7
 Equity in earnings.......................       (12.6)(28)          --                                           --
                                                ------          -------      ------          ------          -------      ------
     Income (loss) before extraordinary
       charge.............................     $  11.6          $ 299.7      $ 46.0         $ (35.5)         $ 310.2      $(26.8)
                                                ======          =======      ======          ======          =======      ======
Earnings per common share and common
 equivalent share:
   Primary:
     Weighted average shares
       outstanding........................         2.6 (29)       91.4                          2.4 (39)        93.8
                                                ======          =======                      ======          =======
     Income before extraordinary charge...                      $  3.28                                      $  3.31
                                                                =======                                      =======
   Fully diluted:
     Weighted average shares
       outstanding........................         2.6 (29)        96.7                         2.4 (39)        99.1
                                                ======          =======                      ======          =======
     Income before extraordinary charge...                      $  3.11                                      $  3.14
                                                                =======                                      =======

                                                             PRO FORMA
                                             PRO FORMA        FOR THE
                                            ADJUSTMENTS       OFFERING
                                            RELATING TO      AND OTHER
                                              THE THI         PLANNED
                                              MERGER        TRANSACTIONS
                                            -----------     ------------
                                           <
Revenues:
 Insurance policy income..................    $               $2,498.7
 Investment activity:
   Net investment income..................       (6.9)(51)     1,574.0
   Net trading income.....................                         2.5
   Net realized gains.....................       (6.7)(51)       222.0
 Fee revenue..............................                        33.9
 Restructuring income.....................                        15.2
 Other income.............................                        12.6
                                               ------          -------
     Total revenues.......................      (13.6)         4,358.9
                                               ------          -------
Benefits and expenses:
 Insurance policy benefits and change in
   future policy benefits.................                     1,716.8
 Interest expense on annuities and
   financial products.....................                       758.8
 Interest expense on notes payable........       (2.3)(52)       161.9
                                                  1.2 (52)
 Interest expense on investment
   borrowings.............................                        30.2
 Amortization related to operations.......      (24.5)(53)       396.1
                                                 15.9 (53)

 Amortization related to realized gains...                       143.8
 Loss on sale of long-term care
   business...............................      (68.5)(56)          --
 Expenses of spin-off and related
   transactions...........................       (2.2)(56)          --
 Other operating costs and expenses.......                       564.3
                                               ------          -------
     Total benefits and expenses..........      (80.4)         3,771.9
                                               ------          -------
     Income (loss) before income taxes,
       minority interest and extraordinary
       charge.............................       66.8            587.0
Income tax expense (benefit)..............       22.7 (54)       229.7
                                               ------          -------
     Income (loss) before minority
       interest and extraordinary
       charge.............................       44.1            357.3
Minority interest in consolidated
 subsidiaries:
 Dividends on Company - obligated
   mandatorily redeemable preferred
   securities of subsidiary trusts........                        21.1
 Dividends on preferred stock.............                         8.7
 Equity in earnings.......................                          --
                                               ------          -------
     Income (loss) before extraordinary
       charge.............................    $  44.1         $  327.5
                                               ======          =======
Earnings per common share and common
 equivalent share:
   Primary:
     Weighted average shares
       outstanding........................        4.7 (55)        98.5
                                               ======          =======
     Income before extraordinary charge...                    $   3.33
                                                               =======
   Fully diluted:
     Weighted average shares
       outstanding........................        4.7 (55)       103.8
                                               ======          =======
     Income before extraordinary charge...                    $   3.17
                                                               =======

   The accompanying notes are an integral part of the pro forma consolidated financial statements.

                                    CONSECO
                      PRO FORMA CONSOLIDATED BALANCE SHEET
                                 JUNE 30, 1996
                             (DOLLARS IN MILLIONS)
                                  (UNAUDITED)

                                                                                     PRO FORMA
                                     PRO FORMA         PRO FORMA                    ADJUSTMENTS
                                      CONSECO         ADJUSTMENTS      PRO FORMA    RELATING TO     PRO FORMA
                                     BEFORE THE     RELATING TO THE     FOR THE     ADDITIONAL       CONSECO        ATC
                                      OFFERING         OFFERING        OFFERING      OFFERING       SUBTOTAL     HISTORICAL
                                     ----------     ---------------    ---------    -----------     ---------    ----------
Assets
 Investments:
   Actively managed fixed maturity
     securities at fair value......   $15,872.3        $      --       $15,872.3     $      --      $15,872.3     $   651.8
   Held-to-maturity fixed maturity
     securities....................          --                               --                           --
   Equity securities at fair
     value.........................        99.6                             99.6                         99.6
   Mortgage loans..................       404.2                            404.2                        404.2           0.4
   Credit-tenant loans.............       309.7                            309.7                        309.7
   Policy loans....................       528.7                            528.7                        528.7
   Other invested assets...........       191.0                            191.0                        191.0
   Trading account securities......         0.7                              0.7                          0.7
   Short-term investments..........       204.6            189.3 (4)       204.6         141.9 (9)      204.6          17.5
                                                          (189.3)(4)                    (141.9)(9)
   Assets held in separate
     accounts......................       271.6                            271.6                        271.6
                                      ---------        ---------       ---------     ---------      ---------     ---------
     Total investments.............    17,882.4               --        17,882.4            --       17,882.4         669.7
 Accrued investment income.........       284.1                            284.1                        284.1           7.4
 Cost of policies purchased........     1,893.6                          1,893.6                      1,893.6          11.2
 Cost of policies produced.........       483.2                            483.2                        483.2         160.8
 Reinsurance receivables...........       374.6                            374.6                        374.6
 Income taxes......................       209.7                            209.7                        209.7
 Goodwill..........................     1,566.8                          1,566.8                      1,566.8
 Property and equipment............        89.0                             89.0                         89.0           4.0
 Securities segregated for future
   redemption of redeemable
   preferred stock of a Partnership
   II entity.......................        40.7                             40.7                         40.7
 Other assets......................       234.2                            234.2                        234.2          14.3
                                      ---------        ---------       ---------     ---------      ---------     ---------
     Total assets..................   $23,058.3        $      --       $23,058.3     $      --      $23,058.3     $   867.4
                                      =========        =========       =========     =========      =========     =========


                                        PRO FORMA
                                       ADJUSTMENTS       PRO FORMA
                                     RELATING TO THE      CONSECO
                                       ATC MERGER        SUBTOTAL
                                     ---------------     ---------
                                     <
Assets
 Investments:
   Actively managed fixed maturity
     securities at fair value......     $      --        $16,524.1
   Held-to-maturity fixed maturity
     securities....................                             --
   Equity securities at fair
     value.........................                           99.6
   Mortgage loans..................                          404.6
   Credit-tenant loans.............                          309.7
   Policy loans....................                          528.7
   Other invested assets...........                          191.0
   Trading account securities......                            0.7
   Short-term investments..........         (30.4)(18)       222.1
                                             30.4 (19)
   Assets held in separate
     accounts......................                          271.6
                                        ---------        ---------
     Total investments.............            --         18,552.1
 Accrued investment income.........                          291.5
 Cost of policies purchased........         256.2 (20)     2,149.8
                                            (11.2)(20)
 Cost of policies produced.........        (160.8)(21)       483.2
 Reinsurance receivables...........                          374.6
 Income taxes......................         (25.6)(22)       163.1
                                            (21.0)(22)
 Goodwill..........................         577.3 (23)     2,144.1
 Property and equipment............                           93.0
 Securities segregated for future
   redemption of redeemable
   preferred stock of a Partnership
   II entity.......................                           40.7
 Other assets......................                          248.5
                                        ---------        ---------
     Total assets..................     $   614.9        $24,540.6
                                        =========        =========

                                           (continued on the page which follows)

   The accompanying notes are an integral part of the pro forma consolidated financial statements.

                                    CONSECO
                      PRO FORMA CONSOLIDATED BALANCE SHEET (CONTINUED)
                                 JUNE 30, 1996
                             (DOLLARS IN MILLIONS)
                                  (UNAUDITED)

                                   PRO FORMA                                      PRO FORMA
                                  ADJUSTMENTS       PRO FORMA                    ADJUSTMENTS       PRO FORMA
                                RELATING TO THE      CONSECO        CAF        RELATING TO THE      CONSECO        THI
                                BLH TRANSACTION     SUBTOTAL     HISTORICAL      CAF MERGER        SUBTOTAL     HISTORICAL
                                ---------------     ---------    ----------    ---------------     ---------    ----------
Assets
 Investments:
   Actively managed fixed
     maturity securities at
     fair value................    $      --        $16,524.1     $   318.1       $   351.8 (40)   $17,291.1     $   480.5
                                                                                       97.1 (41)
   Held-to-maturity fixed
     maturity securities.......                            --         351.8          (351.8)(40)          --
   Equity securities at fair
     value.....................                          99.6                                           99.6           0.9
   Mortgage loans..............                         404.6                                          404.6           8.6
   Credit-tenant loans.........                         309.7                                          309.7
   Policy loans................                         528.7                                          528.7          17.8
   Other invested assets.......                         191.0                                          191.0           5.1
   Trading account
     securities................                           0.7                                            0.7
   Short-term investments......                         222.1           2.2          (534.0)(42)       224.3          21.0
                                                                                      (26.0)(42)
                                                                                      (29.5)(42)
                                                                                      589.5 (43)
   Assets held in separate
     accounts..................                         271.6                                          271.6
                                   ---------        ---------     ---------       ---------        ---------     ---------
     Total investments.........           --         18,552.1         672.1            97.1         19,321.3         533.9
 Accrued investment income.....                         291.5           8.3                            299.8           6.4
 Cost of policies purchased....         65.0 (26)     2,214.8                         483.3 (44)     2,698.1          11.3
 Cost of policies produced.....        (50.0)(26)       433.2         266.4          (266.4)(45)       433.2          28.8
 Reinsurance receivables.......                         374.6                                          374.6         319.7
 Income taxes..................         (5.3)(27)       157.8                         (80.1)(46)        25.9
                                                                                      (51.8)(46)
 Goodwill......................         55.3 (26)     2,199.4                         232.5(47)      2,431.9
 Property and equipment........                          93.0           4.8                             97.8
 Securities segregated for
   future redemption of
   redeemable preferred stock
   of a Partnership II
   entity......................                          40.7                                           40.7
 Other assets..................                         248.5          28.8                            277.3          24.4
                                   ---------        ---------     ---------       ---------        ---------     ---------
     Total assets..............    $    65.0        $24,605.6     $   980.4       $   414.6        $26,000.6     $   924.5
                                   =========        =========     =========       =========        =========     =========

                                                      PRO FORMA
                                                       FOR THE
                                    PRO FORMA          OFFERING
                                   ADJUSTMENTS        AND OTHER
                                 RELATING TO THE       PLANNED
                                   THI MERGER        TRANSACTIONS
                                 ---------------     ------------
                                <C
Assets
 Investments:
   Actively managed fixed
     maturity securities at
     fair value................     $   (83.1)(57)    $17,688.5

   Held-to-maturity fixed
     maturity securities.......                              --
   Equity securities at fair
     value.....................                           100.5
   Mortgage loans..............                           413.2
   Credit-tenant loans.........                           309.7
   Policy loans................                           546.5
   Other invested assets.......                           196.1
   Trading account
     securities................                             0.7
   Short-term investments......          83.1 (57)        245.3
                                         18.5 (58)
                                        (18.5)(58)
                                        (58.3)(58)
                                        (24.8)(58)
   Assets held in separate
     accounts..................                           271.6
                                    ---------         ---------
     Total investments.........         (83.1)         19,772.1
 Accrued investment income.....                           306.2
 Cost of policies purchased....         121.9 (59)      2,820.0
                                        (11.3)(59)
 Cost of policies produced.....         (28.8)(60)        433.2
 Reinsurance receivables.......        (253.4)(62)        440.9
 Income taxes..................         (25.9)(61)           --

 Goodwill......................                         2,431.9
 Property and equipment........                            97.8
 Securities segregated for
   future redemption of
   redeemable preferred stock
   of a Partnership II
   entity......................                            40.7
 Other assets..................                           301.7
                                    ---------         ---------
     Total assets..............     $  (280.6)        $26,644.5
                                    =========         =========

   The accompanying notes are an integral part of the pro forma consolidated financial statements.

                                    CONSECO
                PRO FORMA CONSOLIDATED BALANCE SHEET (CONTINUED)
                                 JUNE 30, 1996
                             (DOLLARS IN MILLIONS)
                                  (UNAUDITED)

                                  PRO FORMA                                        PRO FORMA
                                   CONSECO         PRO FORMA                      ADJUSTMENTS
                                   BEFORE         ADJUSTMENTS       PRO FORMA     RELATING TO     PRO FORMA
                                     THE        RELATING TO THE      FOR THE      ADDITIONAL       CONSECO         ATC
                                  OFFERING         OFFERING         OFFERING       OFFERING       SUBTOTAL      HISTORICAL
                                  ---------     ---------------     ---------     -----------     ---------     ----------
Liabilities:
 Insurance liabilities..........  $18,133.2         $    --         $18,133.2       $    --       $18,133.2       $563.9
 Income tax liabilities.........         --                                --                            --         21.0
 Investment borrowings..........      516.6                             516.6                         516.6
 Other liabilities..............      457.9                             457.9                         457.9          8.0
 Liabilities related to separate
   accounts.....................      271.6                             271.6                         271.6
 Notes payable of Conseco.......    1,198.5          (189.3)(4)       1,009.2        (141.9)(9)       867.3        103.5
 Notes payable of Bankers Life
   Holding Corporation, not
   direct obligations of
   Conseco......................      437.9                             437.9                         437.9
                                   --------         -------          --------       -------        --------       ------
     Total liabilities..........   21,015.7          (189.3)         20,826.4        (141.9)       20,684.5        696.4
                                   --------         -------          --------       -------        --------       ------
Minority interest in
 consolidated subsidiaries:
   Company-obligated mandatorily
     redeemable preferred
     securities of subsidiary
     trusts.....................         --           200.0 (5)         200.0         150.0 (10)      350.0
   Preferred stock..............       93.2                              93.2                          93.2
   Common stock.................       57.5                              57.5                          57.5
                                   --------         -------          --------       -------        --------       ------
Shareholders' equity:
 Preferred stock................      267.1                             267.1                         267.1
 Common stock and additional
   paid-in capital..............    1,040.9           (10.7)(5)       1,030.2          (8.1)(10)    1,022.1         63.8
 Unrealized appreciation
   (depreciation) of
   securities...................      (56.1)                            (56.1)                        (56.1)       (10.8)
 Retained earnings..............      640.0                             640.0                         640.0        118.0
                                   --------         -------          --------       -------        --------       ------
     Total shareholders'
       equity...................    1,891.9           (10.7)          1,881.2          (8.1)        1,873.1        171.0
                                   --------         -------          --------       -------        --------       ------
     Total liabilities and
       shareholders' equity.....  $23,058.3         $    --         $23,058.3       $    --       $23,058.3       $867.4
                                   ========         =======          ========       =======        ========       ======


                                     PRO FORMA
                                    ADJUSTMENTS       PRO FORMA
                                  RELATING TO THE      CONSECO
                                    ATC MERGER        SUBTOTAL
                                  ---------------     ---------
                                  <C
Liabilities:
 Insurance liabilities..........      $    --         $18,697.1
 Income tax liabilities.........        (21.0)(22)           --
 Investment borrowings..........                          516.6
 Other liabilities..............         11.2 (24)        477.1
 Liabilities related to separate
   accounts.....................                          271.6
 Notes payable of Conseco.......         30.4(19)       1,137.7
                                        136.5(24)
 Notes payable of Bankers Life
   Holding Corporation, not
   direct obligations of
   Conseco......................                          437.9
                                      -------          --------
     Total liabilities..........        157.1          21,538.0
                                      -------          --------
Minority interest in
 consolidated subsidiaries:
   Company-obligated mandatorily
     redeemable preferred
     securities of subsidiary
     trusts.....................                          350.0
   Preferred stock..............                           93.2
   Common stock.................                           57.5
                                      -------          --------
Shareholders' equity:
 Preferred stock................                          267.1
 Common stock and additional
   paid-in capital..............        (63.8)(25)      1,650.9
                                        628.8(25)
 Unrealized appreciation
   (depreciation) of
   securities...................         10.8(25)         (56.1)
 Retained earnings..............       (118.0)(25)        640.0
                                      -------          --------
     Total shareholders'
       equity...................        457.8           2,501.9
                                      -------          --------
     Total liabilities and
       shareholders' equity.....      $ 614.9         $24,540.6
                                      =======          ========

                                           (continued on the page which follows)

   The accompanying notes are an integral part of the pro forma consolidated financial statements.

                                    CONSECO
                      PRO FORMA CONSOLIDATED BALANCE SHEET (CONTINUED)
                                 JUNE 30, 1996
                             (DOLLARS IN MILLIONS)
                                  (UNAUDITED)

                                         PRO FORMA                                    PRO FORMA
                                        ADJUSTMENTS       PRO FORMA                  ADJUSTMENTS       PRO FORMA
                                      RELATING TO THE      CONSECO       CAF       RELATING TO THE      CONSECO       THI
                                      BLH TRANSACTION     SUBTOTAL    HISTORICAL     CAF MERGER        SUBTOTAL    HISTORICAL
                                      ---------------     ---------   ----------   ---------------     ---------   ----------
Liabilities:
 Insurance liabilities...............     $    --         $18,697.1     $587.9         $  85.0 (48)    $19,370.0     $612.7
 Income tax liabilities..............                            --       51.8           (51.8)(46)           --       18.4
 Investment borrowings...............                         516.6                                        516.6
 Other liabilities...................                         477.1       16.9                             494.0       17.0
 Liabilities related to separate
   accounts..........................                         271.6                                        271.6
 Notes payable of Conseco............       437.9(30)       1,575.6       29.5           (29.5)(49)      2,165.1      108.3
                                                                                         589.5 (43)
 Notes payable of Bankers Life
   Holding Corporation, not direct
   obligations of Conseco............      (437.9)(30)           --                                           --
                                          -------          --------     ------         -------          --------     ------
     Total liabilities...............          --          21,538.0      686.1           593.2          22,817.3      756.4
                                          -------          --------     ------         -------          --------     ------
Minority interest in consolidated
 subsidiaries:
   Company-obligated mandatorily
     redeemable preferred securities
     of subsidiary trusts............                         350.0                                        350.0
   Preferred stock...................                          93.2                                         93.2
   Common stock......................       (57.5)(28)           --                                           --
                                          -------          --------     ------         -------          --------     ------
Shareholders' equity:
 Preferred stock.....................                         267.1                                        267.1       22.8
 Common stock and additional paid-in
   capital...........................       122.5(31)       1,773.4       35.5           (35.5)(50)      1,889.1      169.7
                                                                                         115.7 (50)
 Unrealized appreciation
   (depreciation) of securities......                         (56.1)      (2.1)            2.1 (50)        (56.1)       4.0
 Retained earnings...................                         640.0      260.9          (260.9)(50)        640.0      (28.4)
                                          -------          --------     ------         -------          --------     ------
     Total shareholders' equity......       122.5           2,624.4      294.3          (178.6)          2,740.1      168.1
                                          -------          --------     ------         -------          --------     ------
     Total liabilities and
       shareholders' equity..........     $  65.0         $24,605.6     $980.4         $ 414.6         $26,000.6     $924.5
                                          =======         =========     ======         =======          ========     ======

                                                            PRO FORMA
                                                             FOR THE
                                          PRO FORMA        OFFERING AND
                                         ADJUSTMENTS          OTHER
                                       RELATING TO THE       PLANNED
                                         THI MERGER        TRANSACTIONS
                                       ---------------     ------------
                                      <
Liabilities:
 Insurance liabilities...............      $(253.4)(62)     $19,729.3
 Income tax liabilities..............          2.8 (61)          21.2
 Investment borrowings...............                           516.6
 Other liabilities...................                           511.0
 Liabilities related to separate
   accounts..........................                           271.6
 Notes payable of Conseco............        (58.3)(63)       2,183.6
                                             (50.0)(63)
                                              18.5 (63)
 Notes payable of Bankers Life
   Holding Corporation, not direct
   obligations of Conseco............                              --
                                           -------           --------
     Total liabilities...............       (340.4)          23,233.3
                                           -------           --------
Minority interest in consolidated
 subsidiaries:
   Company-obligated mandatorily
     redeemable preferred securities
     of subsidiary trusts............                           350.0
   Preferred stock...................                            93.2
   Common stock......................                              --
                                           -------           --------
Shareholders' equity:
 Preferred stock.....................        (22.8)(64)         267.1
 Common stock and additional paid-in
   capital...........................       (169.7)(64)       2,117.0
                                             121.7 (64)
                                             106.2 (64)
 Unrealized appreciation
   (depreciation) of securities......         (4.0)(64)         (56.1)
 Retained earnings...................         28.4 (64)         640.0
                                           -------           --------
     Total shareholders' equity......         59.8            2,968.0
                                           -------           --------
     Total liabilities and
       shareholders' equity..........      $(280.6)         $26,644.5
                                           =======          =========

   The accompanying notes are an integral part of the pro forma consolidated financial statements.

                            CONSECO AND SUBSIDIARIES

              NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)

PRO FORMA ADJUSTMENTS

TRANSACTIONS RELATING TO THE OFFERING


     Conseco Financing Trust I intends to issue Preferred Securities having an aggregate liquidation amount of $200 million and an assumed distribution rate of
9.25 percent. The Trust will use the proceeds from the sale of such securities to purchase the Subordinated Debentures in an aggregate principal amount equivalent to the aggregate liquidation amount of the Preferred Securities that are issued. The Subordinated Debentures are assumed to bear interest at a rate of 9.25 percent.The Company will use the proceeds from the sale of the Subordinated Debentures to reduce borrowings under Tranche B of the Credit Agreement.



     (1) Interest expense is reduced to reflect the repayment of $189.3 million aggregate principal amount of borrowings under the Credit Agreement.



          A change in interest rates of .5 percent on the borrowings under the Credit Agreement to be repaid from the Offering would result in: (1) a decrease (or increase) in pro forma interest expense of $1.0 million and $.5 million for the year ended December 31, 1995, and the six months ended June 30, 1996, respectively; and (2) an increase (or decrease) in pro forma net income of $.6 million and $.3 million for the same respective periods.


     (2) The pro forma adjustment is tax affected, based on the Company's effective tax rate of 35 percent.

     (3) Minority interest is adjusted to reflect the dividends (net of the related tax benefit) on the Preferred Securities.


     (4) Notes payable are reduced to reflect the repayment of $189.3 million aggregate principal amount of borrowings under Tranche B of the Credit Agreement using the net proceeds from the Preferred Securities.


     (5) The Company's minority interest in consolidated subsidiaries is increased by the aggregate liquidation amount of the Preferred Securities. Issuance and other transaction costs related to the Preferred Securities are charged to paid-in capital.

OTHER PLANNED TRANSACTIONS

     Transactions relating to the Additional Offering


     In addition to the Preferred Securities offered hereunder, a subsidiary trust of the Company intends to issue an additional $150 million trust originated preferred securities having an assumed distribution rate of 9.25 percent. The subsidiary will use the proceeds from the sale of such securities to purchase subordinated debentures of the Company in an aggregate principal amount equivalent to the aggregate liquidation amount of the trust originated preferred securities that are issued. The subordinated debentures are assumed to bear interest at a rate of 9.25 percent. The Company will use the proceeds to reduce borrowings under the Company's bank credit facilities.



     (6) Interest expense is reduced to reflect the repayment of $141.9 million aggregate principal amount of borrowings under the Company's bank credit facilities.



          A change in interest rates of .5 percent on the borrowings under the Company's bank credit facilities to be repaid from the Additional Offering would result in: (1) a decrease (or increase) in pro forma interest expense of $.7 million and $.4 million for the year ended December 31, 1995, and the six months ended June 30, 1996, respectively; and (2) an increase (or decrease) in pro forma net income of $.5 million and $.2 million for the same respective periods.


     (7) The pro forma adjustment is tax affected, based on the Company's effective tax rate of 35 percent.

                            CONSECO AND SUBSIDIARIES

              NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)


     (8) Minority interest is adjusted to reflect the distributions (net of the related tax benefit) on the trust originated preferred securities.



     (9) Notes payable are reduced to reflect the repayment of $141.9 million aggregate principal amount of borrowings under the Company's bank credit facilities using the net proceeds from the trust originated preferred securities.



     (10) The Company's minority interest in consolidated subsidiaries is increased by the aggregate liquidation amount of the trust originated preferred securities. Issuance and other transaction costs related to the trust originated preferred securities are charged to paid-in capital.


     Transactions relating to the ATC Merger

     The ATC Merger will be accounted for under the purchase method of accounting. Under this method, the total cost to acquire ATC will be allocated to the assets and liabilities acquired based on their fair values as of the date of the ATC Merger, with any excess of the total purchase cost over the fair value of the assets acquired less the fair value of the liabilities assumed recorded as goodwill. The Company believes the ATC Merger will not qualify to be accounted for under the pooling of interests method in accordance with APB No. 16 because an affiliate of ATC intends to sell a portion of the Company Common Stock it receives in the ATC Merger shortly after the ATC Merger is consummated. In the ATC Merger, each outstanding share of ATC Common Stock is assumed to be exchanged for a fraction of a share of the Company Common Stock to be determined based on an average price of Company Common Stock prior to its closing (it is assumed the Company Share Price will be $48.00, resulting in an exchange ratio of .7298 shares valued at $35.03). The Company will issue an assumed 13.1 million shares of Company Common Stock with a value of approximately $628.8 million to acquire the ATC Common Stock. In addition, the Company will assume the ATC convertible subordinated debentures, which will be convertible into an assumed 5.0 million shares of Company Common Stock with a value of approximately $240 million. In addition, the Company estimates that it will incur costs related to the ATC Merger (including contract termination, relocation, legal, accounting and other costs) of approximately $30.4 million.

     The cost to acquire ATC is allocated as follows (dollars in millions):

Book value of assets acquired based on the assumed date of the ATC Merger (June 30,
  1996)............................................................................   $ 171.0
Convertible subordinated debentures assumed by the Company at the assumed date of
  the ATC Merger...................................................................     103.5
Increase (decrease) in ATC's net asset value to reflect estimated fair value and asset reclassifications at the assumed date of the ATC Merger:
     Cost of policies purchased (related to the ATC Merger)........................     256.2
     Cost of policies produced and cost of policies purchased (historical).........    (172.0)
     Goodwill (related to the ATC Merger)..........................................     577.3
     Income taxes..................................................................     (25.6)
     Other liabilities.............................................................     (11.2)
                                                                                      -------
          Total estimated fair value adjustments...................................     624.7
                                                                                      -------
  Total cost to acquire ATC........................................................   $ 899.2
                                                                                      =======

     Adjustments to the pro forma consolidated statement of operations to give effect to the ATC Merger as of January 1, 1995, are summarized below.

     (11) Net investment income and net realized gains of ATC are adjusted to include the effect of adjustments to restate the amortized cost basis of fixed maturity securities to their estimated fair value.

                            CONSECO AND SUBSIDIARIES

              NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)


     (12) Interest expense is increased to reflect the increase in borrowings under the Company's bank credit facilities used to complete the ATC Merger.



          A change in interest rates of .5 percent on the additional borrowings under the Company's bank credit facilities used to complete the ATC Merger would result in: (1) an increase (or decrease) in pro forma interest expense of $.2 million and $.1 million for the year ended December 31, 1995, and the six months ended June 30, 1996, respectively; and (2) a decrease (or increase) in pro forma net income of $.1 million and $.1 million for the same respective periods.


     (13) Interest expense is reduced to reflect the amortization of the liability established at the assumed date of the ATC Merger representing the present value of the interest payable on ATC's convertible subordinated debentures to October 1, 1998 (the earliest call date), less the present value of the dividends that would be paid on the Company Common Stock that such debentures would be convertible into during the same period.

     (14) Amortization of the cost of policies produced and the cost of policies purchased prior to the ATC Merger is replaced with the amortization of the cost of policies purchased (amortized in relation to estimated premiums on the policies purchased with interest equal to the liability rate which averages 5.5 percent).

     (15) Amortization of goodwill acquired in the ATC Merger is recognized over a 40-year period on a straight-line basis.

     (16) Reflects the tax adjustment for the pro forma adjustments at the appropriate rate for the specific item.

     (17) Common shares outstanding are increased to reflect the Company shares issued in the ATC Merger. Fully diluted shares also include Company shares which will be issued when ATC's convertible subordinated debentures are converted.

     Adjustments to the pro forma consolidated balance sheet to give effect to the ATC Merger as of June 30, 1996, are summarized below.

     (18) Cash is reduced for payments made to complete the ATC Merger.

     (19) Short-term investments and notes payable of Conseco are increased for additional borrowings by the Company to complete the ATC Merger.

     (20) ATC's historical cost of policies purchased is eliminated and replaced with the cost of policies purchased recognized in the ATC Merger.
          Cost of policies purchased reflects the estimated fair value of ATC's business in force and represents the portion of the cost to acquire ATC that is allocated to the value of the right to receive future cash flows from the acquired policies.

          The 18 percent discount rate used to determine such value is the rate of return required by the Company to invest in the business being acquired. In determining such rate of return, the following factors are considered:

          - The magnitude of the risks associated with each of the actuarial assumptions used in determining the expected cash flows.

          -  Cost of capital available to fund the acquisition.

          - The perceived likelihood of changes in insurance regulations and tax laws.

          -  Complexity of the acquired company.

          - Prices paid (i.e., discount rates used in determining valuations) on similar blocks of business sold recently.

                            CONSECO AND SUBSIDIARIES

              NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)

        The value allocated to the cost of policies purchased is based on a preliminary valuation; accordingly, this allocation may be adjusted upon final determination of such value. Expected gross amortization of such value using current assumptions and accretion of interest based on an interest rate equal to the liability rate (such rate averages 5.5 percent) for each of the years in the five-year period ending June 30, 2001, are as follows (dollars in millions):

                                       BEGINNING        GROSS          ACCRETION          NET          ENDING
             YEAR ENDING JUNE 30,       BALANCE      AMORTIZATION     OF INTEREST     AMORTIZATION     BALANCE
         ----------------------------  ---------     ------------     -----------     ------------     -------
         1997........................   $ 256.2         $ 33.7           $13.5           $ 20.2        $ 236.0
         1998........................     236.0           30.8            12.3             18.5          217.5
         1999........................     217.5           28.2            11.4             16.8          200.7
         2000........................     200.7           26.0            10.4             15.6          185.1
         2001........................     185.1           24.0             9.6             14.4          170.7

     (21) ATC's cost of policies produced is eliminated since such amounts are reflected in the determination of the cost of policies purchased.

     (22) All of the applicable pro forma balance sheet adjustments are tax affected at the appropriate rate. Deferred tax liabilities of ATC are netted against deferred tax assets of the Company.

     (23) Goodwill acquired in the ATC Merger is recognized.

     (24) Notes payable are increased to reflect the fair value of ATC's convertible subordinated debentures at the date of the ATC Merger. Such fair value represents the value of the Company Common Stock which ATC's convertible subordinated debentures will be convertible into after the ATC Merger. It is assumed that the holders of such debentures do not convert into Company Common Stock at the time of the ATC Merger.

        In addition, a liability is established representing the present value of the interest payable on such debentures to October 1, 1998 (the earliest call date), less the present value of the dividends that would be paid on the Company Common Stock that such debentures would be convertible into during the same period.

     (25) The prior shareholders' equity of ATC is eliminated in conjunction with the ATC Merger. Common stock and additional paid-in capital is increased by the value of Company Common Stock issued in the ATC Merger.

     Transactions relating to the BLH Transaction

     The Company has proposed to acquire all of the common stock of BLH, not currently owned by Conseco. In the BLH Transaction, each share of BLH common stock would be converted into the right to receive a fraction of a share of Company Common Stock to be determined based on the average price of Company Common Stock prior to closing (it is assumed that such price per share of Company Common Stock will be $48.00, resulting in an exchange ratio of .5208 shares valued at $25.00). The Company will issue an assumed 2.6 million shares of Company Common Stock with a value of approximately $122.5 million.

     The pro forma adjustments are applied to the historical consolidated financial statements of the Company using the step acquisition method of accounting. Under this method, the total purchase cost of the common stock of BLH, not already owned by the Company, is allocated to the assets and liabilities acquired based on their relative fair values as of the date of acquisition, with any excess of the total purchase cost over the fair value of the assets acquired less the fair value of the liabilities assumed recorded as goodwill. The values of the assets and liabilities of BLH included in the Company's pro forma consolidated financial statements represent the combination of the following values: (1) the portion of BLH's net assets acquired by the Company in the

                            CONSECO AND SUBSIDIARIES

              NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)

initial acquisition made by Conseco Capital Partners, L.P. on October 31, 1992, is valued as of that acquisition date; (2) the portion of BLH's net assets acquired by the Company on September 30, 1993, is valued as of that acquisition date; (3) the portion of BLH's net assets acquired during 1995 and the first quarter of 1996 is valued as of its assumed date of acquisition; and (4) the portion of BLH's net assets acquired in the BLH Transaction is valued at the assumed dates of acquisition.

     Adjustments to give effect to the BLH Transaction are summarized below:

     (26) As described above, the BLH Transaction is accounted for as a step acquisition. The accounts of BLH are adjusted to reflect the step basis method of accounting as if the BLH Transaction was completed on the assumed dates of acquisition.

     (27) All pro forma adjustments are tax affected based on the appropriate rate for the specific item.

     (28) Minority interest is reduced to eliminate the ownership interest of the former shareholders of BLH.

     (29) Common shares outstanding are increased to reflect the shares of Company Common Stock issued in the acquisition of additional shares of BLH common stock.

     (30) Notes payable of BLH are reclassified as notes payable of Conseco, since BLH is now wholly owned by the Company.

     (31) Common stock and additional paid-in capital is increased by the value of Company Common Stock issued in the acquisition of additional shares of BLH common stock.

     Transactions relating to the CAF Merger

     The CAF Merger will be accounted for under the purchase method of accounting. Under this method, the total cost to acquire CAF will be allocated to the assets and liabilities acquired based on their fair values as of the date of the CAF Merger, with any excess of the total purchase cost over the fair value of the assets acquired less the fair value of the liabilities assumed recorded as goodwill. In the CAF Merger, each outstanding share of CAF common stock is assumed to be exchanged for $30 in cash and the right to receive a fraction of a share of Company Common Stock to be determined based on the average price of Company Common Stock prior to its closing (it is assumed that such average price per share of Company Common Stock will be $48.00, resulting in an exchange ratio of .1354). The Company will pay approximately $534 million in cash and issue an assumed 2.4 million shares of Company Common Stock with a value of approximately $115.7 million to acquire the CAF common stock. In addition, the Company is expected to assume a note payable of CAF of $29.5 million and estimates that it will incur costs related to the CAF Merger (including contract termination, relocation, legal, accounting and other costs) of approximately $26 million.

                            CONSECO AND SUBSIDIARIES

              NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)

     The cost to acquire CAF is allocated as follows (dollars in millions):

Book value of assets acquired based on the assumed date of the CAF Merger (June
  30, 1996).......................................................................    $294.3
Notes payable of CAF assumed by the Company at the assumed date of the CAF
  Merger..........................................................................      29.5
Increase (decrease) in CAF's net asset value to reflect estimated fair value and asset reclassifications at the assumed date of the CAF Merger:
     Actively managed fixed maturity securities...................................     448.9
     Held-to-maturity fixed maturity securities...................................    (351.8)
     Cost of policies purchased (related to the CAF Merger).......................     483.3
     Cost of policies produced....................................................    (266.4)
     Goodwill (related to the CAF Merger).........................................     232.5
     Insurance liabilities........................................................     (85.0)
     Income taxes.................................................................     (80.1)
                                                                                      ------
          Total estimated fair value adjustments..................................     381.4
                                                                                      ------
  Total cost to acquire CAF.......................................................    $705.2
                                                                                      ======

     Adjustments to the pro forma consolidated statement of operations to give effect to the CAF Merger as of January 1, 1995, are summarized below.

     (32) Net investment income and net realized gains of CAF are adjusted to include the effect of adjustments to restate the amortized cost basis of fixed maturity securities to their estimated fair value.

     (33) Change in policy benefits is reduced to reflect the purchase accounting adjustments made at the assumed date of the CAF Merger. Such adjustment reflects the lower discount rate used to discount amounts of expected future benefit payments to correspond to the adjustments to restate the amortized cost of fixed maturity investments to their estimated fair value.

     (34) Interest expense is reduced to reflect the repayment of notes payable of CAF by the Company at the assumed date of the CAF Merger.


     (35) Interest expense is increased to reflect the increase in borrowings under the Company's bank credit facilities used to complete the CAF Merger.



        A change in interest rates of .5 percent on the additional borrowings under the Company's bank credit facilities used to complete the CAF Merger would result in: (1) an increase (or decrease) in pro forma interest expense of $2.9 million and $1.5 million for the year ended December 31, 1995, and the six months ended June 30, 1996, respectively; and (2) a decrease (or increase) in pro forma net income of $1.9 million and $1.0 million for the same respective periods.


     (36) Amortization of the cost of policies produced for policies sold by CAF prior to January 1, 1995, is replaced with the amortization of the cost of policies purchased (amortized in relation to estimated premiums on the policies purchased with interest equal to the liability rate which averages 5.5 percent.

     (37) Amortization of goodwill acquired in the CAF Merger is recognized over a 40-year period on a straight-line basis.

     (38) Reflects the tax adjustment for the pro forma adjustments at the appropriate rate for the specific item.

     (39) Common shares outstanding are increased to reflect the shares issued in the CAF Merger.

                            CONSECO AND SUBSIDIARIES

              NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)

     Adjustments to the pro forma consolidated balance sheet to give effect to the CAF Merger as of June 30, 1996, are summarized below.

     (40) After the CAF Merger, all held-to-maturity securities are classified as actively managed fixed maturity securities consistent with the intention of the new management.

     (41) CAF's fixed maturity securities are restated to estimated fair value.

     (42) Cash is reduced for payments made to complete the CAF Merger.

     (43) Short-term investments and notes payable of Conseco are increased for additional borrowings by the Company to complete the CAF Merger.

     (44) Cost of policies purchased reflects the estimated fair value of CAF's business in force and represents the portion of the cost to acquire CAF that is allocated to the value of the right to receive future cash flows from the acquired policies.

        The 18 percent discount rate used to determine such value is the rate of return required by the Company to invest in the business being acquired. In determining such rate of return, the following factors are considered:

        - The magnitude of the risks associated with each of the actuarial assumptions used in determining the expected cash flows.

        -  Cost of capital available to fund the acquisition.

        - The perceived likelihood of changes in insurance regulations and tax laws.

        -  Complexity of the acquired company.

        - Prices paid (i.e., discount rates used in determining valuations) on similar blocks of business sold recently.

        The value allocated to the cost of policies purchased is based on a preliminary valuation; accordingly, this allocation may be adjusted upon final determination of such value. Expected gross amortization of such value using current assumptions and accretion of interest based on an interest rate equal to the liability rate (such rate averages 5.5 percent) for each of the years in the five-year period ending June 30, 2001, are as follows (dollars in millions):

                                       BEGINNING        GROSS         ACCRETION OF         NET          ENDING
             YEAR ENDING JUNE 30,       BALANCE      AMORTIZATION       INTEREST       AMORTIZATION     BALANCE
         ----------------------------  ---------     ------------     ------------     ------------     -------
         1997........................   $ 483.3         $ 59.3           $ 26.6           $ 32.7        $ 450.6
         1998........................     450.6           54.2             24.7             29.5          421.1
         1999........................     421.1           51.3             23.2             28.1          393.0
         2000........................     393.0           48.6             21.7             26.9          366.1
         2001........................     366.1           46.1             20.1             26.0          340.1

     (45) CAF's cost of policies produced is eliminated since such amounts are reflected in the determination of the cost of policies purchased.

     (46) All of the applicable pro forma balance sheet adjustments are tax affected at the appropriate rate. In addition, deferred tax liabilities of CAF are netted against deferred tax assets of the Company.

     (47) Goodwill acquired in the CAF Merger is recognized.

                            CONSECO AND SUBSIDIARIES

              NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)

     (48) Additional insurance liabilities are recognized to reflect the lower discount rates used to determine the present value of future obligations, consistent with the lower yields to be earned on invested assets as a result of recognizing the fair value of fixed maturity securities.

     (49) Notes payable are reduced to reflect the repayment of notes payable of CAF by the Company at the assumed date of the CAF Merger.

     (50) The prior shareholders' equity of CAF is eliminated in conjunction with the CAF Merger. Common stock and additional paid-in capital is increased by the value of Company Common Stock issued in the CAF Merger.

Transactions relating to the THI Merger


     The THI Merger will be accounted for under the purchase method of accounting. Under this method, the total cost to acquire THI will be allocated to the assets and liabilities acquired based on their fair values as of the date of the THI Merger, with any excess of the total purchase cost over the fair value of the assets acquired less the fair value of the liabilities assumed recorded as goodwill. The Company believes the THI Merger will not qualify to be accounted for under the pooling of interests method in accordance with APB No. 16 because THI was a subsidiary of another corporation within two years of the contemplated transaction. In the THI Merger, each outstanding share of THI common stock (or its equivalent) is assumed to be exchanged for a fraction of a share of Company Common Stock to be determined based on the price of Company Common Stock prior to its closing (it is assumed such average price per share of Company Common Stock will be $48.00, resulting in an exchange ratio of 1.4583 shares valued at $70.00). The Company will issue an assumed 2.5 million shares of Company Common Stock with a value of approximately $121.7 million to acquire the THI Common Stock (or equivalents). Pursuant to an offer by the Company (the "Exchange Offer"), it is assumed all of THI's Convertible Subordinated Notes (the "THI Convertible Notes") will be exchanged for shares of Company Common Stock based on the price of Company Common Stock prior to the THI Merger (such fully converted value being the same as the THI Convertible Notes) plus a cash premium. Using the same assumption that each share of THI will be convertible into 1.4583 shares of Conseco Common Stock with a value of $70.00, in aggregate, the THI Convertible Notes will be convertible into 2.2 million shares of Company Common Stock with a value of approximately $106.2 million. In addition, the Company will pay a premium of approximately $10.0 million in conjunction with the Exchange Offer. The Company estimates that it will incur costs related to the THI Merger (including contract termination, relocation, legal, accounting and other costs) of approximately $8.5 million.


     The cost to acquire THI is allocated as follows (dollars in millions):


Book value of assets acquired based on assumed date of the THI Merger (June 30,
  1996)...........................................................................    $168.1
THI Convertible Notes converted to Company Common Stock pursuant to the Exchange
  Offer...........................................................................      50.0
Less book value of THI preferred stock............................................     (22.8)
Increase (decrease) in THI's net asset value to reflect estimated fair value and asset reclassifications at the assumed date of the THI Merger:
     Cost of policies purchased (related to the THI Merger).......................     121.9
     Cost of policies produced and cost of policies purchased (historical)........     (40.1)
     Income taxes.................................................................     (28.7)
     Premium paid in conjunction with the Exchange Offer..........................     (10.0)
     Premium incurred to retire THI preferred stock...............................      (2.0)
                                                                                       -----
       Total estimated fair value adjustments.....................................      41.1
                                                                                       -----
  Total cost to acquire THI.......................................................    $236.4
                                                                                       =====

                            CONSECO AND SUBSIDIARIES

              NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)

     Adjustments to the pro forma consolidated statement of operations to give effect to the THI Merger as of January 1, 1995, are summarized below.

     (51) Net investment income and net realized gains of THI are adjusted to include the effect of adjustments to restate the amortized cost basis of fixed maturity securities to their estimated fair value and the effect of the assumed sale of $83.1 million fixed maturity investments, with the proceeds used to repay $58.3 million of bank debt and redeem preferred stock with a redemption value of $24.8 million.


     (52) Interest expense is reduced to reflect the repayment of bank debt of $58.3 million and the conversion of the THI Convertible Notes into Company Common Stock pursuant to the Exchange Offer. Interest expense is increased to reflect borrowings by the Company to: (i) pay the estimated cost of the THI Merger; and (ii) pay the $10.0 million premium in conjunction with the Exchange Offer.


     (53) Amortization of the cost of policies produced and the cost of policies purchased prior to the THI Merger is replaced with the amortization of the cost of policies purchased (amortized in relation to estimated premiums on the policies purchased with interest equal to the liability rate which averages 5.5 percent).

     (54) Reflects the tax adjustment for the pro forma adjustments at the appropriate rate for the specific item.


     (55) Common shares outstanding are increased to reflect the Company shares issued in the THI Merger and the conversion of the THI Convertible Notes in conjunction with the Exchange Offer.


     (56) Effective October 1, 1995, THI sold its long term care business to ATC. An adjustment is made to remove the loss on the sale of the long term care business. However, the revenues, benefits and expenses related to this business prior to its sale are not eliminated, since the business is retained within the Company's consolidated group after the ATC Merger (and previous pro forma adjustments for the ATC Merger did not include adjustments related to THI's long term care business prior to its purchase by ATC). In addition, expenses related to THI's spin-off from its parent are eliminated. Such costs include certain legal, accounting, actuarial and advisory fees.

     Adjustments to the pro forma consolidated balance sheet to give effect to the THI Merger as of June 30, 1996, are summarized below.

     (57) Actively managed fixed maturity securities with a carrying value of $83.1 million are assumed to be sold at the date of the THI Merger.


     (58) Short-term investments are reduced for: (i) payments made to complete the THI Merger; (ii) the repayment of bank debt with a balance of $58.3 million; (iii) the redemption of preferred stock with a redemption value of $24.8 million; and (iv) the payment of the $10.0 million premium in conjunction with the Exchange Offer. Short-term investments are increased by additional borrowings by the Company of $18.5 million to complete the THI Merger and related transactions.


     (59) THI's historical cost of policies purchased is eliminated and replaced with the cost of policies purchased recognized in the THI Merger. Cost of policies purchased reflects the estimated fair value of THI's business in force and represents the portion of the cost to acquire THI that is allocated to the value of the right to receive future cash flows from the acquired policies.

                            CONSECO AND SUBSIDIARIES

              NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)

        The 18 percent discount rate used to determine such value is the rate of return required by the Company to invest in the business being acquired. In determining such rate of return, the following factors are considered:

        - The magnitude of the risks associated with each of the actuarial assumptions used in determining the expected cash flows.

        -  Cost of capital available to fund the acquisition.

        - The perceived likelihood of changes in insurance regulations and tax laws.

        -  Complexity of the acquired company.

        - Prices paid (i.e., discount rates used in determining valuations) on similar blocks of business sold recently.

        The value allocated to the cost of policies purchased is based on a preliminary valuation; accordingly, this allocation may be adjusted upon final determination of such value. Expected gross amortization of such value using current assumptions and accretion of interest based on an interest rate equal to the liability rate (such rate averages 5.5 percent) for each of the years in the five-year period ending June 30, 2001, are as follows (dollars in millions):

                                       BEGINNING        GROSS         ACCRETION OF         NET          ENDING
             YEAR ENDING JUNE 30,       BALANCE      AMORTIZATION       INTEREST       AMORTIZATION     BALANCE
         ----------------------------  ---------     ------------     ------------     ------------     -------
         1997........................   $ 121.9         $ 20.7           $  6.8           $ 13.9        $ 108.0
         1998........................     108.0           17.2              6.0             11.2           96.8
         1999........................      96.8           15.7              5.4             10.3           86.5
         2000........................      86.5           14.4              4.8              9.6           76.9
         2001........................      76.9           13.8              4.3              9.5           67.4

     (60) THI's cost of policies produced is eliminated since such amounts are reflected in the determination of the cost of policies purchased.

     (61) All of the applicable pro forma balance sheet adjustments are tax affected at the appropriate rate. Deferred tax assets are netted against deferred tax liabilities.

     (62) Reinsurance receivables and insurance liabilities related to business of THI ceded to ATC are eliminated in consolidation.


     (63) Notes payable are decreased to reflect: (i) the repayment of bank debt of $58.3 million; and (ii) the conversion of the THI Convertible Notes into Company Common Stock in conjunction with the Exchange Offer. In addition, notes payable are increased to reflect additional borrowings by the Company used to complete the THI Merger and related transactions.



     (64) The prior shareholders' equity of THI is eliminated in conjunction with the THI Merger. Common stock and additional paid-in capital is increased by the value of Company common stock issued in the THI Merger. The value of the THI Convertible Notes represents the value of the Company Common Stock which will be issued in conjunction with the Exchange Offer. Preferred stock of THI is eliminated to reflect its redemption.

                    DESCRIPTION OF THE PREFERRED SECURITIES

     The Preferred Securities will be issued pursuant to the terms of the Declaration. The Declaration will be qualified as an indenture under the Trust Indenture Act. The Property Trustee will act as the indenture trustee for purposes of compliance with the provisions of the Trust Indenture Act. The terms of the Preferred Securities will include those stated in the Declaration, including those required to be made part of the Declaration by the Trust Indenture Act. The following summary of the principal terms and provisions of the Preferred Securities does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Declaration, a copy of which is filed as an exhibit to the Registration Statement of which this Prospectus Supplement is a part, the Trust Act and the Trust Indenture Act.

GENERAL

     The Declaration authorizes the Regular Trustees to issue, on behalf of the Trust, the Trust Securities, which represent undivided beneficial interests in the assets of the Trust. All of the Common Securities will be owned by the Company. The Common Securities will have equivalent terms to and will rank pari passu, and payments will be made thereon on a pro rata basis, with the Preferred Securities, except that upon the occurrence and during the continuance of a Declaration Event of Default (as defined herein), the rights of the holders of the Common Securities to receive payment of periodic distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Preferred Securities. In addition, holders of the Common Securities have the exclusive right (subject to the terms of the Declaration) to appoint, replace or remove the Conseco Trustees and to increase or decrease the number of Conseco Trustees. The Declaration does not permit the issuance by the Trust of any securities other than the Trust Securities or the incurrence of any indebtedness by the Trust. Pursuant to the Declaration, the Property Trustee will hold the Subordinated Debentures purchased by the Trust for the benefit of the holders of the Trust Securities. The payment of distributions out of money held by the Trust, and payments upon redemption of the Preferred Securities or liquidation of the Trust, are guaranteed by the Company to the extent described under "Description of Trust Guarantee" in the accompanying Prospectus. The Trust Guarantee, when taken together with the back-up undertakings, consisting of obligations of the Company as set forth in the Declaration (including the obligation to pay expenses of the Trust), the Indenture and any applicable supplemental indentures thereto, and the Subordinated Debentures issued to the Trust, provide a full and unconditional guarantee by the Company of the Preferred Securities. The Trust Guarantee will be held by Fleet National Bank, the Preferred Securities Guarantee Trustee, for the benefit of the holders of the Preferred Securities. The Trust Guarantee only covers payment of distributions when the Company has made the corresponding payment of interest or principal on the Subordinated Debentures held by the Trust. In the absence of such payment of interest or principal, the remedy of a holder of Preferred Securities is to direct the Property Trustee to enforce the Property Trustee's rights as the holder of the Subordinated Debentures except in the limited circumstances where the holder may take direct action against the Company. See "-- Voting Rights."

DISTRIBUTIONS

     Distributions on the Preferred Securities will be fixed at a rate per annum
of      % of the stated liquidation amount of $25 per Preferred Security.
Distributions in arrears for more than one quarter will (to the extent permitted by applicable law) bear interest thereon from and including the last day of such
quarter at the rate per annum of   % thereof compounded quarterly. The term
"distributions" as used herein includes any such interest payable unless otherwise stated. The amount of distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months, and for any period shorter than a full quarter, on the basis of the actual number of days elapsed in such 90-day quarter.

     Distributions on the Preferred Securities will be cumulative, will accrue
from           , 1996 and will be payable quarterly in arrears on March 31, June
30, September 30 and December 31 of each year, commencing December 31, 1996, when, as and if available for payment by the Property Trustee, except as otherwise described below.

     The Company has the right under the Indenture to defer payments of interest on the Subordinated Debentures by extending the interest payment period from time to time on the Subordinated Debentures, which, if exercised, would defer quarterly distributions on the Preferred Securities (although to the extent permitted by law, such distributions would continue to accrue with interest since interest would continue to accrue on the Subordinated Debentures) during any such Extension Period. Such right to extend the interest payment period for the Subordinated Debentures is limited to a period not exceeding 20 consecutive quarters or extending beyond the Maturity Date of the Subordinated Debentures. In the event that the Company exercises this right, then during any Extension Period (a) the Company shall not declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital stock, (b) the Company shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by the Company that rank pari passu with or junior to the Subordinated Debentures and (c) the Company shall not make guarantee payments with respect to the foregoing (other than pursuant to the Trust Guarantee); provided, however, that the restriction in clause (a) above does not apply to (i) any stock dividends paid by the Company where the dividend stock is the same stock as that on which the dividend is being paid or (ii) purchases or acquisitions of shares of Company Common Stock in connection with the satisfaction by the Company of its obligations under any employee benefit plans. Prior to the termination of any such Extension Period, the Company may further extend the interest payment period; provided that such Extension Period, together with all such previous and further extensions thereof, may not exceed 20 consecutive quarters and may not extend beyond the Maturity Date of the Subordinated Debentures. Upon the termination of any Extension Period and the payment of all amounts then due, the Company may commence a new Extension Period, subject to the above requirements. See "Description of the Subordinated Debentures -- Interest" and "Description of the Subordinated Debentures -- Option to Extend Interest Payment Period." If distributions are deferred, the deferred distributions and accrued interest thereon shall be paid to holders of record of the Preferred Securities as they appear on the books and records of the Trust on the record date for distributions due at the end of such deferral period.

     Distributions on the Preferred Securities must be paid on the dates payable to the extent that the Trust has funds available for the payment of such distributions in the Property Account. The Trust's funds available for distribution to the holders of the Preferred Securities will be limited to payments received from the Company under the Subordinated Debentures. See "Description of the Subordinated Debentures." The payment of distributions out of moneys held by the Trust is guaranteed by the Company to the extent set forth under "Description of Trust Guarantee" in the accompanying Prospectus. The Trust Guarantee, when taken together with the back-up undertakings, consisting of obligations of the Company as set forth in the Declaration (including the obligation to pay expenses of the Trust), the Indenture and any applicable supplemental indentures thereto, and the Subordinated Debentures issued to the Trust, provide a full and unconditional guarantee by the Company of the Preferred Securities.

     Distributions on the Preferred Securities will be payable to the holders thereof as they appear on the books and records of the Trust on the relevant record dates, which, as long as the Preferred Securities remain in global form, will be one Business Day (as defined below) prior to the relevant payment dates. Such distributions will be paid through the Property Trustee, who will hold amounts received in respect of the Subordinated Debentures in the Property Account for the benefit of the holders of the Trust Securities. Subject to any applicable laws and regulations and the provisions of the Declaration, each such payment will be made as described under "-- Book-Entry Issuance -- The Depository Trust Company" below. In the event that the Preferred Securities do not continue to remain in global form, the relevant record dates for the Preferred Securities shall conform to the rules of any securities exchange on which the Preferred Securities are listed and, if none, shall be selected by the Regular Trustees, which dates shall be at least one Business Day but less than 60 Business Days prior to the relevant payment dates. Distributions payable on any Preferred Securities that are not punctually paid on any distribution payment date will cease to be payable to the person in whose name such Preferred Securities are registered on the relevant record date, and such defaulted distribution will instead be payable to the person in whose name such Preferred Securities are registered on the special record date or other specified date determined in accordance with the Indenture. In the event that any date on which distributions are to be made on the Preferred Securities is not a Business Day, then payment of the distributions payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such record date. A "Business Day" shall mean any day other than a day on which banking institutions in New York, New York are authorized or required by law to close.

MANDATORY REDEMPTION


     Upon the repayment of the Subordinated Debentures, whether at maturity or upon redemption, the proceeds from such repayment or redemption shall simultaneously be applied to redeem Trust Securities having an aggregate liquidation amount equal to the aggregate principal amount of the Subordinated Debentures so repaid or redeemed, subject to the receipt of any consent required by the terms of any indebtedness of the Company which may be outstanding from time to time, including under the Credit Agreement or the Bridge Facility, at the Redemption Price; provided that, holders of Trust Securities shall be given not less than 30 nor more than 60 days notice of such redemption. The
Subordinated Debentures will mature on           , 2026 unless the maturity date
is changed at the option of the Company (provided in the case of an extension of the maturity date that certain financial conditions are met), and may be
redeemed, in whole or in part, at any time on or after           , 2001 or at
any time, in whole (but not in part) upon the occurrence of a Special Event. See "The Company -- Senior Credit Facilities" and "Description of the Subordinated Debentures -- Optional Redemption." In the event that fewer than all of the outstanding Trust Securities are to be redeemed, the Trust Securities will be redeemed pro rata to each holder according to the aggregate liquidation amount of Trust Securities held by the relevant holder in relation to the aggregate liquidation amount of all Trust Securities outstanding. See "-- Book-Entry Issuance -- The Depository Trust Company" below for a description of DTC's (as hereinafter defined) procedures in the event of redemption.


SPECIAL EVENT REDEMPTION

     "Tax Event" means that the Regular Trustees shall have received an opinion of an independent tax counsel experienced in such matters to the effect that, as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein or (b) any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such pronouncement or decision is announced on or after the date of original issuance of the Preferred Securities, there is more than an insubstantial risk that (i) the Trust is, or will be within 90 days after the date thereof, subject to United States federal income tax with respect to interest accrued or received on the Subordinated Debentures, (ii) the Trust is, or will be within 90 days after the date thereof, subject to more than a de minimis amount of taxes, duties or other governmental charges, or (iii) interest payable to the Trust on the Subordinated Debentures is not, or within 90 days of the date thereof will not be, deductible, in whole or in part, by the Company for United States federal income tax purposes.

     "Investment Company Event" means that the Regular Trustees shall have received an opinion of an independent counsel experienced in practice under the Investment Company Act of 1940, as amended (the "1940 Act"), to the effect that, as a result of the occurrence of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority (a "Change in 1940 Act Law"), there is more than insubstantial risk that the Trust is or will be considered an "investment company" which is required to be registered under the 1940 Act, which Change in 1940 Act Law becomes effective on or after the date of original issuance of the Preferred Securities.


     If, at any time, a Tax Event or an Investment Company Event (each, as defined above, a "Special Event") shall occur and be continuing, the Company shall have the right, subject to the receipt of any consent required by the terms of any indebtedness of the Company which may be outstanding from time to time, including under the Credit Agreement or the Bridge Facility, upon not less than 30 nor more than 60 days notice, to redeem the Subordinated Debentures, in whole (but not in part), for cash within 90 days following the occurrence of such Special Event, and, following such redemption, Trust Securities with an aggregate liquidation amount equal to the aggregate principal amount of the Subordinated Debentures so redeemed shall be redeemed by the Trust at the Redemption Price on a pro rata basis.

DISTRIBUTION OF THE SUBORDINATED DEBENTURES


     At any time, subject to the receipt of any consent required by the terms of any indebtedness of the Company which may be outstanding from time to time, including under the Credit Agreement or the Bridge Facility, the Company will have the right to terminate the Trust and, after satisfaction of the liabilities of creditors of the Trust as provided by applicable law, cause the Subordinated Debentures to be distributed to the holders of the Trust Securities in liquidation of the Trust. Under current United States federal income tax law and interpretation and assuming, as expected, the Trust is treated as a grantor trust, a distribution of the Subordinated Debentures should not be a taxable event to holders of the Preferred Securities. Should there be a change in law, a change in legal interpretation, a Special Event or other circumstances, however, the distribution could be a taxable event to the holders of the Preferred Securities. In addition, a dissolution of the Trust in which holders of the Preferred Securities receive cash would be a taxable event to such holders. See "United States Federal Income Taxation -- Receipt of Subordinated Debentures or Cash Upon Liquidation of the Trust."


     If the Subordinated Debentures are distributed to the holders of the Preferred Securities, the Company will use its best efforts to cause the Subordinated Debentures to be listed on the New York Stock Exchange or on such other exchange as the Preferred Securities are then listed.

     After the date for any distribution of Subordinated Debentures upon dissolution of the Trust, (i) the Preferred Securities will no longer be deemed to be outstanding and (ii) the record holders of the Preferred Securities will receive a registered global certificate or certificates representing the Subordinated Debentures to be delivered upon such distribution in exchange for the Preferred Securities held by such holders.


     If the Company elects to liquidate the Trust and thereby causes the Subordinated Debentures to be distributed to holders of the Preferred Securities in liquidation of the Trust, the Company shall have the right, subject to the receipt of any consent required by the terms of any indebtedness of the Company which may be outstanding from time to time, including under the Credit Agreement or the Bridge Facility, to shorten the maturity of such Subordinated Debentures
to a date not earlier than           , 2001 or extend the maturity of such
Subordinated Debentures to a date not later than the earlier of (a)           ,
2045 or (b) the Interest Deduction Date (as defined herein), provided that it can extend the maturity only if certain conditions are met. See "Description of the Subordinated Debentures -- Option to Change Scheduled Maturity Date" and "The Company -- Senior Credit Facilities."


     There can be no assurance as to the market prices for either the Preferred Securities or the Subordinated Debentures that may be distributed in exchange for the Preferred Securities if a dissolution and liquidation of the Trust were to occur. Accordingly, the Preferred Securities that an investor may purchase, whether pursuant to the offer made hereby or in the secondary market, or the Subordinated Debentures that an investor may receive if a dissolution and liquidation of the Trust were to occur, may trade at a discount to the price that the investor paid to purchase the Preferred Securities offered hereby.

     On March 19, 1996, the Revenue Reconciliation Bill of 1996, the revenue portion of President Clinton's budget proposal was released. The Bill would, among other things, generally deny interest deductions for interest on an instrument, issued by a corporation, that has a maximum weighted average maturity of more than 40 years. The Bill would also generally deny interest deductions for interest on an instrument, issued by a corporation, that has a maximum term of more than 20 years and that is not shown as indebtedness on the separate balance sheet of the issuer or, where the instrument is issued to a related party (other than a corporation), where the holder or some other related party issues a related instrument that is not shown as indebtedness on the issuer's consolidated balance sheet. For purposes of determining the weighted average maturity or the term of an instrument, any right to extend would be treated as exercised. The above-described provisions of the Bill were proposed to be effective generally for instruments issued on or after December 7, 1995. However, on March 29, 1996, the Chairmen of the Senate Finance and House Ways and Means Committees issued a joint statement to the effect that it was their intention that the effective date of President's legislative proposals, if adopted, will be no earlier than the date of appropriate Congressional action. In addition, subsequent to the publication of the joint statement, Senator Daniel Patrick Moynihan and Representatives Sam M. Gibbons and Charles B. Rangel wrote letters to Treasury Department officials concurring with the views expressed in the joint statement. Under current law, the Company will be able to deduct interest on the Subordinated Debentures. The terms of the Subordinated Debentures limit the right to extend the maturity of the Subordinated Debentures to a date which is six months shorter than any legislative limit on the length of debt securities for which interest is deductible. The Company believes this will allow it an interest deduction if the 40-year weighted average maturity component of the Bill is enacted. However, if the provision of the Bill regarding a 20-year term is enacted with retroactive effect with regard to the Subordinated Debentures, the Company will not be entitled to an interest deduction with respect to the Subordinated Debentures. There can be no assurance that current or future legislative proposals or final legislation will not affect the ability of the Company to deduct interest on the Subordinated Debentures, giving rise to a Tax Event which would permit the Company, subject to the receipt of any consent required by the terms of any indebtedness of the Company which may be outstanding from time to time, including under the Credit Agreement or the Bridge Facility, to cause the redemption of the Preferred
Securities prior to           , 2001 (the first date on which the Company would
otherwise be able to cause a redemption of the Preferred Securities). See "United States Federal Income Taxation" and "The Company -- Senior Credit Facilities."


REDEMPTION PROCEDURES

     The Trust may not redeem fewer than all of the outstanding Preferred Securities unless all accrued and unpaid distributions have been paid on all Preferred Securities for all quarterly distribution periods terminating on or prior to the date of redemption.

     If the Trust gives a notice of redemption in respect of Preferred Securities (which notice will be irrevocable), then, by 12:00 noon, New York City time, on the redemption date, provided that the Company has paid to the Property Trustee a sufficient amount of cash in connection with the related redemption or maturity of the Subordinated Debentures, the Trust will irrevocably deposit with the securities depository funds sufficient to pay the applicable Redemption Price and will give the securities depository irrevocable instructions to pay the Redemption Price to the holders of the Preferred Securities. If notice of redemption shall have been given and funds deposited as required, then immediately prior to the close of business on the date of such deposit, distributions will cease to accrue and all rights of holders of such Preferred Securities so called for redemption will cease, except the right of the holders of such Preferred Securities to receive the Redemption Price, but without interest on such Redemption Price. In the event that any date fixed for redemption of Preferred Securities is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day that is a Business Day (without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day. In the event that the Company fails to repay the Subordinated Debentures on maturity or payment of the Redemption Price in respect of Preferred Securities is improperly withheld or refused and not paid either by the Trust or by the Company pursuant to the Trust Guarantee, distributions on such Preferred Securities will continue to accrue at the then applicable rate from the original redemption date to the actual date of payment, in which case the actual payment date will be considered the date fixed for redemption for purposes of calculating the Redemption Price.

     In the event that fewer than all of the outstanding Preferred Securities are to be redeemed, the Preferred Securities will be redeemed as described below under "-- Book-Entry Issuance -- The Depository Trust Company."

     If a partial redemption of the Preferred Securities would result in the delisting of the Preferred Securities by a national securities exchange or other organization on which the Preferred Securities are then listed, the Company pursuant to the Indenture will only redeem the Subordinated Debentures in whole and, as a result, the Trust may only redeem the Preferred Securities in whole.


     Subject to the foregoing, the receipt of any consent required by the terms of any indebtedness of the Company which may be outstanding from time to time, including under the Credit Agreement or the Bridge Facility, and applicable law (including, without limitation, United States federal securities laws), the Company or its subsidiaries may at any time, and from time to time, purchase outstanding Preferred Securities by tender, in the open market or by private agreement.

LIQUIDATION DISTRIBUTION UPON DISSOLUTION

     In the event of any voluntary or involuntary liquidation, dissolution, winding-up or termination of the Trust (each a "Liquidation"), the then holders of the Preferred Securities will be entitled to receive on a pro rata basis solely out of the assets of the Trust, after satisfaction of liabilities to creditors, distributions in an amount equal to the aggregate of the stated liquidation amount of $25 per Preferred Security plus accrued and unpaid distributions thereon to the date of payment (the "Liquidation Distribution"), unless, in connection with such Liquidation, Subordinated Debentures in an aggregate stated principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the distribution rate of, and accrued and unpaid interest equal to accrued and unpaid distributions on, the Preferred Securities have been distributed on a pro rata basis to the holders of the Preferred Securities.

     If, upon any such Liquidation, the Liquidation Distribution can be paid only in part because the Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by the Trust on the Preferred Securities shall be paid on a pro rata basis. The holders of the Common Securities will be entitled to receive distributions upon any such dissolution pro rata with the holders of the Preferred Securities, except that if a Declaration Event of Default has occurred and is continuing, the Preferred Securities shall have a preference over the Common Securities with regard to such distributions.

TERMINATION

     Pursuant to the Declaration, the Trust shall terminate upon the earliest of
(i) , 2051, (ii) the bankruptcy of the Company, (iii) the filing of a certificate of dissolution or its equivalent with respect to the Company, the filing of a certificate of cancellation with respect to the Trust, or the revocation of the charter of the Company and the expiration of 90 days after the date of revocation without a reinstatement thereof, (iv) the distribution of the Subordinated Debentures from the Trust, (v) the entry of a decree of a judicial dissolution of the Company or the Trust, or (vi) the redemption of all the Trust Securities.

DECLARATION EVENTS OF DEFAULT

     An Event of Default under the Indenture (an "Indenture Event of Default") constitutes an event of default under the Declaration with respect to the Trust Securities (a "Declaration Event of Default"), provided that pursuant to the Declaration, the holder of the Common Securities will be deemed to have waived any Declaration Event of Default with respect to the Common Securities until all Declaration Events of Default with respect to the Preferred Securities have been cured, waived or otherwise eliminated. Until such Declaration Event of Default with respect to the Preferred Securities has been so cured, waived, or otherwise eliminated, the Property Trustee will be deemed to be acting solely on behalf of the holders of the Preferred Securities and only the holders of the Preferred Securities will have the right to direct the Property Trustee with respect to certain matters under the Declaration, and therefore the Indenture.

     Upon the occurrence of a Declaration Event of Default, the Indenture Trustee (as defined herein) or the Property Trustee as the holder of the Subordinated Debentures will have the right under the Indenture to declare the principal of and interest on the Subordinated Debentures to be immediately due and payable. The Company and the Trust are each required to file annually with the Property Trustee an officer's certificate as to its compliance with all conditions and covenants under the Declaration.

VOTING RIGHTS

     Except as described herein, under the Trust Act, the Trust Indenture Act and under "Description of the Trust Guarantee -- Modification of the Trust Guarantee; Assignment" in the accompanying Prospectus, and as otherwise required by law and the Declaration, the holders of the Preferred Securities will have no voting rights.

     Subject to the requirement of the Property Trustee obtaining a tax opinion in certain circumstances set forth in the last sentence of this paragraph, the holders of a majority in aggregate liquidation amount of the Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Property Trustee, or direct the exercise of any trust or power conferred upon the Property Trustee under the Declaration, including the right to direct the Property Trustee, as holder of the Subordinated Debentures, to (i) exercise the remedies available under the Indenture with respect to the

Subordinated Debentures, (ii) waive any past Indenture Event of Default that is waivable under the Indenture, or (iii) exercise any right to rescind or annul a declaration that the principal of all the Subordinated Debentures shall be due and payable, or consent to any amendment, modification or termination of the Indenture or the Subordinated Debentures, where such consent should be required; provided, however, that, where a consent or action under the Indenture would require the consent or act of the holders of greater than a majority in principal amount of Subordinated Debentures affected thereby (a "Super-Majority"), the Property Trustee may only give such consent or take such action at the written direction of the holders of at least the proportion in liquidation amount of the Preferred Securities which the relevant Super-Majority represents of the aggregate principal amount of the Subordinated Debentures outstanding. The Property Trustee shall notify all holders of the Preferred Securities of any notice of default received from the Indenture Trustee with respect to the Subordinated Debentures. Except with respect to directing the time, method and place of conducting a proceeding for a remedy, the Property Trustee shall not take any of the actions described in clauses (i), (ii) or
(iii) above unless the Property Trustee has obtained an opinion of tax counsel to the effect that, as a result of such action, the Trust will not be classified as other than a grantor trust for United States federal income tax purposes.


     In the event the consent of the Property Trustee, as the holder of the Subordinated Debentures, is required under the Indenture with respect to any amendment, modification or termination of the Indenture or the Subordinated Debentures, the Property Trustee shall request the direction of the holders of the Trust Securities with respect to such amendment, modification or termination and shall vote with respect to such amendment, modification or termination as directed by a majority in liquidation amount of the Trust Securities voting together as a single class; provided, however, that where a consent under the Indenture would require the consent of a Super-Majority, the Property Trustee may only give such consent at the direction of the holders of at least the proportion in liquidation amount of the Trust Securities which the relevant Super-Majority represents of the aggregate principal amount of the Subordinated Debentures outstanding. The Property Trustee shall not take any such action in accordance with the directions of the holders of the Trust Securities unless the Property Trustee has obtained an opinion of tax counsel to the effect that the Trust will not be classified as other than a grantor trust for United States federal income tax purposes on account of such action.

     A waiver of an Indenture Event of Default will constitute a waiver of the corresponding Declaration Event of Default.

     Any required approval or direction of holders of Preferred Securities may be given at a separate meeting of holders of Preferred Securities convened for such purpose, at a meeting of all of the holders of Trust Securities or pursuant to written consent. The Regular Trustees will cause a notice of any meeting at which holders of Preferred Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be mailed to each holder of record of Preferred Securities. Each such notice will include a statement setting forth the following information: (i) the date of such meeting or the date by which such action is to be taken; (ii) a description of any resolution proposed for adoption at such meeting on which such holders are entitled to vote or of such matter upon which written consent is sought; and
(iii) instructions for the delivery of proxies or consents. No vote or consent of the holders of Preferred Securities will be required for the Trust to redeem and cancel Preferred Securities or distribute Subordinated Debentures in accordance with the Declaration.

     Notwithstanding that holders of Preferred Securities are entitled to vote or consent under any of the circumstances described above, any of the Preferred Securities that are owned at such time by the Company or any entity directly or indirectly controlling or controlled by, or under direct or indirect common control with, the Company, shall not be entitled to vote or consent and shall, for purposes of such vote or consent, be treated as if such Preferred Securities were not outstanding.

     The procedures by which holders of Preferred Securities may exercise their voting rights are described below. See "--Book-Entry Issuance -- The Depository Trust Company" below.

     Holders of the Preferred Securities will have no rights to appoint or remove the Conseco Trustees, who may be appointed, removed or replaced solely by the Company as the indirect or direct holder of all of the Common Securities.

MODIFICATION OF THE DECLARATION

     The Declaration may be modified and amended if approved by a majority of the Regular Trustees (and in certain circumstances the Property Trustee), provided that, if any proposed amendment provides for, or the Regular Trustees otherwise propose to effect, (i) any action that would adversely affect the powers, preferences or special rights of the Trust Securities, whether by way of amendment to the Declaration or otherwise or (ii) the dissolution, winding-up or termination of the Trust other than pursuant to the terms of the Declaration, then the holders of the Trust Securities voting together as a single class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of at least a majority in liquidation amount of the Trust Securities affected thereby; provided that, if any amendment or proposal referred to in clause (i) above would adversely affect only the Preferred Securities or the Common Securities, then only the affected class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of a majority in liquidation amount of such class of Trust Securities.

     Notwithstanding the foregoing, no amendment or modification may be made to the Declaration if such amendment or modification would (i) cause the Trust to be classified as other than a grantor trust for United States federal income tax purposes, (ii) reduce or otherwise adversely affect the powers of the Property Trustee or (iii) cause the Trust to be deemed an "investment company" which is required to be registered under the 1940 Act.

MERGERS, CONSOLIDATIONS OR AMALGAMATIONS

     The Trust may not consolidate, amalgamate, merge with or into or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety, to any corporation or other body, except as described below. The Trust may, with the consent of a majority of the Regular Trustees and without the consent of the holders of the Trust Securities, the Property Trustee or the Delaware Trustee, consolidate, amalgamate, merge with or into, or be replaced by a trust organized as such under the laws of any State; provided that, (i) such successor entity either (x) expressly assumes all of the obligations of the Trust under the Trust Securities or (y) substitutes for the Trust Securities other securities having substantially the same terms as the Trust Securities (the "Successor Securities"), so long as the Successor Securities rank the same as the Trust Securities rank with respect to distributions and payments upon liquidation, redemption and otherwise, (ii) the Company expressly acknowledges a trustee of such successor entity possessing the same powers and duties as the Property Trustee as the holder of the Subordinated Debentures, (iii) the Preferred Securities or any Successor Securities with respect to the Preferred Securities are listed, or any such Successor Securities will be listed upon notification of issuance, on any national securities exchange or with another organization on which the Preferred Securities are then listed or quoted, (iv) such merger, consolidation, amalgamation or replacement does not cause the Preferred Securities (including any Successor Securities with respect to the Preferred Securities) to be downgraded by any nationally recognized statistical rating organization, (v) such merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of the Trust Securities (including any Successor Securities) in any material respect (other than with respect to any dilution of the holders' interest in the new entity), (vi) such successor entity has a purpose identical to that of the Trust, (vii) prior to such merger, consolidation, amalgamation or replacement, the Company has received an opinion of an independent counsel to the Trust experienced in such matters to the effect that, (A) such merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of the Trust Securities (including any Successor Securities) in any material respect (other than with respect to any dilution of the holders' interest in the new entity), (B) following such merger, consolidation, amalgamation or replacement, neither the Trust nor such successor entity will be required to register as an investment company under the 1940 Act and (C) the Trust will continue to be classified as a grantor trust for federal income tax purposes, and (viii) the Company guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Trust Guarantee. Notwithstanding the foregoing, the Trust shall not, except with the consent of holders of 100% in liquidation amount of the Trust Securities, consolidate, amalgamate, merge with or into, or be replaced by any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it, if such consolidation, amalgamation, merger or replacement would cause the Trust or the Successor

Entity to be classified as other than a grantor trust for United States federal income tax purposes and each holder of the Trust Securities not to be treated as owning an undivided interest in the Subordinated Debentures.

BOOK-ENTRY ISSUANCE -- THE DEPOSITORY TRUST COMPANY

     The Depository Trust Company ("DTC") will act as securities depository ("depository") for the Preferred Securities. The Preferred Securities initially will be issued only as fully-registered securities registered in the name of Cede & Co. (DTC's nominee). One or more fully-registered global Preferred Securities certificates, representing the total aggregate number of Preferred Securities, will be issued and will be delivered to DTC.

     The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. Such laws may impair the ability to transfer beneficial interests in the global Preferred Securities as represented by a global certificate.

     DTC has advised the Company and the Trust that DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). DTC holds securities that its participants ("Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations ("Direct Participants"). DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others, such as securities brokers and dealers, banks and trust companies that clear transactions through or maintain a direct or indirect custodial relationship with a Direct Participant ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Commission.

     Purchases of Preferred Securities within the DTC system must be made by or through Direct Participants, which will receive a credit for the Preferred Securities on DTC's records. The ownership interest of each actual purchaser of each Preferred Security ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchases, but Beneficial Owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participants through which the Beneficial Owners purchased Preferred Securities. Transfers of ownership interests in the Preferred Securities are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in the Preferred Securities, except in the event that use of the book-entry system for the Preferred Securities is discontinued.

     To facilitate subsequent transfers, all the Preferred Securities deposited by Participants with DTC are registered in the name of DTC's nominee, Cede & Co. The deposit of Preferred Securities with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Preferred Securities. DTC's records reflect only the identity of the Direct Participants to whose accounts such Preferred Securities are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements that may be in effect from time to time.

     Redemption notices shall be sent to Cede & Co. If less than all of the Preferred Securities are being redeemed, DTC will reduce pro rata the amount of the interest of each Direct Participant in such Preferred Securities to be redeemed in accordance with its procedures.

     Although voting with respect to the Preferred Securities is limited, in those cases where a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to Preferred Securities. Under its usual procedures, DTC would mail an Omnibus Proxy to the Trust as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the Preferred Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy). The Company and the Trust believe that the arrangements among DTC, Direct and Indirect Participants, and Beneficial Owners will enable the Beneficial Owners to exercise rights equivalent in substance to the rights that can be directly exercised by a holder of a beneficial interest in the Trust.

     Distribution payments on the Preferred Securities will be made to DTC. DTC's practice is to credit Direct Participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payments on such payment date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in "street name," and such payments will be the responsibility of such Participant and not of DTC, the Trust or the Company, subject to any statutory or regulatory requirements that may be in effect from time to time. Payment of distributions to DTC is the responsibility of the Trust, disbursement of such payments to Direct Participants is the responsibility of DTC, and disbursement of such payments to the Beneficial Owners is the responsibility of Direct and Indirect Participants.

     Except as provided herein, a Beneficial Owner in a global Preferred Security certificate will not be entitled to receive physical delivery of Preferred Securities. Accordingly, each Beneficial Owner must rely on the procedures of DTC to exercise any rights under the Preferred Securities.

     DTC may discontinue providing its services as depository with respect to the Preferred Securities at any time by giving reasonable notice to the Trust. Under such circumstances, in the event that a successor securities depository is not obtained, Preferred Securities certificates are required to be printed and delivered. Additionally, the Regular Trustees (with the consent of the Company) may decide to discontinue use of the system of book-entry transfers through DTC (or any successor depository) with respect to the Preferred Securities. In that event, certificates for the Preferred Securities will be printed and delivered.

     The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that the Company and the Trust believe to be reliable, but neither the Company nor the Trust takes responsibility for the accuracy thereof.

INFORMATION CONCERNING THE PROPERTY TRUSTEE

     The Property Trustee, prior to the occurrence of a default with respect to the Trust Securities, undertakes to perform only such duties as are specifically set forth in the Declaration, in the terms of the Trust Securities or in the Trust Indenture Act and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provisions, the Property Trustee is under no obligation to exercise any of the powers vested in it by the Declaration at the request of any holder of Preferred Securities, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The holders of Preferred Securities will not be required to offer such indemnity in the event such holders, by exercising their voting rights, direct the Property Trustee to take any action following a Declaration Event of Default. The Property Trustee also serves as Preferred Securities Guarantee Trustee.

PAYING AGENT

     In the event that the Preferred Securities do not remain in book-entry form, the following provisions would apply:

     The Property Trustee will act as paying agent, and may designate an additional or substitute paying agent at any time.

     Registration of transfers of Preferred Securities will be effected without charge by or on behalf of the Trust, but upon payment (with the giving of such indemnity as the Trust or the Company may require) in respect of any tax or other government charges that may be imposed in relation to it.

     The Trust will not be required to register or cause to be registered the transfer of Preferred Securities after such Preferred Securities have been called for redemption.

GOVERNING LAW

     The Declaration and the Preferred Securities will be governed by, and construed in accordance with, the internal laws of the State of Delaware.

MISCELLANEOUS

     The Regular Trustees are authorized and directed to operate the Trust in such a way so that the Trust will not be required to register as an "investment company" under the 1940 Act or be characterized as other than a grantor trust for United States federal income tax purposes. The Company is authorized and directed to conduct its affairs so that the Subordinated Debentures will be treated as indebtedness of the Company for United States federal income tax purposes. In this connection, the Company and the Regular Trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of the Trust or the articles of incorporation of the Company, that each of the Company and the Regular Trustees determines in their discretion to be necessary or desirable to achieve such end, as long as such action does not adversely affect the interests of the holders of the Preferred Securities or vary the terms thereof.

     Holders of the Preferred Securities have no preemptive rights.

                   DESCRIPTION OF THE SUBORDINATED DEBENTURES

     Set forth below is a description of the specific terms of the Subordinated Debentures in which the Trust will invest the proceeds from the issuance and sale of the Trust Securities. This description supplements the description of the general terms and provisions of the Subordinated Debentures set forth in the accompanying Prospectus under the caption "Description of Debt Securities." The following description does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the description in the accompanying
Prospectus and the Indenture, dated as of           , 1996 (the "Base
Indenture"), between the Company and Fleet National Bank, as Trustee (the "Indenture Trustee"), as supplemented by a First Supplemental Indenture, to be
dated as of           , 1996 (the Base Indenture, as so supplemented, is
hereinafter referred to as the "Indenture"), the forms of which are filed as Exhibits to the Registration Statement of which this Prospectus Supplement and the accompanying Prospectus form a part, and the Trust Indenture Act. Certain capitalized terms used herein are defined in the Indenture.


     At any time, the Company will have the right to liquidate the Trust and cause Subordinated Debentures to be distributed to the holders of the Trust Securities in liquidation of the Trust, subject to the receipt of any consent required by the terms of any indebtedness of the Company which may be outstanding from time to time, including under the Credit Agreement or the Bridge Facility. See "Description of the Preferred Securities -- Distribution of the Subordinated Debentures."


     If the Subordinated Debentures are distributed to the holders of the Preferred Securities, the Company will use its best efforts to have the Subordinated Debentures listed on the New York Stock Exchange or on such other exchange on which the Preferred Securities are then listed.

GENERAL


     The Subordinated Debentures will be issued as unsecured subordinated debt securities under the Indenture. The Subordinated Debentures will be limited in aggregate principal amount to approximately $206.18 million, such amount being the sum of the aggregate stated liquidation amount of the Preferred Securities and the capital contributed by the Company in exchange for the Common Securities (the "Company Payment").



     The Subordinated Debentures are not subject to a sinking fund provision. The entire principal of the Subordinated Debentures will mature and become due and payable, together with any accrued and unpaid interest thereon including
Compounded Interest (as hereinafter defined), if any, on               , 2026,
subject to the election of the Company to shorten or extend the scheduled maturity date of the Subordinated Debentures, which election in the case of an extension of the scheduled maturity date is subject to the Company's satisfying certain financial conditions and in the case of shortening the maturity date, the receipt of any consent required by the terms of any indebtedness of the Company which may be outstanding from time to time, including under the Credit Agreement or the Bridge Facility. See "-- Option to Change Scheduled Maturity Date."


     If Subordinated Debentures are distributed to holders of Preferred Securities in liquidation of such holders' interests in the Trust, it is presently anticipated that such Subordinated Debentures will initially be issued in the form of one or more Global Securities (as defined below). As described herein, under certain limited circumstances, Subordinated Debentures may be issued in definitive certificated form in exchange for a Global Security. See "-- Book-Entry and Settlement" below. In the event that Subordinated Debentures are issued in definitive certificated form, such Subordinated Debentures will be in denominations of $25 and integral multiples thereof and may be transferred or exchanged at the offices described below. Payments on Subordinated Debentures issued as a Global Security will be made to DTC or its nominee, a successor depository or its nominee. In the event Subordinated Debentures are issued in definitive certificated form, principal and interest will be payable, the transfer of the Subordinated Debentures will be registrable and Subordinated Debentures will be exchangeable for Subordinated Debentures of other denominations of a like aggregate principal amount at the corporate trust
offices of the Indenture Trustee in                and New York, New York;
provided that payment of interest may be made at the option of the Company by check mailed to the address of the persons entitled thereto.

     The Indenture does not contain provisions that afford the holders of the Subordinated Debentures protection in the event of a highly leveraged transaction involving the Company or other similar transaction that may adversely affect such holders.

SUBORDINATION

     The Indenture provides that the Subordinated Debentures are subordinated and junior in right of payment to the prior payment in full of all Senior Indebtedness of the Company whether now existing or hereafter incurred. In the event and during the continuation of any default by the Company in the payment of principal, premium, interest or any other payment due on any Senior Indebtedness of the Company, or in the event that the maturity of any Senior Indebtedness of the Company has been accelerated because of a default, then in either case, no payment will be made by the Company with respect to the principal (including redemption payments) of or interest on the Subordinated Debentures. Upon any distribution of assets of the Company to creditors upon any dissolution, winding-up, liquidation or reorganization, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings, all principal, premium, if any, and interest due or to become due on all Senior Indebtedness of the Company must be paid in full before the holders of Subordinated Debentures are entitled to receive or retain any payment. In the event that the Subordinated Debentures are declared due and payable before the Maturity Date, then all amounts due or to become due on all Senior Indebtedness shall have been paid in full before holders of the Subordinated Debentures are entitled to receive or retain any payment. Upon satisfaction of all claims of all Senior Indebtedness then outstanding, the rights of the holders of the Subordinated Debentures will be subrogated to the rights of the holders of Senior Indebtedness of the Company to receive payments or distributions applicable to Senior Indebtedness until all amounts owing on the Subordinated Debentures are paid in full.

     The term "Senior Indebtedness" means all indebtedness of the Company, whether now existing or hereafter created, but excluding trade accounts payable arising in the ordinary course of business. Without limiting the generality of the foregoing, "Senior Indebtedness" shall include the principal, premium, if any, and interest on: (i) all indebtedness of the Company created, incurred or assumed, which is for money borrowed, or evidenced by a note or similar instrument given in connection with the acquisition of any business, properties or assets, including securities; (ii) any indebtedness of others of the kinds described in the preceding clause (i) for the payment of which the Company is responsible or liable as guarantor or otherwise; and (iii) amendments, renewals, extensions and refundings of any such indebtedness, unless in any instrument or instruments evidencing or securing such indebtedness or pursuant to which the same is outstanding, or in any such amendment, renewal, extension or refunding, it is expressly provided that such indebtedness is not superior in right of payment to Subordinated Debt Securities. "Senior Indebtedness" does not include any indebtedness of the Company to any of its Subsidiaries. The Senior Indebtedness shall continue to be Senior Indebtedness and entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of the Senior Indebtedness or extension or renewal of the Senior Indebtedness.


     The Indenture does not limit the aggregate amount of Senior Indebtedness that may be issued by the Company. As of June 30, 1996 the aggregate amount of Senior Indebtedness and liabilities and obligations of the Company's subsidiaries that would have effectively ranked senior to the Subordinated Debentures was approximately $16 billion. As of June 30, 1996, after giving effect to the Offering and the application of the proceeds thereof, the ATC Merger, the BLH Transaction, the CAF Merger, the LPG Merger and the THI Merger the aggregate amount of Senior Indebtedness and liabilities and obligations of the Company's subsidiaries that would have effectively ranked senior to the Subordinated Debentures would have been approximately $22 billion.

OPTIONAL REDEMPTION


     The Company shall have the right to redeem the Subordinated Debentures, subject to the receipt of any consent required by the terms of any indebtedness of the Company which may be outstanding from time to time, including under the Credit Agreement or the Bridge Facility, (i) at any time, in whole or in part,
from time to time, on or after               , 2001 or (ii) at any time in whole
(but not in part) upon the occurrence of a Special Event as described under "Description of the Preferred Securities -- Special Event Redemption", upon not less than 30 nor more than 60 days notice, at a redemption price equal to 100% of the principal amount to be redeemed plus any accrued and unpaid interest to the redemption date. If a partial redemption of the Preferred Securities resulting from a partial redemption of the Subordinated Debentures would result in the delisting of the Preferred Securities, the Company may only redeem the Subordinated Debentures in whole. The Company may not redeem fewer than all outstanding Subordinated Debentures unless there was no accrued and unpaid interest on the Subordinated Debentures as of the Interest Payment Date (as defined below) next preceding the redemption date. See "The Company -- Senior Credit Facilities."


INTEREST

     Each Subordinated Debenture shall bear interest at the rate of   % per
annum from the original date of issuance, or from the most recent interest payment date to which interest has been paid or provided for, payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year (each
an "Interest Payment Date"), commencing               , 1996, to the person in
whose name such Subordinated Debenture is registered, subject to certain exceptions, at the close of business on the Business Day next preceding such Interest Payment Date. In the event the Subordinated Debentures shall not continue to remain in book-entry form, the Company shall have the right to select record dates, which shall be more than one Business Day but less than 60 Business Days prior to the Interest Payment Date. Any installment of interest not punctually paid will cease to be payable to the holders of the Subordinated Debentures on the regular record date and may be paid to the person in whose name the Subordinated Debentures are registered at the close of business on a special record date to be fixed by the Indenture Trustee for the payment of such defaulted interest, notice of which shall be given to the holders of the Subordinated Debentures not less than 10 days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange, interdealer quotation system or other organization on which the Subordinated Debentures may be listed, and upon such notice as may be required by such exchange, system or organization.

     The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. The amount of interest payable for any period shorter than a full quarterly period for which interest is computed, will be computed on the basis of the actual number of days elapsed in such 90 day quarter. In the event that any date on which interest is payable on the Subordinated Debentures is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, then such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.

OPTION TO CHANGE SCHEDULED MATURITY DATE

     The "Scheduled Maturity Date" of the Subordinated Debentures is
              , 2026. The Company, however, may, extend such maturity date
(              , 2026 or the maturity date then in effect, as the case may be, is hereinafter referred to as the "Maturity Date") for one or more periods, but
in no event later than the earlier of (i)               , 2045 or (ii) the
Interest Deduction Date. The "Interest Deduction Date" shall mean the date which is six months earlier than the ending date of the maximum term (beginning on the date of issue of the Subordinated Debentures and including any extensions thereof), as determined under any federal statute applicable by its terms to the Subordinated Debentures which is enacted at any time after the issuance of the Subordinated Debentures (including, but not limited to, at any time after an extension of the Maturity Date), of a debt instrument for which interest is deductible for federal income tax purposes. In no event shall the extended Maturity Date be later than the Interest Deduction Date even if the Maturity Date has previously been extended to a date beyond the Interest Deduction Date. The Company must exercise its right to extend the term at least 90 days prior to the Maturity Date then in effect and must satisfy the following conditions on the date the Company exercises such right and on the Maturity Date then in effect prior to such proposed extension: (a) the Company is not in bankruptcy or otherwise insolvent, (b) the Company is not in default on any Subordinated Debenture issued to the Trust or to any trustee of the Trust in connection with an issuance of Trust Securities by the Trust, (c) the Company has made timely payments on the Subordinated Debentures for the immediately preceding six quarters without deferrals, (d) the Trust is not in arrears on payments of distributions on the Trust Securities, (e) the Subordinated Debentures or Preferred Securities are rated investment grade by any one of Standard & Poor's Corporation, Moody's Investors Service, Inc., Fitch Investor Services, Duff & Phelps Credit Rating Company or any other nationally recognized statistical rating organization, and (f) the final maturity of such Subordinated Debentures is not later than the 49th anniversary of the issuance of the Preferred Securities. Pursuant to the Declaration, the Regular Trustees are required to give notice of the Company's election to change the Maturity Date to the holders of the Preferred Securities.


     In addition, if the Company exercises its right to liquidate the Trust and distribute the Subordinated Debentures as discussed above under "Description of the Preferred Securities -- Distribution of the Subordinated Debentures," effective upon such exercise the Maturity Date of the Subordinated Debentures may be changed to (i) any date elected by the Company that is no earlier than
              , 2001, subject to the receipt of any consent required by the terms of any indebtedness of the Company which may be outstanding from time to time, including under the Credit Agreement or the Bridge Facility, and (ii) any date elected by the Company which is not later than the earlier of (a)
              , 2045 or (b) the Interest Deduction Date; provided that on the date the Company exercises such right and on the Maturity Date in effect prior to such proposed extension the conditions specified in the previous paragraph are satisfied.


OPTION TO EXTEND INTEREST PAYMENT PERIOD

     The Company has the right at any time, and from time to time, during the term of the Subordinated Debentures to defer payments of interest by extending the interest payment period for a period not exceeding 20 consecutive quarters, at the end of which Extension Period, the Company shall pay all interest then accrued and unpaid, together with interest thereon compounded quarterly at the rate specified for the Subordinated

Debentures to the extent permitted by applicable law ("Compounded Interest"); provided that no Extension Period shall extend beyond the Maturity Date; and provided further that, during any such Extension Period, (a) the Company shall not declare or pay any dividends on, make any distribution with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to any of its capital stock, (b) the Company shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by the Company that rank pari passu with or junior to the Subordinated Debentures and (c) the Company shall not make guarantee payments with respect to the foregoing (other than pursuant to the Trust Guarantee); provided, however, that, the restriction in clause (a) above does not apply to
(i) any stock dividends paid by the Company where the dividend stock is the same as that on which the dividend is paid or (ii) purchases or acquisitions of shares of Company Common Stock in connection with the satisfaction by the Company of its obligations under any employee benefit plans. Prior to the termination of any such Extension Period, the Company may further defer payments of interest by extending the interest payment period; provided, however, that such Extension Period, including all such previous and further extensions, may not exceed 20 consecutive quarters or extend beyond the Maturity Date. Upon the termination of any Extension Period and the payment of all amounts then due, the Company may commence a new Extension Period, subject to the terms set forth in this section. No interest during an Extension Period, except at the end thereof, shall be due and payable. The Company has no present intention of exercising its right to defer payments of interest by extending the interest payment period on the Subordinated Debentures. If the Property Trustee shall be the sole holder of the Subordinated Debentures, the Company shall give the Regular Trustees and the Property Trustee notice of its selection of such Extension Period one Business Day prior to the earlier of (i) the date distributions on the Preferred Securities are payable or (ii) the date the Regular Trustees are required to give notice to the New York Stock Exchange (or other applicable self-regulatory organization) or to holders of the Preferred Securities of the record date or the date such distribution is payable. The Regular Trustees shall give notice of the Company's selection of such Extension Period to the holders of the Preferred Securities. If the Property Trustee shall not be the sole holder of the Subordinated Debentures, the Company shall give the holders of the Subordinated Debentures notice of its selection of such Extension Period ten Business Days prior to the earlier of (i) the applicable Interest Payment Date or (ii) the date upon which the Company is required to give notice to the New York Stock Exchange (or other applicable self-regulatory organization) or to holders of the Subordinated Debentures of the record or payment date of such related interest payment.

INDENTURE EVENTS OF DEFAULT

     If any Indenture Event of Default shall occur and be continuing, the Property Trustee, as the holder of the Subordinated Debentures, will have the right to declare the principal of and the interest on the Subordinated Debentures (including any Compounded Interest and any other amounts payable under the Indenture) to be forthwith due and payable and to enforce its other rights as a creditor with respect to the Subordinated Debentures subject to the subordination provisions in the Indenture. See "Description of the Debt Securities -- Events of Default" in the accompanying Prospectus for a description of the Indenture Events of Default. An Indenture Event of Default also constitutes a Declaration Event of Default. If the Property Trustee fails to enforce its rights with respect to the Subordinated Debentures held by the Trust, any record holder of Preferred Securities may institute legal proceedings directly against the Company to enforce the Property Trustee's rights under such Subordinated Debentures without first instituting any legal proceedings against such Property Trustee or any other person or entity. Notwithstanding the foregoing, if an Event of Default under the Declaration has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal on the Subordinated Debentures issued to the Trust on the date such interest or principal is otherwise payable, then a record holder of Preferred Securities may institute a proceeding directly against the Company for enforcement of payment to the record holder of the Preferred Securities of the principal of or interest on the Subordinated Debentures on or after the respective due dates specified in the Subordinated Debentures, and the amount of the payment will be based on the holder's pro rata share of the amount due and owing on all of the Preferred Securities. The record holder in the case of the issuance of one or more global Preferred Securities certificates will be DTC acting at the direction of the beneficial owners of the Preferred Securities. The holders of Preferred Securities in certain circumstances have the right to direct the Property Trustee to exercise its rights, with respect to other than principal and interest payments on the Subordinated Debentures, as the holder of the Subordinated Debentures. See "Description of the Preferred Securities -- Declaration Events of Default" and "Description of the Preferred Securities -- Voting Rights."

ADDITIONAL COVENANTS

     In addition to the covenants contained in the Base Indenture, but subject to the exceptions described below in this paragraph, the Company has also covenanted, with respect to the Subordinated Debentures, that for so long as the Preferred Securities and the Common Securities remain outstanding the Company will (i) maintain 100% direct or indirect ownership of the Common Securities, provided, however, that any permitted successor of the Company under the Indenture may succeed to the Company's ownership of the Common Securities, (ii) not voluntarily dissolve, wind-up or terminate the Trust, except in connection with the distribution of Subordinated Debentures or certain mergers, consolidations or amalgamations, each as permitted by the Declaration, (iii) timely perform its duties as sponsor of the Trust, (iv) use its reasonable efforts to cause the Trust (a) to remain a business trust, except in connection with a distribution of the Subordinated Debentures, the redemption of all of the Preferred Securities and Common Securities of the Trust or certain mergers, consolidations or amalgamations, each as permitted by the Declaration, and (b) otherwise continue not to be treated as an association taxable as a corporation or partnership for United States federal income tax purposes, and (v) to use its reasonable efforts to cause each holder of Preferred Securities and Common Securities to be treated as owning an individual beneficial interest in the Subordinated Debentures. See "Description of Debt Securities -- Covenants" in the accompanying Prospectus. Further, the defeasance provisions of the Base Indenture do not apply to the Subordinated Debentures. See "Description of Debt Securities -- Defeasance and Discharge" in the accompanying Prospectus.

BOOK-ENTRY AND SETTLEMENT

     If distributed to holders of Preferred Securities in connection with the involuntary or voluntary dissolution, winding-up or liquidation of the Trust, it is presently anticipated that the Subordinated Debentures will be issued in the form of one or more global certificates (each a "Global Security") registered in the name of a securities depository or its nominee. Except under the limited circumstances described below, Subordinated Debentures represented by the Global Security will not be exchangeable for, and will not otherwise be issuable as, Subordinated Debentures in definitive form. The Global Securities described above may not be transferred except by the depository to a nominee of the depository or by a nominee of the depository to the depository or another nominee of the depository or to a successor depository or its nominee.

     The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such laws may impair the ability to transfer beneficial interests in such a Global Security.

     Except as provided below, owners of beneficial interests in such a Global Security will not be entitled to receive physical delivery of Subordinated Debentures in definitive form and will not be considered the Holders (as defined in the Indenture) thereof for any purpose under the Indenture, and no Global Security representing Subordinated Debentures shall be exchangeable, except for another Global Security of like denomination and tenor to be registered in the name of the depository or its nominee or to a successor depository or its nominee. Accordingly, each beneficial owner must rely on the procedures of the depository or if such person is not a Participant, on the procedures of the Participant through which such person owns its interest to exercise any rights of a Holder under the Indenture.

THE DEPOSITORY

     If Subordinated Debentures are distributed to holders of Preferred Securities in liquidation of such holders' interests in the Trust, DTC will act as securities depository for the Subordinated Debentures. For a description of DTC and the specific terms of the depository arrangements, see "Description of the Preferred Securities -- Book-Entry Issuance -- The Depository Trust Company." As of the date of this Prospectus Supplement, the description therein of DTC's book-entry system and DTC's practices as they relate to purchases, transfers, notices and payments with respect to the Preferred Securities apply in all material respects to any debt obligations represented by one or more Global Securities held by DTC. The Company may appoint a successor to DTC or any successor depository in the event DTC or such successor depository is unable or unwilling to continue as the depository for the Global Securities.

     None of the Company, the Trust, the Indenture Trustee, any paying agent and any other agent of the Company or the Indenture Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Security for such Subordinated Debentures or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

DISCONTINUANCE OF THE DEPOSITORY'S SERVICES

     A Global Security shall be exchangeable for Subordinated Debentures in definitive certificated form registered in the names of persons other than the depository or its nominee only if (i) the depository notifies the Company that it is unwilling or unable to continue as a depository for such Global Security and no successor depository shall have been appointed, (ii) the depository, at any time, ceases to be a clearing agency registered under the Exchange Act at which time the depository is required to be so registered to act as such depository and no successor depository shall have been appointed, or (iii) the Company, in its sole discretion, determines that such Global Security shall be so exchangeable. Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for Subordinated Debentures registered in such names as the depository shall direct. It is expected that such instructions will be based upon directions received by the depository from its Participants with respect to ownership of beneficial interests in such Global Security.

MISCELLANEOUS

     The Company will pay all fees and expenses related to (i) the offering of the Trust Securities and the Subordinated Debentures, (ii) the organization, maintenance and dissolution of the Trust, (iii) the retention of the Conseco Trustees and (iv) the enforcement by the Property Trustee of the rights of the holders of the Preferred Securities.

                       DESCRIPTION OF THE TRUST GUARANTEE


     Pursuant to the Trust Guarantee, the Company will irrevocably and unconditionally agree, to the extent set forth therein, to pay in full, to the holders of the Preferred Securities issued by the Trust, the Guarantee Payments (as defined in the accompanying Prospectus) (except to the extent paid by the Trust), as and when due, regardless of any defense, right of set-off or counterclaim which the Trust may have or assert. The Company's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Company to the holders of Preferred Securities or by causing the Trust to pay such amounts to such holders. The Trust Guarantee will be qualified as an indenture under the Trust Indenture Act. Fleet National Bank will act as indenture trustee under the Trust Guarantee. The terms of the Trust Guarantee will be those set forth in such Trust Guarantee and those made part of such Trust Guarantee by the Trust Indenture Act. The Trust Guarantee will be held by the Preferred Securities Guarantee Trustee for the benefit of the holders of the Preferred Securities. Notwithstanding the foregoing, if the Company has failed to make a payment under the Trust Guarantee, any holder of Preferred Securities may institute a legal proceeding directly against the Company for enforcement of the Trust Guarantee with respect to payment to the record holder of the Preferred Securities of the principal or interest on the Subordinated Debentures held by the Trust on or after the respective due dates specified in the Subordinated Debentures, without first instituting a legal proceeding directly against the Trust, the Preferred Securities Guarantee Trustee or any other person or entity. A summary description of the Trust Guarantee appears in the accompanying Prospectus under the caption "Description of the Preferred Securities Guarantees."

                  EFFECT OF OBLIGATIONS UNDER THE SUBORDINATED
                       DEBENTURES AND THE TRUST GUARANTEE

     As set forth in the Declaration, the sole purpose of the Trust is to (i) issue the Trust Securities evidencing undivided beneficial interests in the assets of the Trust, (ii) invest the proceeds from such issuance and sale in the Subordinated Debentures and (iii) engage in only those other activities necessary or incidental thereto.

     As long as payments of interest and other payments are made when due on the Subordinated Debentures, such payments will be sufficient to cover distributions and payments due on the Trust Securities because: (i) the aggregate principal amount of Subordinated Debentures will be equal to the sum of the aggregate stated liquidation amount of the Trust Securities; (ii) the interest rate and the interest and other payment dates on the Subordinated Debentures will match the distribution rate and distribution and other payment dates for the Preferred Securities; (iii) the Company shall pay all, and the Trust shall not be obligated to pay, directly or indirectly, any, costs, expenses, debts and obligations (other than with respect to the Trust Securities) related to the Trust; and (iv) the Declaration provides that the Conseco Trustees shall not cause or permit the Trust to, among other things, engage in any activity that is not consistent with the purposes of the Trust.

     Payments of distributions (to the extent funds therefor are available) and other payments due on the Preferred Securities (to the extent funds therefor are available) are guaranteed by the Company as and to the extent set forth under "Description of Trust Guarantees" in the accompanying Prospectus. If the Company does not make interest and/or principal payments on the Subordinated Debentures purchased by the Trust, the Trust will not have sufficient funds to pay distributions on the Preferred Securities. The Trust Guarantee will not apply to the payment of distributions and other payments on the Preferred Securities when the Trust does not have sufficient funds to make such distributions or other payments.

     The Trust Guarantee will constitute an unsecured obligation of the Company and will rank (i) subordinate and junior in right of payment to all other liabilities of the Company except those made pari passu or subordinate by their terms, (ii) pari passu with the most senior preferred or preference stock now or hereafter issued by the Company and with any guarantee now or hereafter entered into by the Company in respect of any preferred or preference stock of any affiliate of the Company, and (iii) senior to the Company Common Stock.


     The Trust Guarantee, when taken together with the back-up undertakings, consisting of obligations of the Company as set forth in the Declaration (including the obligation to pay expenses of the Trust), the Indenture and any applicable supplemental indentures thereto, and the Subordinated Debentures issued to the Trust, provide a full and unconditional guarantee by the Company of the amounts due on the Preferred Securities. If the Company fails to make interest or other payments on the Subordinated Debentures when due (taking account of any Extension Period), the Declaration provides a mechanism whereby the holders of the Preferred Securities, using the procedures described in "Description of the Preferred Securities -- Book-Entry Only Issuance -- The Depository Trust Company" and "-- Voting Rights," may direct the Property Trustee to enforce its rights under the Subordinated Debentures. If the Property Trustee fails to enforce its right under the Subordinated Debentures, a holder of Preferred Securities may institute a legal proceeding against the Company to enforce the Property Trustee's rights under the Subordinated Debentures without first instituting any legal proceeding against the Property Trustee or any other person or entity. Notwithstanding the foregoing, if a Declaration Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal on the Subordinated Debentures on the date such interest or principal is otherwise payable, then a holder of Preferred Securities may directly institute a proceeding against the Company for payment. The Company, under the Trust Guarantee, acknowledges that the Preferred Securities Guarantee Trustee shall enforce the Trust Guarantee on behalf of the holders of the Preferred Securities. If the Company fails to make payments under the Trust Guarantee, the Trust Guarantee provides a mechanism whereby the holders of the Preferred Securities may direct the Preferred Securities Guarantee Trustee to enforce its rights thereunder. Notwithstanding the foregoing, if the Company has failed to make a payment under the Trust Guarantee, any holder of Preferred Securities may institute a legal proceeding directly against the Company for enforcement of the Trust Guarantee with respect to payment to the record holder of the Preferred Securities of the principal or interest on the Subordinated Debentures held by the Trust on or after the respective due dates specified in the Subordinated Debentures, without first instituting a legal proceeding against the Trust, the Preferred Securities Guarantee Trustee, or any other person or entity.

                     UNITED STATES FEDERAL INCOME TAXATION

GENERAL

     The following is a summary of certain of the material United States federal income tax consequences of the purchase, ownership and disposition of Preferred Securities. Unless otherwise stated, this summary deals only with Preferred Securities held as capital assets by holders who purchase the Preferred Securities upon original issuance ("Initial Holders"). It does not deal with special classes of holders such as banks, thrifts, real estate investment trusts, regulated investment companies, insurance companies, dealers in securities or currencies, tax-exempt investors, or persons that will hold the Preferred Securities as a position in a "straddle," as part of a "synthetic security" or "hedge," as part of a "conversion transaction" or other integrated investment, or as other than a capital asset. This summary also does not address the tax consequences to persons that have a functional currency other than the U.S. dollar or the tax consequences to shareholders, partners or beneficiaries of a holder of Preferred Securities. Further, it does not include any description of any alternative minimum tax consequences or the tax laws of any state or local government or of any foreign government that may be applicable to the Preferred Securities. This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), U.S. Treasury regulations thereunder and administrative and judicial interpretations thereof, as of the date hereof, all of which are subject to change, possibly on a retroactive basis. Any such changes may be applied retroactively in a manner that could cause the tax consequences to vary substantially from the consequences described below, possibly adversely affecting a beneficial owner of the Preferred Securities. In particular, legislation has been proposed that could adversely affect the Company's ability to deduct interest on the Subordinated Debentures, which may in turn permit the Company to cause a redemption of the Preferred Securities prior to 2001. See "-- Proposed Tax Law Changes."

CLASSIFICATION OF THE SUBORDINATED DEBENTURES AND THE TRUST

     In connection with the issuance of the Subordinated Debentures, Locke Reynolds Boyd & Weisell, legal counsel for the Company and the Trust, will render its opinion generally to the effect that, under then current law and assuming full compliance with the terms of the Indenture (and certain other documents), the Subordinated Debentures will be classified for United States federal income tax purposes as indebtedness of the Company.

     In connection with the issuance of the Preferred Securities, Locke Reynolds Boyd & Weisell will render its opinion generally to the effect that, under then current law and assuming full compliance with the terms of the Declaration, the Trust will be classified for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation. Accordingly, for United States federal income tax purposes, each holder of Preferred Securities generally will be considered the owner of an undivided interest in the Subordinated Debentures. Each holder will be required to include in its gross income its allocable share of income accrued on the Subordinated Debentures.

     Investors should be aware that these tax opinions do not address any other issue and are not binding on the Internal Revenue Service or the courts.

ORIGINAL ISSUE DISCOUNT

     Under recently issued income tax regulations applicable to all debt instruments that, like the Subordinated Debentures, are issued on or after August 13, 1996, remote contingencies that stated interest will not be timely paid are ignored in determining whether a debt instrument is issued with OID, which determination depends in part on whether interest is "unconditionally payable" on the debt instrument. OID must be included in income by all holders as it accrues economically on a daily basis, without regard to when it is paid in cash or whether a particular holder generally uses the cash method of accounting. The Company has concluded that the likelihood of its exercising its option to defer payments of interest is remote. This conclusion is based on the Company's analysis, as of the date of issue of the Subordinated Debentures, of various facts and circumstances deemed relevant to exercising such deferral option, including, among other things, the inability of the Company to declare dividends on its stock while interest on the Subordinated Debentures is being deferred, and the likely impact of the non-payment of dividends upon the ratings of the Company's securities if the deferral option is exercised. Based upon this conclusion by the Company, and in the absence of any specific definition of "remote" in the applicable income tax regulations, in the opinion of Locke Reynolds Boyd & Weisell, although the matter is not entirely free from doubt, the Subordinated Debentures will not include OID. As a consequence, holders of the Preferred Securities should report interest under their own methods of accounting (e.g., cash or accrual) instead of under the daily economic accrual rules for OID instruments.


     Under the new regulations, however, if the Company exercises its right to defer payments of interest, the Subordinated Debentures will become OID instruments, and all holders of the Preferred Securities will be required to accrue interest on a daily basis and to report that OID as taxable interest income during any Extension Period even though the Company will not pay the interest in cash until the end of the Extension Period, and even though a holder may use the cash method of accounting. A holder who disposes of the Preferred Securities during such an Extension Period may suffer a loss because the market value of the Trust Securities will likely fall if the Company exercises its option to defer payments of interest on the Subordinated Debentures. Furthermore, the market value of the Preferred Securities may not reflect the accumulated distribution that will be paid at the end of the Extension Period, and a holder who sells the Preferred Securities during the Extension Period will not receive from the Company any cash related to the interest (OID) income the holder accrued and included in its taxable income under the OID rules (because that cash will be paid to the holder of record at the end of the Extension Period).

     If the Subordinated Debentures become OID instruments (i.e., if the Company exercises its rights to defer payment of interest), the Subordinated Debentures will be taxed as OID instruments for as long as they remain outstanding. Thus, even after the end of the Extension Period, all holders will be required to continue accruing interest (OID) on the Subordinated Debentures on a daily basis, regardless of their method of accounting.

     The new regulations have not been addressed in any rulings or other interpretations by the Internal Revenue Service other than the preamble to the Treasury Decision that issued the new regulations, which added the concept of "remote contingencies" to existing definitions used to determine whether interest payable under a debt instrument is "unconditionally payable." The new regulations could be viewed as a favorable reversal of the Internal Revenue Service's previous position, as expressed in a 1995 Revenue Ruling that has not been withdrawn. It is possible that the IRS could take a position contrary to the interpretation herein.

MARKET DISCOUNT AND BOND PREMIUM

     Holders of Preferred Securities other than Initial Holders may be considered to have acquired their undivided interests in the Subordinated Debentures with "market discount" or "acquisition premium" as such phrases are defined for United States federal income tax purposes. Such holders are advised to consult their tax advisors as to the income tax consequences of the acquisition, ownership and disposition of the Preferred Securities.

RECEIPT OF SUBORDINATED DEBENTURES OR CASH UPON LIQUIDATION OF THE TRUST

     As described under the caption "Description of the Preferred Securities -- Distribution of the Subordinated Debentures," Subordinated Debentures may be distributed to holders in exchange for the Preferred Securities and in liquidation of the Trust. Under current law, such a distribution, for United States federal income tax purposes, would be treated as a non-taxable event to each holder, and each holder would receive an aggregate tax basis in the Subordinated Debentures equal to such holder's aggregate tax basis in its

Preferred Securities. A holder's holding period in the Subordinated Debentures so received in liquidation of the Trust would include the period during which the Preferred Securities were held by such holder.

     Under certain circumstances described herein (see "Description of the Preferred Securities -- Special Event Redemption"), the Subordinated Debentures may be redeemed for cash and the proceeds of such redemption distributed to holders in redemption of their Preferred Securities. Under current law, such a redemption would, for United States federal income tax purposes, constitute a taxable disposition of the redeemed Preferred Securities, and a holder could recognize gain or loss as if it sold such redeemed Preferred Securities for cash. See "--Sales of Preferred Securities."

SALES OF PREFERRED SECURITIES

     A holder that sells Preferred Securities will recognize gain or loss equal to the difference between its adjusted tax basis in the Preferred Securities and the amount realized on the sale of such Preferred Securities. Assuming the Company does not defer interest on the Subordinated Debentures by extending the interest payment period, a holder's adjusted tax basis in the Preferred Securities generally will equal its initial purchase price. Subject to the market discount rules described above and the discussion below regarding accrued and unpaid interest, such gain or loss generally will be a capital gain or loss and generally will be a long-term capital gain or loss if the Preferred Securities have been held for more than one year.

     The Preferred Securities may trade at a price that does not fully reflect the value of accrued but unpaid interest with respect to the underlying Subordinated Debentures. If the Company exercises its right to defer payments of interest, the Substituted Debentures will become OID instruments and a holder who disposes of Preferred Securities between record dates for payments of distributions thereon will be required to include in income as ordinary income, accrued and unpaid interest on the Subordinated Debentures through the date of disposition, and to add such amount to such holder's adjusted tax basis in its pro rata share of the underlying Subordinated Debentures deemed disposed of. To the extent the selling price is less than the holder's adjusted tax basis (which will include all accrued but unpaid interest) a holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes. Accrual basis taxpayers would be subjected to similar treatment without regard to the Company's election to defer.

UNITED STATES ALIEN HOLDERS

     For purposes of this discussion, a "United States Alien Holder" is any corporation, individual, partnership, estate or trust that is, as to the United States, a foreign corporation, a non-resident alien individual, a foreign partnership, or a non-resident fiduciary of a foreign estate or trust.

     Under present United States federal income tax law: (i) payments by the Trust or any of its paying agents to any holder of a Preferred Security who or which is a United States Alien Holder will not be subject to United States federal withholding tax; provided that, (a) the beneficial owner of the Preferred Security does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote, (b) the beneficial owner of the Preferred Security is not a controlled foreign corporation that is related to the Company through stock ownership, and
(c) either (A) the beneficial owner of the Preferred Security certifies to the Trust or its agent, under penalties of perjury, that it is not a United States holder and provides its name and address or (B) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "Financial Institution"), and holds the Preferred Security in such capacity, certifies to the Trust or its agent, under penalties of perjury, that such statement has been received from the beneficial owner by it or by a Financial Institution between it and the beneficial owner and furnishes the Trust or its agent with a copy thereof; and (ii) a United States Alien Holder of a Preferred Security will not be subject to United States federal withholding tax on any gain realized upon the sale or other disposition of a Preferred Security.

INFORMATION REPORTING TO HOLDERS

     Income on the Preferred Securities will be reported to holders on Forms 1099, which forms should be mailed to holders of Preferred Securities by January 31 following each calendar year.

BACKUP WITHHOLDING

     Payments made on, and proceeds from the sale of, the Preferred Securities may be subject to a "backup" withholding tax of 31% unless the holder complies with certain identification requirements. Any withheld amounts will be allowed as a credit against the holder's federal income tax, provided the required information is provided to the Internal Revenue Service.

PROPOSED TAX LAW CHANGES


     On March 19, 1996, the Revenue Reconciliation Bill of 1996, the revenue portion of President Clinton's budget proposal was released. The Bill would, among other things, generally deny interest deductions for interest on an instrument, issued by a corporation, that has a maximum weighted average maturity of more than 40 years. The Bill would also generally deny interest deductions for interest on an instrument, issued by a corporation, that has a maximum term of more than 20 years and that is not shown as indebtedness on the separate balance sheet of the issuer or, where the instrument is issued to a related party (other than a corporation), where the holder or some other related party issues a related instrument that is not shown as indebtedness on the issuer's consolidated balance sheet. For purposes of determining the weighted average maturity or the term of an instrument, any right to extend would be treated as exercised. The above-described provisions of the Bill were proposed to be effective generally for instruments issued on or after December 7, 1995. However, on March 29, 1996, the Chairmen of the Senate Finance and House Ways and Means Committees issued a joint statement to the effect that it was their intention that the effective date of the President's legislative proposals, if adopted, will be no earlier than the date of appropriate Congressional action. In addition, subsequent to the publication of the joint statement, Senator Daniel Patrick Moynihan and Representatives Sam M. Gibbons and Charles B. Rangel wrote letters to Treasury Department officials concurring with the views expressed in the joint statement. Under current law, the Company will be able to deduct interest on the Subordinated Debentures. The terms of the Subordinated Debentures limit the right to extend the maturity of the Subordinated Debentures to a date which is six months shorter than any legislative limit on the length of debt securities for which interest is deductible. The Company believes this will allow it an interest deduction if the 40-year weighted average maturity component of the Bill is enacted. However, if the provision of the Bill regarding a 20-year term is enacted with retroactive effect with regard to the Subordinated Debentures, the Company will not be entitled to an interest deduction with respect to the Subordinated Debentures. There can be no assurance that current or future legislative proposals or final legislation will not affect the ability of the Company to deduct interest on the Subordinated Debentures, giving rise to a Tax Event which would permit the Company, subject to the receipt of any consent required by the terms of any indebtedness of the Company which may be outstanding from time to time, including under the Credit Agreement or the Bridge Facility, to cause the redemption of the Preferred
Securities prior to        , 2001 (the first date on which the Company would
otherwise be able to cause a redemption of Preferred Securities) as described more fully under "Description of Preferred Securities -- Special Event Redemption."


     THE UNITED STATES FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER'S PARTICULAR SITUATION. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE PREFERRED SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN UNITED STATES FEDERAL OR OTHER TAX LAWS.

                                  UNDERWRITING


     Subject to the terms and conditions set forth in an underwriting agreement (the "Underwriting Agreement"), the Trust has agreed to sell to each of the Underwriters named herein, and each of the Underwriters, for whom Merrill Lynch, Pierce, Fenner & Smith Incorporated, Dean Witter Reynolds Inc., Donaldson, Lufkin & Jenrette Securities Corporation, PaineWebber Incorporated, Prudential Securities Incorporated and Sands Brothers & Co., Ltd. are acting as representatives (the "Representatives"), has severally agreed to purchase the number of Preferred Securities set forth opposite its name below. In the Underwriting Agreement, the several Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all the Preferred Securities offered hereby if any of the Preferred Securities are purchased. In the event of default by an Underwriter, the Underwriting Agreement provides that, in certain circumstances, the purchase commitments of the nondefaulting Underwriters may be increased or the Underwriting Agreement may be terminated.



                                                                              NUMBER
                                                                                OF
                                                                             PREFERRED
                                         UNDERWRITER                         SECURITIES
                                                                             --------
        Merrill Lynch, Pierce, Fenner & Smith
                     Incorporated........................................
        Dean Witter Reynolds Inc.........................................
        Donaldson, Lufkin & Jenrette Securities Corporation..............
        PaineWebber Incorporated.........................................
        Prudential Securities Incorporated...............................
        Sands Brothers & Co., Ltd........................................
                                                                             ---------
                     Total...............................................    8,000,000
                                                                             =========


     The Underwriters propose to offer the Preferred Securities in part directly to the public at the initial public offering price, as set forth on the cover page of this Prospectus Supplement, and in part to certain securities dealers at
such price less a concession not in excess of $     per Preferred Security,
provided that such concession for sales of 10,000 or more Preferred Securities
to any single purchaser will be not in excess of $     per Preferred Security.
The Underwriters may allow, and such dealers may reallow, a concession not in excess of $ per Preferred Security to certain brokers and dealers. After the Preferred Securities are released for sale to the public, the offering price and other selling terms may from time to time be varied by the Representatives.


     In view of the fact that the proceeds of the sale of the Preferred Securities will be used to purchase the Subordinated Debentures of the Company, the Underwriting Agreement provides that the Company will agree to pay as compensation ("Underwriters' Compensation") for the Underwriters' arranging the
investment therein of such proceeds, an amount in same day funds of $     per
Preferred Security (or $     in the aggregate) for the accounts of the several
Underwriters, provided that such compensation for sales of 10,000 or more
Preferred Securities to any single purchaser will be $     per Preferred
Security. Therefore, to the extent of such sales, the actual amount of Underwriter's Compensation will be less than the aggregate amount specified in the preceding sentence.



     During a period of 90 days from the date of this Prospectus Supplement, neither the Trust nor the Company will, without the prior written consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated on behalf of the Underwriters, directly or indirectly, sell, offer to sell, grant any option for the sale of, or otherwise dispose of, any Preferred Securities, any security convertible into or exchangeable into or exercisable for Preferred Securities or the Subordinated Debentures or any debt securities substantially similar to the Subordinated Debentures or any equity securities substantially similar to the Preferred Securities (except for the Subordinated Debentures and the Preferred Securities offered hereby).

     The Preferred Securities have been approved for listing, subject to official notice of issuance, on the New York Stock Exchange. Trading of the Preferred Securities on the New York Stock Exchange is expected to commence within a 30-day period after the initial delivery of the Preferred Securities. The Representatives have advised the Trust that they intend to make a market in the Preferred Securities prior to the commencement of trading on the New York Stock Exchange. The Representatives have no obligation to make a market in the Preferred Securities, however, and may cease market making activities, if commenced, at any time.


     Prior to this offering, there has been no public market for the Preferred Securities. In order to meet one of the requirements for listing the Preferred Securities on the New York Stock Exchange, the Underwriters will undertake to sell lots of 100 or more Preferred Securities to a minimum of 400 beneficial holders.

     The Company and the Trust have agreed to indemnify the Underwriters against, or contribute to payments that the Underwriters may be required to make in respect of, certain liabilities, including liabilities under the Securities Act.


     Certain of the Underwriters engage in transactions with, and, from time to time, have performed services for, the Company, its subsidiaries, ATC, CAF and THI in the ordinary course of business.


                                 LEGAL MATTERS


     Certain matters of Delaware law relating to the validity of the Preferred Securities will be passed upon on behalf of the Trust by Richards, Layton & Finger, P.A., Wilmington, Delaware, special Delaware counsel to the Trust. The validity of the Subordinated Debentures, the Trust Guarantee and certain matters relating thereto, will be passed upon on behalf of the Company and the Trust by Lawrence W. Inlow, Executive Vice President and General Counsel of the Company. Mr. Inlow is a full-time employee and an officer of the Company and owns 808,374 shares of Company Common Stock and holds options to purchase 1,406,900 shares of Company Common Stock. Locke Reynolds Boyd & Weisell, Indianapolis, Indiana, will pass upon certain United States federal income tax matters on behalf of the Company and the Trust. Certain legal matters will be passed upon for the Underwriters by LeBoeuf, Lamb, Greene & MacRae, L.L.P., a limited liability partnership including professional corporations, New York, New York.


                                    EXPERTS

     The consolidated financial statements of LPG at December 31, 1995 and 1994, and for each of the three years in the period ended December 31, 1995, incorporated by reference in this Prospectus Supplement, have been audited by Coopers & Lybrand L.L.P., independent auditors, as set forth in their report thereon incorporated by reference herein, and are incorporated by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.


     The consolidated financial statements of ATC at December 31, 1995 and 1994, and for each of the three years in the period ended December 31, 1995, incorporated by reference in this Prospectus Supplement, have been audited by Arthur Andersen LLP, independent public accountants, as set forth in their report with respect thereto and are incorporated by reference in reliance upon the authority of such firm as experts in accounting and auditing.


     The consolidated financial statements of CAF at December 31, 1995 and 1994, and for each of the three years in the period ended December 31, 1995, incorporated by reference in this Prospectus Supplement, have been audited by KPMG Peat Marwick LLP, independent auditors, as set forth in their report thereon incorporated by reference herein, and are incorporated by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.


     The consolidated financial statements of THI at December 31, 1995 and 1994, and for each of the three years in the period ended December 31, 1995, incorporated by reference in this Prospectus Supplement, have been audited by KPMG Peat Marwick LLP, independent auditors, as set forth in their report thereon incorporated by reference herein, and are incorporated by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents previously filed with the Commission pursuant to the Exchange Act are incorporated herein by this reference:

          1. Annual Report on Form 10-K of LPG for the fiscal year ended December 31, 1995; LPG's Quarterly Report on Form 10-Q for the quarter ended June 30, 1996; and LPG's Current Reports on Form 8-K dated March 11, 1996 and April 10, 1996.

          2. Annual Report on Form 10-K of ATC for the fiscal year ended December 31, 1995 (including those portions of ATC's proxy statement for its 1996 annual meeting of shareholders incorporated by reference therein); ATC's Quarterly Report on Form 10-Q for the quarter ended June 30, 1996; and ATC's Current Report on Form 8-K dated August 25, 1996.

          3. Annual Report on Form 10-K of CAF for the fiscal year ended December 31, 1995 (including those portions of CAF's 1995 Annual Report to Shareholders, including financial statement and accompanying information, and CAF's proxy statement for its 1996 annual meeting of shareholders which are incorporated by reference therein); CAF's Quarterly Report on Form 10-Q for the quarter ended June 30, 1996; and CAF's Current Report on Form 8-K dated August 25, 1996.

          4. Annual Report on Form 10-K of THI for the fiscal year ended December 31, 1995 (including those portions of THI's proxy statement for its 1996 annual meeting of shareholders incorporated by reference therein); THI's Quarterly Report on Form 10-Q for the quarter ended June 30, 1996; and THI's Current Report on Form 8-K dated September 25, 1996.


     All documents filed by ATC, CAF or THI pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the consummation of the Offering shall be deemed to be incorporated by reference herein and to be a part hereof from the date any such document is filed.


     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document that also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall be deemed, except as so modified or superseded, to constitute a part hereof. All information appearing in this Prospectus Supplement or the accompanying Prospectus is qualified in its entirety by the information and financial statements (including notes thereto) appearing in the documents incorporated herein by reference, except to the extent set forth in the immediately preceding statement.

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


                 SUBJECT TO COMPLETION, DATED NOVEMBER 7, 1996

PROSPECTUS

                                 $1,000,000,000

                                 CONSECO, INC.
 DEBT SECURITIES, PREFERRED STOCK, DEPOSITARY SHARES, COMMON STOCK AND WARRANTS

                           CONSECO FINANCING TRUST I
                           CONSECO FINANCING TRUST II
                          CONSECO FINANCING TRUST III
           PREFERRED SECURITIES FULLY AND UNCONDITIONALLY GUARANTEED
                                BY CONSECO, INC.
                            ------------------------

     Conseco, Inc., an Indiana corporation ("Conseco" or the "Company"), may offer and sell from time to time, in one or more series, (i) its debt securities, consisting of debentures, notes and/or other evidences of indebtedness representing unsecured obligations of Conseco (the "Debt Securities"), (ii) shares of its preferred stock, no par value per share ("Preferred Stock"), which may be represented by depositary shares (the "Depositary Shares") as described herein, (iii) shares of its common stock, no par value per share ("Common Stock"), and (iv) warrants to purchase Debt Securities, Preferred Stock, Common Stock or other securities or rights ("Warrants").

     Conseco Financing Trust I, Conseco Financing Trust II and Conseco Financing Trust III (each, a "Conseco Trust"), statutory business trusts formed under the laws of the State of Delaware, may offer, from time to time, preferred securities, representing preferred undivided beneficial interests in the assets of the respective Conseco Trusts ("Preferred Securities"). The payment of periodic cash distributions ("Distributions") with respect to Preferred Securities out of moneys held by each of the Conseco Trusts, and payments on liquidation, redemption or otherwise with respect to such Preferred Securities, will be guaranteed by the Company to the extent described herein (each, a "Trust Guarantee"). See "Description of Preferred Securities" and "Description of Trust Guarantees." The Company's obligations under the Trust Guarantees will rank junior and subordinate in right of payment to all other liabilities of the Company and pari passu with its obligations under the senior most preferred or preference stock of the Company. See "Description of Trust Guarantees -- Status of the Trust Guarantees." Subordinated Debt Securities (as defined herein) may be issued and sold by the Company in one or more series to a Conseco Trust or a trustee of such Conseco Trust in connection with the investment of the proceeds from the offering of Preferred Securities and Common Securities (as defined herein) of such Conseco Trust. The Subordinated Debt Securities purchased by a Conseco Trust may be subsequently distributed pro rata to holders of Preferred Securities and Common Securities in connection with the dissolution of such Conseco Trust. The Debt Securities, Preferred Stock, Depositary Shares, Common Stock, Warrants and Preferred Securities are herein collectively referred to as the "Securities."

     Certain specific terms of the particular Securities in respect of which this Prospectus is being delivered will be set forth in an accompanying supplement to this Prospectus (the "Prospectus Supplement"), which will describe, without limitation and where applicable, the following: (i) in the case of Debt Securities, the specific designation, aggregate principal amount, ranking as senior or subordinated Debt Securities, denomination, maturity, premium, if any, interest rate (which may be fixed or variable), time and method of calculating interest, if any, place or places where principal of, premium, if any, and interest, if any, on such Debt Securities will be payable, the currencies or currency units in which principal of, premium, if any, and interest, if any, on such Debt Securities will be payable, any terms of redemption or conversion, any sinking fund provisions, the purchase price, any listing on a securities exchange, any right of the Company to defer payment of interest on the Debt Securities and the maximum length of such deferral period and other special terms; (ii) in the case of Preferred Stock and Depositary Shares, the specific designation, stated value and liquidation preference per share and number of shares offered, the purchase price, dividend rate (which may be fixed or variable), method of calculating payment of dividends, place or places where dividends on such Preferred Stock will be payable, any terms of redemption, dates on which dividends shall be payable and dates from which dividends shall accrue, any listing on a securities exchange, voting and other rights, including conversion or exchange rights, if any, and other special terms, including whether interests in the Preferred Stock will be represented by Depositary Shares and, if so, the fraction of a share of Preferred Stock represented by each Depositary Share; (iii) in the case of Common Stock, the number of shares offered, the initial offering price, market price and dividend information; (iv) in the case of Warrants, the specific designation, the number, purchase price, exercise price and other terms thereof, any listing of the Warrants or the underlying Securities on a securities exchange or any other terms in connection with the offering, sale and exercise of the Warrants, as well as the terms on which and the Securities for which such Warrants may be exercised; and (v) in the case of Preferred Securities, the specific designation, number of securities, liquidation amount per security, the purchase price, any listing on a securities exchange, distribution rate (or method of calculation thereof), dates on which distributions shall be payable and dates from which distributions shall accrue, any voting rights, terms for any conversion or exchange into other securities, any redemption, exchange or sinking fund provisions, any other rights, preferences, privileges, limitations or restrictions relating to the Preferred Securities and the terms upon which the proceeds of the sale of the Preferred Securities shall be used to purchase a specific series of Subordinated Debt Securities of the Company.


     The offering price to the public of the Securities will be limited to U.S. $1,000,000,000 in the aggregate (or its equivalent (based on the applicable exchange rate at the time of issue), if Securities are offered for consideration denominated in one or more foreign currencies or currency units as shall be designated by the Company). The Debt Securities may be denominated in United States dollars or, at the option of the Company if so specified in the applicable Prospectus Supplement, in one or more foreign currencies or currency units. The Debt Securities may be issued in registered form or bearer form, or both. If so specified in the applicable Prospectus Supplement, Debt Securities of a series may be issued in whole or in part in the form of one or more temporary or permanent global securities.

     The Securities may be sold to or through underwriters, through dealers or agents or directly to purchasers. See "Plan of Distribution." The names of any underwriters, dealers or agents involved in the sale of the Securities in respect of which this Prospectus is being delivered and any applicable fee, commission or discount arrangements with them will be set forth in a Prospectus Supplement. See "Plan of Distribution" for possible indemnification arrangements for dealers, underwriters and agents.

     This Prospectus may not be used to consummate sales of Securities unless accompanied by a Prospectus Supplement.
                            ------------------------
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
 EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
  AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
    ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
     CONTRARY IS A CRIMINAL OFFENSE.


               The date of this Prospectus is November   , 1996.

FOR NORTH CAROLINA RESIDENTS: THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE COMMISSIONER OF INSURANCE FOR THE STATE OF NORTH CAROLINA, NOR HAS THE COMMISSIONER OF INSURANCE RULED UPON THE ACCURACY OR THE ADEQUACY OF THIS DOCUMENT.


     State insurance holding company laws and regulations applicable to the Company generally provide that no person may acquire control of the Company, and thus indirect control of its insurance subsidiaries, unless such person has provided certain required information to, and such acquisition is approved (or not disapproved) by, the appropriate insurance regulatory authorities. Generally, any person acquiring beneficial ownership of 10% or more of the Common Stock would be presumed to have acquired such control, unless the appropriate insurance regulatory authorities upon advance application determine otherwise.

     NO DEALER, SALESMAN OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS, ANY ACCOMPANYING PROSPECTUS SUPPLEMENT OR THE DOCUMENTS INCORPORATED OR DEEMED INCORPORATED BY REFERENCE HEREIN. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY UNDERWRITER, DEALER OR AGENT. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY SECURITIES OTHER THAN THE REGISTERED SECURITIES TO WHICH IT RELATES, OR AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THOSE SECURITIES TO WHICH IT RELATES, IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE FACTS SET FORTH IN THIS PROSPECTUS OR IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by Conseco with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the following regional offices of the Commission: New York Regional Office, 7 World Trade Center, 13th Floor, New York, New York 10048; and Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, upon payment of the prescribed rates. In addition, the Commission maintains a Web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants, including the Company, that file electronically with the Commission. Copies of such reports, proxy statements and other information can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

     The Company and the Conseco Trusts have filed with the Commission a Registration Statement on Form S-3 under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Securities offered hereby. This Prospectus, which constitutes part of the Registration Statement, does not contain all of the information set forth in the Registration Statement and the exhibits thereto, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Statements contained herein or in any Prospectus Supplement concerning the provisions of any document do not purport to be complete and, in each instance, are qualified in all respects by reference to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. For further information with respect to the Company, the Conseco Trusts and the Securities, reference is hereby made to such Registration Statement, including the exhibits thereto and the documents incorporated herein by reference, which can be examined at the Commission's principal office, 450 Fifth Street, N.W., Washington, D.C. 20549, or copies of which can be obtained from the Commission at such office upon payment of the fees prescribed by the Commission.

     No separate financial statements of the Conseco Trusts have been included or incorporated by reference herein. The Company does not consider that such financial statements would be material to holders of the

Preferred Securities because (i) all of the voting securities of the Conseco Trusts will be owned, directly or indirectly, by the Company, a reporting company under the Exchange Act, (ii) the Conseco Trusts have and will have no independent operations but exist for the sole purpose of issuing securities representing undivided beneficial interests in their assets and investing the proceeds thereof in Subordinated Debt Securities issued by the Company, and
(iii) the Company's obligations described herein and in any accompanying prospectus supplement, under the Declaration (including the obligation to pay expenses of the Conseco Trusts), the Subordinated Indenture and any supplemental indentures thereto, the Subordinated Debt Securities issued to the Conseco Trust and the Trust Guarantees taken together, constitute a full and unconditional guarantee by the Company of payments due on the Preferred Securities. See "Description of Preferred Securities of the Conseco Trusts" and "Description of Trust Guarantees."


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents previously filed by the Company with the Commission pursuant to the Exchange Act are incorporated herein by this reference:


     1. Annual Report on Form 10-K for the fiscal year ended December 31, 1995 including Part III thereof which is incorporated by reference from the Company's proxy statement dated April 24, 1996 for its annual meeting of shareholders (the "Company's Annual Report");


     2. Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996 and June 30, 1996;


     3. Current Reports on Form 8-K dated January 17, 1996, March 11, 1996, March 14, 1996, August 2, 1996, August 25, 1996 and September 25, 1996; and


     4. The description of the Company's Common Stock in its Registration Statements filed pursuant to Section 12 of the Exchange Act, and any amendment or report filed for the purpose of updating any such description.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the termination of the offering made hereby shall be deemed to be incorporated by reference in this Prospectus or any Prospectus Supplement and to be part hereof from the date of filing of such documents.

     Any statement contained herein, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus or any Prospectus Supplement. To the extent that any proxy statement is incorporated by reference herein, such incorporation shall not include any information contained in such proxy statement that is not, pursuant to the Commission's rules, deemed to be "filed" with the Commission or subject to the liabilities of Section 18 of the Exchange Act.

     The Company will provide without charge to each person to whom this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the documents incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents). Any such request should be directed to James W. Rosensteele, Vice President, Investor Relations, Conseco, Inc., 11825 N. Pennsylvania Street, Carmel, Indiana 46032 (telephone number: (317) 817-2893).

                                  THE COMPANY

     The Company is a financial services holding company engaged primarily in the development, marketing and administration of annuity, individual health insurance and individual life insurance products. The Company's earnings result primarily from operating life insurance companies and providing investment management, administrative and other fee-based services to affiliated businesses as well as non-affiliates. The Company's operating strategy is to consolidate and streamline management and administrative functions, to realize superior investment returns through active asset management and to focus resources on the development and expansion of profitable products and strong distribution channels.

     The Company's principal executive offices are located at 11825 N. Pennsylvania Street, Carmel, Indiana 46032. Its telephone number is (317) 817-6100.

                               THE CONSECO TRUSTS

     Each of the Conseco Trusts is a statutory business trust formed under Delaware law pursuant to (i) a declaration of trust (each a "Declaration") executed by the Company as sponsor for such trust (the "Sponsor"), and the Conseco Trustees (as defined herein) of such trust and (ii) the filing of a certificate of trust with the Secretary of State of the State of Delaware on October 28, 1996. Each Conseco Trust exists for the exclusive purposes of (i) issuing and selling the Preferred Securities and common securities representing common undivided beneficial interests in the assets of such Conseco Trust (the "Common Securities" and, together with the Preferred Securities, the "Trust Securities"), (ii) using the gross proceeds from the sale of the Trust Securities to acquire the Subordinated Debt Securities and (iii) engaging in only those other activities necessary, appropriate, convenient or incidental thereto. All of the Common Securities will be directly or indirectly owned by the Company. The Common Securities will rank pari passu, and payments will be made thereon pro rata, with the Preferred Securities, except that, if an event of default under the Declaration has occurred and is continuing, the rights of the holders of the Common Securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Preferred Securities. The Company will directly or indirectly acquire Common Securities, in an aggregate liquidation amount equal to at least 3% of the total capital of each Conseco Trust.

     Each Conseco Trust has a term of approximately 55 years but may terminate earlier, as provided in the Declaration. Each Conseco Trust's business and affairs will be conducted by the trustees (the "Conseco Trustees") appointed by the Company as the direct or indirect holder of all of the Common Securities. The holder of the Common Securities will be entitled to appoint, remove or replace any of, or increase or reduce the number of, the Conseco Trustees of each Conseco Trust. The duties and obligations of the Conseco Trustees shall be governed by the Declaration of such Conseco Trust. A majority of the Conseco Trustees (the "Regular Trustees") of each Conseco Trust will be persons who are employees or officers of or who are affiliated with the Company. One Conseco Trustee of each Conseco Trust will be a financial institution that is not affiliated with the Company and has a minimum amount of combined capital and surplus of not less than $50,000,000, which shall act as property trustee and as indenture trustee for the purposes of compliance with the provisions of Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), pursuant to the terms set forth in the applicable Prospectus Supplement (the "Property Trustee"). In addition, unless the Property Trustee maintains a principal place of business in the State of Delaware and otherwise meets the requirements of applicable law, one Conseco Trustee of each Conseco Trust will be an entity having a principal place of business in, or a natural person resident of, the State of Delaware (the "Delaware Trustee"). The Company will pay all fees and expenses related to the Conseco Trusts and the offering of the Trust Securities.


     The Property Trustee for each Conseco Trust is Fleet National Bank 777 Main Street, Hartford, Connecticut 06115. The Delaware Trustee for each Conseco Trust is First Union Bank of Delaware and its address in the State of Delaware is One Rodney Square, Wilmington, Delaware 19899. The principal place of business of each Conseco Trust shall be c/o Conseco, Inc., 11825 N. Pennsylvania Street, Carmel, Indiana 46032; telephone (317) 817-6100.

                                USE OF PROCEEDS

     Unless otherwise indicated in the accompanying Prospectus Supplement, the net proceeds received by the Company from the sale of any Subordinated Debt Securities, Common Stock, Preferred Stock, Depositary Shares or Warrants offered hereby are expected to be used for general corporate purposes. The proceeds from the sale of Preferred Securities by the Conseco Trusts will be invested in the Subordinated Debt Securities of the Company. Except as may otherwise be described in the Prospectus Supplement relating to such Preferred Securities, the Company expects to use the net proceeds from the sale of such Subordinated Debt Securities to the Conseco Trusts for general corporate purposes. Any specific allocation of the proceeds to a particular purpose that has been made at the date of any Prospectus Supplement will be described therein.

           RATIOS OF EARNINGS TO FIXED CHARGES AND EARNINGS TO FIXED
                     CHARGES AND PREFERRED STOCK DIVIDENDS

     The following table sets forth the Company's ratios of earnings to fixed charges and earnings to fixed charges and preferred stock dividends for each of the five years ended December 31, 1995, and for the six months ended June 30, 1995 and 1996:

                                                                                     SIX MONTHS
                                                                                       ENDED
                                              YEAR ENDED DECEMBER 31,                 JUNE 30,
                                     -----------------------------------------     --------------
                                     1991     1992     1993     1994     1995      1995     1996
                                     -----    -----    -----    -----    -----     -----    -----
Ratio of earnings to fixed
  charges(1)........................ 1.32X    1.54X    2.19X    2.26X    1.57X     1.57X    1.62X
Ratio of earnings to fixed charges,
  excluding interest on annuities
  and financial products(1), (2).... 3.41X    6.24X    8.85X    4.55X    3.80X     3.90X    4.31X
Ratio of earnings to fixed charges
  and preferred stock dividends..... 1.30X    1.50X    2.04X    1.95X    1.50X     1.51X    1.47X
Ratio of earnings to fixed charges
  and preferred stock dividends,
  excluding interest on annuities
  and financial products(2)......... 2.99X    5.09X    6.00X    3.14X    3.06X     3.20X    2.80X

---------------

(1) Excludes preferred stock dividends.

(2) Excludes interest credited to annuity and financial products of $576.7 million, $506.8 million, $408.5 million, $134.7 million and $585.4 million for the years ended December 31, 1991, 1992, 1993, 1994 and 1995, respectively, and $282.5 million and $289.7 million for the six months ended June 30, 1995 and 1996, respectively.

                         DESCRIPTION OF DEBT SECURITIES

     The Debt Securities offered hereby, consisting of notes, debentures and other evidences of indebtedness, are to be issued in one or more series constituting either senior Debt Securities ("Senior Debt Securities") or subordinated Debt Securities ("Subordinated Debt Securities"). The Debt Securities will be issued pursuant to indentures described below (as applicable, the "Senior Indenture" or the "Subordinated Indenture", each, an "Indenture" and, together, the "Indentures"), in each case between the Company and the trustee identified therein (the "Trustee"), the forms of which have been filed as exhibits to the Registration Statement of which this Prospectus forms a part. Except for the subordination provisions of the Subordinated Indenture, for which there are no counterparts in the Senior Indenture, the provisions of the Subordinated Indenture are substantially identical in substance to the provisions of the Senior Indenture that bear the same section numbers.

     The statements herein relating to the Debt Securities and the following summaries of certain general provisions of the Indentures do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the Indentures (as they may be amended or supplemented from time to time), including the definitions therein of certain terms capitalized in this Prospectus. All article and section references appearing herein are to articles and sections of the applicable Indenture and whenever particular Sections or defined terms of the Indentures (as they may be amended or supplemented from time to time) are referred to herein or in a Prospectus Supplement, such Sections or defined terms are incorporated herein or therein by reference.

GENERAL

     The Debt Securities will be unsecured obligations of the Company. The Indentures do not limit the aggregate amount of Debt Securities which may be issued thereunder, nor do they limit the incurrence or issuance of other secured or unsecured debt of the Company. The Debt Securities issued under the Senior Indenture will be unsecured and will rank pari passu with all other unsecured and unsubordinated obligations of the Company. The Debt Securities issued under the Subordinated Indenture will be subordinate and junior in right of payment, to the extent and in the manner set forth in the Subordinated Indenture, to all Senior Indebtedness of the Company. See "-- Subordination under the Subordinated Indenture."

     Reference is made to the applicable Prospectus Supplement which will accompany this Prospectus for a description of the specific series of Debt Securities being offered thereby, including: (1) the title, designation and purchase price, of such Debt Securities; (2) any limit upon the aggregate principal amount of such Debt Securities; (3) the date or dates on which the principal of and premium, if any, on such Debt Securities will mature or the method of determining such date or dates; (4) the rate or rates (which may be fixed or variable) at which such Debt Securities will bear interest, if any, or the method of calculating such rate or rates; (5) the date or dates from which interest, if any, will accrue or the method by which such date or dates will be determined; (6) the date or dates on which interest, if any, will be payable and the record date or dates therefor; (7) the place or places where principal of, premium, if any, and interest, if any, on such Debt Securities will be payable;
(8) the right, if any, of the Company to defer payment of interest on Debt Securities and the maximum length of any such deferral period; (9) the period or periods within which, the price or prices at which, the currency or currencies (including currency unit or units) in which, and the terms and conditions upon which, such Debt Securities may be redeemed, in whole or in part, at the option of the Company; (10) the obligation, if any, of the Company to redeem or purchase such Debt Securities pursuant to any sinking fund or analogous provisions or upon the happening of a specified event and the period or periods within which, the price or prices at which and the other terms and conditions upon which, such Debt Securities shall be redeemed or purchased, in whole or in part, pursuant to such obligations; (11) the denominations in which such Debt Securities are authorized to be issued; (12) the currency or currency unit for which Debt Securities may be purchased or in which Debt Securities may be denominated and/or the currency or currencies (including currency unit or units) in which principal of, premium, if any, and interest, if any, on such Debt Securities will be payable and whether the Company or the holders of any such Debt Securities may elect to receive payments in respect of such Debt Securities in a currency or currency unit other than that in which such Debt Securities are stated to be payable; (13) if other than the principal amount thereof, the portion of the principal amount of such Debt Securities which will be payable upon declaration of the acceleration of the maturity thereof or the method by which such portion shall be determined; (14) the person to whom any interest on any such Debt Security shall be payable if other than the person in whose name such Debt Security is registered on the applicable record date; (15) any addition to, or modification or deletion of, any Event of Default or any covenant of the Company specified in the Indenture with respect to such Debt Securities; (16) the application, if any, of such means of defeasance or covenant defeasance as may be specified for such Debt Securities; (17) whether such Debt Securities are to be issued in whole or in part in the form of one or more temporary or permanent global securities and, if so, the identity of the depositary for such global security or securities; (18) any United States Federal income tax considerations applicable to holders of the Debt Securities; and (19) any other special terms pertaining to such Debt Securities. Unless otherwise specified in the applicable Prospectus Supplement, the Debt Securities will not be listed on any securities exchange. (Section 3.1.)

     Unless otherwise specified in the applicable Prospectus Supplement, Debt Securities will be issued in fully-registered form without coupons. Where Debt Securities of any series are issued in bearer form, the special restrictions and considerations, including special offering restrictions and special Federal income tax considerations, applicable to any such Debt Securities and to payment on and transfer and exchange of such Debt Securities will be described in the applicable Prospectus Supplement. Bearer Debt Securities will be transferable by delivery. (Section 3.5.)

     Debt Securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. Certain Federal income tax consequences and special considerations applicable to any such Debt Securities, or to Debt Securities issued at par that are treated as having been issued at a discount, will be described in the applicable Prospectus Supplement.

     If the purchase price of any of the Debt Securities is payable in one or more foreign currencies or currency units or if any Debt Securities are denominated in one or more foreign currencies or currency units or if the principal of, premium, if any, or interest, if any, on any Debt Securities is payable in one or more foreign currencies or currency units, or by reference to commodity prices, equity indices or other factors, the restrictions, elections, certain U.S. Federal income tax considerations, specific terms and other information with respect to such issue of Debt Securities and such foreign currency or currency units or commodity prices, equity indices or other factors will be set forth in the applicable Prospectus Supplement. In general, holders of such series of Debt Securities may receive a principal amount on any principal payment date, or a payment of premium, if any, on any premium interest payment date or a payment of interest on any interest payment date, that is greater than or less than the amount of principal, premium, if any, or interest otherwise payable on such dates, depending on the value on such dates of the applicable currency, commodity, equity index or other factor.

PAYMENT, REGISTRATION, TRANSFER AND EXCHANGE

     Unless otherwise provided in the applicable Prospectus Supplement, payments in respect of the Debt Securities will be made in the designated currency at the office or agency of the Company maintained for that purpose as the Company may designate from time to time, except that, at the option of the Company, interest payments, if any, on Debt Securities in registered form may be made (i) by checks mailed to the holders of Debt Securities entitled thereto at their registered addresses or (ii) by wire transfer to an account maintained by the person entitled thereto as specified in the Register. (Sections 3.7(a) and 9.2.) Unless otherwise indicated in the applicable Prospectus Supplement, payment of any installment of interest on Debt Securities in registered form will be made to the person in whose name such Debt Security is registered at the close of business on the regular record date for such interest. (Section 3.7(a).)

     Payment in respect of Debt Securities in bearer form will be made in the currency and in the manner designated in the Prospectus Supplement, subject to any applicable laws and regulations, at such paying agencies outside the United States as the Company may appoint from time to time. The paying agents outside the United States initially appointed by the Company for a series of Debt Securities will be named in the Prospectus Supplement. The Company may at any time designate additional paying agents or rescind the designation of any paying agents, except that, if Debt Securities of a series are issuable as Registered Securities, the Company will be required to maintain at least one paying agent in each Place of Payment for such series and, if Debt Securities of a series are issuable as Bearer Securities, the Company will be required to maintain a paying agent in a Place of Payment outside the United States where Debt Securities of such series and any coupons appertaining thereto may be presented and surrendered for payment. (Section 9.2.)

     Unless otherwise provided in the applicable Prospectus Supplement, Debt Securities in registered form will be transferable or exchangeable at the agency of the Company maintained for such purpose as designated by the Company from time to time. (Sections 3.5 and 9.2.) Debt Securities may be transferred or exchanged without service charge, other than any tax or other governmental charge imposed in connection therewith. (Section 3.5.)

GLOBAL DEBT SECURITIES

     The Debt Securities of a series may be issued in whole or in part in the form of one or more fully registered global securities (a "Registered Global Security") that will be deposited with a depository (the "Depository") or with a nominee for the Depository identified in the applicable Prospectus Supplement. In such a case, one or more Registered Global Securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding Debt Securities of the series to be represented by such Registered Global Security or Securities. (Section 3.3 of each Indenture.) Unless and until it is exchanged in whole or in part for Debt Securities in definitive certificated form, a Registered Global Security may not be registered for transfer or exchange except as a whole by the Depository for such Registered Global Security to a nominee of such Depository or by a nominee of such Depository to such Depository or another nominee of such Depository or by such Depository or any such nominee to a successor Depository for such series or a nominee of such successor Depository and except in the circumstances described in the applicable Prospectus Supplement. (Section 3.5.)

     The specific terms of the depository arrangement with respect to any portion of a series of Debt Securities to be represented by a Registered Global Security will be described in the applicable Prospectus Supplement. The Company expects that the following provisions will apply to such depository arrangements.

     Ownership of beneficial interests in a Registered Global Security will be limited to participants or persons that may hold interests through participants (as such term is defined below). Upon the issuance of any Registered Global Security, and the deposit of such Registered Global Security with or on behalf of the Depository for such Registered Global Security, the Depository will credit, on its book-entry registration and transfer system, the respective principal amounts of the Debt Securities represented by such Registered Global Security to the accounts of institutions ("participants") that have accounts with the Depository or its nominee. The accounts to be credited will be designated by the underwriters or agents engaging in the distribution of such Debt Securities or by the Company, if such Debt Securities are offered and sold directly by the Company. Ownership of beneficial interests by participants in such Registered Global Security will be shown on, and the transfer of such beneficial interests will be effected only through, records maintained by the Depository for such Registered Global Security or by its nominee. Ownership of beneficial interests in such Registered Global Security by persons that hold through participants will be shown on, and the transfer of such beneficial interests within such participants will be effected only through, records maintained by such participants. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in certificated form. The foregoing limitations and such laws may impair the ability to transfer beneficial interests in such Registered Global Security.

     So long as the Depository for a Registered Global Security, or its nominee, is the registered owner of such Registered Global Security, such Depository or such nominee, as the case may be, will be considered the sole owner or holder of the Debt Securities represented by such Registered Global Security for all purposes under the applicable Indenture. Unless otherwise specified in the applicable Prospectus Supplement and except as specified below, owners of beneficial interests in such Registered Global Security will not be entitled to have Debt Securities of the series represented by such Registered Global Security registered in their names, will not receive or be entitled to receive physical delivery of Debt Securities of such series in certificated form and will not be considered the holders thereof for any purposes under the relevant Indenture. (Section 3.8.) Accordingly, each person owning a beneficial interest in such Registered Global Security must rely on the procedures of the Depository and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the relevant Indenture. The Depository may grant proxies and otherwise authorize participants to give or take any request, demand, authorization, direction, notice, consent, waiver or other action which a holder is entitled to give or take under the relevant Indenture. The Company understands that, under existing industry practices, if the Company requests any action of holders or if any owner of a beneficial interest in such Registered Global Security desires to give any notice or take any action which a holder is entitled to give or take under the relevant Indenture, the Depository would authorize the participants to give such notice or take such action, and such participants would authorize beneficial owners owning through such participants to give such notice or take such action or would otherwise act upon the instructions of beneficial owners owning through them.

     Unless otherwise specified in the applicable Prospectus Supplement, payments with respect to principal, premium, if any, and interest, if any, on Debt Securities represented by a Registered Global Security registered in the name of a Depository or its nominee will be made to such Depository or its nominee, as the case may be, as the registered owner of such Registered Global Security.

     The Company expects that the Depositary for any Debt Securities represented by a Registered Global Security, upon receipt of any payment of principal, premium or interest, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Registered Global Security as shown on the records of such Depositary. The Company also expects that payments by participants to owners of beneficial interests in such Registered Global Security held through such participants will be governed by standing instructions and customary practices, as is now the case with the securities held for the accounts of customers registered in "street names," and will be the responsibility of such participants. None of the Company, the respective Trustees or any agent of the Company or the respective Trustees shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests of a Registered Global Security, or for maintaining, supervising or reviewing any records relating to such beneficial interests. (Section 3.8.)

     Unless otherwise specified in the applicable Prospectus Supplement, if the Depository for any Debt Securities represented by a Registered Global Security is at any time unwilling or unable to continue as Depository or ceases to be a clearing agency registered under the Exchange Act and a duly registered successor Depository is not appointed by the Company within 90 days, the Company will issue such Debt Securities in definitive certificated form in exchange for such Registered Global Security. In addition, the Company may at any time and in its sole discretion determine not to have any of the Debt Securities of a series represented by one or more Registered Global Securities and, in such event, will issue Debt Securities of such series in definitive certificated form in exchange for all of the Registered Global Security or Securities representing such Debt Securities. (Section 3.5.)

     The Debt Securities of a series may also be issued in whole or in part in the form of one or more bearer global securities (a "Bearer Global Security") that will be deposited with a depository, or with a nominee for such depository, identified in the applicable Prospectus Supplement. Any such Bearer Global Security may be issued in temporary or permanent form. (Section 3.4.) The specific terms and procedures, including the specific terms of the depository arrangement, with respect to any portion of a series of Debt Securities to be represented by one or more Bearer Global Securities will be described in the applicable Prospectus Supplement.

CONSOLIDATION, MERGER OR SALE BY THE COMPANY

     The Company shall not consolidate with or merge into any other corporation or sell its assets substantially as an entirety, unless: (i) the corporation formed by such consolidation or into which the Company is merged or the corporation which acquires its assets is organized in the United States; (ii) the corporation formed by such consolidation or into which the Company is merged or which acquires the Company's assets substantially as an entirety expressly assumes all of the obligations of the Company under each Indenture; (iii) immediately after giving effect to such transaction, no Default or Event of Default shall have happened and be continuing, and (iv) if, as a result of such transaction, properties or assets of the Company would become subject to an encumbrance which would not be permitted by the terms of any series of Debt Securities, the Company or the successor corporation, as the case may be, shall take such steps as are necessary to secure such Debt Securities equally and ratably with all indebtedness secured thereunder. Upon any such consolidation, merger or sale, the successor corporation formed by such consolidation, or into which the Company is merged or to which such sale is made, shall succeed to, and be substituted for the Company under each Indenture. (Section 7.1.)

EVENTS OF DEFAULT, NOTICE AND CERTAIN RIGHTS ON DEFAULT

     Each Indenture provides that, if an Event of Default specified therein occurs with respect to the Debt Securities of any series and is continuing, the Trustee for such series or the holders of 25% in aggregate principal amount of all of the outstanding Debt Securities of that series, by written notice to the Company

(and to the Trustee for such series, if notice is given by such holders of Debt Securities), may declare the principal of (or, if the Debt Securities of that series are Original Issue Discount Securities or Indexed Securities, such portion of the principal amount specified in the Prospectus Supplement) and accrued interest on all the Debt Securities of that series to be due and payable (provided, with respect to any Debt Securities issued under the Subordinated Indenture, that the payment of principal and interest on such Debt Securities shall remain subordinated to the extent provided in Article 12 of the Subordinated Indenture). (Section 5.2.)


     Events of Default with respect to Debt Securities of any series are defined in each Indenture as being: (a) default for 30 days in payment of any interest on any Debt Security of that series or any coupon appertaining thereto or any additional amount payable with respect to Debt Securities of such series as specified in the applicable Prospectus Supplement when due; (b) default in payment of principal, or premium, if any, at maturity or on redemption or otherwise, or in the making of a mandatory sinking fund payment of any Debt Securities of that series when due; (c) default for 60 days after notice to the Company by the Trustee for such series, or by the holders of 25% in aggregate principal amount of the Debt Securities of such series then outstanding, in the performance of any other agreement in the Debt Securities of that series, in the Indenture or in any supplemental indenture or board resolution referred to therein under which the Debt Securities of that series may have been issued; (d) default resulting in acceleration of other indebtedness of the Company for borrowed money where the aggregate principal amount so accelerated exceeds $25 million and such acceleration is not rescinded or annulled within 30 days after the written notice thereof to the Company by the Trustee or to the Company and the Trustee by the holders of 25% in aggregate principal amount of the Debt Securities of such series then outstanding, provided that such Event of Default will be remedied, cured or waived if the default that resulted in the acceleration of such other indebtedness is remedied, cured or waived; and (e) certain events of bankruptcy, insolvency or reorganization of the Company. (Section 5.1.) The definition of "Event of Default" in each Indenture specifically excludes a default under a secured debt under which the obligee has recourse (exclusive of recourse for ancillary matters such as environmental indemnities, misapplication of funds, costs of enforcement, etc.) only to the collateral pledged for repayment, and where the fair market value of such collateral does not exceed two percent of Total Assets (as defined in the Indenture) at the time of the default. Events of Default with respect to a specified series of Debt Securities may be added to the Indenture and, if so added, will be described in the applicable Prospectus Supplement. (Sections 3.1 and 5.1(7).)


     Each Indenture provides that the Trustee will, within 90 days after the occurrence of a Default with respect to the Debt Securities of any series, give to the holders of the Debt Securities of that series notice of all Defaults known to it unless such Default shall have been cured or waived; provided that except in the case of a Default in payment on the Debt Securities of that series, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding such notice is in the interests of the holders of the Debt Securities of that series. (Section 6.6.) "Default" means any event which is, or after notice or passage of time or both, would be, an Event of Default. (Section 1.1.)

     Each Indenture provides that the holders of a majority in aggregate principal amount of the Debt Securities of each series affected (with each such series voting as a class) may, subject to certain limited conditions, direct the time, method and place of conducting any proceeding for any remedy available to the Trustee for such series, or exercising any trust or power conferred on such Trustee. (Section 5.8.)

     Each Indenture includes a covenant that the Company will file annually with the Trustee a certificate as to the Company's compliance with all conditions and covenants of such Indenture. (Section 9.5.)

     The holders of a majority in aggregate principal amount of any series of Debt Securities by notice to the Trustee for such series may waive, on behalf of the holders of all Debt Securities of such series, any past Default or Event of Default with respect to that series and its consequences except a Default or Event of Default in the payment of the principal of, premium, if any, or interest, if any, on any Debt Security, and except in respect of an Event of Default resulting from the breach of a covenant or provision of either Indenture which, pursuant to the applicable Indenture, cannot be amended or modified without the consent of the holders of each outstanding Debt Security of such series affected. (Section 5.7.)

MODIFICATION OF THE INDENTURES

     Each Indenture contains provisions permitting the Company and the Trustee to enter into one or more supplemental indentures without the consent of the holders of any of the Debt Securities in order (i) to evidence the succession of another corporation to the Company and the assumption of the covenants of the Company by a successor to the Company; (ii) to add to the covenants of the Company or surrender any right or power of the Company; (iii) to add additional Events of Default with respect to any series of Debt Securities; (iv) to add or change any provisions to such extent as necessary to permit or facilitate the issuance of Debt Securities in bearer form; (v) to change or eliminate any provision affecting only Debt Securities not yet issued; (vi) to secure the Debt Securities; (vii) to establish the form or terms of Debt Securities; (viii) to evidence and provide for successor Trustees; (ix) if allowed without penalty under applicable laws and regulations, to permit payment in respect of Debt Securities in bearer form in the United States; (x) to correct any defect or supplement any inconsistent provisions or to make any other provisions with respect to matters or questions arising under such Indenture, provided that such action does not adversely affect the interests of any holder of Debt Securities of any series; or (xi) to cure any ambiguity or correct any mistake. The Subordinated Indenture also permits the Company and the Trustee thereunder to enter into such supplemental indentures to modify the subordination provisions contained in the Subordinated Debenture except in a manner adverse to any outstanding Debt Securities. (Section 8.1.)

     Each Indenture also contains provisions permitting the Company and the Trustee, with the consent of the holders of a majority in aggregate principal amount of the outstanding Debt Securities affected by such supplemental indenture (with the Debt Securities of each series voting as a class), to execute supplemental indentures adding any provisions to or changing or eliminating any of the provisions of such Indenture or any supplemental indenture or modifying the rights of the holders of Debt Securities of such series, except that, without the consent of the holder of each Debt Security so affected, no such supplemental indenture may: (i) change the time for payment of principal or premium, if any, or interest on any Debt Security; (ii) reduce the principal of, or any installment of principal of, or premium, if any, or interest on any Debt Security, or change the manner in which the amount of any of the foregoing is determined; (iii) reduce the amount of premium, if any, payable upon the redemption of any Debt Security; (iv) reduce the amount of principal payable upon acceleration of the maturity of any Original Issue Discount or Index Security; (v) change the currency or currency unit in which any Debt Security or any premium or interest thereon is payable; (vi) impair the right to institute suit for the enforcement of any payment on or with respect to any Debt Security; (vii) reduce the percentage in principal amount of the outstanding Debt Securities affected thereby the consent of whose holders is required for modification or amendment of such Indenture or for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults; (viii) change the obligation of the Company to maintain an office or agency in the places and for the purposes specified in such Indenture; (ix) modify the provisions relating to the subordination of outstanding Debt Securities of any series in a manner adverse to the holders thereof; or (x) modify the provisions relating to waiver of certain defaults or any of the foregoing provisions. (Section 8.2.)

SUBORDINATION UNDER THE SUBORDINATED INDENTURE

     In the Subordinated Indenture, the Company will covenant and agree that any Subordinated Debt Securities issued thereunder are subordinate and junior in right of payment to all Senior Indebtedness to the extent provided in the Subordinated Indenture. (Section 12.1 of the Subordinated Indenture.) The Subordinated Indenture defines the term "Senior Indebtedness" as the principal, premium, if any, and interest on: (i) all indebtedness of the Company, whether outstanding on the date of the issuance of Subordinated Debt Securities or thereafter created, incurred or assumed, which is for money borrowed, or evidenced by a note or similar instrument given in connection with the acquisition of any business, properties or assets, including securities; (ii) any indebtedness of others of the kinds described in the preceding clause (i) for the payment of which the Company is responsible or liable as guarantor or otherwise; and (iii) amendments, renewals, extensions and refundings of any such indebtedness, unless in any instrument or instruments evidencing or securing such indebtedness or pursuant to which the same is outstanding, or in any such amendment, renewal, extension or refunding, it is expressly provided that such indebtedness is not superior in right of payment to

Subordinated Debt Securities. The Senior Indebtedness shall continue to be Senior Indebtedness and entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of the Senior Indebtedness or extension or renewal of the Senior Indebtedness. (Section 12.2 of the Subordinated Indenture.)

     If (i) the Company defaults in the payment of any principal, or premium, if any, or interest on any Senior Indebtedness when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or declaration or otherwise or (ii) an event of default occurs with respect to any Senior Indebtedness permitting the holders thereof to accelerate the maturity thereof and written notice of such event of default (requesting that payments on Subordinated Debt Securities cease) is given to the Company by the holders of Senior Indebtedness, then unless and until such default in payment or event of default shall have been cured or waived or shall have ceased to exist, no direct or indirect payment (in cash, property or securities, by set-off or otherwise) shall be made or agreed to be made on account of the Subordinated Debt Securities or interest thereon or in respect of any repayment, redemption, retirement, purchase or other acquisition of Subordinated Debt Securities. (Section 12.4 of the Subordinated Indenture.)

     In the event of (i) any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition or other similar proceeding relating to the Company, its creditors or its property, (ii) any proceeding for the liquidation, dissolution or other winding-up of the Company, voluntary or involuntary, whether or not involving insolvency or bankruptcy proceedings,
(iii) any assignment by the Company for the benefit of creditors or (iv) any other marshalling of the assets of the Company, all Senior Indebtedness (including, without limitation, interest accruing after the commencement of any such proceeding, assignment or marshalling of assets) shall first be paid in full before any payment or distribution, whether in cash, securities or other property, shall be made by the Company on account of Subordinated Debt Securities. In any such event, any payment or distribution, whether in cash, securities or other property (other than securities of the Company or any other corporation provided for by a plan of reorganization or readjustment, the payment of which is subordinate, at least to the extent provided in the subordination provisions of the Subordinated Indenture with respect to the indebtedness evidenced by Subordinated Debt Securities, to the payment of all Senior Indebtedness at the time outstanding and to any securities issued in respect thereof under any such plan of reorganization or readjustment), which would otherwise (but for the subordination provisions) be payable or deliverable in respect of Subordinated Debt Securities (including any such payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of the Company being subordinated to the payment of Subordinated Debt Securities) shall be paid or delivered directly to the holders of Senior Indebtedness, or to their representative or trustee, in accordance with the priorities then existing among such holders until all Senior Indebtedness shall have been paid in full. (Section 12.3 of the Subordinated Indenture.) No present or future holder of any Senior Indebtedness shall be prejudiced in the right to enforce subordination of the indebtedness evidenced by Subordinated Debt Securities by any act or failure to act on the part of the Company. (Section 12.9 of the Subordinated Indenture.)

     Senior Indebtedness shall not be deemed to have been paid in full unless the holders thereof shall have received cash, securities or other property equal to the amount of such Senior Indebtedness then outstanding. Upon the payment in full of all Senior Indebtedness, the holders of Subordinated Debt Securities shall be subrogated to all the rights of any holders of Senior Indebtedness to receive any further payments or distributions applicable to the Senior Indebtedness until all Subordinated Debt Securities shall have been paid in full, and such payments or distributions received by any holder of Subordinated Debt Securities, by reason of such subrogation, of cash, securities or other property which otherwise would be paid or distributed to the holders of Senior Indebtedness, shall, as between the Company and its creditors other than the holders of Senior Indebtedness, on the one hand, and the holders of Subordinated Debt Securities, on the other, be deemed to be a payment by the Company on account of Senior Indebtedness, and not on account of Subordinated Debt Securities. (Section 12.7 of the Subordinated Indenture.)

     The Subordinated Indenture provides that the foregoing subordination provisions, insofar as they relate to any particular issue of Subordinated Debt Securities, may be changed prior to such issuance. Any such change would be described in the applicable Prospectus Supplement relating to such Subordinated Debt Securities.

DEFEASANCE AND COVENANT DEFEASANCE

     If indicated in the applicable Prospectus Supplement, the Company may elect either (i) to defease and be discharged from any and all obligations with respect to the Debt Securities of or within any series (except as otherwise provided in the relevant Indenture) ("defeasance") or (ii) to be released from its obligations with respect to certain covenants applicable to the Debt Securities of or within any series ("covenant defeasance"), upon the deposit with the relevant Trustee (or other qualifying trustee), in trust for such purpose, of money and/or Government Obligations which through the payment of principal and interest in accordance with their terms will provide money in an amount sufficient, without reinvestment, to pay the principal of and any premium or interest on such Debt Securities to Maturity or redemption, as the case may be, and any mandatory sinking fund or analogous payments thereon. As a condition to defeasance or covenant defeasance, the Company must deliver to the Trustee an Opinion of Counsel to the effect that the Holders of such Debt Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to Federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. Such Opinion of Counsel, in the case of defeasance under clause (i) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable Federal income tax law occurring after the date of the relevant Indenture. (Article 4.) If indicated in the applicable Prospectus Supplement, in addition to obligations of the United States or an agency or instrumentality thereof, Government Obligations may include obligations of the government or an agency or instrumentality of the government issuing the currency or currency unit in which Debt Securities of such series are payable. (Section 3.1.)

     In addition, with respect to the Subordinated Indenture, in order to be discharged no event or condition shall exist that, pursuant to certain provisions described under "-- Subordination under the Subordinated Indenture" above, would prevent the Company from making payments of principal of (and premium, if any) and interest on Subordinated Debt Securities at the date of the irrevocable deposit referred to above. (Section 4.6(j) of the Subordinated Indenture.)

     The Company may exercise its defeasance option with respect to such Debt Securities notwithstanding its prior exercise of its covenant defeasance option. If the Company exercises its defeasance option, payment of such Debt Securities may not be accelerated because of a Default or an Event of Default. (Section 4.4.) If the Company exercises its covenant defeasance option, payment of such Debt Securities may not be accelerated by reason of a Default or an Event of Default with respect to the covenants to which such covenant defeasance is applicable. However, if such acceleration were to occur by reason of another Event of Default, the realizable value at the acceleration date of the money and Government Obligations in the defeasance trust could be less than the principal and interest then due on such Debt Securities, in that the required deposit in the defeasance trust is based upon scheduled cash flow rather than market value, which will vary depending upon interest rates and other factors.

THE TRUSTEES

     LTCB Trust Company will be the Trustee under the Senior Indenture. Fleet National Bank will be the Trustee under the Subordinated Indenture. The Company may also maintain banking and other commercial relationships with each of the Trustees and their affiliates in the ordinary course of business.

                          DESCRIPTION OF CAPITAL STOCK

     At October 21, 1996, the authorized capital stock of the Company was 520,000,000 shares, consisting of:

     (a) 20,000,000 shares of Preferred Stock, of which 4,369,700 shares of Preferred Redeemable Increased Dividend Equity Securities, 7% PRIDES, were outstanding; and

     (b) 500,000,000 shares of Common Stock, of which 66,994,809 shares were outstanding.

     In general, the classes of authorized capital stock are afforded preferences with respect to dividends and liquidation rights in the order listed above. The Board of Directors of the Company is empowered, without approval of the shareholders, to cause the Preferred Stock to be issued in one or more series, with the numbers of shares of each series and the rights, preferences and limitations of each series to be determined by it including, without limitation, the dividend rights, conversion rights, redemption rights and liquidation preferences, if any, of any wholly unissued series of Preferred Stock (or of the entire class of Preferred Stock if none of such shares have been issued), the number of shares constituting each such series and the terms and conditions of the issue thereof. The descriptions set forth below do not purport to be complete and are qualified in their entirety by reference to the Amended and Restated Articles of Incorporation of the Company, as amended (the "Articles of Incorporation").

     The Prospectus Supplement relating to an offering of Common Stock will describe terms relevant thereto, including the number of shares offered, the initial offering price, market price and dividend information.

     The applicable Prospectus Supplement will describe the following terms of any Preferred Stock in respect of which this Prospectus is being delivered (to the extent applicable to such Preferred Stock): (i) the specific designation, number of shares, seniority and purchase price; (ii) any liquidation preference per share; (iii) any date of maturity; (iv) any redemption, repayment or sinking fund provisions; (v) any dividend rate or rates and the dates on which any such dividends will be payable (or the method by which such rates or dates will be determined); (vi) any voting rights; (vii) if other than the currency of the United States of America, the currency or currencies, including composite currencies, in which such Preferred Stock is denominated and/or in which payments will or may be payable; (viii) the method by which amounts in respect of such Preferred Stock may be calculated and any commodities, currencies or indices, or value, rate or price, relevant to such calculation; (ix) whether the Preferred Stock is convertible or exchangeable and, if so, the securities or rights into which such Preferred Stock is convertible or exchangeable (which may include other Preferred Stock, Debt Securities, Common Stock or other securities or rights of the Company (including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies or indices) or a combination of the foregoing), and the terms and conditions upon which such conversions or exchanges will be effected, including the initial conversion or exchange prices or rates, the conversion or exchange period and any other related provisions; (x) the place or places where dividends and other payments on the Preferred Stock will be payable; and (xi) any additional voting, dividend, liquidation, redemption and other rights, preferences, privileges, limitations and restrictions.


     As described under "Description of Depositary Shares", the Company may, at its option, elect to offer Depositary Shares evidenced by depositary receipts ("Depositary Receipts"), each representing an interest (to be specified in the applicable Prospectus Supplement relating to the particular series of the Preferred Stock) in a share of the particular series of the Preferred Stock issued and deposited with a Preferred Stock Depositary (as defined herein).


     All shares of Preferred Stock offered hereby, or issuable upon conversion, exchange or exercise of Securities, will, when issued, be fully paid and non-assessable.

COMMON STOCK

     Dividends. Except as provided below, holders of Common Stock are entitled to receive dividends and other distributions in cash, stock or property of the Company, when, as and if declared by the Board of Directors out of assets or funds of the Company legally available therefor and shall share equally on a per share basis in all such dividends and other distributions (subject to the rights of holders of Preferred Stock).

     Voting Rights. At every meeting of shareholders, every holder of Common Stock is entitled to one vote per share. Subject to any voting rights which may be granted to holders of Preferred Stock any action submitted to shareholders is approved if the number of votes cast in favor of such action exceeds the number of votes against, except where other provision is made by law and subject to applicable quorum requirements.

     Liquidation Rights. In the event of any liquidation, dissolution or winding-up of the business of the Company, whether voluntary or involuntary (any such event, a "Liquidation"), the holders of Common Stock are entitled to share equally in the assets available for distribution after payment of all liabilities and provision for the liquidation preference of any shares of Preferred Stock then outstanding.

     Miscellaneous. The holders of Common Stock have no preemptive rights, cumulative voting rights, subscription rights, or conversion rights and the Common Stock is not subject to redemption.

     The transfer agent and registrar with respect to the Common Stock and the PRIDES is First Union National Bank of North Carolina.

     All shares of Common Stock offered hereby, or issuable upon conversion, exchange or exercise of Securities, will, when issued, be fully paid and non-assessable. The Common Stock is traded on the New York Stock Exchange under the symbol "CNC".

PRIDES


     General. The PRIDES are shares of convertible preferred stock and rank prior to the Common Stock as to payment of dividends and distribution of assets upon liquidation. The shares of PRIDES mandatorily convert into shares of Common Stock on February 1, 2000, (the "Mandatory Conversion Date"), and the Company has the option to redeem the shares of PRIDES, in whole or in part, at any time and from time to time on or after February 1, 1999 and prior to the Mandatory Conversion Date pursuant to the terms described below and payable in shares of Common Stock. In addition, the shares of PRIDES are convertible into shares of Common Stock at the option of the holder at any time prior to the Mandatory Conversion Date as set forth below.


     Dividends. Holders of shares of PRIDES are entitled to receive annual cumulative dividends at a rate per annum of 7% of the stated liquidation preference (equivalent to $4.279 per each share of PRIDES) payable quarterly in arrears on each February 1, May 1, August 1, and November 1.

     Mandatory Conversion. On the Mandatory Conversion Date, unless previously redeemed or converted, each outstanding share of PRIDES will mandatorily convert into (i) two shares of Common Stock, subject to adjustment in certain events, and (ii) the right to receive cash in an amount equal to all accrued and unpaid dividends thereon (other than previously declared dividends payable to a holder of record as of a prior date).


     Optional Redemption. Shares of PRIDES are not redeemable prior to February 1, 1999. At any time and from time to time on or after February 1, 1999 and ending immediately prior to the Mandatory Conversion Date, the Company may redeem any or all of the outstanding shares of PRIDES. Upon any such redemption, each holder will receive, in exchange for each share of PRIDES, the number of shares of Common Stock equal to the Call Price (which is the sum of (i) $62.195, declining after February 1, 1999 to $61.125 until the Mandatory Conversation Date and (ii) all accrued and unpaid dividends thereon (other than previously declared dividends payable to a holder of record as of a prior date)) divided by the current market price on the applicable date of determination, but in no event less than 1.71 shares of Common Stock, subject to adjustment. The number of shares of Common Stock to be delivered in payment of the applicable Call Price will be determined on the basis of the current market price of the Common Stock prior to the announcement of the redemption.


     Conversion at the Option of the Holder. At any time prior to the Mandatory Conversion Date, unless previously redeemed, each share of PRIDES is convertible at the option of the holder thereof into 1.71 shares of Common Stock (the "Optional Conversion Rate"), equivalent to the conversion price of $35.745 per share of Common Stock, subject to adjustment as described herein. The right of holders to convert shares of PRIDES called for redemption will terminate immediately prior to the close of business on the redemption date.

     Voting Rights. The holders of shares of PRIDES will have the right with the holders of Common Stock to vote in the election of directors and upon each other matter coming before any meeting of the holders of Common Stock on the basis of 4/5 of one vote for each share of PRIDES. On such matters, the holders of shares of PRIDES and the holders of Common Stock will vote together as one class except as otherwise provided by law or the Company's Articles of Incorporation. In addition, (i) whenever dividends on the shares of PRIDES or any other series of the Company's preferred stock with like voting rights are in arrears and unpaid for six quarterly dividend periods, and in certain other circumstances, the holders of the shares of PRIDES (voting separately as a class with the holders of all other series of the Company's preferred stock with like voting rights that are exercisable) will be entitled to vote, on the basis of one vote for each share of PRIDES, for the election of two directors of the Company, such directors to be in addition to the number of directors constituting the Board of Directors immediately prior to the accrual of such right, and (ii) the holders of the shares of PRIDES may have voting rights with respect to certain alterations of the Company's Articles of Incorporation and certain other matters, voting on the same basis or separately as a series.


     Liquidation Preference and Ranking. The shares of PRIDES rank prior to the Common Stock as to payment of dividends and distribution of assets upon liquidation. The liquidation preference of each share of PRIDES is an amount equal to the sum of (i) $61.125 per share and (ii) all accrued and unpaid dividends thereon.

CERTAIN PROVISIONS OF THE ARTICLES OF INCORPORATION AND BY-LAWS OF CONSECO

     Certain provisions of the Articles of Incorporation and the Code of By-laws of the Company (the "By-laws") may make it more difficult to effect a change in control of the Company if the Board of Directors determines that such action would not be in the best interests of the shareholders. It could be argued, contrary to the belief of the Board of Directors, that such provisions are not in the best interests of the shareholders to the extent that they will have the effect of tending to discourage possible takeover bids, which might be at prices involving a premium over then recent market quotations for the Common Stock. The most important of those provisions are described below.

     The Articles of Incorporation authorize the establishment of a classified Board of Directors pursuant to the By-laws. The By-laws, in turn, provide that the Directors serve staggered three-year terms, with the members of only one class being elected in any year.

     A classified Board of Directors may increase the difficulty of removing incumbent directors, providing such directors with enhanced ability to retain their positions. A classified Board of Directors may also make the acquisition of control of the Company by a third party by means of a proxy contest more difficult. In addition, the classification may make it more difficult to replace a majority of directors for business reasons unrelated to a change in control.

     The Articles of Incorporation provide that holders of the Company's voting stock shall not be entitled to vote on certain business transactions (defined to include, among other things, certain mergers, consolidations, sales, leases, transfers or other dispositions of a substantial part of the Company's assets) with certain related persons (which includes persons beneficially owning more than 10% of the Company's outstanding voting stock), nor may such business combination transactions be effected, unless (i) the relevant business combination shall have been approved by two-thirds of the continuing directors or (ii) the aggregate amount of the cash and the fair value of any consideration other than cash to be received by any holder of the Company's Common Stock or Preferred Stock in the business combination for each such share of Common Stock or Preferred Stock shall be at least equal to the highest per share price paid by the related person in order to acquire any shares of Common Stock or Preferred Stock, as the case may be, beneficially owned by such related person.

     As discussed above, Preferred Stock may be issued from time to time in one or more series with such rights, preferences, limitations and restrictions as may be determined by the Board of Directors. The issuance of Preferred Stock could be used, under certain circumstances, as a method of delaying or preventing a change of control of the Company and could have a detrimental effect on the rights of holders of Common Stock, including loss of voting control.

     The provisions of the Articles of Incorporation regarding the classified Board of Directors and certain business combination transactions may not be amended without the affirmative approval of holders of not less than 80% of the outstanding voting stock of the Company.

     The By-laws may be amended by majority vote of the Board of Directors.

CERTAIN PROVISIONS OF CORPORATE AND INSURANCE LAWS

     In addition to the Articles of Incorporation and By-laws, certain provisions of Indiana law may delay, deter or prevent a merger, tender offer or other takeover attempt of the Company.

     Under the Indiana Business Corporation Law (the "IBCL"), a director may, in considering the best interests of a corporation, consider the effects of any action on shareholders, employees, suppliers and customers of the corporation, on communities in which offices or other facilities of the corporation are located, and any other factors the director considers pertinent.

     The IBCL provides that no business combination (defined to include certain mergers, sales of assets, sales of 5% or more of outstanding stock, loans, recapitalizations or liquidations or dissolutions) involving a corporation and an interested shareholder (defined to include any holder of 10% or more of such corporation's voting stock) may be entered into unless (1) it has been approved by the board of directors of the corporation or (2) (a) five years have expired since the acquisition of shares of the corporation by the interested shareholder, (b) all requirements of the corporation's articles of incorporation relating to business combinations have been satisfied and (c) either (i) a majority of shareholders of the corporation (excluding the interested shareholder) approve the business combination or (ii) all shareholders are paid fair value (as defined in the statute) for their stock. However, such law does not restrict any offer to purchase all of a corporation's shares.

     The IBCL also provides that when a target corporation (such as the Company), incorporated in Indiana and having its principal place of business, principal office or substantial assets in Indiana, has a certain threshold of ownership by Indiana residents, any acquisition which, together with its previous holdings, gives the acquiror at least 20% of the target's voting stock triggers a shareholder approval mechanism. If the acquiror files a statutorily required disclosure statement, the target's management has 50 days within which to hold a special meeting of shareholders at which all disinterested shareholders of the target (those not affiliated with the acquiror or any officer or inside director of the target) consider and vote upon whether the acquiror shall have voting rights with respect to the shares of the target held by it. Without shareholder approval, the shares acquired by the acquiror have no voting rights. If the acquiror fails to file the statutorily required disclosure statement, the target can redeem the acquiror's shares at a price to be determined according to procedures devised by the target. In order for these provisions of the IBCL not to apply to a particular Indiana company, the company must affirmatively so provide in its articles of incorporation or bylaws.

     In addition, the insurance laws and regulations of the jurisdictions in which the Company's insurance subsidiaries do business may impede or delay a business combination involving the Company.

                        DESCRIPTION OF DEPOSITARY SHARES

     The description set forth below of certain provisions of the Deposit Agreement (as defined below) and of the Depositary Shares and Depositary Receipts summarizes the material terms of the Deposit Agreement and of the Depositary Shares and Depositary Receipts and is qualified in its entirety by reference to the form of Deposit Agreement and form of Depositary Receipts relating to each series of the Preferred Stock, as well as the Articles of Incorporation or any required amendment thereto describing the applicable series of Preferred Stock.

GENERAL

     The Company may, as its option, elect to have shares of Preferred Stock be represented by Depositary Shares. The shares of any series of the Preferred Stock underlying the Depositary Shares will be deposited under a separate deposit agreement (the "Deposit Agreement") to be entered into by the Company and a bank or trust company selected by the Company (the "Preferred Stock Depositary") a form of which will be filed as an exhibit to a Current Report on Form 8-K. The Prospectus Supplement relating to a series of Depositary Shares will set forth the name and address of the Preferred Stock Depositary. Subject to the terms of the Deposit Agreement, each owner of a Depositary Share will be entitled, proportionately, to all the rights, preferences and privileges of the Preferred Stock represented thereby (including dividend, voting, redemption, conversion, exchange and liquidation rights).

     The Depositary Shares will be evidenced by Depositary Receipts issued pursuant to the Deposit Agreement, each of which will represent the fractional interest in the number of shares of a particular series of the Preferred Stock described in the applicable Prospectus Supplement.

DIVIDENDS AND OTHER DISTRIBUTIONS

     The Preferred Stock Depositary will distribute all cash dividends or other cash distributions in respect of the series of Preferred Stock represented by the Depositary Shares to the record holders of Depositary Receipts in proportion, insofar as possible, to the number of Depositary Shares owned by such holders. The Depositary, however, will distribute only such amount as can be distributed without attributing to any Depositary Share a fraction of one cent, and any balance not so distributed will be added to and treated as part of the next sum received by the Depositary for distribution to record holders of Depositary Receipts then outstanding.

     In the event of a distribution other than in cash in respect of the Preferred Stock, the Preferred Stock Depositary will distribute property received by it to the record holders of Depositary Receipts in proportion, insofar as possible, to the number of Depositary Shares owned by such holders, unless the Preferred Stock Depositary determines (after consultation with the Company) that it is not feasible to make such distribution, in which case the Preferred Stock Depositary may, with the approval of the Company, adopt such method as it deems equitable and practicable for the purpose of effecting such distribution, including a public or private sale, of such property, and distribution of the net proceeds from such sale to such holders.

     The amount so distributed to record holders of Depositary Receipts in any of the foregoing cases will be reduced by any amount required to be withheld by the Company or the Preferred Stock Depositary on account of taxes.

CONVERSION AND EXCHANGE

     If any series of Preferred Stock underlying the Depositary Shares is subject to provisions relating to its conversion or exchange, as set forth in the applicable Prospectus Supplement relating thereto, each record holder of Depositary Receipts will have the right or obligation to convert or exchange the Depositary Shares represented by such Depositary Receipts pursuant to the terms thereof.

REDEMPTION OF DEPOSITARY SHARES

     If any series of Preferred Stock underlying the Depositary Shares is subject to redemption, the Depositary Shares will be redeemed from the proceeds received by the Preferred Stock Depositary resulting from the redemption, in whole or in part, of the Preferred Stock held by the Preferred Stock Depositary. Whenever the Company redeems Preferred Stock from the Preferred Stock Depositary, the Preferred Stock Depositary will redeem as of the same redemption date a proportionate number of Depositary Shares representing the shares of Preferred Stock that were redeemed. If less than all the Depositary Shares are to be redeemed, the Depositary Shares to be redeemed will be selected by lot or pro rata as may be determined by the Company.

     After the date fixed for redemption, the Depositary Shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the Depositary Shares will cease, except the right to receive the redemption price upon such redemption. Any funds deposited by the Company with the Preferred Stock Depositary for any Depositary Shares which the holders thereof fail to redeem shall be returned to the Company after a period of two years from the date such funds are so deposited.

VOTING

     Upon receipt of notice of any meeting at which the holders of any shares of Preferred Stock underlying the Depositary Shares are entitled to vote, the Preferred Stock Depositary will mail the information contained in such notice to the record holders of the Depositary Receipts. Each record holder of such Depositary Receipts on the record date (which will be the same date as the record date for the Preferred Stock) will be entitled to instruct the Preferred Stock Depositary as to the exercise of the voting rights pertaining to the number of shares of Preferred Stock underlying such holder's Depositary Shares. The Preferred Stock Depositary will endeavor, insofar as practicable, to vote the number of shares of Preferred Stock underlying such Depositary Shares in accordance with such instructions, and the Company will agree to take all reasonable action which may be deemed necessary by the Preferred Stock Depositary in order to enable the Preferred Stock Depositary to do so. The Preferred Stock Depositary will abstain from voting any of the Preferred Stock to the extent it does not receive specific written instructions from holders of Depositary Receipts representing such Preferred Stock.

RECORD DATE

     Whenever (i) any cash dividend or other cash distribution shall become payable, any distribution other than cash shall be made, or any rights, preferences or privileges shall be offered with respect to the Preferred Stock, or (ii) the Preferred Stock Depositary shall receive notice of any meeting at which holders of Preferred Stock are entitled to vote or of which holders of Preferred Stock are entitled to notice, or of the mandatory conversion of, or any election on the part of the Company to call for the redemption of, any Preferred Stock, the Preferred Stock Depositary shall in each such instance fix a record date (which shall be the same as the record date for the Preferred Stock) for the determination of the holders of Depositary Receipts (x) that shall be entitled to receive such dividend, distribution, rights, preferences or privileges or the net proceeds of the sale thereof or (y) that shall be entitled to give instructions for the exercise of voting rights at any such meeting or to receive notice of such meeting or of such redemption or conversion, subject to the provisions of the Deposit Agreement.

WITHDRAWAL OF PREFERRED STOCK

     Upon surrender of Depositary Receipts at the principal office of the Preferred Stock Depositary, upon payment of any unpaid amount due the Preferred Stock Depositary, and subject to the terms of the Deposit Agreement, the owner of the Depositary Shares evidenced thereby is entitled to delivery of the number of whole shares of Preferred Stock and all money and other property, if any, represented by such Depositary Shares. Partial shares of Preferred Stock will not be issued. If the Depositary Receipts delivered by the holder evidence a number of Depositary Shares in excess of the number of Depositary Shares representing the number of whole shares of Preferred Stock to be withdrawn, the Preferred Stock Depositary will deliver to such holder at the same time a new Depositary Receipt evidencing such excess number of Depositary Shares. Holders of Preferred Stock thus withdrawn will not thereafter be entitled to deposit such shares under the Deposit Agreement or to receive Depositary Receipts evidencing Depositary Shares therefor.

AMENDMENT AND TERMINATION OF THE DEPOSIT AGREEMENT

     The Deposit Agreement will provide that the form of Depositary Receipt and any provision of the Deposit Agreement may at any time be amended by agreement between the Company and the Preferred Stock Depositary. However, any amendment which imposes or increases any fees, taxes or other charges payable by the holders of Depositary Receipts (other than taxes and other governmental charges, fees and other expenses payable by such holders as stated under "Charges of Preferred Stock Depositary"), or which otherwise prejudices any substantial existing right of holders of Depositary Receipts, will not take effect as to outstanding Depositary Receipts until the expiration of 90 days after notice of such amendment has been mailed to the record holders of outstanding Depositary Receipts.

     Whenever so directed by the Company, the Preferred Stock Depositary will terminate the Deposit Agreement by mailing notice of such termination to the record holders of all Depositary Receipts then outstanding at least 30 days prior to the date fixed in such notice for such termination. The Preferred Stock Depositary may likewise terminate the Deposit Agreement if at any time 45 days shall have expired after the Preferred Stock Depositary shall have delivered to the Company a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment. If any Depositary Receipts remain outstanding after the date of termination, the Preferred Stock Depositary thereafter will discontinue the transfer of Depositary Receipts, will suspend the distribution of dividends to the holders thereof, and will not give any further notices (other than notice of such termination) or perform any further acts under the Deposit Agreement except as provided below and except that the Preferred Stock Depositary will continue (i) to collect dividends on the Preferred Stock and any other distributions with respect thereto and (ii) to deliver the Preferred Stock together with such dividends and distributions and the net proceeds of any sales of rights, preferences, privileges or other property, without liability for interest thereon, in exchange for Depositary Receipts surrendered. At any time after the expiration of two years from the date of termination, the Preferred Stock Depositary may sell the Preferred Stock then held by it at public or private sales, at such place or places and upon such terms as it deems proper, and may thereafter hold the net proceeds of any such sale, together with any money and other property then held by it, without liability for interest thereon, for the pro rata benefit of the holders of Depositary Receipts which have not been surrendered.

CHARGES OF PREFERRED STOCK DEPOSITARY

     The Company will pay all charges of the Preferred Stock Depositary including charges in connection with the initial deposit of the Preferred Stock, the initial issuance of the Depositary Receipts, the distribution of information to the holders of Depositary Receipts with respect to matters on which Preferred Stock is entitled to vote, withdrawals of the Preferred Stock by the holders of Depositary Receipts or redemption or conversion of the Preferred Stock, except for taxes (including transfer taxes, if any) and other governmental charges and such other charges as are expressly provided in the Deposit Agreement to be at the expense of holders of Depositary Receipts or persons depositing Preferred Stock.

MISCELLANEOUS

     The Preferred Stock Depositary will make available for inspection by holders of Depositary Receipts, at its Corporate Office and its New York Office, all reports and communications from the Company which are delivered to the Preferred Stock Depositary as the holder of Preferred Stock.

     Neither the Preferred Stock Depositary nor the Company will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the Deposit Agreement. The obligations of the Preferred Stock Depositary under the Deposit Agreement are limited to performing its duties thereunder without negligence or bad faith. The obligations of the Company under the Deposit Agreement are limited to performing its duties thereunder in good faith. Neither the Company nor the Preferred Stock Depositary is obligated to prosecute or defend any legal proceeding in respect of any Depositary Shares or Preferred Stock unless satisfactory indemnity is furnished. The Company and the Preferred Stock Depositary are entitled to rely upon advice of or information from counsel, accountants or other persons believed to be competent and on documents believed to be genuine.

     The Preferred Stock Depositary may resign at any time or be removed by the Company, effective upon the acceptance by its successor of its appointment; provided, that if a successor Preferred Stock Depositary has not been appointed or accepted such appointment within 45 days after the Preferred Stock Depositary has delivered a notice of election to resign to the Company, the Preferred Stock Depositary may terminate the Deposit Agreement. See "Amendment and Termination of the Deposit Agreement" above.

                            DESCRIPTION OF WARRANTS

GENERAL

     The Company may issue Warrants to purchase Debt Securities, Preferred Stock, Common Stock or any combination thereof, and such Warrants may be issued independently or together with any such Securities and may be attached to or separate from such Securities. Each series of Warrants will be issued under a separate warrant agreement (each a "Warrant Agreement") to be entered into between the Company and a warrant agent ("Warrant Agent") a form of which will be filed as an exhibit to a Current Report on Form 8-K. The Warrant Agent will act solely as an agent of the Company in connection with the Warrants of each such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of Warrants. The following sets forth certain general terms and provisions of the Warrants offered hereby. Further terms of the Warrants and the applicable Warrant Agreement will be set forth in the applicable Prospectus Supplement.

     The applicable Prospectus Supplement will describe the terms of any Warrants in respect of which this Prospectus is being delivered, including the following: (i) the title of such Warrants; (ii) the aggregate number of such Warrants; (iii) the price or prices at which such Warrants will be issued; (iv) the currency or currencies, including composite currencies, in which the price of such Warrants may be payable; (v) the designation and terms of the Securities (other than Preferred Securities and Common Securities) purchasable upon exercise of such Warrants; (vi) the price at which and the currency or currencies, including composite currencies, in which the Securities (other than Preferred Securities and Common Securities) purchasable upon exercise of such Warrants may be purchased; (vii) the date on which the right to exercise such Warrants shall commence and the date on which such right shall expire; (viii) whether such Warrants will be issued in registered form or bearer form; (ix) if applicable, the minimum or maximum amount of such Warrants which may be exercised at any one time; (x) if applicable, the designation and terms of the Securities (other than Preferred Securities and Common Securities) with which such Warrants are issued and the number of such Warrants issued with each such Security; (xi) if applicable, the date on and after which such Warrants and the related Securities (other than Preferred Securities and Common Securities) will be separately transferable; (xii) information with respect to book-entry procedures, if any; (xiii) if applicable, a discussion of certain United States federal income tax considerations; and (xiv) any other terms of such Warrants, including terms, procedures and limitations relating to the exchange and exercise of such Warrants.

           DESCRIPTION OF PREFERRED SECURITIES OF THE CONSECO TRUSTS

GENERAL


     Each Conseco Trust may issue, from time to time, only one series of Preferred Securities having terms described in the Prospectus Supplement relating thereto. The Declaration of each Conseco Trust authorizes the Regular Trustees of such Conseco Trust to issue on behalf of such Conseco Trust one series of Preferred Securities. Each Declaration will be qualified as an indenture under the Trust Indenture Act. The Property Trustee, an independent trustee, will act as indenture trustee for the Preferred Securities for purposes of compliance with the provisions of the Trust Indenture Act. The Preferred Securities will have such terms, including distributions, redemption, voting, liquidation rights and such other preferred, deferred or other special rights or such restrictions as shall be established by the Regular Trustees in accordance with the applicable Declaration or as shall be set forth in the Declaration or made part of the Declaration by the Trust Indenture Act. Reference is made to any Prospectus Supplement relating to the Preferred Securities of a Conseco Trust for specific terms of the Preferred Securities, including, to the extent applicable, (i) the distinctive designation of such Preferred Securities, (ii) the number of Preferred Securities issued by such Conseco Trust, (iii) the annual distribution rate (or method of determining such rate) for Preferred Securities issued by such Conseco Trust and the date or dates upon which such distributions shall be payable (provided, however, that distributions on such Preferred Securities shall, subject to any deferral provisions, and any provisions for payment of defaulted distributions, be payable on a quarterly basis to holders of such Preferred Securities as of a record date in each quarter during which such Preferred Securities are outstanding), (iv) any right of such Conseco Trust to defer quarterly distributions on the Preferred Securities as a result of an interest deferral right exercised by the Company on the Subordinated Debt Securities held by such Conseco Trust; (v) whether distributions on Preferred Securities shall be cumulative, and, in the case of Preferred Securities having such cumulative distribution rights, the date or dates or method of determining the date or dates from which distributions on Preferred Securities shall be cumulative, (vi) the amount or amounts which shall be paid out of the assets of such Conseco Trust to the holders of Preferred Securities upon voluntary or involuntary dissolution, winding-up or termination of such Conseco Trust, (vii) the obligation or option, if any, of such Conseco Trust to purchase or redeem Preferred Securities and the price or prices at which, the period or periods within which and the terms and conditions upon which Preferred Securities shall be purchased or redeemed, in whole or in part, pursuant to such obligation or option with such redemption price to be specified in the applicable Prospectus Supplement, (viii) the voting rights, if any, of Preferred Securities in addition to those required by law, including the number of votes per Preferred Security and any requirement for the approval by the holders of Preferred Securities as a condition to specified action or amendments to the Declaration, (ix) the terms and conditions, if any, upon which Subordinated Debt Securities held by such Conseco Trust may be distributed to holders of Preferred Securities, and (x) any other relevant rights, preferences, privileges, limitations or restrictions of Preferred Securities consistent with the Declaration or with applicable law. All Preferred Securities offered hereby will be guaranteed by the Company to the extent set forth below under "Description of Trust Guarantees." The Trust Guarantee issued to each Conseco Trust, when taken together with the Company's back-up undertakings, consisting of its obligations under each Declaration (including the obligation to pay expenses of each Conseco Trust), the Indenture and any applicable supplemental indentures thereto and the Subordinated Debt Securities issued to any Conseco Trust will provide a full and unconditional guarantee by the Company of amounts due on the Preferred Securities issued by each Conseco Trust. Certain United States federal income tax considerations applicable to any offering of Preferred Securities will be described in the Prospectus Supplement relating thereto and certain proposed tax law changes are described below. See "Description of Preferred Securities -- Proposed Tax Law Changes." The payment terms of the Preferred Securities will be the same as the Subordinated Debt Securities issued to the applicable Conseco Trust by the Company.


     Each Declaration authorizes the Regular Trustees to issue on behalf of the applicable Trust one series of Common Securities having such terms including distributions, redemption, voting, liquidation rights or such restrictions as shall be established by the Regular Trustees in accordance with the Declaration or as shall otherwise be set forth therein. The terms of the Common Securities issued by each Conseco Trust will be substantially identical to the terms of the Preferred Securities issued by such Conseco Trust, and the Common Securities will rank pari passu, and payments will be made thereon pro rata, with the Preferred Securities except that, if an event of default under such Declaration has occurred and is continuing, the rights of the holders of the Common Securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Preferred Securities. The Common Securities will also carry the right to vote and to appoint, remove or replace any of the Conseco Trustees of such Conseco Trust. All of the Common Securities of each Conseco Trust will be directly or indirectly owned by the Company.

     The financial statements of any Conseco Trust that issues Preferred Securities will be reflected in the Company's consolidated financial statements with the Preferred Securities shown as Company-obligated mandatorily-redeemable preferred securities of a subsidiary trust under minority interest in consolidated subsidiaries. In a footnote to the Company's audited financial statements there will be included statements that the applicable Conseco Trust is wholly-owned by the Company and that the sole asset of such Conseco Trust is the Subordinated Debentures (indicating the principal amount, interest rate and maturity date thereof).

PROPOSED TAX LAW CHANGES

     On March 19, 1996, the Revenue Reconciliation Bill of 1996 (the "Bill"), the revenue portion of President Clinton's budget proposal, was released. The Bill would, among other things, generally deny interest deductions for interest on an instrument, issued by a corporation, that has a maximum weighted average maturity of more than 40 years. The Bill would also generally deny interest deductions for interest on an instrument, issued by a corporation, that has a maximum term of more than 20 years and that is not shown as indebtedness on the separate balance sheet of the issuer or, where the instrument is issued to a related party (other than a corporation), where the holder or some other related party issues a related instrument that is not shown as indebtedness on the issuer's consolidated balance sheet. For purposes of determining the weighted average maturity or the term of an instrument, any right to extend would be treated as exercised. The above-described provisions of the Bill were proposed to be effective generally for instruments issued on or after December 7, 1995. However, on March 29, 1996, the Chairmen of the Senate Finance and House Ways and Means Committees issued a joint statement to the effect that it was their intention that the effective date of the President's legislative proposals, if adopted, will be no earlier than the date of appropriate Congressional action. In addition, subsequent to the publication of the joint statement, Senator Daniel Patrick Moynihan and Representatives Sam M. Gibbons and Charles
B. Rangel wrote letters to Treasury Department officials concurring with the views expressed in the joint statement. If either of the provisions of the Bill described above were to apply to the Subordinated Debt Securities held by a Conseco Trust, the Company would be unable to deduct interest on the Subordinated Debt Securities held by such Conseco Trust. There can be no assurance that current or future legislative proposals or final legislation will not affect the ability of the Company to deduct interest on the Subordinated Debt Securities held by a Conseco Trust. The Prospectus Supplement relating to any offering of Preferred Securities will describe any additional material developments with respect to the Bill and will further describe whether the inability of the Company to deduct interest on the Subordinated Debt Securities will give rise to a right on the part of the Company to redeem the Subordinated Debt Securities.

                        DESCRIPTION OF TRUST GUARANTEES

     Set forth below is a summary of information concerning the Trust Guarantees that will be executed and delivered by the Company for the benefit of the holders, from time to time, of Preferred Securities. Each Trust Guarantee will be qualified as an indenture under the Trust Indenture Act. Fleet National Bank will act as independent indenture trustee for Trust Indenture Act purposes under each Trust Guarantee (the "Preferred Securities Guarantee Trustee"). The terms of each Trust Guarantee will be those set forth in such Trust Guarantee and those made part of such Trust Guarantee by the Trust Indenture Act. The following summary does not purport to be complete and is subject to and qualified in its entirety by reference to the provisions of the form of Trust Guarantee, a copy of which has been filed as an exhibit to the Registration Statement of which this Prospectus is a part, and the Trust Indenture Act. Each Trust Guarantee will be held by the Preferred Securities Guarantee Trustee for the benefit of the holders of the Preferred Securities of the applicable Conseco Trust.

GENERAL

     Pursuant to each Trust Guarantee, the Company will agree, to the extent set forth therein, to pay in full to the holders of the Preferred Securities, the Guarantee Payments (as defined below) (except to the extent paid by such Conseco Trust), as and when due, regardless of any defense, right of set-off or counterclaim which such Conseco Trust may have or assert. The following payments or distributions with respect to the Preferred Securities (the "Guarantee Payments"), to the extent not paid by such Conseco Trust, will be subject to the Trust Guarantee (without duplication): (i) any accrued and unpaid distributions that are required to be paid on such Preferred Securities, to the extent such Conseco Trust shall have funds available therefor, (ii) the redemption price, including all accrued and unpaid distributions to the date of redemption (the "Redemption Price"), to the extent such Conseco Trust has funds available therefor, with respect to any Preferred Securities called for redemption by such Conseco Trust and (iii) upon a voluntary or involuntary dissolution, winding-up or termination of such Conseco Trust (other than in connection with such distribution of Subordinated Debt Securities to the holders of Preferred Securities or the redemption of all of the Preferred Securities upon maturity or redemption of the Subordinated Debt Securities) the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid distributions on such Preferred Securities to the date of payment, to the extent such Conseco Trust has funds available therefor or (b) the amount of assets of such Conseco Trust remaining for distribution to holders of such Preferred Securities in liquidation of such Conseco Trust. The Company's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Company to the holders of Preferred Securities or by causing the applicable Conseco Trust to pay such amounts to such holders.

     Each Trust Guarantee will not apply to any payment of distributions except to the extent the applicable Conseco Trust shall have funds available therefor. If the Company does not make interest or principal payments on the Subordinated Debt Securities purchased by such Conseco Trust, such Conseco Trust will not pay distributions on the Preferred Securities issued by such Conseco Trust and will not have funds available therefore.

     The Company has also agreed to guarantee the obligations of each Conseco Trust with respect to the Common Securities (the "Common Guarantee") issued by such Conseco Trust to the same extent as the Trust Guarantee, except that, if an Event of Default under the Subordinated Indenture has occurred and is continuing, holders of Preferred Securities under the Trust Guarantee shall have priority over holders of the Common Securities under the Trust Common Guarantee with respect to distributions and payments on liquidation, redemption or otherwise.

CERTAIN COVENANTS OF THE COMPANY

     In each Trust Guarantee, the Company will covenant that, so long as any Preferred Securities issued by the applicable Conseco Trust remain outstanding, if there shall have occurred any event of default under such Trust Guarantee or under the Declaration of such Conseco Trust, then (a) the Company will not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock; (b) the Company shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities (including guarantees) issued by the Company which rank pari passu with or junior to the Subordinated Debt Securities issued to the applicable Conseco Trust and (c) the Company shall not make any guarantee payments with respect to the foregoing (other than pursuant to a Trust Guarantee); provided, however, that the Company may (i) declare and pay a stock dividend where the dividend stock is the same stock as that on which the dividend is being paid and
(ii) purchase or acquire shares of Company Common Stock in connection with the satisfaction by the Company of its obligations under any employee benefit plans.

MODIFICATION OF THE TRUST GUARANTEES; ASSIGNMENT

     Except with respect to any changes that do not adversely affect the rights of holders of Preferred Securities (in which case no consent of such holders will be required), each Trust Guarantee may be amended only with the prior approval of the holders of not less than a majority in liquidation amount of the outstanding Preferred Securities of such Conseco Trust. The manner of obtaining any such approval of holders of such Preferred Securities will be set forth in accompanying Prospectus Supplement. All guarantees and agreements contained in a Trust Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Company and shall inure to the benefit of the holders of the Preferred Securities of the applicable Conseco Trust then outstanding.

EVENTS OF DEFAULT

     An event of default under a Trust Guarantee will occur upon the failure of the Company to perform any of its payment or other obligations thereunder. The holders of a majority in liquidation amount of the Preferred Securities to which such Trust Guarantee relates have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Preferred Securities Guarantee Trustee in respect of such Trust Guarantee or to direct the exercise of any trust or power conferred upon the Preferred Securities Guarantee Trustee under such Trust Guarantee.

     If the Preferred Securities Guarantee Trustee fails to enforce such Trust Guarantee, any record holder of Preferred Securities to which such Trust Guarantee relates may institute a legal proceeding directly against the Company to enforce the Preferred Securities Guarantee Trustee's rights under such Trust Guarantee without first instituting a legal proceeding against the applicable Conseco Trust, the Preferred Securities Guarantee Trustee or any other person or entity. Notwithstanding the foregoing, if the Company has failed to make a Guarantee Payment under a Trust Guarantee, a record holder of Preferred Securities to which such Trust Guarantee relates may directly institute a proceeding against the Company for enforcement of such Trust Guarantee for such payment to the record holder of the Preferred Securities to which such Trust Guarantee relates of the principal of or interest on the applicable Subordinated Debt Securities on or after the respective due dates specified in the Subordinated Debt Securities, and the amount of the payment will be based on the holder's pro rata share of the amount due and owing on all of the Preferred Securities to which such Trust Guarantee relates. The Company has waived any right or remedy to require that any action be brought first against the applicable Conseco Trust or any other person or entity before proceeding directly against the Company. The record holder in the case of the issuance of one or more global Preferred Securities certificates will be The Depository Trust Company acting at the direction of the beneficial owners of the Preferred Securities.

     The Company will be required to provide annually to the Preferred Securities Guarantee Trustee a statement as to the performance by the Company of certain of its obligations under each outstanding Trust Guarantee and as to any default in such performance.

INFORMATION CONCERNING THE PREFERRED SECURITIES GUARANTEE TRUSTEE

     The Preferred Securities Guarantee Trustee, prior to the occurrence of a default to a Trust Guarantee, undertakes to perform only such duties as are specifically set forth in such Trust Guarantee and, after default with respect to such Trust Guarantee, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provision, the Preferred Securities Guarantee Trustee is under no obligation to exercise any of the powers vested in it by a Trust Guarantee at the request of any holder of Preferred Securities to which such Trust Guarantee relates unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

TERMINATION

     Each Trust Guarantee will terminate as to the Preferred Securities issued by the applicable Conseco Trust upon full payment of the Redemption Price of all Preferred Securities of such Conseco Trust, upon distribution of the Subordinated Debt Securities held by such Conseco Trust to the holders of all of the Preferred Securities of such Conseco Trust or upon full payment of the amounts payable in accordance with the Declaration of such Conseco Trust upon liquidation of such Conseco Trust. Each Trust Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of Preferred Securities issued by the applicable Conseco Trust must restore payment of any sums paid under such Preferred Securities or such Trust Guarantee.

STATUS OF THE TRUST GUARANTEES

     The Trust Guarantees will constitute an unsecured obligation of the Company and will rank (i) subordinate and junior in right of payment to all other liabilities of the Company, including the Subordinated Debt Securities, except those liabilities of the Company made pari passu or subordinate by their terms,
(ii) pari passu with the most senior preferred or preference stock now or hereafter issued by the Company and with any guarantee now or hereafter entered into by the Company in respect of any preferred or preference stock of any affiliate of the Company and (iii) senior to the Company's Common Stock. The terms of the Preferred Securities provide that each holder of Preferred Securities by acceptance thereof agrees to the subordination provisions and other terms of the Trust Guarantee relating thereto.

     Each Trust Guarantee will constitute a guarantee of payment and not of collection (that is, the guaranteed party may institute a legal proceeding directly against the Company to enforce its rights under such Trust Guarantee without instituting a legal proceeding against any other person or entity).

GOVERNING LAW

     The Trust Guarantees will be governed by and construed in accordance with the law of the State of New York.

                              PLAN OF DISTRIBUTION

     The Company and/or any Conseco Trust may sell any of the Securities being offered hereby in any one or more of the following ways from time to time: (i) through agents; (ii) to or through underwriters; (iii) through dealers; or (iv) directly to purchasers.

     The Prospectus Supplement with respect to the Securities will set forth the terms of the offering of the Securities, including the name or names of any underwriters, dealers or agents; the purchase price of the Securities and the proceeds to the Company and/or a Conseco Trust from such sale; any underwriting discounts and commissions or agency fees and other items constituting underwriters' or agents' compensation; any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers and any securities exchange on which such Securities may be listed. Any initial public offering price, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

     The distribution of the Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

     Offers to purchase Securities may be solicited by agents designated by the Company from time to time. Any such agent involved in the offer or sale of the Securities in respect of which this Prospectus is delivered will be named, and any commissions payable by the Company and/or the applicable Conseco Trust to such agent will be set forth, in the applicable Prospectus Supplement. Unless otherwise indicated in such Prospectus Supplement, any such agent will be acting on a reasonable best efforts basis for the period of its appointment. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the Securities so offered and sold.

     If Securities are sold by means of an underwritten offering, the Company and/or the applicable Conseco Trust will execute an underwriting agreement with an underwriter or underwriters at the time an agreement for such sale is reached, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, if any, will be set forth in the Prospectus Supplement which will be used by the underwriters to make resales of the Securities in respect of which this Prospectus is delivered to the public. If underwriters are utilized in the sale of the Securities in respect of which this Prospectus is delivered, the Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriter at the time of sale. Securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by the managing underwriters. If any underwriter or underwriters are utilized in the sale of the Securities, unless otherwise indicated in the Prospectus Supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters with respect to a sale of Securities will be obligated to purchase all such Securities of a series if any are purchased.

     If a dealer is utilized in the sales of the Securities in respect of which this Prospectus is delivered, the Company and/or the applicable Conseco Trust will sell such Securities to the dealer as principal. The dealer may then resell such Securities to the public at varying prices to be determined by such dealer at the time of resale. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the Securities so offered and sold. The name of the dealer and the terms of the transaction will be set forth in the Prospectus Supplement relating thereto.

     Offers to purchase Securities may be solicited directly by the Company and/or the applicable Conseco Trust and the sale thereof may be made by the Company and/or the applicable Conseco Trust directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof. The terms of any such sales will be described in the Prospectus Supplement relating thereto.

     Agents, underwriters and dealers may be entitled under relevant agreements to indemnification or contribution by the Company and/or the applicable Conseco Trust against certain liabilities, including liabilities under the Securities Act.

     Agents, underwriters and dealers may be customers of, engage in transactions with, or perform services for, the Company and its subsidiaries in the ordinary course of business.

     Securities may also be offered and sold, if so indicated in the applicable Prospectus Supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms ("remarketing firms"), acting as principals for their own accounts or as agents for the Company and/or the applicable Conseco Trust. Any remarketing firm will be identified and the terms of its agreement, if any, with its compensation will be described in the applicable Prospectus Supplement. Remarketing firms may be deemed to be underwriters, as such term is defined in the Securities Act, in connection with the Securities remarketed thereby. Remarketing firms may be entitled under agreements which may be entered into with the Company and/or the applicable Conseco Trust to indemnification or contribution by the Company and/or the applicable Conseco Trust against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for Conseco and its subsidiaries in the ordinary course of business.

     If so indicated in the applicable Prospectus Supplement, the Company and/or the applicable Conseco Trust may authorize agents, underwriters or dealers to solicit offers by certain types of institutions to purchase Securities from the Company and/or the applicable Conseco Trust at the public offering prices set forth in the applicable Prospectus Supplement pursuant to delayed delivery contracts ("Contracts") providing for payment and delivery on a specified date or dates in the future. A commission indicated in the applicable Prospectus Supplement will be paid to underwriters, dealers and agents soliciting purchases of Securities pursuant to Contracts accepted by the Company and/or the applicable Conseco Trust.

                                 LEGAL MATTERS

     Unless otherwise indicated in the applicable Prospectus Supplement, the legal validity of Securities (other than the Preferred Securities) will be passed upon for the Company by Lawrence W. Inlow, Executive Vice President, Secretary and General Counsel of the Company. Mr. Inlow is a full-time employee and an officer of the Company and owns 808,374 shares and holds options to purchase 1,406,900 shares of Company common stock.

     Certain matters of Delaware law relating to the validity of the Preferred Securities will be passed upon for the Conseco Trusts by Richards, Layton & Finger, P.A., Wilmington, Delaware, special Delaware Counsel to the Conseco Trusts. Certain United States Federal income taxation matters will be passed upon for the Company and the Conseco Trusts by Locke Reynolds Boyd & Weisell, Indianapolis, Indiana, special tax counsel to the Company and the Conseco Trusts.

                                    EXPERTS

     The consolidated financial statements and schedules of the Company as of December 31, 1995 and 1994, and for each of the three years in the period ended December 31, 1995 incorporated by reference in this Prospectus, have been audited by Coopers & Lybrand L.L.P., independent accountants, as set forth in their reports thereon included therein and are incorporated herein by reference in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

  ============================================================================


     NO DEALER, SALESPERSON OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IN CONNECTION WITH THE OFFER CONTAINED HEREIN AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY UNDERWRITER. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF. THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS DO NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.
                               ------------------

                               TABLE OF CONTENTS


                                            PAGE
                                           -------
PROSPECTUS SUPPLEMENT
Risk Factors...............................     S-4
Conseco Financing Trust I..................    S-10
Capitalization.............................    S-11
Ratio of Earnings to Fixed Charges and
  Earnings to Fixed Charges and Preferred
  Stock Dividends..........................    S-12
Use of Proceeds............................    S-12
The Company................................    S-13
Pending Acquisitions by the Company........    S-33
Unaudited Pro Forma Consolidated Financial
  Statements of the Company................    S-42
Description of the Preferred Securities....    S-62
Description of the Subordinated
  Debentures...............................    S-72
Description of the Trust Guarantee.........    S-78
Effect of Obligations Under the
  Subordinated Debentures and the Trust
  Guarantee................................    S-79
United States Federal Income Taxation......    S-80
Underwriting...............................    S-84
Legal Matters..............................    S-85
Experts....................................    S-85
Incorporation of Certain Documents by
  Reference................................    S-86
PROSPECTUS
Available Information......................       3
Incorporation of Certain Documents by
  Reference................................       4
The Company................................       5
The Conseco Trusts.........................       5
Use of Proceeds............................       6
Ratios of Earnings to Fixed Charges and
Earnings to Fixed Charges and Preferred
  Stock Dividends..........................       6
Description of Debt Securities.............       6
Description of Capital Stock...............      14
Description of Depositary Shares...........      18
Description of Warrants....................      21
Description of Preferred Securities of the
  Conseco Trusts...........................      22
Description of the Trust Guarantees........      24
Plan of Distribution.......................      26
Legal Matters..............................      28
Experts....................................      28


  ============================================================================


























  ============================================================================



                                   8,000,000
                              PREFERRED SECURITIES

                               CONSECO FINANCING
                                    TRUST I

                               % TRUST ORIGINATED
                              PREFERRED SECURITIES
                                  ("TOPRSSM")
                           FULLY AND UNCONDITIONALLY
                                 GUARANTEED BY

                                  CONSECO LOGO

                          ---------------------------
                             PROSPECTUS SUPPLEMENT
                          ---------------------------

                              MERRILL LYNCH & CO.

                           DEAN WITTER REYNOLDS INC.


                          DONALDSON, LUFKIN & JENRETTE


                             SECURITIES CORPORATION


                            PAINEWEBBER INCORPORATED


                       PRUDENTIAL SECURITIES INCORPORATED



                           SANDS BROTHERS & CO., LTD.



                               NOVEMBER   , 1996

  ============================================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION


Securities and Exchange Commission registration fee............................    $  262,763
New York Stock Exchange listing fee............................................        50,000
Legal fees and expenses........................................................       300,000
Accounting fees and expenses...................................................       750,000
Printing and engraving expenses................................................       450,000
Trustee's fees and expenses....................................................       125,000
Rating agencies' fees..........................................................       300,000
Blue sky fees and expenses.....................................................        60,000
Miscellaneous..................................................................       202,237
                                                                                   ----------
Total..........................................................................    $2,500,000
                                                                                   ==========



     Except for the SEC registration fee, all of the foregoing are estimates.


ITEM 15.  INDEMNIFICATION OF OFFICERS AND DIRECTORS

     The Indiana Business Corporation Law grants authorization to Indiana corporations to indemnify officers and directors for their conduct if such conduct was in good faith and was in the corporation's best interests or, in the case of directors, was not opposed to such best interests, and permits the purchase of insurance in this regard. In addition, the shareholders of a corporation may approve the inclusion of other or additional indemnification provisions in the articles of incorporation and by-laws.

     The By-laws of Conseco provides for the indemnification of any person made a party to any action, suit or proceeding by reason of the fact that he is a director, officer or employee of Conseco, unless it is adjudged in such action, suit or proceeding that such person is liable for negligence or misconduct in the performance of his duties. Such indemnification shall be against the reasonable expenses, including attorneys' fees, incurred by such person in connection with the defense of such action, suit or proceeding. In some circumstances, Conseco may reimburse any such person for the reasonable costs of settlement of any such action, suit or proceeding if a majority of the members of the Board of Directors not involved in the controversy shall determine that it was in the interests of Conseco that such settlement be made and that such person was not guilty of negligence or misconduct.

     The above discussion of Conseco's By-laws and the Indiana Business Corporation Law is not intended to be exhaustive and is qualified in its entirety by such By-laws and the Indiana Business Corporation Law.

     The Declaration of Trust for each of Conseco Financing Trust I, Conseco Financing Trust II and Conseco Financing Trust III (the "Trusts") provides that no Property Trustee or any of its Affiliates, Delaware Trustee or any of its Affiliates, or any officer, director, shareholder, member, partner, employee, representative, custodian, nominee or agent of the Property Trustee or the Delaware Trustee (each a "Fiduciary Indemnified Person"), and no Regular Trustee, Affiliate of any Regular Trustee, or any officer, director, shareholder, member, partner, employee, representative or agent of any Regular Trustee or any Affiliate thereof, or any employee or agent of any of the Trusts or any of their Affiliates (each a "Company Indemnified Person") shall be liable, responsible or accountable in damages or otherwise to any of such Trusts or any officer, director, shareholder, partner, member, representative, employee or agent of any such Trust or its Affiliates or to any holder of Preferred Securities for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Fiduciary Indemnified Person or Company Indemnified Person in good faith on behalf of any of such Trusts and in a manner such Fiduciary Indemnified Person or Company Indemnified Person reasonably believed to be within the scope of the authority conferred on such Fiduciary

Indemnified Person or Company Indemnified Person by such Declaration or by law, except that a Fiduciary Indemnified Person or Company Indemnified Person shall be liable for any such loss, damage or claim incurred by reason of such Fiduciary Indemnified Person's or Company Indemnified Person's gross negligence or willful misconduct with respect to such acts or omissions.

     The Declaration of Trust for each of such Trusts also provides that to the full extent permitted by law, the Company shall indemnify any Company Indemnified Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of any such Trust) by reason of the fact that he is or was a Company Indemnified Person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of any such Trust, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Each of the Declaration of Trusts also provides that to the full extent permitted by law, the Company shall indemnify any Company Indemnified Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of any such trust to procure a judgment in its favor by reason of the fact that he is or was a Company Indemnified Person against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of any such trust and except that no such indemnification shall be made in respect of any claim, issue or matter as to which such Company Indemnified Person shall have been adjudged to be liable to any such trust unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such Court of Chancery or such other court shall deem proper. The Declaration of Trust for each such Trust further provides that expenses (including attorneys' fees) incurred by a Company Indemnified Person in defending a civil, criminal, administrative or investigative action, suit or proceeding referred to in the immediately preceding two sentences shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Company Indemnified Person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Company as authorized in any such Declaration.

     The Declaration of Trust for each Trust also provides that the Company shall indemnify each Fiduciary Indemnified Person against any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts under any such Trust, including the costs and expenses (including reasonable legal fees and expenses) of defending itself against or investigating any claim or liability in connection with the exercise or performance of any of its powers or duties thereunder.

ITEM 16.  EXHIBITS



    EXHIBIT NUMBER                             DESCRIPTION OF EXHIBIT
    --------------   ---------------------------------------------------------------------------
          1.1        Form of Purchase Agreement -- Debt Securities is incorporated herein by reference to Exhibit 1.1 to the Registration Statement on Form S-3 of the
                     Registrant (No. 33-53095) ((i) An Underwriting Agreement relating to
                     Securities to be distributed outside the United States or for Securities denominated in foreign currencies or foreign currency units or (ii) any
                     Selling Agency or Distribution Agreement with any Agent will be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.)
          1.2        Form of Purchase Agreement -- Equity is incorporated herein by reference to
                     Exhibit 1.2 to the Registration Statement on Form S-3 of the Registrant
                     (No. 33-53095)

    EXHIBIT NUMBER                             DESCRIPTION OF EXHIBIT
    --------------   ---------------------------------------------------------------------------
          3.1        Amended and Restated Articles of Incorporation of Conseco, Inc. were filed with the Commission as Exhibit 3.1 to the Registration Statement on Form
                     S-2, No. 33-8498; Articles of Amendment thereto, as filed September 9, 1988 with the Indiana Secretary of State, were filed with the Commission as
                     Exhibit 3.1.1 to Conseco's Annual Report on Form 10-K for 1988; Articles of
                     Amendment thereto, as filed June 13, 1989 with the Indiana Secretary of
                     State, were filed with the Commission as Exhibit 3.1.2 to Conseco's Report on Form 10-Q for the quarter ended June 30, 1989; and Articles of Amendment thereto, as filed June 29, 1993 with the Indiana Secretary of State, were filed with the Commission as Exhibit 3.1.3 to Conseco's Report on Form 10-Q
                     for the quarter ended June 30, 1993, and Articles of Amendment thereto relating to the PRIDES were filed with the Commission as Exhibit 3.(i).3 to the Registrant's Report on Form 8-K dated January 17, 1996, and are incorporated herein by this reference.
          3.2        Amended and Restated Bylaws of Conseco, Inc. effective February 10, 1986 were filed with the Commission as Exhibit 3.2 to its Registration Statement
                     of Form S-1, No. 33-4367, and an Amendment thereto was filed with the
                     Commission as Exhibit 3.2.1 to Amendment No. 2 to its Registration
                     Statement of Form S-1, No. 33-4367; and are incorporated herein by this reference.
          4.1        Form of Senior Indenture dated as of           , 1995 by and between
                     Conseco, Inc. and           , as Trustee, pursuant to which the Senior Debt
                     Securities are to be issued is incorporated herein by reference to Exhibit
                     4.1 to the Registration Statement on Form S-3 of the Registrant No.
                     33-53095)
          4.2        Form of Subordinated Indenture, dated as of             , 1996 between
                     Conseco, Inc. and           , as Trustee, pursuant to which the
                     Subordinated Debentures are to be issued is incorporated herein by reference to Exhibit 4.2 to the Registration Statement on Form S-3 of the
                     Registrant (No. 33-53095).
          4.3        Form of Deposit Agreement is incorporated herein by reference to Exhibit
                     4.3 to the Registration Statement on Form S-3 of the Registrant (No.
                     33-53095)
          4.4        Certificate of Trust of Conseco Financing Trust I**
          4.5        Declaration of Trust of Conseco Financing Trust I**
          4.6        Certificate of Trust of Conseco Financing Trust II**
          4.7        Declaration of Trust of Conseco Financing Trust II**
          4.8        Certificate of Trust of Conseco Financing Trust III**
          4.9        Declaration of Trust of Conseco Financing Trust III**
          4.10       Form of Amended and Restated Declaration of Trust
          4.11       Form of Preferred Securities Guarantee Agreement by Conseco, Inc.
          4.12       Form of Debt Security
                     The form or forms of such Debt Securities with respect to each particular offering will be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.
          4.13       Form of Preferred Stock
                     Any amendment to the Company's Articles of Incorporation authorizing the creation of any series of Preferred Stock or Depositary Shares representing such shares of Preferred Stock and setting forth the rights, preferences and designations thereof will be filed as an exhibit to a Current Report on
                     Form 8-K and incorporated herein by reference.
          4.14       Form of Warrant Agreement is incorporated herein by reference to Exhibit
                     4.4 to the Registration Statement on Form S-3 of the Registrant (No.
                     33-53095).
          4.15       Form of Preferred Security
          4.16       Form of Supplemental Indenture

    EXHIBIT NUMBER                             DESCRIPTION OF EXHIBIT
    --------------   ---------------------------------------------------------------------------
          4.17       Form of   % Subordinated Deferrable Interest Debenture due             ,
                     2026
          5.1        Opinion of Lawrence W. Inlow, Esquire
          5.2        Opinion of Richards, Layton & Finger, P.A.
          8          Opinion of Locke Reynolds Boyd & Weisell as to certain federal income taxation matters
         10.1        $100,000,000 Promissory Note of Conseco, Inc. dated September 30, 1996
                     ("Bridge Facility")
         10.2        Waiver of NationsBank, N.A. (South), dated November 6, 1996, under the
                     Bridge Facility
         10.3        Waiver of the banks, dated November 6, 1996, under the Conseco, Inc. $500 million Senior Credit Facility
         10.4        Commitment Letter dated September 13, 1996 by and among Conseco, Inc.,
                     NationsBank, N.A. and NationsBank Capital Markets, Inc.
         12.1        Computation of Ratios of Earnings to Fixed Charges and Preferred
                     Dividends**
         12.2        Pro Forma Computation of Ratios of Earnings to Fixed Charges and Preferred
                     Dividends**
         23.1        Consent of Lawrence W. Inlow, Esquire (included in Exhibit 5.1 hereto)
         23.2        Consent of Locke Reynolds Boyd & Weisell (included in Exhibit 8 hereto)
         23.3        Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.2 hereto)
         23.4        Consent of Coopers & Lybrand L.L.P. with respect to the financial statements of Conseco, Inc.
         23.5        Consent of Coopers & Lybrand L.L.P. with respect to the financial statements of Life Partners Group, Inc.
         23.6        Consent of KPMG Peat Marwick LLP with respect to the financial statements of Capitol American Financial Corporation.
         23.7        Consent of Arthur Andersen LLP with respect to the financial statements of
                     American Travellers Corporation.
         23.8        Consent of KPMG Peat Marwick LLP with respect to the financial statements of Transport Holdings Inc.
         24.1        Powers of Attorney of Louis P. Ferrero, James D. Massey and Dennis E.
                     Murray, Sr.**
         24.2        Powers of Attorney of Stephen C. Hilbert, Rollin M. Dick, Donald F.
                     Gongaware, David R. Decatur, Ngaire E. Cuneo and M. Phil Hathaway.
         25.1        Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of LTCB Trust Company, as Trustee under the Indenture is incorporated herein by reference to Exhibit 25.1 to the Registration
                     Statement on Form S-3 of the Registrant (No. 33-53095)
         25.2        Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of Fleet National Bank, as Trustee under the Subordinated
                     Indenture
         25.3        Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of Fleet National Bank, as Trustee under the Declaration of
                     Conseco Financing Trust I, the Declaration of Trust of Conseco Financing
                     Trust II and the Declaration of Trust of Conseco Financing Trust III
         25.4        Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of Fleet National Bank, as Trustee of the Trust Preferred
                     Securities Guarantee for the benefit of the holders of Preferred Securities of Conseco Financing Trust I, Conseco Financing Trust II and Conseco
                     Financing Trust III


------------------


**Previously Filed.

ITEM 17.  UNDERTAKINGS

     (a)  The undersigned Registrants hereby undertake:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i)   To include any prospectus required by Section 10(a)(3) of the
                 Securities Act of 1933;

             (ii)  To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.

                 Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; Provided, however, that paragraphs
                 (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) If the securities to be registered are to be offered at competitive bidding, the undersigned Registrants hereby undertake: (1) to use its best efforts to distribute prior to the opening of bids, to prospective bidders, underwriters, and dealers, a reasonable number of copies of a prospectus which at that time meets the requirements of Section 10(a) of the Act, and relating to the securities offered at competitive bidding, as contained in the Registration Statement, together with any supplements thereto, and (2) to file an amendment to the Registration Statement reflecting the results of bidding, the terms of the reoffering and related matters to the extent required by the applicable form, not later than the first use, authorized by the issuer after the opening of bids, of a prospectus relating to the securities offered at competitive bidding, unless no further public offering of such securities by the issuer and no reoffering of such securities by the purchasers is proposed to be made.

 (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, each of the Registrants has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

 (e) The undersigned Registrants hereby undertake that (1) for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or
        (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective; and (2) for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

 (f) The undersigned Registrants hereby undertake to file, if necessary, an application for the purpose of determining the eligibility of the Trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939, as amended, in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under
        Section 305(b)(2) of such Act.


 (g) The undersigned Registrants hereby undertake to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, Conseco, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carmel, State of Indiana, on November 7, 1996.


                                          CONSECO, INC.

                                          By:       /S/ STEPHEN C. HILBERT
                                            ------------------------------------
                                            Stephen C. Hilbert,
                                            Chairman of the Board, President and
                                              Chief
                                            Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated:



              SIGNATURE                               TITLE                        DATE
              ---------                               -----                        ----
                  *                    Director, Chairman of the Board,     November 7, 1996
-------------------------------------  President and Chief Executive
         Stephen C. Hilbert            Officer
                                       (Principal Executive Officer of
                                       Conseco, Inc.)

                  *                    Director, Executive Vice President   November 7, 1996
-------------------------------------  and Chief Financial Officer
           Rollin M. Dick              (Principal Financial and
                                       Accounting Officer of Conseco, Inc.)

                  *                    Director                             November 7, 1996
-------------------------------------
           Ngaire E. Cuneo

                  *                    Director                             November 7, 1996
-------------------------------------
          David R. Decatur

                  *                    Director                             November 7, 1996
-------------------------------------
          M. Phil Hathaway

                  *                    Director                             November 7, 1996
-------------------------------------
          Louis P. Ferrero

                  *                    Director                             November 7, 1996
-------------------------------------
         Donald F. Gongaware

                  *                    Director                             November 7, 1996
-------------------------------------
           James D. Massey

                  *                    Director                             November 7, 1996
-------------------------------------
        Dennis E. Murray, Sr.

   *By:        /s/ KARL W. KINDIG
-------------------------------------
           Karl W. Kindig,
          Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, Conseco Financing Trust I certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carmel, State of Indiana, on November 7, 1996.


                                          CONSECO FINANCING TRUST I

                                          By:    /s/ STEPHEN C. HILBERT

                                            ------------------------------------
                                               Stephen C. Hilbert, as Trustee

                                          By:      /s/ ROLLIN M. DICK

                                            ------------------------------------
                                                 Rollin M. Dick, as Trustee

                                          By:    /s/ LAWRENCE W. INLOW

                                            ------------------------------------
                                               Lawrence W. Inlow, as Trustee

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, Conseco Financing Trust II certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carmel, State of Indiana, on November 7, 1996.


                                          CONSECO FINANCING TRUST II

                                          By:    /s/ STEPHEN C. HILBERT

                                            ------------------------------------
                                               Stephen C. Hilbert, as Trustee

                                          By:      /s/ ROLLIN M. DICK

                                            ------------------------------------
                                                 Rollin M. Dick, as Trustee

                                          By:    /s/ LAWRENCE W. INLOW

                                            ------------------------------------
                                               Lawrence W. Inlow, as Trustee

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, Conseco Financing Trust III certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carmel, State of Indiana, on November, 1996.


                                          CONSECO FINANCING TRUST III

                                          By:    /s/ STEPHEN C. HILBERT

                                            ------------------------------------
                                               Stephen C. Hilbert, as Trustee

                                          By:      /s/ ROLLIN M. DICK

                                            ------------------------------------
                                                 Rollin M. Dick, as Trustee

                                          By:    /s/ LAWRENCE W. INLOW

                                            ------------------------------------
                                               Lawrence W. Inlow, as Trustee

                                 EXHIBIT INDEX
                           TO REGISTRATION STATEMENT
                                  ON FORM S-3

                                 CONSECO, INC.

EXHIBIT NUMBER                               DESCRIPTION OF EXHIBIT
--------------   -------------------------------------------------------------------------------
      1.1        Form of Purchase Agreement -- Debt Securities is incorporated herein by reference to Exhibit 1.1 to the Registration Statement on Form S-3 of the
                 Registrant (No. 33-53095) ((i) An Underwriting Agreement relating to Securities to be distributed outside the United States or for Securities denominated in foreign currencies or foreign currency units or (ii) any Selling Agency or
                 Distribution Agreement with any Agent will be filed as an exhibit to a Current
                 Report on Form 8-K and incorporated herein by reference.)
      1.2        Form of Purchase Agreement -- Equity is incorporated herein by reference to
                 Exhibit 1.2 to the Registration Statement on Form S-3 of the Registrant (No.
                 33-53095)
      3.1        Amended and Restated Articles of Incorporation of Conseco, Inc. were filed with the Commission as Exhibit 3.1 to the Registration Statement on Form S-2, No.
                 33-8498; Articles of Amendment thereto, as filed September 9, 1988 with the
                 Indiana Secretary of State, were filed with the Commission as Exhibit 3.1.1 to
                 Conseco's Annual Report on Form 10-K for 1988; Articles of Amendment thereto, as filed June 13, 1989 with the Indiana Secretary of State, were filed with the
                 Commission as Exhibit 3.1.2 to Conseco's Report on Form 10-Q for the quarter ended June 30, 1989; and Articles of Amendment thereto, as filed June 29, 1993 with the Indiana Secretary of State, were filed with the Commission as Exhibit
                 3.1.3 to Conseco's Report on Form 10-Q for the quarter ended June 30, 1993, and
                 Articles of Amendment thereto relating to the PRIDES were filed with the
                 Commission as Exhibit 3.(i).3 to the Registrant's Report on Form 8-K dated
                 January 17, 1996, and are incorporated herein by this reference.
      3.2        Amended and Restated Bylaws of Conseco, Inc. effective February 10, 1986 were filed with the Commission as Exhibit 3.2 to its Registration Statement of Form
                 S-1, No. 33-4367, and an Amendment thereto was filed with the Commission as
                 Exhibit 3.2.1 to Amendment No. 2 to its Registration Statement of Form S-1, No.
                 33-4367; and are incorporated herein by this reference.
      4.1        Form of Senior Indenture dated as of           , 1995 by and between Conseco,
                 Inc. and           , as Trustee, pursuant to which the Senior Debt Securities are to be issued is incorporated herein by reference to Exhibit 4.1 to the
                 Registration Statement on Form S-3 of the Registrant No. 33-53095)
      4.2        Form of Subordinated Indenture, dated as of             , 1996 between Conseco,
                 Inc. and           , as Trustee, pursuant to which the Subordinated Debentures are to be issued is incorporated herein by reference to Exhibit 4.2 to the
                 Registration Statement on Form S-3 of the Registrant (No. 33-53095).
      4.3        Form of Deposit Agreement is incorporated herein by reference to Exhibit 4.3 to the Registration Statement on Form S-3 of the Registrant (No. 33-53095)
      4.4        Certificate of Trust of Conseco Financing Trust I**
      4.5        Declaration of Trust of Conseco Financing Trust I**
      4.6        Certificate of Trust of Conseco Financing Trust II**
      4.7        Declaration of Trust of Conseco Financing Trust II**
      4.8        Certificate of Trust of Conseco Financing Trust III**
      4.9        Declaration of Trust of Conseco Financing Trust III**
      4.10       Form of Amended and Restated Declaration of Trust
      4.11       Form of Preferred Securities Guarantee Agreement by Conseco, Inc.

EXHIBIT NUMBER                               DESCRIPTION OF EXHIBIT
--------------   -------------------------------------------------------------------------------
      4.12       Form of Debt Security
                 The form or forms of such Debt Securities with respect to each particular offering will be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.
      4.13       Form of Preferred Stock
                 Any amendment to the Company's Articles of Incorporation authorizing the creation of any series of Preferred Stock or Depositary Shares representing such shares of Preferred Stock and setting forth the rights, preferences and designations thereof will be filed as an exhibit to a Current Report on Form
                 8-K and incorporated herein by reference.
      4.14       Form of Warrant Agreement is incorporated herein by reference to Exhibit 4.4 to the Registration Statement on Form S-3 of the Registrant (No. 33-53095).
      4.15       Form of Preferred Security
      4.16       Form of Supplemental Indenture
      4.17       Form of   % Subordinated Deferrable Interest Debenture due             , 2026
      5.1        Opinion of Lawrence W. Inlow, Esquire
      5.2        Opinion of Richards, Layton & Finger, P.A.
      8          Opinion of Locke Reynolds Boyd & Weisell as to certain federal income taxation matters
     10.1        $100,000,000 Promissory Note of Conseco, Inc. dated September 30, 1996 ("Bridge
                 Facility")
     10.2        Waiver of NationsBank, N.A. (South), dated November 6, 1996, under the Bridge
                 Facility
     10.3        Waiver of the banks, dated November 6, 1996, under the Conseco, Inc. $500 million Senior Credit Facility
     10.4        Commitment Letter dated September 13, 1996 by and among Conseco, Inc.,
                 NationsBank, N.A. and NationsBank Capital Markets, Inc.
     12.1        Computation of Ratios of Earnings to Fixed Charges and Preferred Dividends**
     12.2        Pro Forma Computation of Ratios of Earnings to Fixed Charges and Preferred
                 Dividends**
     23.1        Consent of Lawrence W. Inlow, Esquire (included in Exhibit 5.1 hereto)
     23.2        Consent of Locke Reynolds Boyd & Weisell (included in Exhibit 8 hereto)
     23.3        Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.2 hereto)
     23.4        Consent of Coopers & Lybrand L.L.P. with respect to the financial statements of
                 Conseco, Inc.
     23.5        Consent of Coopers & Lybrand L.L.P. with respect to the financial statements of
                 Life Partners Group, Inc.
     23.6        Consent of KPMG Peat Marwick LLP with respect to the financial statements of
                 Capitol American Financial Corporation.
     23.7        Consent of Arthur Andersen LLP with respect to the financial statements of
                 American Travellers Corporation.
     23.8        Consent of KPMG Peat Marwick LLP with respect to the financial statements of
                 Transport Holdings Inc.
     24.1        Powers of Attorney of Louis P. Ferrero, James D. Massey and Dennis E. Murray,
                 Sr.**
     24.2        Powers of Attorney of Stephen C. Hilbert, Rollin M. Dick, Donald F. Gongaware,
                 David R. Decatur, Ngaire E. Cuneo and M. Phil Hathaway.
     25.1        Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of LTCB Trust Company, as Trustee under the Indenture is incorporated herein by reference to Exhibit 25.1 to the Registration Statement on Form S-3
                 of the Registrant (No. 33-53095)
     25.2        Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of Fleet National Bank, as Trustee under the Subordinated Indenture

EXHIBIT NUMBER                               DESCRIPTION OF EXHIBIT
--------------   -------------------------------------------------------------------------------
     25.3        Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of Fleet National Bank, as Trustee under the Declaration of Conseco
                 Financing Trust I, the Declaration of Trust of Conseco Financing Trust II and
                 the Declaration of Trust of Conseco Financing Trust III
     25.4        Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of Fleet National Bank, as Trustee of the Trust Preferred Securities
                 Guarantee for the benefit of the holders of Preferred Securities of Conseco
                 Financing Trust I, Conseco Financing Trust II and Conseco Financing Trust III


---------------


**Previously Filed.